UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant   ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

Travelport Worldwide Limited

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

Common shares, par value $0.0025 per share.

(2)
Aggregate number of securities to which transaction applies:

126,475,178 common shares; 960,119 common shares issuable upon the exercise of stock options; 1,528,347 common shares underlying restricted share units; and 3,330,583 common shares underlying performance-based restricted share units.

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value was determined based upon the sum of: (A) 126,475,178 common shares multiplied by $15.75 per share; (B) options to purchase 960,119 common shares multiplied by $2.49 (the difference between $15.75 and the weighted average exercise price of  $13.26 per share); (C) 1,528,347 common shares underlying restricted share units multiplied by $15.75 per share; and (D) 3,330,583 common shares underlying performance-based restricted share units multiplied by $15.75 per share.

(4)
Proposed maximum aggregate value of transaction:

$2,070,902,897

(5)
Total fee paid:

$250,993.43
In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying $2,070,902,897 by 0.0001212.

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Form, Schedule or Registration Statement No.:

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Date Filed:

Travelport Worldwide Limited
Axis One, Axis Park
Langley, Berkshire, SL3 8AG, United Kingdom
           , 2019
Dear Travelport Shareholder:
You are cordially invited to attend a special general meeting of shareholders (including any adjournments or postponements thereof, the “Special General Meeting”) of Travelport Worldwide Limited (“Travelport”) to be held on           , 2019, at the offices of Kirkland & Ellis LLP, located at 601 Lexington Avenue, New York, New York 10022, at            Eastern time.
At the Special General Meeting, you will be asked to consider and vote on (1) a proposal to approve the Agreement and Plan of Merger, dated December 9, 2018 (the “Merger Agreement”), by and among Travelport, Toro Private Holdings III, Ltd. (“Parent”), and following execution of the joinder agreement, dated December 11, 2018, Toro Private Holdings IV, Ltd. (“Merger Sub”), the Bermuda Merger Agreement (as defined below) and the Merger (as defined below) (collectively, the “Merger Proposal”), (2) a proposal for the adjournment of the Special General Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special General Meeting and (3) on an advisory (non-binding) basis, the compensation that may be paid or become payable to Travelport’s named executive officers in connection with the Merger (the “Compensation Advisory Proposal”). Parent and Merger Sub are each affiliated with Siris Partners IV (Cayman) Main, L.P. and Siris Partners IV (Cayman) Parallel, L.P. (collectively, “Siris Cayman Fund IV”). Parent, Merger Sub and Siris Cayman Fund IV are each affiliated with Siris Capital Group, LLC (“Siris”). Siris is a private equity firm headquartered in New York, New York. Elliott Associates, L.P. and Elliott International, L.P. (collectively, the “Elliott Funds”) have agreed to invest alongside Siris Cayman Fund IV in the transactions contemplated by the Merger Agreement and the Bermuda Merger Agreement and are each affiliated with Evergreen Coast Capital Corp. (“Evergreen”). Evergreen is an affiliate of Elliott Management Corporation (together with Evergreen and the Elliott Funds, “Elliott”), specifically focused on private equity investments. Pursuant to the terms of the Merger Agreement and the Bermuda Merger Agreement, Merger Sub will merge with and into Travelport, with Travelport continuing as the surviving company and a wholly owned subsidiary of Parent (the “Merger”).
If the Merger is completed, you will be entitled to receive $15.75 in cash (the “Per Share Price”), without interest thereon and less any applicable withholding taxes, for each common share of Travelport that you own (unless you have properly exercised your appraisal rights (as discussed below)).
The Travelport Board of Directors (the “Board of Directors”), after considering various factors more fully described in the enclosed proxy statement, has unanimously: (1) approved the Merger; (2) determined that the Per Share Price constitutes fair value for each common share of Travelport in accordance with the Companies Act 1981 of Bermuda, as amended (the “Companies Act”); (3) determined that the terms of the Merger Agreement and the statutory merger agreement required in accordance with Section 105 of the Companies Act (the “Bermuda Merger Agreement”) are in the best interests of Travelport and its shareholders; (4) determined that it is advisable to enter into the Merger Agreement and the Bermuda Merger Agreement, upon the terms and subject to the conditions set forth therein; and (5) approved the execution and delivery of the Merger Agreement and the Bermuda Merger Agreement by Travelport, the performance by Travelport of its covenants and other obligations thereunder.
The Board of Directors unanimously recommends that you vote: (1) “FOR” the Merger Proposal; (2) “FOR” the adjournment of the Special General Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special General Meeting; and (3) “FOR” the Compensation Advisory Proposal.

The enclosed proxy statement provides detailed information about the Special General Meeting, the Merger Agreement, the Bermuda Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A-1 to the proxy statement. A copy of the Bermuda Merger Agreement is attached as Annex A-2 to the proxy statement.
The proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the Merger Agreement, the Bermuda Merger Agreement and the Merger. You should carefully read and consider this entire proxy statement and its annexes, including, but not limited to, the Merger Agreement and the Bermuda Merger Agreement, along with all of the documents incorporated by reference into this proxy statement, as they contain important information about, among other things, the Merger and how it affects you.
Whether or not you plan to attend the Special General Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special General Meeting and vote in person by ballot, your vote will revoke any proxy previously submitted.
If you hold your common shares in “street name,” you should instruct your bank, broker or other nominee how to vote your common shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions.
Your vote is very important, regardless of the number of common shares that you own. We cannot complete the Merger unless the Merger Proposal is approved by the affirmative vote of a majority of the votes cast at the Special General Meeting.
If you have any questions or need assistance voting your common shares, please contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders may call toll free: +1 (888) 750-5834
Banks and Brokers may call collect: +1 (212) 750-5833
On behalf of the Board of Directors, we thank you for your support and appreciate your consideration of this matter.
Sincerely,

Douglas M. Steenland
Chairman of the Board

Gordon A. Wilson
President and Chief Executive Officer
This proxy statement is dated           , 2019 and, together with the enclosed form of proxy card, is first being mailed to the shareholders of Travelport on or about           , 2019.

Travelport Worldwide Limited
Axis One, Axis Park
Langley, Berkshire, SL3 8AG, United Kingdom
NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON           , 2019
Notice is hereby given that a special general meeting of shareholders (including any adjournments or postponements thereof, the “Special General Meeting”) of Travelport Worldwide Limited, a Bermuda exempt company (“Travelport”), will be held on           , 2019, at the offices of Kirkland & Ellis LLP, located at 601 Lexington Avenue, New York, New York 10022, at            Eastern time, for the following purposes:
1.
To consider and vote on the proposal to approve the Agreement and Plan of Merger, dated December 9, 2018 (the “Merger Agreement”), by and among Travelport, Toro Private Holdings III, Ltd. (“Parent”), and following the execution of the joinder agreement, dated December 11, 2018, Toro Private Holdings IV, Ltd. (“Merger Sub”), pursuant to which Merger Sub will merge with and into Travelport, with Travelport continuing as the surviving company and a wholly owned subsidiary of Parent (the “Merger”), the statutory merger agreement (the “Bermuda Merger Agreement”) required in accordance with Section 105 of the Bermuda Companies Act 1981, as amended (the “Companies Act”) and the Merger (collectively, the “Merger Proposal”).

2.
To consider and vote on any proposal to adjourn the Special General Meeting to a later date or dates, if necessary and appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special General Meeting.

3.
To consider and vote on the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Travelport’s named executive officers in connection with the Merger, as described in this proxy statement (the “Compensation Advisory Proposal”).

Only shareholders of record as of the close of business on           , 2019 are entitled to notice of the Special General Meeting and to vote at the Special General Meeting or any adjournment, postponement or other delay thereof.
The Board of Directors unanimously recommends that you vote: (1) “FOR” the Merger Proposal; (2) “FOR” the adjournment of the Special General Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special General Meeting; and (3) “FOR” the Compensation Advisory Proposal.
Whether or not you plan to attend the Special General Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special General Meeting and vote in person by ballot, your vote will revoke any proxy previously submitted.
If you hold your common shares in “street name,” you should instruct your bank, broker or other nominee how to vote your common shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions.

For the purposes of Section 106(2)(b)(i) of the Companies Act, the Board of Directors unanimously, by all directors present at a duly called meeting, determined the fair value for each common share of Travelport to be $15.75, without interest thereon. Travelport’s shareholders who are not satisfied that they have been offered fair value for their common shares and whose common shares are not voted in favor of the Merger Proposal may exercise their appraisal rights under the Companies Act to have the fair value of their common shares appraised by the Supreme Court of Bermuda (the “Bermuda Court”). Travelport’s shareholders intending to exercise appraisal rights MUST file their application for appraisal of the fair value of their common shares with the Bermuda Court within ONE MONTH of the giving of the notice convening the Special General Meeting and otherwise fully comply with the requirements for seeking appraisal under the Companies Act.
By Order of the Board of Directors,

Gordon A. Wilson
President and Chief Executive Officer
Dated:           , 2019

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
 YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL GENERAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special General Meeting.
If you hold your common shares in “street name,” you should instruct your bank, broker or other nominee how to vote your common shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions.
If you are a shareholder of record, voting in person by ballot at the Special General Meeting will revoke any proxy previously submitted. If you hold your common shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote in person at the Special General Meeting.
If you fail to (1) return your proxy card, (2) grant your proxy electronically over the Internet or by telephone or (3) vote by ballot in person at the Special General Meeting, your common shares will not be counted for purposes of determining whether a quorum is present at the Special General Meeting or as votes cast at the Special General Meeting.
You should carefully read and consider this entire proxy statement and its annexes, including, but not limited to, the Merger Agreement and the Bermuda Merger Agreement, along with all of the documents incorporated by reference into this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. If you have any questions concerning the Merger Agreement, the Bermuda Merger Agreement, the Merger, the Special General Meeting or this proxy statement, or would like additional copies of this proxy statement or need help voting your shares, please contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders may call toll free: +1 (888) 750-5834
Banks and Brokers may call collect: +1 (212) 750-5833

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Summary
This summary highlights selected information from this proxy statement related to the merger of Toro Private Holdings IV, Ltd. with and into Travelport Worldwide Limited (the “Merger”) and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read and consider this entire proxy statement and its annexes, including, but not limited to, the Merger Agreement (as defined below) and the Bermuda Merger Agreement (as defined below), along with all of the documents incorporated by reference into this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the section of this proxy statement captioned “Where You Can Find More Information.” The Merger Agreement is attached as Annex A-1 and the Bermuda Merger Agreement is attached as Annex A-2 to this proxy statement. You should carefully read and consider the Merger Agreement and the Bermuda Merger Agreement, which are the legal documents that govern the Merger.
Except as otherwise specifically noted in this proxy statement, “Travelport,” the “Company,” “we,” “our,” “us” and similar words refer to Travelport Worldwide Limited, including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to Toro Private Holdings III, Ltd. as “Parent” and Toro Private Holdings IV, Ltd. as “Merger Sub.” In addition, throughout this proxy statement, we refer to the Bermuda Companies Act 1981, as amended, as the “Companies Act,” the Agreement and Plan of Merger, dated December 9, 2018, by and among Travelport, Parent and following the execution of a joinder, Merger Sub, as the “Merger Agreement,” the statutory merger agreement required in accordance with Section 105 of the Companies Act, as the “Bermuda Merger Agreement,” and holders of our common shares, par value $0.0025 per share, as “shareholders.” Unless indicated otherwise, any other capitalized term used but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.
Parties Involved in the Merger
Travelport Worldwide Limited
Headquartered in Langley, United Kingdom, Travelport Worldwide Limited, is the technology company that makes the experience of buying and managing travel continually better. Travelport operates a travel commerce platform providing distribution, technology, payment, mobile and other solutions for the global travel and tourism industry. Travelport facilitates travel commerce by connecting the world’s leading travel providers, such as airlines, hotel chains and car rental companies, with online and offline travel buyers in a proprietary business-to-business travel platform. Travelport’s travel buyers include travel agencies, online travel agencies, travel management companies and corporations. As a business-to-business company, Travelport does not directly generate demand from consumers for travel or for travel payments, but is dependent on the transactions generated by travel providers and travel buyers. Common shares of Travelport are listed on The New York Stock Exchange (“NYSE”) under the symbol “TVPT.”
Toro Private Holdings III, Ltd.
Parent was incorporated on December 7, 2018, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and the Bermuda Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and the Bermuda Merger Agreement and the arranging of the equity and debt financing in connection with the Merger.
Toro Private Holdings IV, Ltd.
Merger Sub is a wholly owned direct subsidiary of Parent and was incorporated on December 10, 2018, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and the Bermuda Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and the Bermuda Merger Agreement and the arranging of the equity and debt financing in connection with the Merger.

Parent and Merger Sub are each affiliated with Siris Partners IV (Cayman) Main, L.P. and Siris Partners IV (Cayman) Parallel, L.P. (collectively, “Siris Cayman Fund IV”). Parent, Merger Sub and Siris Cayman Fund IV are each affiliated with Siris Capital Group, LLC (“Siris”). Siris is a private equity firm headquartered in New York, New York. Elliott Associates, L.P. and Elliott International, L.P. (collectively, the “Elliott Funds”) have agreed to invest alongside Siris Cayman Fund IV in the transactions contemplated by the Merger Agreement and the Bermuda Merger Agreement and are each affiliated with Evergreen Coast Capital Corp. (“Evergreen”). Evergreen is an affiliate of Elliott Management Corporation (together with Evergreen and the Elliott Funds, “Elliott”), specifically focused on private equity investments. At the Effective Time (as defined below), Travelport, as the Surviving Company (as defined below), will be indirectly owned by Siris Cayman Fund IV and the Elliott Funds.
In connection with the transactions contemplated by the Merger Agreement and the Bermuda Merger Agreement, Siris Cayman Fund IV and the Elliott Funds have provided Parent with equity commitments of up to $593.5 million and $487.1 million in cash, respectively, which will be available to fund the aggregate purchase price and, together with cash on hand at Travelport, to pay the fees and expenses required to be paid at the Closing (as defined in the Merger Agreement) of the Merger by Travelport, Parent and Merger Sub contemplated by, and subject to the terms and conditions of, the Merger Agreement and the Bermuda Merger Agreement. The Elliott Funds also have provided Parent with a commitment to contribute 6,751,409 common shares of the Company to Parent prior to the Closing. For more information, please see the section of this proxy statement captioned “The Merger—Financing of the Merger.”
The Merger
Upon the terms and subject to the conditions set forth in the Merger Agreement, the Bermuda Merger Agreement and the applicable provisions of the Companies Act, on the Closing Date (as defined in the Merger Agreement), (1) Merger Sub will be merged with and into the Company pursuant to Section 104(H) of the Companies Act, (2) the separate corporate existence of Merger Sub will thereupon cease, and (3) the Company will continue as the surviving company of the Merger and as a wholly owned subsidiary of Parent (the “Surviving Company”). As a result of the Merger, common shares of the Company will no longer be publicly traded and will be delisted from the NYSE. In addition, the common shares of the Company will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company will no longer file periodic reports with the United States Securities and Exchange Commission (the “SEC”). If the Merger is completed, you will not own any common shares of the Surviving Company. The Merger will become effective upon the issuance of a Certificate of Merger (as defined in the Merger Agreement) with respect to the Merger by the Registrar of the Companies in Bermuda (such time, the “Effective Time”).
Merger Consideration
Travelport Common Shares
At the Effective Time, each common share of the Company (other than (1) common shares that are (A) held by Travelport as treasury shares, (B) owned by Parent or Merger Sub, or (C) owned by any direct or indirect wholly owned subsidiary of Travelport, Parent or Merger Sub as of immediately prior to the Effective Time (collectively, “Owned Company Shares”) and (2) Dissenting Common Shares (as defined below)) issued and outstanding as of immediately prior to the Effective Time will automatically be cancelled and converted into the right to receive $15.75 in cash (the “Per Share Price”), without interest thereon and less any applicable withholding taxes.
At or prior to the Closing Date, Parent will deposit or cause to be deposited sufficient funds to pay the aggregate Per Share Price with a designated payment agent for payment of each common share owned by each shareholder (other than in respect of Owned Company Shares or Dissenting Common Shares). For more information, please see the section of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger—Exchange and Payment Procedures.”

After the Merger is completed, you will have the right to receive the Per Share Price in respect of each common share of the Company that you own (less any applicable withholding taxes), but you will no longer have any rights as a shareholder. If you exercise your appraisal rights in accordance with the Companies Act, you will not have the right to receive the Per Share Price unless expressly required by applicable law, but shall have the right to receive the “fair value” of your common shares as appraised by the Bermuda Court under Section 106(6) of the Companies Act, as further described in the section of this proxy statement captioned “The Merger—Dissenters’ Rights of Appraisal for Company Shareholders.”
Treatment of Company Options, Company RSUs and Company PSUs
The Merger Agreement provides that equity awards granted under Travelport’s equity incentive plans, including options to purchase our common shares (“Company Options”), restricted share units subject to time-vesting restrictions and deferred share units (“Company RSUs”), and performance share units subject to time and performance-vesting restrictions (“Company PSUs”), that are outstanding (whether vested or unvested) as of immediately before the Effective Time will be cancelled and converted into cash consideration equal to $15.75 multiplied by the total number of common shares of the Company subject to such outstanding equity awards, whether vested or unvested, less the applicable exercise price per share with respect to any Company Options, without interest and subject to any required tax withholdings, payable shortly after the Closing. For purposes of the previous sentence, the number of Company PSUs subject to performance-based vesting restrictions in which the performance period is still outstanding as of the Effective Time will be deemed to be the number of shares eligible to vest based on the greater of, with respect to the performance metrics applicable to such Company PSU, (A) target performance and (B) actual performance determined as if the applicable performance period ended immediately prior to the Effective Time. Any Company Options with a per share exercise price equal to or above $15.75 will be cancelled at the Effective Time for no payment or consideration. Travelport’s equity incentive plans will terminate as of the Effective Time. For more information, please see the section of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger—Merger Consideration—Outstanding Company Options, Company RSUs and Company PSUs.”
Material U.S. Federal Income Tax Consequences of the Merger
The receipt of cash by Travelport shareholders in exchange for our common shares in the Merger will be a taxable transaction to U.S. Holders (as defined under the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) for U.S. federal income tax purposes. Such receipt of cash by each of our shareholders that is a U.S. Holder generally will result in the recognition of gain or loss for U.S. federal income tax purposes in an amount measured by the difference, if any, between the amount of cash per share that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the common shares surrendered in the Merger by such shareholder. Backup withholding may also apply to the cash payments made pursuant to the Merger, unless the U.S. Holder complies with certification procedures under the backup withholding rules.
Travelport shareholders that are Non-U.S. Holders (as defined under the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of our common shares for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures under the backup withholding rules or otherwise establishes a valid exemption from backup withholding.
Travelport shareholders should read the section of this proxy statement captioned “The Merger— Material U.S. Federal Income Tax Consequences of the Merger.”
Travelport shareholders should also consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under U.S. federal estate, gift and other non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

Dissenting Common Shares
Travelport shareholders who (1) do not vote in favor of the Merger Proposal (as defined below) at the Special General Meeting, (2) comply with all of the provisions of the Companies Act concerning the right of shareholders to apply to the Bermuda Court to appraise the fair value of their common shares pursuant to the Companies Act and (3) make an application to the Bermuda Court pursuant to Section 106(6) of the Companies Act (such person, a “Dissenting Shareholder” and all common shares held by such Dissenting Shareholder, “Dissenting Common Shares”) will not receive the Per Share Price at the Effective Time, unless otherwise expressly required by applicable law. Instead, the common shares held by such Dissenting Shareholders will automatically be cancelled and, unless otherwise expressly required by applicable law, converted into the right to receive the fair value of a Dissenting Common Share as appraised by the Bermuda Court under Section 106(6) of the Companies Act.
In the event that the “fair value” of a Dissenting Common Share as appraised by the Bermuda Court under the Companies Act is greater than the Per Share Price, Dissenting Shareholders will be entitled to receive from the Surviving Company the Per Share Price, plus the difference between the Per Share Price and such “fair value” by payment made within one month after the final determination by the Bermuda Court of such “fair value,” unless otherwise expressly required by applicable law. If a shareholder fails to exercise, effectively withdraws or otherwise waives any right to appraisal prior to the Effective Time, such shareholder’s common shares will be cancelled and converted as of the Effective Time into the right to receive the Per Share Price. Travelport shareholders who wish to seek appraisal of their Dissenting Common Shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The requirements of the Companies Act for exercising appraisal rights are described in additional detail in this proxy statement. For a more complete description of the available appraisal rights, see the section of this proxy statement captioned “The Merger—Dissenters’ Rights of Appraisal for Company Shareholders.”
Under the Merger Agreement, the Company has agreed to give Parent (i) prompt notice of any demands for appraisal of Dissenting Common Shares (or withdrawals thereof) and any other written instruments received by the Company relating to dissenter or appraisal rights, (ii) prompt notice of, to the extent the Company has knowledge thereof, any applications to the Bermuda Court for appraisal of the fair value of the Dissenting Common Shares and (iii) to the extent permitted by applicable law, the right to participate with the Company in any settlement negotiations and legal proceedings with respect to any demands for appraisal under the Companies Act. The Company will not, without the prior written consent of Parent, approve any withdrawal, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any demands for appraisal, or waive any failure by any shareholder of the Company to take any action (or omit to take any action) in order to exercise or perfect such shareholder’s appraisal rights.
Regulatory Approvals Required for the Merger
Under the Merger Agreement, the Merger cannot be completed until the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and certain other specified antitrust laws, have expired or been terminated, or the receipt of all requisite consents related thereto. For more information, please see the section of this proxy statement captioned “The Merger—Regulatory Approvals Required for the Merger.”
On December 21, 2018, Travelport, Elliott and Siris made the filings required to be made under the HSR Act.
Closing Conditions
The obligations of Travelport, Parent and Merger Sub, as applicable, to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including:
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the approval of the Merger Agreement by the requisite affirmative vote of shareholders;

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the expiration or termination of the applicable waiting period under the HSR Act and certain other specified antitrust laws, or the receipt of all requisite consents related thereto, as further described in the section of this proxy statement captioned “The Merger—Regulatory Approvals Required for the Merger”;

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the consummation of the Merger not being prohibited, made illegal or enjoined by any statute, rule, regulation, law or order and no temporary restraining order, preliminary injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Transactions (as defined in the section of this proxy statement captioned “The Merger—Interests of Travelport’s Directors and Executive Officers in the Merger—Insurance and Indemnification of Directors and Executive Officers”) being in effect;

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the accuracy of the representations and warranties of Travelport, Parent and Merger Sub in the Merger Agreement, subject to certain materiality qualifiers, as of the date of the Merger Agreement and as of the Closing Date as if made at and as of the Closing Date;

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in the case of Parent and Merger Sub, the absence of any Company Material Adverse Effect having occurred after the date of the Merger Agreement that is continuing as of the Effective Time;

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the performance and compliance in all material respects by Travelport, Parent and Merger Sub of their respective covenants, obligations and conditions required to be performed and complied with by them under the Merger Agreement at or prior to the Effective Time; and

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the delivery of an officer’s certificate by each of the Company, Parent and Merger Sub certifying that the conditions as described in certain of the preceding bullets have been satisfied.

For more information, please see the section of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger—Conditions to the Closing of the Merger.”
Financing of the Merger
The obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition.
In connection with the financing of the Merger, (i) each of Siris Cayman Fund IV and the Elliott Funds (collectively, the “Guarantors”), on the one hand, and Parent, on the other hand, have entered into an equity commitment letter, dated as of December 9, 2018 (collectively, the “Equity Commitment Letters”), pursuant to which the Guarantors have agreed to provide Parent with up to $1.08 billion in cash, and the Elliott Funds have agreed to provide Parent with approximately 6.8 million common shares of the Company (collectively, the “Equity Financing”) and (ii) Bank of America, N.A., Deutsche Bank AG New York Branch, Macquarie Capital Funding LLC, Credit Suisse AG, Cayman Islands Branch, Barclays Bank PLC and each other financial institution party thereto (collectively, the “Lenders”) and Parent have entered into a debt commitment letter, dated as of December 9, 2018 (the “Debt Commitment Letter” and, together with the Equity Commitment Letters, the “Commitment Letters”), pursuant to which the Lenders have committed, subject to the terms thereof, to provide debt financing in an aggregate principal amount of up to $3.3 billion as well as a committed $150 million first lien revolving credit facility, a portion of which will be available at Closing (the “Debt Financing” and, together with the Equity Financing, collectively, the “Financing”). Travelport has a contractual right to enforce the Equity Commitment Letters against the Guarantors party thereto and, under the terms of the Merger Agreement, Travelport has the unqualified right to specifically enforce Parent’s obligation to consummate the Merger upon receipt of the proceeds of the Equity Financing.
The Financing, together with cash on hand at Travelport, includes the funds needed to cover (1) the payment to shareholders and holders of equity-based awards of the amounts payable in connection with the Merger pursuant to the Merger Agreement, (2) the repayment, prepayment or discharge of certain indebtedness of Travelport, and (3) the payment of all fees and expenses required to be paid by Parent or Merger Sub in connection with the transactions contemplated by the Merger Agreement and the Bermuda Merger Agreement, including those required to be paid at Closing in connection with the Merger and the financing thereof.
Pursuant to limited guarantees delivered by each of the Guarantors to Travelport, dated as of December 9, 2018 (the “Limited Guarantees”), each of the Guarantors has agreed to guarantee Parent’s obligation to pay any applicable termination fee and certain damages awards, and to reimburse Travelport with respect to certain expenses in connection with the Merger, subject to an aggregate cap of  $64.9 million for each of Siris Cayman Fund IV and the Elliott Funds.
For more information, please see the section of this proxy statement captioned “The Merger— Financing of the Merger.”
The Voting Agreement
The Elliott Funds holding common shares representing approximately 5% of the Company’s total issued and outstanding common shares as of December 6, 2018 entered into a voting agreement (the “Voting Agreement”) pursuant to which such parties have committed to vote their shares in favor of, and take certain other actions in furtherance of, the transactions contemplated by the Merger Agreement and the Bermuda Merger Agreement, including the Merger. The Voting Agreement will terminate upon the earliest to occur of  (1) the Effective Time or (2) the termination of the Merger Agreement in accordance with its terms. The Voting Agreement obligates such shareholders to vote their common shares (i) in favor of the Merger Proposal, (ii) in favor of the approval of any proposal to adjourn or postpone the Special General Meeting to a later date, if there are not sufficient votes for the approval of the Merger Proposal on the date on which such Special General Meeting is held, (iii) against approval of any proposal, transaction, agreement or action, without regard to the terms of such proposal, transaction, agreement or action, made in opposition to, in competition with or inconsistent with, the Merger Proposal, other than upon a Company Board Recommendation Change (as defined in the section of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger—The Board of Directors’ Recommendation; Company Board Recommendation Change”) and (iv) in favor of any other matter or action necessary or appropriate to or in furtherance of the consummation of the transactions contemplated by the Merger Agreement and the Bermuda Merger Agreement. The shareholders subject to the Voting Agreement (the “Voting Agreement Shareholders”) have waived appraisal rights and each has granted Travelport an irrevocable proxy to vote such Voting Agreement Shareholders’ shares that are subject to the Voting Agreement in accordance with the Voting Agreement in the event of a failure by either of the Voting Agreement Shareholders to act in accordance with such shareholder’s obligations as to voting pursuant to the Voting Agreement. For more information, please see the section of this proxy statement captioned “The Merger—The Voting Agreement.”
Required Shareholder Approval
The affirmative vote of a majority of the votes cast at the Special General Meeting, where the necessary quorum is two or more persons present and representing in person or by proxy in excess of 50% of the outstanding common shares of the Company, is required to approve the Merger Proposal (the “Requisite Shareholder Approval”). Approval of the proposal to adjourn the Special General Meeting, if a quorum is present, requires the affirmative vote of a majority of the voting power of the common shares present in person or represented by proxy at the Special General Meeting and entitled to vote on the subject matter. If a quorum is not present within half an hour from the time appointed for the Special General Meeting, pursuant to the Company’s bye-laws, the Special General Meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the secretary of the Special General Meeting may determine.
As of the Record Date (as defined below), our directors and executive officers beneficially owned and were entitled to vote, in the aggregate,     common shares, representing approximately  % of the common shares of the Company outstanding as of the Record Date. Elliott Funds holding common shares representing approximately 5% of the Company’s total issued and outstanding common shares as of

December 6, 2018 entered into a Voting Agreement pursuant to which such parties have committed to vote their common shares in favor of, and take certain other actions in furtherance of, the transactions contemplated by the Merger Agreement, including the Merger. For more information, please see the section of this proxy statement captioned “The Merger—The Voting Agreement.”
Our directors and executive officers have informed us that they currently intend to vote all of their respective common shares: (1) “FOR” the Merger Proposal; (2) “FOR” the adjournment of the Special General Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special General Meeting; and (3) “FOR” the Compensation Advisory Proposal.
The Bermuda Merger Agreement
The Bermuda Merger Agreement, together with the Merger Agreement, governs the legal effects of the Merger under Bermuda law. A copy of the Bermuda Merger Agreement is attached as Annex A-2 to this proxy statement.
The Special General Meeting
Date, Time and Place
A Special General Meeting of Travelport shareholders to consider and vote on the Merger Proposal will be held on           , 2019, at the offices of Kirkland & Ellis LLP, located at 601 Lexington Avenue, New York, New York 10022, at            Eastern time.
Record Date; Common Shares Entitled to Vote
You are entitled to vote at the Special General Meeting if you owned common shares of the Company at the close of business on           , 2019 (the “Record Date”). You will have one vote at the Special General Meeting for each common share that you owned at the close of business on the Record Date.
Quorum
As of the Record Date, there were     common shares of the Company outstanding and entitled to vote at the Special General Meeting. Two or more persons present and representing in person or by proxy in excess of 50% of the common shares of the Company issued and outstanding and entitled to vote thereat will constitute a quorum at the Special General Meeting.
Recommendation of the Travelport Board of Directors
The Board of Directors, after considering the various factors more fully described in the section of this proxy statement captioned “The Merger—Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously: (1) approved the Merger; (2) determined that the Per Share Price constitutes fair value for each Travelport common share in accordance with the Companies Act; (3) determined that the terms of the Merger Agreement and the Bermuda Merger Agreement are in the best interests of the Company and its shareholders; (4) determined that it is advisable to enter into the Merger Agreement and the Bermuda Merger Agreement, upon the terms and subject to the conditions set forth therein; and (5) approved the execution and delivery of the Merger Agreement and the Bermuda Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder.
The Board of Directors also unanimously recommends that Travelport shareholders vote: (1) “FOR” the Merger Proposal; (2) “FOR” the adjournment of the Special General Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special General Meeting; and (3) “FOR” the Compensation Advisory Proposal.
Prior to the approval of the Merger Proposal by shareholders, under certain circumstances, the Board of Directors may withdraw or change the foregoing recommendation if it determines in good faith (after consultation with its financial advisor, Morgan Stanley & Co. LLC (“Morgan Stanley”), and its outside legal counsel) that failure to do so would likely cause the Board of Directors to violate its fiduciary duties to shareholders under applicable laws. However, the Board of Directors cannot withdraw or change the foregoing recommendation unless it complies with certain procedures in the Merger Agreement, including, but not limited to, negotiating with Parent in good faith over a four or five business day period (as applicable) so that the Board of Directors would determine in good faith that the failure to make a Company Board Recommendation Change (as defined in the section of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger—The Board of Directors’ Recommendation; Company Board Recommendation Change”) would no longer likely cause the Board of Directors to violate its fiduciary duties under applicable laws. The termination of the Merger Agreement by Parent following the withdrawal by the Board of Directors of its recommendation that shareholders approve the Merger Agreement, or the termination of the Merger Agreement by the Company following the Board of Directors’ authorization for Travelport to enter into a definitive agreement to consummate an alternative transaction contemplated by a Superior Proposal (as defined in the section of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger—The “Go-Shop Period”—Solicitation of Other Offers”) will, in each case, result in the payment by Travelport of a termination fee to Parent of  (i) $31.1 million if the Merger Agreement is terminated under certain circumstances prior to the No-Shop Period Start Date (as defined below) or (ii) $62.3 million if the Merger Agreement is terminated under certain circumstances after the No-Shop Period Start Date. For more information, please see the section of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger—The Board of Directors’ Recommendation; Company Board Recommendation Change.”
Fairness Opinion of Morgan Stanley & Co. LLC
The Board of Directors retained Morgan Stanley to provide it with financial advisory services in connection with the Merger. The Board of Directors selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation, and its knowledge of the Company’s business and affairs. On December 9, 2018, Morgan Stanley rendered its oral opinion, which was subsequently confirmed in writing on that same date, to the Board of Directors to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the Per Share Price to be received by the holders of common shares of the Company pursuant to the Merger Agreement was fair from a financial point of view to the holders of common shares of the Company (other than Elliott and holders of Owned Company Shares or Dissenting Common Shares). For a more complete description, see the section of this proxy statement captioned “The Merger—Fairness Opinion of Morgan Stanley & Co. LLC.”
The full text of the written opinion of Morgan Stanley, dated December 9, 2018, is attached as Annex B to this proxy statement, and is incorporated by reference herein in its entirety. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. The summary of the opinion of Morgan Stanley in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to, and should, read Morgan Stanley’s opinion and the section below summarizing Morgan Stanley’s opinion carefully and in their entirety. Morgan Stanley’s opinion was directed to the Board of Directors, in its capacity as such, and addresses only the fairness from a financial point of view of the Per Share Price to be received by the holders of the common shares of the Company (other than Elliott and holders of Owned Company Shares or Dissenting Common Shares) pursuant to the Merger Agreement, as of the date of the opinion, and does not address any other aspects or implications of the Merger. Morgan Stanley’s opinion was not intended to, and does not, constitute advice or a recommendation to any holders of common shares of the Company as to how to vote at any shareholders’ meeting to be held in connection with the Merger or whether to take any other action with respect to the Merger.

Interests of Travelport’s Directors and Executive Officers in the Merger
When considering the foregoing recommendation of the Board of Directors that you vote to approve the Merger Proposal and the Compensation Advisory Proposal, Travelport shareholders should be aware that Travelport’s directors and executive officers may have interests in the Merger that are different from, or in addition to, Travelport shareholders more generally. In (1) evaluating and negotiating the Merger Agreement, the Bermuda Merger Agreement and the Merger, (2) approving the Merger Agreement, the Bermuda Merger Agreement and the Merger and (3) recommending that the Merger Proposal and the Compensation Advisory Proposal be approved by shareholders, the Board of Directors was aware of and considered these interests, among other matters, to the extent that these interests existed at the time. These interests include, among others:
•
accelerated vesting and cash out of certain equity-based awards held by our executive officers and members of our Board of Directors as of the Effective Time, as more fully described below in the sections of this proxy statement captioned “The Merger—Interests of Travelport’s Directors and Executive Officers in the Merger—Treatment of Company Options, Company RSUs and Company PSUs” and “The Merger—Interests of Travelport’s Directors and Executive Officers in the Merger—Summary of Outstanding Equity Awards”;

•
the entitlement of certain of our executive officers to receive potential payments and benefits under the Company’s compensation and benefit plans and arrangements in connection with the Merger, which, in some cases, is subject to certain of our executive officer’s timely signing and not revoking a separation agreement and general release in our favor and the executive officer continuing to comply with the separation agreement and general release, as more fully described below in the sections of the proxy statement captioned “The Merger—Interests of Travelport’s Directors and Executive Officers in the Merger—Payments Upon Termination At or Following Change in Control” and “The Merger—Interests of Travelport’s Directors and Executive Officers in the Merger—Severance Entitlements”; and

•
continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Company, as more fully described below in the section of this proxy statement captioned “The Merger—Interests of Travelport’s Directors and Executive Officers in the Merger—Insurance and Indemnification of Directors and Executive Officers.”

If the Merger Proposal is approved, the common shares held by Travelport directors and executive officers will be treated in the same manner as issued and outstanding common shares held by all other shareholders. For more information, see the section of this proxy statement captioned “The Merger—Interests of Travelport’s Directors and Executive Officers in the Merger.”
Alternative Acquisition Proposals
The “Go-Shop” Period—Solicitation of Other Acquisition Proposals
Under the Merger Agreement, from the date of the Merger Agreement until 12:01 a.m., New York City time, on January 24, 2019 (the “No-Shop Period Start Date”), the Company and its respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”) have the right to, among other things and subject to certain conditions: (1) solicit, initiate, propose or induce the making, submission or announcement of, or encourage, facilitate or assist, any proposal or offer that could constitute an Acquisition Proposal (as defined in the section of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger—The “Go-Shop Period”—Solicitation of Other Offers”) and (2) engage in, enter into, continue or otherwise participate in, any discussions or negotiations with any persons with respect to any Acquisition Proposal and cooperate with or assist or participate in or facilitate any such inquiries, proposals, offers, discussions or negotiations or any effort or attempt to make any Acquisition Proposals, as further described under the section of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger—The “Go-Shop Period”—Solicitation of Other Offers.”

If the Company terminates the Merger Agreement for the purpose of entering into an agreement in respect of a Superior Proposal prior to the No-Shop Period Start Date, the Company must pay a termination fee of  $31.1 million to Parent. For more information, please see the sections of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger—The Board of Directors’ Recommendation; Company Board Recommendation Change” and “Proposal 1: Approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger—Termination Fees.”
The “No-Shop” Period—No Solicitation of Other Acquisition Proposals
Under the Merger Agreement, from the No-Shop Period Start Date until the Effective Time, the Company has agreed not to, and to instruct and use its reasonable best efforts to cause its Representatives not to, directly or indirectly, among other things and subject to certain conditions: (1) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or offer that is or could reasonably be expected to constitute an Acquisition Proposal, (2) furnish to any person any non-public information relating to the Company in a way that could reasonably be expected to lead to an Acquisition Proposal, (3) participate or engage in discussions or negotiations with respect to any proposal or offer that is or could reasonably be expected to constitute an Acquisition Proposal (subject to certain exceptions), (4) approve, adopt, endorse or recommend an Acquisition Proposal or any offer or proposal that could lead to an Acquisition Proposal, or (5) authorize or enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Proposal (or any offer or proposal that could lead to an Acquisition Proposal), other than an Acceptable Confidentiality Agreement (as defined under the section of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger—The “No-Shop Period”—No Solicitation of Other Offers”).
Notwithstanding the foregoing restrictions, under certain specified circumstances, prior to the approval of the Merger Agreement by the Company’s shareholders, the Company and the Board of Directors may, among other things, after giving Parent 24 hours’ prior notice of its intention to do so, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its subsidiaries pursuant to an Acceptable Confidentiality Agreement to any person or its Representatives that has made, renewed or delivered to the Company an Acquisition Proposal after the date of the Merger Agreement that did not result from any material breach of certain provision of the Merger Agreement, and otherwise facilitate such Acquisition Proposal or assist such person (and its Representatives and financing sources) with such Acquisition Proposal (in each case, if requested by such person) if and only if, the Board of Directors determines in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal and that the failure to take such action would likely cause the Board of Directors to violate its fiduciary duties under applicable laws. For more information, please see the section of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger—The “No-Shop Period”—No Solicitation of Other Offers.”
After the No-Shop Period Start Date but prior to the approval of the Merger Agreement by the Company’s shareholders, the Company is entitled to terminate the Merger Agreement for the purpose of entering into an agreement in respect of a Superior Proposal if it complies with certain procedures in the Merger Agreement, including negotiating with Parent in good faith over a four business day period in an effort to amend the terms and conditions of the Merger Agreement so that such Superior Proposal no longer constitutes a “Superior Proposal” relative to the transactions contemplated by the Merger Agreement and the Bermuda Merger Agreement, as amended pursuant to such negotiations.
If the Company terminates the Merger Agreement for the purpose of entering into an agreement in respect of a Superior Proposal after the No-Shop Period Start Date but prior to the approval of the Merger Agreement by Travelport’s shareholders, Travelport must pay a termination fee of  $62.3 million to Parent. For more information, please see the sections of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger—The Board of Directors’ Recommendation; Company Board Recommendation Change” and “Proposal 1: Approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger—Termination Fees.”
Termination of the Merger Agreement and Termination Fees
In addition to the circumstances described above, Parent and the Company have certain rights to terminate the Merger Agreement under customary circumstances, including by mutual agreement, the imposition of laws or non-appealable court orders that make the Merger illegal or otherwise prohibit the Merger, an uncured breach of the Merger Agreement by the other party, if the Merger has not been consummated by 11:59 p.m., Eastern time, on June 9, 2019, and if the Company’s shareholders fail to approve the Merger Agreement at the Special General Meeting (or any adjournment or postponement thereof). Under certain circumstances, the Company is required to pay Parent a termination fee equal to either $31.1 million or $62.3 million, and Parent is required to pay the Company a termination fee equal to $124.6 million, in each case, pursuant to the terms and conditions of the Merger Agreement. Please see the section of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger—Termination Fees.”
Effect on Travelport if the Merger is Not Completed
If the Merger Proposal is not approved by the Company’s shareholders, or if the Merger is not completed for any other reason:
(i)
the Company’s shareholders will not be entitled to, nor will they receive, any payment for their respective common shares pursuant to the Merger Agreement;

(ii)
(A) the Company will remain an independent public company, (B) the common shares of the Company will continue to be listed and traded on the NYSE and registered under the Exchange Act and (C) the Company will continue to file periodic reports with the SEC; and

(iii)
under certain specified circumstances, the Company will be required to pay Parent a termination fee of either $31.1 million or $62.3 million upon the termination of the Merger Agreement. For more information, please see the section of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger—Termination Fees.”

Delisting and Deregistration of Common Shares of Travelport
Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable laws and the rules and regulations of the NYSE to cause the delisting of its common shares from the NYSE as promptly as practicable after the Effective Time and the deregistration of its common shares pursuant to the Exchange Act as promptly as practicable after such delisting.

Questions and Answers
The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special General Meeting. These questions and answers may not address all questions that are important to you. You should carefully read and consider the more detailed information contained elsewhere in this proxy statement and its annexes, including, but not limited to, the Merger Agreement and the Bermuda Merger Agreement, along with all of the documents incorporated by reference into this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the section of this proxy statement captioned “Where You Can Find More Information.”
Q:
Why am I receiving these materials?

A:
The Board of Directors is furnishing this proxy statement and form of proxy card to the shareholders in connection with the solicitation of proxies to be voted at the Special General Meeting.

Q:
When and where is the Special General Meeting?

A:
The Special General Meeting will take place on           , 2019, at the offices of Kirkland & Ellis LLP, located at 601 Lexington Avenue, New York, New York 10022, at            Eastern time.

Q:
What am I being asked to vote on at the Special General Meeting?

A:
You are being asked to vote on the following proposals:

•
to approve the Merger Agreement, the Bermuda Merger Agreement and the Merger pursuant to which Merger Sub will merge with and into Travelport, with Travelport continuing as the Surviving Company of the Merger and a wholly owned subsidiary of Parent (the “Merger Proposal”);

•
to approve the adjournment of the Special General Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special General Meeting; and

•
to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Travelport’s named executive officers in connection with the Merger.

Q:
Who is entitled to vote at the Special General Meeting?

A:
Shareholders as of the Record Date are entitled to notice of the Special General Meeting and to attend and vote at the Special General Meeting. Each holder of common shares is entitled to cast one vote on each matter properly brought before the Special General Meeting for each common share owned as of the Record Date.

Q:
May I attend the Special General Meeting and vote in person?

A:
Yes. All shareholders as of the Record Date may attend the Special General Meeting and vote in person. Seating will be limited. Shareholders will need to present proof of ownership of common shares, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the Special General Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Special General Meeting.

Even if you plan to attend the Special General Meeting in person, to ensure that your common shares will be represented at the Special General Meeting, we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special General Meeting and vote in person by ballot, your vote will revoke any proxy previously submitted.
If you hold your common shares in “street name,” you should instruct your bank, broker or other nominee how to vote your common shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to approve the Merger Agreement, the Bermuda Merger Agreement and the Merger without your instructions. If you hold your shares in “street name,” you may not vote your common shares in person at the Special General Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.
Q:
What will I receive if the Merger is completed?

A:
Upon completion of the Merger, you will be entitled to receive the Price Per Share of  $15.75 in cash, without interest thereon and less any applicable withholding taxes, for each common share of the Company that you own, unless you have properly exercised and not withdrawn your appraisal rights under the Companies Act. For example, if you own 100 common shares, you will receive $1,575.00 in cash in exchange for your common shares, without interest thereon and less any applicable withholding taxes.

Q:
What vote is required to approve the Merger Proposal and Compensation Advisory Proposal?

A:
The affirmative vote of a majority of the votes cast at the Special General Meeting is required to approve the Merger Proposal and the Compensation Advisory Proposal.

If any shareholder of record fails to: (1) submit a signed proxy card; (2) grant a proxy over the Internet or by telephone (using the instructions provided in the enclosed proxy card); or (3) vote in person by ballot at the Special General Meeting, the common shares held by such shareholder will not be counted for purposes of a quorum or as votes cast at the Special General Meeting. Abstentions and “broker non-votes” will be counted toward the presence of a quorum at the Special General Meeting, but will not be considered as votes cast on any proposal brought before the Special General Meeting.
Q:
Why are the Company’s shareholders being asked to cast an advisory (non-binding) vote to approve “golden parachute compensation” payable to Travelport’s named executive officers under existing agreements with Travelport in connection with the Merger?

A:
The SEC, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, adopted rules that require Travelport to seek an advisory (non-binding) vote with respect to certain payments that will or may be made to Travelport’s named executive officers in connection with the Merger. The Compensation Advisory Proposal satisfies this requirement. See the section of this proxy statement captioned “The Merger—Interests of Travelport’s Directors and Executive Officers in the Merger—Payments Upon Termination At or Following Change in Control” for more details on such payments.

Q:
What happens if the Merger is not completed?

A:
If the Merger Proposal is not approved by shareholders or if the Merger is not completed for any other reason, shareholders will not receive any payment for their common shares. Instead, Travelport will remain an independent public company, our common shares will continue to be listed and traded on the NYSE and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

Under specified circumstances, Travelport will be required to pay Parent a termination fee of either $31.1 million or $62.3 million upon the termination of the Merger Agreement, as described in the section of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger—Termination of the Merger Agreement.”
Q:
What do I need to do now?

A:
You should carefully read and consider this entire proxy statement and its annexes, including, but not limited to, the Merger Agreement and the Bermuda Merger Agreement, along with all of the documents incorporated by reference into this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card), so that your common shares can be voted at the Special General Meeting, unless you wish to seek appraisal. If you hold your common shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your common shares.
Q:
Should I surrender my book-entry shares now?

A:
No. After the Merger is completed, a payment agent will send each holder of record a check at such holder’s registered address in payment for the common shares represented by such holder’s book-entry shares.

Q:
What happens if I sell or otherwise transfer my common shares after the Record Date but before the Special General Meeting?

A:
The Record Date for the Special General Meeting is earlier than the date of the Special General Meeting and the date the Merger is expected to be completed. If you sell or transfer your common shares after the Record Date but before the Special General Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your common shares and each of you notifies Travelport in writing of such special arrangements, you will transfer the right to receive the Per Share Price, if the Merger is completed, to the person to whom you sell or transfer your common shares, but you will retain your right to vote those common shares at the Special General Meeting. Even if you sell or otherwise transfer your common shares after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card).

Q:
What is the difference between holding common shares as a shareholder of record and as a beneficial owner?

A:
If your common shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those common shares, to be the “shareholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by Travelport.

If your common shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of common shares held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those common shares, to be the shareholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your common shares by following their instructions for voting. You are also invited to attend the Special General Meeting. However, because you are not the shareholder of record, you may not vote your common shares in person at the Special General Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.
Q:
How may I vote?

A:
If you are a shareholder of record (that is, if your common shares are registered in your name with American Stock Transfer & Trust Company, LLC, our transfer agent), there are four ways to vote:

•
by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•
by visiting the Internet at the address on your proxy card;

•
by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card; or

•
by attending the Special General Meeting and voting in person by ballot.

A control number, located on your proxy card, is designed to verify your identity, allow you to vote your common shares, and confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card).

Even if you plan to attend the Special General Meeting in person, you are strongly encouraged to vote your common shares by proxy. If you are a record holder or if you obtain a “legal proxy” to vote common shares that you beneficially own, you may still vote your common shares in person by ballot at the Special General Meeting even if you have previously voted by proxy. If you are present at the Special General Meeting and vote in person by ballot, your previous vote by proxy will not be counted.
If your common shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the Special General Meeting and voting in person with a “legal proxy” from your bank, broker or other nominee. If such a service is provided, you may vote over the Internet or telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. As discussed above in the context of shareholders of record, if you, as a beneficial owner, do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not attend the Special General Meeting and vote in person with a “legal proxy” from your bank, broker or other nominee, it will not be counted toward the presence of a quorum at the Special General Meeting or as a vote cast on any proposal brought before the Special General Meeting.
Q:
If my broker holds my common shares in “street name,” will my broker vote my common shares for me?

A:
No. Your bank, broker or other nominee is permitted to vote your common shares on any proposal currently scheduled to be considered at the Special General Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your common shares. Without instructions, your common shares will not be voted on such proposals, which will have no effect on the proposals.

Q:
May I change my vote after I have mailed my signed and dated proxy card?

A:
Yes. If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special General Meeting by:

•
signing another proxy card with a later date and returning it to us prior to the Special General Meeting;

•
submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•
delivering a written notice of revocation to the secretary of Travelport at Axis One, Axis Park, Langley, Berkshire, SL3 8AG, United Kingdom; or

•
attending the Special General Meeting and voting in person by ballot.

If you hold your common shares in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special General Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.
Q:
What is a proxy?

A:
A proxy is your legal designation of another person to vote your common shares. The written document describing the matters to be considered and voted on at the Special General Meeting is called a “proxy statement.” The document used to designate a proxy to vote your common shares is called a “proxy card.” Gordon A. Wilson, our President and Chief Executive Officer, and Rochelle J. Boas, our Senior Vice President and Corporate Secretary, with full power of substitution and re-substitution, are the proxy holders for the Special General Meeting.

Q:
If a shareholder gives a proxy, how are the common shares voted?

A:
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your common shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your common shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special General Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your common shares should be voted on a matter, the common shares represented by your properly signed proxy will be voted: (1) “FOR” the Merger Proposal; (2) “FOR” the adjournment of the Special General Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special General Meeting; and (3) “FOR” the Compensation Advisory Proposal.
Q:
What should I do if I receive more than one set of voting materials?

A:
Please sign, date and return (or grant your proxy electronically over the Internet or by telephone using the instructions provided in the enclosed proxy card) each proxy card and voting instruction card that you receive.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your common shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold common shares. If you are a shareholder of record and your common shares are registered in more than one name, you will receive more than one proxy card.
Q:
Where can I find the voting results of the Special General Meeting?

A:
Travelport intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special General Meeting. All reports that Travelport files with the SEC are publicly available when filed. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.”

Q:
When do you expect the Merger to be completed?

A:
We are working toward completing the Merger as quickly as possible and currently expect to complete the Merger in the second calendar quarter of 2019. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of our control.

Q:
Who can help answer my questions?

A:
If you have any questions concerning the Merger, the Special General Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your common shares, please contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders may call toll free: +1 (888) 750-5834
Banks and Brokers may call collect: +1 (212) 750-5833

Forward-Looking Statements
This proxy statement, and any documents to which Travelport refers to in this proxy statement, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Travelport’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, management plans and other information relating to the proposed transaction, strategies and objectives of Travelport for future operations and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming,” and similar expressions are intended to identify forward-looking statements. Shareholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:
•
the inability to complete the Merger due to the failure to obtain shareholder approval or failure to satisfy the other conditions to the completion of the Merger, including, but not limited to, receipt of required regulatory approvals;

•
the risk that the Merger Agreement may be terminated in certain circumstances that require us to pay Parent a termination fee of either $31.1 million or $62.3 million;

•
the outcome of any legal proceedings that may be instituted against us and others related to the Merger Agreement;

•
risks that the proposed Merger disrupts our current operations or affects our ability to retain or recruit key employees;

•
the fact that receipt of the all-cash Per Share Price in exchange for our common shares would be taxable to shareholders that are treated as U.S. Holders (as defined under the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) for U.S. federal income tax purposes;

•
the fact that, if the Merger is completed, shareholders will forgo the opportunity to realize the potential long-term value of the successful execution of Travelport’s current strategy as an independent public company;

•
the fact that under the terms of the Merger Agreement, Travelport is unable to solicit other Acquisition Proposals after the No-Shop Period Start Date;

•
the effect of the announcement or pendency of the Merger on our business relationships, operating results and business generally;

•
the amount of the costs, fees, expenses and charges related to the Merger Agreement, the Bermuda Merger Agreement or the Merger;

•
risks related to the Merger diverting management’s or employees’ attention from ongoing business operations;

•
risks that our share price may decline significantly if the Merger is not completed; and

•
risks related to obtaining the requisite consents to the Merger, including the timing and receipt of regulatory approvals from various governmental entities, including any conditions, limitations or restrictions placed on these approvals, and the risk that one or more governmental entities may deny approval.

Consequently, all of the forward-looking statements that we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including: (1) the information contained under this caption; and (2) the information contained under the section captioned “Risk Factors” and in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-K and 10-Q. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.
Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Shareholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

The Special General Meeting
The enclosed proxy is solicited on behalf of the Board of Directors for use at the Special General Meeting.
Date, Time and Place
We will hold the Special General Meeting on           , 2019 at the offices of Kirkland & Ellis LLP, located at 601 Lexington Avenue, New York, New York 10022, at           , Eastern time.
Purpose of the Special General Meeting
At the Special General Meeting, we will ask shareholders to vote on proposals to: (1) approve the Merger Proposal; (2) adjourn the Special General Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement, the Bermuda Merger Agreement and the Merger at the time of the Special General Meeting; and (3) approve the Compensation Advisory Proposal.
Record Date; Common Shares Entitled to Vote; Quorum
Only shareholders of record as of the Record Date are entitled to notice of the Special General Meeting and to vote at the Special General Meeting. A list of shareholders entitled to vote at the Special General Meeting will be available at the offices of Kirkland & Ellis LLP, located at 601 Lexington Avenue, New York, New York 10022, during regular business hours for a period of no less than ten days before the Special General Meeting and at the place of the Special General Meeting during the meeting.
As of the Record Date, there were     common shares issued and outstanding and entitled to vote at the Special General Meeting.
Two or more persons present at the Special General Meeting and representing in person or by proxy in excess of 50% of the common shares issued and outstanding and entitled to vote thereat will constitute a quorum at the Special General Meeting. In the event that a quorum is not present at the Special General Meeting, it is expected that the meeting will be adjourned to solicit additional proxies.
Vote Required; Abstentions and Broker Non-Votes
The affirmative vote of a majority of the votes cast at the Special General Meeting is required to approve the Merger Proposal and the Compensation Advisory Proposal (the “Requisite Shareholder Approval”). Approval of the Merger Proposal by shareholders is a condition to the Closing of the Merger.
Approval of the proposal to adjourn the Special General Meeting, if a quorum is present, requires the affirmative vote of a majority of the voting power of the common shares present in person or represented by proxy at the Special General Meeting and entitled to vote on the subject matter. If a quorum is not present within half an hour from the time appointed for the meeting, pursuant to the bye-laws, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the secretary of the Special General Meeting may determine.
If a shareholder attends the meeting and abstains from voting or is represented by a proxy and abstains from voting, that abstention will be counted toward the presence of a quorum at the Special General Meeting, but will not be considered as a vote cast on any proposal brought before the Special General Meeting.
Each “broker non-vote” will also be counted toward the presence of a quorum at the Special General Meeting, but will not be considered as a vote cast on any proposal brought before the Special General Meeting. A “broker non-vote” generally occurs when a bank, broker or other nominee holding common shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote the common shares.

Common Shares Held by Travelport’s Directors and Executive Officers
As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate,     common shares, representing approximately  % of the common shares issued and outstanding on the Record Date. For more information, please see the section of this proxy statement captioned “Security Ownership of Certain Beneficial Owners and Management.”
Our directors and executive officers have informed us that they currently intend to vote all of their respective common shares (1) “FOR” the Merger Proposal, (2) “FOR” the adjournment of the Special General Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special General Meeting and (3) “FOR” the Compensation Advisory Proposal.
Voting of Proxies
If your common shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you may cause your common shares to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote in person at the Special General Meeting. Additionally, you may grant a proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your common shares according to your directions.
If you plan to attend the Special General Meeting and wish to vote in person, you will be given a ballot at the Special General Meeting. If your common shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the Special General Meeting in person. If you attend the Special General Meeting and vote in person by ballot, your vote will revoke any previously submitted proxy.
Voting instructions are included on your proxy card. All common shares represented by properly signed and dated proxies received in time for the Special General Meeting will be voted at the Special General Meeting in accordance with the instructions of the shareholder. Properly signed and dated proxies that do not contain voting instructions will be voted: (1) “FOR” the Merger Proposal; (2) “FOR” the adjournment of the Special General Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special General Meeting; and (3) “FOR” the Compensation Advisory Proposal.
If your common shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the Special General Meeting and voting in person with a “legal proxy” from your bank, broker or other nominee. If such a service is provided, you may vote over the Internet or telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not attend the Special General Meeting and vote in person with a “legal proxy” from your bank, broker or other nominee, it will not be counted toward the presence of a quorum at the Special General Meeting or as a vote cast on any proposal brought before the Special General Meeting.
Revocability of Proxies
If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special General Meeting by:
•
signing another proxy card with a later date and returning it to us prior to the Special General Meeting;

•
submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•
delivering a written notice of revocation to our Corporate Secretary at Axis One, Axis Park, Langley, Berkshire, SL3 8AG, United Kingdom; or

•
attending the Special General Meeting and voting in person by ballot.

If you have submitted a proxy, your appearance at the Special General Meeting will not have the effect of revoking your prior proxy; provided that you do not vote in person or submit an additional proxy or revocation, which, in each case, will have the effect of revoking your proxy.
If you hold your common shares in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special General Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.
Any adjournment, postponement or other delay of the Special General Meeting, including for the purpose of soliciting additional proxies, will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Special General Meeting as adjourned, postponed or delayed.
Board of Directors’ Recommendation
The Board of Directors, after considering various factors more fully described in the section of this proxy statement captioned “The Merger—Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously: (1) approved the Merger; (2) determined that the Per Share Price constitutes fair value for each Travelport common share in accordance with the Companies Act; (3) determined that the terms of the Merger Agreement and the Bermuda Merger Agreement are in the best interests of the Company and its shareholders; (4) determined that it is advisable to enter into the Merger Agreement and the Bermuda Merger Agreement, upon the terms and subject to the conditions set forth therein; and (5) approved the execution and delivery of the Merger Agreement and the Bermuda Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder.
Accordingly, the Board of Directors unanimously recommends that you vote: (1) “FOR” the Merger Proposal; (2) “FOR” the adjournment of the Special General Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special General Meeting; and (3) “FOR” the Compensation Advisory Proposal.
Solicitation of Proxies
The expense of soliciting proxies will be borne by Travelport. We have retained Innisfree M&A Incorporated, a proxy solicitation firm, to solicit proxies in connection with the Special General Meeting at a cost of approximately $20,000 plus expenses. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of common shares for their reasonable expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.
Anticipated Date of Completion of the Merger
Assuming timely satisfaction of necessary closing conditions, including the approval by shareholders of the Merger Proposal and the receipt of necessary regulatory approvals, we anticipate that the Merger will be consummated in the second calendar quarter of 2019.
Dissenting Common Shares
Shareholders of the Company who (1) do not vote in favor of the Merger Proposal at the Special General Meeting, (2) comply with all of the provisions of the Companies Act concerning the right of the shareholders of the Company to require appraisal of their shares pursuant to the Companies Act and (3) make an application, within one month of the giving of the notice of the Special General Meeting, to the Supreme Court of Bermuda (the “Bermuda Court”) pursuant to Section 106(6) of the Companies Act (such person, a “Dissenting Shareholder” and all common shares of the Company held by such Dissenting Shareholder, “Dissenting Common Shares”) will not receive the Per Share Price at the Effective Time, unless otherwise expressly required by applicable law. Instead, the common shares held by such Dissenting Shareholders will automatically be cancelled and, unless otherwise expressly required by applicable law, converted into the right to receive the fair value of a Dissenting Common Share as appraised by the Bermuda Court under Section 106(6) of the Companies Act.
In the event that the “fair value” of a Dissenting Common Share as appraised by the Bermuda Court under the Companies Act is greater than the Per Share Price, Dissenting Shareholders will be entitled to receive from the Surviving Company the Per Share Price, plus the difference, if positive, between the Per Share Price and such “fair value” by payment made within one month after the final determination by the Bermuda Court of such “fair value” unless otherwise expressly required by applicable law. If a shareholder fails to exercise, effectively withdraws or otherwise waives any right to appraisal prior to the Effective Time, such shareholder’s common shares will be cancelled and converted as of the Effective Time into the right to receive the Per Share Price. Travelport shareholders who wish to seek appraisal of their Dissenting Common Shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. For a more complete description of the available appraisal rights, see the section of this proxy statement captioned “The Merger—Dissenters’ Rights of Appraisal for Company Shareholders.”
Under the Merger Agreement, the Company has agreed to give Parent (i) prompt notice of any demands for appraisal of Dissenting Common Shares (or withdrawals thereof) and any other written instruments received by the Company relating to dissenter or appraisal rights, (ii) prompt notice of, to the extent the Company has knowledge thereof, any applications to the Bermuda Court for appraisal of the fair value of the Dissenting Common Shares and (iii) to the extent permitted by applicable law, the right to participate with the Company in any settlement negotiations and legal proceedings with respect to any demands for appraisal under the Companies Act. The Company will not, without the prior written consent of Parent, approve any withdrawal, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any demands for appraisal, or waive any failure by a shareholder of the Company to take any action (or omit to take any action) in order to exercise or perfect such shareholder’s appraisal rights.
Delisting and Deregistration of Common Shares of Travelport
If the Merger is completed, the common shares of the Company will be delisted from the NYSE and deregistered under the Exchange Act, and the common shares of the Company will no longer be publicly traded.
Other Matters
At this time, we know of no other matters to be voted on at the Special General Meeting. If any other matters properly come before the Special General Meeting, your common shares will be voted in accordance with the discretion of the appointed proxy holders.
Householding of Special General Meeting Materials
Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. Each shareholder in the household will continue to receive a separate proxy card and Notice of the Special General Meeting. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.
If you would like to receive your own set of our disclosure documents this year or in future years, please contact us using the instructions set forth below. Similarly, if you share an address with another shareholder and together both of you would like to receive only a single set of our disclosure documents, please contact us using the instructions set forth below.
If you are a shareholder of record, you may contact Travelport’s Investor Relations at +44 (0)1753 288 686. Eligible shareholders of record receiving multiple copies of this proxy statement can request householding by contacting us in the same manner. If a bank, broker or other nominee holds your common shares, please contact your bank, broker or other nominee directly.

Questions and Additional Information
If you have any questions concerning the Merger, the Special General Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your common shares, please contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders may call toll free: +1 (888) 750-5834
Banks and Brokers may call collect: +1 (212) 750-5833

The Merger
This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement and the Bermuda Merger Agreement, which are attached to this proxy statement as Annex A-1 and Annex A-2, respectively, and incorporated into this proxy statement by reference. You should carefully read and consider, in their entirety, both the Merger Agreement and Bermuda Merger Agreement, which are the legal documents that govern the Merger, because these documents contain important information about the Merger and how it affects you.
Parties Involved in the Merger
Travelport Worldwide Limited
Axis One, Axis Park
Langley, Berkshire, SL3 8AG, United Kingdom
+44-1753-288-000
Headquartered in Langley, United Kingdom, Travelport Worldwide Limited, is the technology company that makes the experience of buying and managing travel continually better. Travelport operates a travel commerce platform providing distribution, technology, payment, mobile and other solutions for the global travel and tourism industry. Travelport facilitates travel commerce by connecting the world’s leading travel providers, such as airlines, hotel chains and car rental companies, with online and offline travel buyers in a proprietary business-to-business travel platform. Travelport’s travel buyers include travel agencies, including online travel agencies, travel management companies and corporations. As a business-to-business company, Travelport does not directly generate demand from consumers for travel or for travel payments, but is dependent on the transactions generated by travel providers and travel buyers. Travelport’s common shares are listed on the NYSE under the symbol “TVPT.”
Toro Private Holdings III, Ltd.
c/o Siris Capital Group, LLC
601 Lexington Ave., 59th Floor
New York, New York 10022
+1 (212) 231-0095
Parent was incorporated on December 7, 2018 solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and the Bermuda Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and the Bermuda Merger Agreement and the arranging of the equity and debt financing in connection with the Merger.
Toro Private Holdings IV, Ltd.
c/o Siris Capital Group, LLC
601 Lexington Ave., 59th Floor
New York, New York 10022
+1 (212) 231-0095
Merger Sub is a wholly owned direct subsidiary of Parent and was incorporated on December 10, 2018, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and the Bermuda Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and the Bermuda Merger Agreement and arranging of the equity and debt financing in connection with the Merger.
Parent and Merger Sub are each affiliated with Siris Partners IV (Cayman) Main, L.P. and Siris Partners IV (Cayman) Parallel, L.P. Parent, Merger Sub, Siris Partners IV (Cayman) Main, L.P. and Siris Partners IV (Cayman) Parallel, L.P. are each affiliated with Siris Capital Group, LLC. Siris is a private equity firm headquartered in New York, New York. The Elliott Funds have agreed to invest alongside Siris Cayman Fund IV in the transactions contemplated by the Merger Agreement and are each affiliated with Evergreen Coast Capital Corp. Evergreen is an affiliate of Elliott, specifically focused on private equity investments. At the Effective Time, Travelport, as the Surviving Company, will be indirectly owned by Siris Cayman Fund IV and the Elliott Funds.

In connection with the transactions contemplated by the Merger Agreement and the Bermuda Merger Agreement, Siris Cayman Fund IV and the Elliott Funds have provided Parent with equity commitments of up to $593.5 million and $487.1 million in cash, respectively, which will be available to fund a portion of the aggregate purchase price and, together with cash on hand at Travelport, to pay the fees and expenses required to be paid at the Closing of the Merger by Travelport, Parent and Merger Sub contemplated by, and subject to the terms and conditions of, the Merger Agreement. The Elliott Funds have also provided Parent with a commitment to contribute 6,751,409 common shares of the Company to Parent prior to the Closing Date. For more information, please see the section of this proxy statement captioned “—Financing of the Merger.”
Effect of the Merger
Upon the terms and subject to the conditions of the Merger Agreement, the Bermuda Merger Agreement and the applicable provisions of the Companies Act, Merger Sub will merge with and into Travelport, with Travelport continuing as the Surviving Company. As a result of the Merger, Travelport will become a wholly owned subsidiary of Parent, and our common shares will no longer be publicly traded and will be delisted from the NYSE. In addition, our common shares will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any common shares of the Surviving Company. The Merger will become effective upon the issuance of a Certificate of Merger with respect to the Merger by the Registrar of the Companies in Bermuda.
Effect on Travelport if the Merger is Not Completed
If the Merger Proposal is not approved by shareholders, or if the Merger is not completed for any other reason:
(i)
Travelport shareholders will not be entitled to, nor will they receive, any payment for their respective common shares pursuant to the Merger Agreement;

(ii)
(A) Travelport will remain an independent public company, (B) common shares of Travelport will continue to be listed and traded on the NYSE and registered under the Exchange Act, and (C) Travelport will continue to file periodic reports with the SEC;

(iii)
we anticipate that (A) Travelport’s management will operate the business in a manner similar to that in which it is being operated today, and (B) Travelport shareholders will be subject to similar types of risks and uncertainties as those to which they are currently subject, including, but not limited to, risks and uncertainties with respect to Travelport’s business, prospects and results of operations, as such may be affected by, among other things, the highly competitive industry in which Travelport operates and economic conditions;

(iv)
the price of our common shares may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of our common shares would return to the price at which it trades as of the date of this proxy statement;

(v)
the Board of Directors will continue to evaluate and review Travelport’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate (irrespective of these efforts, it is possible that no other transaction acceptable to the Board of Directors will be offered or that Travelport’s business, prospects and results of operations will be adversely impacted); and

(vi)
under certain specified conditions, Travelport will be required to pay Parent a termination fee of either $31.1 million or $62.3 million upon the termination of the Merger Agreement. For more information, please see the section of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger—Termination Fees.”

Merger Consideration
At the Effective Time, and without any action required by the Company, Parent, Merger Sub or any shareholder, each common share of the Company (other than Owned Company Shares and Dissenting Common Shares) issued and outstanding as of immediately prior to the Effective Time will automatically be cancelled, extinguished and converted into the right to receive the Per Share Price, without interest thereon and less any applicable withholding taxes.
After the Merger is completed, you will have the right to receive the Per Share Price in respect of each common share of the Company that you own (less any applicable withholding taxes), but you will no longer have any rights as a shareholder. If you exercise your appraisal rights in accordance with the Companies Act, you will not have the right to receive the Per Share Price unless expressly required by applicable law, but shall have the right to receive the “fair value” of your common shares as appraised by the Bermuda Court under Section 106(6) of the Companies Act, as further described in the section of this proxy statement captioned “—Dissenters’ Rights of Appraisal for Company Shareholders.”
Background of the Merger
The Board of Directors regularly evaluates the Company’s strategic direction and ongoing business plans with a view toward strengthening its core businesses and enhancing shareholder value. As part of this evaluation, the Board of Directors has from time to time considered a variety of strategic alternatives for the Company, including (1) the continuation of the Company’s current business plan as an independent enterprise, (2) the sale of the Company to potential strategic or financial sponsor parties and (3) various alternatives to realize the stand-alone value of the Company’s majority-owned subsidiary, eNett International (Jersey) Limited (“eNett”), including a divestiture of eNett and a partial or full initial public offering of eNett’s shares.
In 2016 and 2017, various parties contacted the Company through Morgan Stanley, the Company’s financial advisor, to express an interest in a potential transaction with the Company. While some of these parties held one or more meetings and/or teleconferences with the Company’s management, none received confidential information, nor did any such party enter into a non-disclosure or standstill agreement.
On December 7, 2017, at a meeting of the Board of Directors, the Company’s management recommended to the Board of Directors to explore a possible sale involving eNett. This recommendation was put forward after the evaluation of various alternatives for eNett, including the continuation of eNett as a subsidiary of the Company, a stand-alone sale of eNett, a sale of eNett in combination with a sale of eNett’s minority shareholder’s business, and an initial public offering of eNett’s shares.
From January 2018 through March 2018, the Company’s management engaged informally with both Morgan Stanley and another financial advisor to evaluate a potential sale of eNett, considering, among other things: (1) the potential value of eNett, (2) potential interested acquirers and (3) potential divestment structures.
In February 2018, the Company was advised by a global corporate travel agency customer that a major travel booking customer it serviced on the Company’s platform had mandated that such customer be serviced on the platform of a competitor.
In the same month, a financial sponsor contacted Morgan Stanley to express an interest in taking a portion of eNett public through a “SPAC” transaction, and asked to meet with the Company’s management. The Company’s management decided against taking the meeting as an initial public offering of eNett was not considered by the Company’s management to be a value maximizing option for the Company’s shareholders at that time.
On February 26, 2018, representatives of a financial sponsor, which we refer to as “Sponsor Party A” spoke to Gordon Wilson, Chief Executive Officer of the Company, and expressed an interest in meeting to explore strategic alternatives for the Company. On March 14, 2018, Sponsor Party A’s representatives conveyed through Morgan Stanley that Sponsor Party A’s primary interest was in eNett and not an acquisition of the Company as a whole. Representatives of Morgan Stanley reported such interaction to the Company’s management. No follow up meeting took place because the Company was still exploring the optimal structure and approach of a potential sale involving eNett at that time.

On February 28, 2018, Mr. Wilson met with representatives of a financial sponsor, which we refer to as “Sponsor Party B,” at which meeting Sponsor Party B expressed interest in an acquisition of eNett.
On March 1, 2018, a representative of eNett’s minority shareholder wrote to Mr. Wilson to express an interest in a sale involving eNett.
Following a meeting of the Board of Directors on March 23, 2018, Mr. Wilson engaged with a representative of eNett’s minority shareholder to discuss a possible transaction involving eNett, including the potential terms of such a transaction. During the course of the interactions with eNett’s minority shareholder regarding a possible transaction involving eNett over the following weeks, Morgan Stanley received several unsolicited calls from financial sponsors seeking information regarding a potential transaction involving eNett.
On March 26, 2018, a representative of the Elliott Funds contacted Mr. Wilson and Douglas Steenland, Chairman of the Board of Directors, to inform them that the Elliott Funds would soon file with the SEC a beneficial ownership report on Schedule 13D. On the same day, the Elliott Funds filed the Elliott Funds 13D, which disclosed, among other things, that the Elliott Funds had acquired an 11.8% economic position in the Company consisting of a beneficial ownership interest of the equivalent of 6.4% of the then-outstanding common shares of the Company and the balance in the form of cash-settled derivatives. The Elliott Funds 13D also disclosed that the Elliott Funds’ investment rationale included encouraging the Company to explore a potential sale of the Company, including transactions in which the Elliott Funds would seek to participate as a purchaser or investor.
Shortly after the Elliott Funds 13D was filed, Morgan Stanley received a call from a financial sponsor, which we refer to as “Sponsor Party C,” expressing interest in the Company and a desire to learn more about the Company’s business. Representatives of Morgan Stanley reported this interaction to the Company’s management.
On March 27, 2018, the Elliott Funds made a filing under the HSR Act seeking clearance to further increase their stake in the Company. The Company made its related HSR filing on April 11, 2018 and the parties were granted early termination of the HSR waiting period on April 16, 2018.
During a meeting of the Board of Directors on March 29, 2018, the Board of Directors retained Morgan Stanley as its financial advisor to assist with the Company’s response to the Elliott Funds 13D and to advise on exploring potential eNett monetization options. The Board of Directors selected Morgan Stanley because of its reputation as a highly regarded investment bank, substantial knowledge of the industries in which the Company, including eNett, operates, familiarity with the Company, and extensive experience in providing financial advice in connection with strategic transactions. During the meeting on March 29, 2018, Morgan Stanley discussed with the Board of Directors its prior relationships or engagements with the Elliott Funds that Morgan Stanley believed could be considered relevant to the Board of Directors’ assessment of Morgan Stanley’s potential representation of the Company, and no director expressed concerns that such relationships or engagements would interfere with Morgan Stanley’s ability to provide financial advisory services to the Company.
During the course of the last week of March 2018, Morgan Stanley received several calls from parties interested in learning more about the situation involving the Company and the Elliott Funds. Morgan Stanley reported these calls to the Company’s management. From the time of its retention by the Board of Directors through the announcement of the transaction on December 10, 2018, Morgan Stanley reported all such inbound inquiries that it received and all outbound inquiries that it made to a representative of the Company.
On April 3, 2018, the Company’s management met with Morgan Stanley, Kirkland & Ellis LLP (“Kirkland”), Travelport’s legal counsel, and Gladstone Place Partners, Travelport’s public relations firm, at Kirkland’s offices in New York to discuss potential responses to the Elliott Funds 13D, as well as potential strategic alternatives.
On the same day, Mr. Wilson informed eNett’s minority shareholder that the Company was rejecting the terms it had proposed for a transaction involving eNett because the terms did not appropriately reflect the value of eNett, but proposed that the parties’ respective financial advisors continue to engage on a potential eNett sale opportunity.

On April 6, 2018, representatives of the Elliott Funds met with Messrs. Steenland and Wilson and Mr. Bernard Bot, Chief Financial Officer of the Company. At this meeting, the Elliott Funds called for the Company to initiate a strategic review process and said that financial parties, including the Elliott Funds, would be willing to explore an acquisition of the Company.
On April 8, 2018, representatives of Morgan Stanley engaged in discussions and email exchanges with representatives of the Elliott Funds in which the Elliott Funds confirmed that they were working with Sponsor Party C on a potential transaction involving the Elliott Funds and Sponsor Party C taking the Company private.
On April 12, 2018, during a meeting of the Board of Directors, the Board of Directors, together with members of the Company’s management and representatives of Morgan Stanley and Kirkland, reviewed the Elliott Funds’ 13D and the status of the ongoing discussions with the Elliott Funds. The Board of Directors reviewed its fiduciary duties with its legal advisors and discussed various strategies for a potential sale process, including a publicly announced auction and one-on-one confidential negotiations with selected third parties, if the Board of Directors determined that undertaking such a process was in the best interests of the Company and its shareholders. At the conclusion of the meeting, the Board of Directors instructed Morgan Stanley to continue discussions with the Elliott Funds.
On April 13, 2018, representatives of the Elliott Funds contacted Mr. Wilson to follow up on the April 6th meeting with Messrs. Steenland, Wilson and Bot. The representatives of the Elliott Funds reiterated the Elliott Funds’ interest in moving forward quickly to evaluate a potential acquisition of the Company. The representatives of the Elliott Funds also stated that several interested parties had contacted the Elliott Funds to potentially partner with the Elliott Funds in a joint bid and that the Elliott Funds had chosen to partner with Sponsor Party C.
On April 16, 2018, at a meeting of the Board of Directors, the Board of Directors reviewed its fiduciary duties with its legal advisers and discussed management’s standalone plan for the Company. The Company’s management presented to the Board of Directors three sets of five-year financial projections assuming three different market and Company scenarios, and Morgan Stanley reviewed a preliminary standalone valuation analysis based on those projections. The Board of Directors discussed alternatives to maximize value for the Company and its shareholders.
On April 17, 2018, at the direction of the Board of Directors, representatives of Morgan Stanley contacted representatives of the Elliott Funds and requested certain information with respect to the Elliott Funds’ plan for a potential acquisition transaction, including the Elliott Funds’ preliminary views on valuation, contemplated financial leverage and investment thesis.
On April 23, 2018, the Elliott Funds and Sponsor Party C provided Morgan Stanley with a preliminary conditional indicative offer for the acquisition of the Company in a range of  $17.50 to $18.50 in cash per common share of the Company and discussed their various underlying assumptions with Morgan Stanley.
On the same day, representatives of Sponsor Party B called Morgan Stanley to express an interest in a potential acquisition of the Company.
On the same day, Mr. Wilson had a call with a representative of a potential strategic bidder, which we refer to as “Strategic Party A,” to discuss a potential acquisition of Travelport.
On April 25, 2018, at the direction of the Company, representatives of Morgan Stanley called representatives of the Elliott Funds to inform them that the Company would respond to the Elliott Funds and Sponsor Party C’s indication of interest of April 23rd after the next meeting of the Board of Directors. On the call, the Elliott Funds stated that Sponsor Party B and another financial sponsor, which we refer to as “Sponsor Party D,” had contacted the Elliott Funds separately to express interest in working with the Elliott Funds on a potential acquisition of the Company.
On the same day, a representative of Sponsor Party B called Mr. Wilson directly to express interest in participating in any process undertaken by the Board of Directors to consider a potential sale of the Company.

On the same day, Mr. Wilson met with a potential strategic partner, which we refer to as “Strategic Party B,” to discuss various strategic partnership opportunities in the areas of travel, payments and travel data.
On April 26, 2018, Mr. Steenland, on behalf of the Board of Directors, asked certain senior members of the Company’s management to sign a letter regarding expected protocol with bidders in connection with any potential process to evaluate a potential sale of the Company, including an agreement not to engage in discussions with any potential bidders about employment or compensation issues at any time prior to the Company entering into a definitive agreement with a bidder. All members of the Company’s senior management team that were requested subsequently signed the letter.
On the same day, eNett’s chief executive officer received a preliminary written expression of interest from a third party, which we refer to as “eNett Counterparty A,” for an acquisition involving eNett.
On April 27, 2018, eNett Counterparty A’s expression of interest was passed on to Mr. Wilson by representatives of eNett. On the same day, Mr. Wilson received a call from a representative of eNett Counterparty A confirming its interest in a potential acquisition involving eNett.
In late April and early May 2018, Mr. Wilson had several discussions with representatives of eNett and eNett’s minority shareholder regarding a potential transaction with eNett Counterparty A.
In April 2018, representatives of a financial sponsor, which we refer to as “Sponsor Party E,” called representatives of Morgan Stanley to inquire if the Company was conducting a sale process. Sponsor Party D also called representatives of Morgan Stanley to express interest in making an equity investment in the Company or acquiring the Company, either partnering with the Elliott Funds or independently. Representatives of Morgan Stanley reported such interactions to the Company’s management. The Company’s management decided not to engage with either Sponsor Party D or Sponsor Party E at that time.
During the second quarter of 2018, the global corporate travel agency referenced earlier moved additional corporate customers to other global distribution system providers. This agency informed the Company that it was reviewing its use of technology providers globally.
Prior to the May 2, 2018 meeting of the Board of Directors, Morgan Stanley identified prior engagements or relationships between Morgan Stanley and each of the Elliott Funds and Sponsor Party C (and its affiliates) that Morgan Stanley believed could be considered relevant to the Board of Directors’ assessment of Morgan Stanley’s representation of the Company, and no director expressed concerns that such relationships or engagements would interfere with Morgan Stanley’s ability to provide financial advisory services to the Company.
On May 2, 2018, at the Company’s instruction, Morgan Stanley met with Strategic Party B as a follow up to the April 25th meeting. Strategic Party B declined to engage further at this time.
On the same day, the Board of Directors, together with members of the Company’s management and representatives of Morgan Stanley and Kirkland, reviewed updated preliminary valuation materials prepared by the Company’s management and Morgan Stanley, including an evaluation of various strategic alternatives. Kirkland reviewed with the Board of Directors the terms of a potential “go-shop” that could be requested as a condition to engaging with the Elliott Funds and Sponsor Party C (as reflected in a term sheet that we refer to as the “go-shop term sheet”) which would allow the Board of Directors an additional post-signing opportunity to validate any price agreed with the Elliott Funds and Sponsor Party C. The Board of Directors also discussed the preliminary indication of interest from the Elliott Funds and Sponsor Party C and potential responses. At the conclusion of the meeting, the Board of Directors instructed Morgan Stanley to request from the Elliott Funds and Sponsor Party C, as a condition to further consideration of a potential sale of the Company, a revised indication of interest reflecting a higher price per share as well as an up-front agreement that the Company would be permitted to conduct a go-shop process following any definitive acquisition agreement entered into with the Elliott Funds and Sponsor Party C in accordance with the terms of the go-shop term sheet. During this meeting, the Board of Directors also discussed the expression of interest of eNett Counterparty A and the minimum acceptable terms of a potential sale involving eNett, including the minimum level of proceeds to be realized in a potential sale involving eNett. Following the meeting of the Board of Directors, representatives of Morgan Stanley conveyed to representatives of the Elliott Funds and Sponsor Party C the messages from the Board of Directors and shared with them the go-shop term sheet.
On the same day, representatives of Morgan Stanley had an initial call with representatives of Sponsor Party B regarding its interest in a potential acquisition of the Company and its experience in the sector.
On May 4, 2018, representatives of the Elliott Funds sent a revised preliminary conditional indication of interest on behalf of the Elliott Funds and Sponsor Party C at $19.00 per common share of the Company in cash, and expressed interest in entering into bilateral negotiations about a potential acquisition followed by a post-signing go-shop period, subject to certain changes to the terms of the go-shop term sheet.
On the same day, eNett’s minority shareholder indicated its willingness to engage their advisors with the Company’s advisors on the terms of a sale involving eNett to eNett Counterparty A. The Company decided to delay engaging further with eNett Counterparty A until further discussion took place with eNett’s minority shareholder with respect to the terms of a potential sale of eNett.
On May 8, 2018, representatives of Morgan Stanley had a call with representatives of the Elliott Funds who indicated that the Elliott Funds may be able to propose a higher offer if they were able to identify additional sources of value following the completion of customary due diligence.
On May 10, 2018, a major global online travel agency (separate from the global corporate travel agency discussed above) notified the Company that it would consolidate its air volumes in Europe with the two other global distribution system providers, starting in the second half of 2018.
On May 11, 2018, at a meeting of the Board of Directors, the Board of Directors, the Company’s management and representatives of Morgan Stanley and Kirkland discussed the Elliott Funds and Sponsor Party C’s revised indication of interest, as well as their proposed changes to the go-shop term sheet. The Board of Directors instructed Morgan Stanley to convey to the Elliott Funds and Sponsor Party C that the Board of Directors would be willing to continue discussions about a potential acquisition at an offer price higher than $20.00 per common share of the Company, combined with go-shop terms reflected in the go-shop term sheet previously shared with the Elliott Funds and Sponsor Party C. On the same day, representatives of Morgan Stanley conveyed to the Elliott Funds and Sponsor Party C the Board of Directors’ position, including with respect to the terms of a go-shop period and value expectation.
On May 13, 2018, Kirkland provided a draft confidentiality agreement to the Elliott Funds, on behalf of the Company. After negotiation of the terms of that draft, the Company and the Elliott Funds signed the confidentiality agreement on May 17, 2018. The confidentiality agreement contained customary restrictions on the Elliott Funds’ disclosure of the Company’s confidential information and permitted their use of the Company’s information only for a transaction during the term of the agreement. The confidentiality agreement did not contain an explicit standstill provision, but provided that prior to October 17, 2018, the Company’s confidential information could be used only in connection with a negotiated transaction. The agreement permitted the Elliott Funds to partner with Sponsor Party C in such a negotiated transaction.
In mid-May 2018, the Company was made aware that a European online travel agency (separate from the agencies discussed above) had significant financial issues, and, as a result, the Company began seeing a major reduction in bookings through this travel agent.
On May 15, 2018, Mr. Wilson had a call with a third party, which we refer to as “eNett Counterparty B,” who expressed an interest in a transaction involving eNett.
On May 18, 2018, Messrs. Wilson and Bot met with representatives of the Elliott Funds in London to discuss a potential transaction involving the Elliott Funds and Sponsor Party C.
On May 21, 2018, Sponsor Party C entered into a non-disclosure agreement with the Company, which included a customary standstill provision. Following the execution of the Merger Agreement, the standstill obligations of Sponsor Party C under the non-disclosure agreement terminated in accordance with its terms.

On May 23, 2018, the Elliott Funds and Sponsor Party C received access to an electronic data room maintained by the Company containing financial and business information to facilitate their due diligence review of the Company, and the Company’s management agreed to hold a meeting with representatives of the Elliott Funds and Sponsor Party C to discuss the Company business, strategy and financial outlook.
On May 24, 2018, Mr. Wilson spoke to a representative of eNett’s minority shareholder to convey the Company’s position regarding the terms of a potential sale involving eNett to eNett Counterparty A, in particular with respect to the level of proceeds to be realized by the Company in a potential sale involving eNett, and Morgan Stanley conveyed the same message to the financial advisor of eNett’s minority shareholder. Given the differences in the positions of the Company and eNett’s minority shareholder, in particular with respect to the level of proceeds to be realized by the Company in a potential sale involving eNett, a potential sale involving eNett to eNett Counterparty A was not pursued further.
On May 25, 2018, a representative of a potential strategic bidder, which we refer to as “Strategic Party C,” called Mr. Wilson to discuss various potential strategic alternatives involving Travelport.
On May 29, 2018, at a meeting of the Board of Directors, the Board of Directors, together with the Company’s management and representatives of Morgan Stanley and Kirkland, reviewed developments since the last Board of Directors meeting with respect to the Elliott Funds and Sponsor Party C’s indication of interest, and the Company’s management presented updated financial projections for two of the three previously presented scenarios, revised for the latest 2018 forecast, the anticipated impact of the travel agency losses as discussed above, and other business developments.
On May 30, 2018, representatives of the Elliott Funds informed representatives of Morgan Stanley that, after the review of the materials in the data room and information provided, Sponsor Party C did not intend to proceed further with its evaluation of a potential transaction with the Company. The Elliott Funds reiterated their interest in a potential transaction and expressed a desire to identify alternative partners.
On the same day, representatives of Morgan Stanley received an inbound call from Sponsor Party B about a potential acquisition of the Company and Sponsor Party B’s desire to explore partnering with the Elliott Funds in such a transaction.
On June 1, 2018, as subsequently disclosed in the Company’s earnings release for the quarter ended June 30, 2018, the Company provided a termination notice to the previously referenced European online travel agency due to the agency’s breach of contract, triggering a suspension of the travel agent from the Company’s platform.
On June 6, 2018, the Elliott Funds called representatives of Morgan Stanley to advise that the Elliott Funds would like to partner with Sponsor Party B to explore a potential transaction. The Elliott Funds confirmed that Sponsor Party B was aligned with the Elliott Funds on value expectations. The Elliott Funds also confirmed that they would need a partner in order to complete a transaction. Representatives of Morgan Stanley then spoke to Sponsor Party B to hear its investment thesis, preliminary valuation views and expectations for the terms of a go-shop, in the event Sponsor Party B were to partner with the Elliott Funds. Sponsor Party B indicated that its preliminary valuation views of the Company were in the range of $18 to $20 per common share of the Company but that it would need to refine its views based on due diligence and data room and management access.
On June 8, 2018, a representative of Strategic Party C called Mr. Wilson to express an interest in evaluating a potential acquisition of Travelport. The representative was referred to Morgan Stanley.
On June 12, 2018, Sponsor Party B entered into a non-disclosure agreement with the Company, which included a customary standstill provision, and was subsequently granted access to the electronic data room. Following the execution of the Merger Agreement, the standstill obligations of Sponsor Party B under the non-disclosure agreement terminated in accordance with its terms. Sponsor Party B was also provided with the go-shop term sheet previously negotiated with the Elliott Funds.

On the same day, the Elliott Funds and the Company entered into an amendment to the non-disclosure agreement between the parties. The amendment extended the period during which the Elliott Funds could use the Company’s confidential information only in connection with a negotiated transaction from October 17, 2018 to November 17, 2018. The amendment also permitted the Elliott Funds to partner with Sponsor Party B.
On June 21, 2018, Strategic Party C entered into a non-disclosure agreement with the Company, which included a customary standstill provision, and was subsequently granted access to the electronic data room. The Company decided to proceed with discussions with Strategic Party C considering the credibility of Strategic Party C as a potential acquirer of the Company and the significant potential for synergies between the two businesses. Following the execution of the Merger Agreement, the standstill obligations of Strategic Party C under its non-disclosure agreement terminated in accordance with its terms.
On June 22, 2018, representatives of Strategic Party C attended a management presentation in London, which included certain financial projections for the Company. Subsequently, the Company’s management discussed with Strategic Party C potential synergy opportunities between the two companies.
On June 27, 2018, at a meeting of the Board of Directors, the Board of Directors reviewed developments since their last meeting with respect to the potential sale of the Company, and the Company’s management reviewed with the Board of Directors a draft of the management presentation to be presented to the Elliott Funds and Sponsor Party B the next day. Prior to the June 27, 2018 meeting of the Board of Directors, Morgan Stanley identified prior engagements or relationships between Morgan Stanley and each of the Elliott Funds and Sponsor Party B (and its affiliates) that Morgan Stanley believed could be considered relevant to the Board of Directors’ assessment of Morgan Stanley’s representation of the Company, and no director expressed concerns that such relationships or engagements would interfere with Morgan Stanley’s ability to provide financial advisory services to the Company.
On June 28, 2018, representatives of the Elliott Funds and Sponsor Party B attended a management presentation in New York, which included certain financial projections for the Company.
On July 10, 2018, representatives of the Elliott Funds and Sponsor Party B had a follow-up call with the Company’s management.
On July 15, 2018, Strategic Party C informed Mr. Wilson that it did not intend to proceed further with a transaction.
On July 17, 2018, the Elliott Funds and Sponsor Party B conveyed to representatives of Morgan Stanley a revised preliminary conditional indication of interest of  $18.00 per common share of the Company. The Elliott Funds and Sponsor Party B requested additional due diligence in order to refine the financial terms of their preliminary indication of interest.
On July 18, 2018, the Company was advised that the previously referenced global corporate travel agency would consolidate its business with the two other global distribution system providers over the course of 2018 and 2019.
During July 2018, another financial sponsor, which we refer to as “Sponsor Party F,” called representatives of Morgan Stanley to express interest in participating in a potential transaction involving the Company, if there were a sale process. Sponsor Party F did not pursue its interest further.
On July 19, 2018, at a meeting of the Board of Directors, the Company’s management presented updated financial projections for one of the three scenarios not updated for the May 29, 2018 Board of Directors meeting. The Board of Directors reviewed a draft of a definitive merger agreement prepared by Kirkland in the event the Board of Directors decided to engage further with the Elliott Funds and Sponsor Party B on their preliminary indication of interest.
During the course of July 2018, Sponsor Party B and the Elliott Funds continued their review of data room materials and due diligence investigation.
On August 7, 2018, the Company was advised that the major global online travel agency referenced earlier would start dual sourcing its car and hotel business to the Company and a competitor of the Company instead of sourcing such business solely on the Company-operated platforms.

On August 13, 2018, representatives of Morgan Stanley had a telephonic conversation with representatives of the Elliott Funds and Sponsor Party B, and Morgan Stanley invited the Elliott Funds and Sponsor Party B to provide a firm proposal for a potential transaction.
On August 16, 2018, representatives of the Elliott Funds conveyed to representatives of the Company that Sponsor Party B did not intend to proceed further with a transaction.
On August 21, 2018, on a call with Mr. Wilson, representatives of the Elliott Funds expressed continued interest in buying the Company but at a price that would be meaningfully below the previously expressed indication of  $18.00 per common share of the Company. Representatives of the Elliott Funds also expressed interest in possibly partnering with the Company to help finance an acquisition by the Company of the business of eNett’s minority shareholder.
On August 25, 2018, further to the August 21st discussion, the Elliott Funds sent to the Company a draft term sheet for a preferred equity investment in the Company that would be funded through new cash investment and a conversion of the common shares of the Company then owned by the Elliott Funds. The draft term sheet did not include any economic terms.
On August 30, 2018, the Elliott Funds indicated to representatives of Morgan Stanley that they remained interested in a transaction involving the Company and that they would continue to work to evaluate an offer for the Company (both with and without eNett). The Elliott Funds also proposed that the Board of Directors run a formal sale process to find a buyer for a potential acquisition of the Company.
In late August 2018, Sponsor Party E indicated to Morgan Stanley that it did not intend to proceed further with its evaluation of a potential transaction.
On September 5, 2018, at a meeting of the Board of Directors, the Board of Directors, members of the Company’s management and representatives of Morgan Stanley and Kirkland discussed recent developments relating to a potential sale of the Company and reviewed updated financial projections for two of the scenarios previously presented, revised for, among others, the latest 2018 forecast, the assessment of the impact of travel agency losses and lowered growth expectations for a number of business areas. The Board of Directors also discussed several strategic alternatives, including maintaining the status quo, a potential sale of the Company, and a range of alternatives with respect to its eNett investment, including (1) retaining its majority stake in eNett, (2) divesting eNett or (3) acquiring eNett’s minority shareholder.
On September 19, 2018, the Company’s management received an updated improved expression of interest from eNett Counterparty A with respect to a transaction involving eNett, with an offer deadline of 14 days. The Company’s management responded that, because of its improved terms, eNett Counterparty A’s expression of interest merited discussion and consideration by the Board of Directors, but noted that this would require more time than the proposed deadline in the updated expression of interest. eNett Counterparty A subsequently agreed to an extension of its offer deadline to October 18, 2018.
On September 28, 2018, representatives of the Elliott Funds informed representatives of Morgan Stanley that Siris may be interested in partnering with the Elliott Funds on a potential acquisition of the Company. Representatives of Morgan Stanley also had a call with Siris during which Siris discussed its experience in the sector, its investment thesis, and its desire to potentially partner with the Elliott Funds to explore a transaction.
At various times in September 2018, representatives of Morgan Stanley received calls from Sponsor Party A, another financial sponsor, which we refer to as “Sponsor Party G,” and a third financial sponsor, which did not engage further.
On October 3, 2018, the Elliott Funds and the Company entered into a second amendment to their non-disclosure agreement. The amendment extended the period during which the Elliott Funds could use the Company’s confidential information only in connection with a negotiated transaction from November 17, 2018 to January 17, 2019. The amendment also permitted the Elliott Funds to partner with Siris.
On October 5, 2018, a representative of Morgan Stanley spoke with an advisor of eNett’s minority shareholder regarding a possible transaction involving eNett.

On October 9, 2018, Sponsor Party G called Mr. Wilson to express an interest in the Company.
On October 11, 2018, at a meeting of the Board of Directors, attended by the Company’s management and representatives of Morgan Stanley and Kirkland, the Company’s management presented a range of potential financial and strategic outcomes for the Company under different scenarios and strategic alternatives, including a potential divestment of eNett. The Board of Directors reviewed eNett’s risks and opportunities and updated financial statements, as well as strategic alternatives with respect to eNett. The Board of Directors also reviewed the impact of a potential divestment of eNett on the Company, including opportunities for reinvestment of proceeds and the profile of the Company excluding eNett. The Board of Directors also discussed the minimum level of proceeds to be realized in a transaction involving eNett in order for such a transaction to be attractive to the Company. The Company’s management presented updated financial projections that included, among others, the impact of travel provider contracts recently concluded and expected travel agency wins. These financial projections included Case C financial projections for the Company, as further described below under the caption “—Management Projections.” The Board of Directors directed the Company’s management to share these Case C financial projections with the Elliott Funds and Siris in order to seek to obtain the highest possible price for the shareholders of the Company in a possible transaction. The Board of Directors also reviewed materials prepared by Morgan Stanley with respect to updated preliminary valuation, including potential impacts on the Company’s share price under different scenarios and strategic alternatives.
On October 14, 2018, Siris entered into a non-disclosure agreement with the Company, which included a customary standstill provision, and was subsequently granted access to the electronic data room.
On October 16, 2018, at a meeting of the Board of Directors, the Board of Directors engaged in additional discussions of potential alternatives related to eNett. Based on these discussions and the analyses discussed at this and prior meetings, the Board of Directors also reached a view on a minimum level of proceeds the Company would be willing to accept in a potential divestiture transaction involving eNett’s minority shareholder.
On October 18, 2018, representatives of the Company called representatives of eNett’s minority shareholder to convey that the Company would be open to pursuing a sale involving eNett, subject to the Company receiving a specified minimum level of proceeds.
On the same day, the preliminary expression of interest from eNett Counterparty A expired.
On the same day, Mr. Wilson received a call from Sponsor Party A, expressing continued interest in the Company. This was followed by a call between Sponsor Party A and Morgan Stanley.
On October 19, 2018, eNett’s minority shareholder rejected the Company’s proposal of October 18.
On the same day, representatives of Morgan Stanley received an inbound call from a financial advisor to eNett Counterparty B which had been referred to Morgan Stanley by Mr. Wilson as a follow-up to the call that Mr. Wilson had received from eNett Counterparty B on May 15, 2018. The Company and eNett Counterparty B and their respective advisors did not have further discussions following this call.
On October 23, 2018, representatives of Sponsor Party A emailed the Company’s management that they remained interested in exploring a potential acquisition of the Company, were willing to sign a non-disclosure agreement, and requested a management meeting and access to confidential information. Subsequently, Sponsor Party A indicated that it would need to partner with another financial sponsor for any potential acquisition of the Company.
On the same day, the Company held a management presentation with the Elliott Funds and Siris in which the Company shared its Case C financial projections for the Company as directed by the Board of Directors and as further described below under the caption “—Management Projections.”
On October 29, 2018, Sponsor Party A entered into a non-disclosure agreement with the Company, which included a customary standstill provision, and was subsequently granted access to the electronic data room. Sponsor Party A also requested a management meeting. Following the execution of the Merger Agreement, the standstill obligations of Sponsor Party A under the non-disclosure agreement did not preclude Sponsor Party A from privately submitting an acquisition proposal to the Board of Directors or the chief executive officer of the Company.

On the same day, Morgan Stanley provided the go-shop term sheet to Siris.
On October 30, 2018, the Elliott Funds and Siris made a preliminary conditional indication of interest to acquire the Company at a price of  $16.00 in cash per common share of the Company. They also indicated that they would not agree to all of the terms reflected on the go-shop term sheet provided the previous day, and that they would not proceed with further work unless they received a period of five weeks of exclusivity.
On October 31, 2018, at a meeting of the Board of Directors, the Board of Directors reviewed developments since the last Board of Directors’ meeting relating to a potential sale of the Company and various other strategic alternatives. The Board of Directors discussed the preliminary indication of interest from the Elliott Funds and Siris, including the financial terms thereof and the request for an exclusivity period, as well as an update on discussions with Sponsor Party A. The Board of Directors also reviewed updated preliminary valuation analyses based on the most recent updated management financial projections. Prior to the October 31, 2018 meeting of the Board of Directors, Morgan Stanley identified prior engagements or relationships between Morgan Stanley and each of the Elliott Funds, Sponsor Party A and Siris (and its affiliates), that Morgan Stanley believed could be considered relevant to the Board of Directors’ assessment of Morgan Stanley’s representation of the Company, and no director expressed concerns that such relationships or engagements would interfere with Morgan Stanley’s ability to provide financial advisory services to the Company.
In October 2018, a United States-based leisure travel agency informed the Company that it had lost a large corporate customer to another travel management company and that this business would move away from the Company platforms.
On November 2, 2018, at a meeting of the Board of Directors, the Board of Directors further discussed considerations regarding a potential sale of the Company and the request by the Elliott Funds and Siris for a period of exclusivity. The Board of Directors considered the impact that an exclusivity period would have on discussions with Sponsor Party A, noting the very preliminary stages of Sponsor Party A’s evaluation, Sponsor Party A’s stated need for a partner to make an acquisition, and the expectation that Sponsor Party A would be able to evaluate a bid for the Company during any go-shop period that would follow any agreement with the Elliott Funds and Siris.
On November 5, 2018, following subsequent negotiations conducted by representatives of Morgan Stanley at the request of the Board of Directors, the Elliott Funds and Siris agreed to increase their preliminary indication of interest to $16.25 per common share of the Company in exchange for a two-week exclusivity period, which would be extended to December 3, 2018 if the Elliott Funds and Siris reaffirmed at the expiration of the two week period their indication of interest in a transaction at $16.25 per common share of the Company and their agreement to a 45-day go-shop period following any transaction announcement. Siris and the Company executed a letter reflecting these terms later that day.
On the same day, the Company suspended its engagement with Sponsor Party A, and Kirkland delivered a draft Merger Agreement to Wachtell, Lipton, Rosen, Katz, legal counsel to Siris (“Wachtell Lipton”). Kirkland’s initial draft of the Merger Agreement contemplated, among other things, (1) a termination fee payable by the Company of 2.5% of the equity value of the Company in the event of entry by the Company into an alternative Superior Proposal, among other fee triggers, and a termination fee of 1.0% of the equity value of the Company in the event of entry by the Company into an alternative Superior Proposal with any bidder making a qualified proposal during the go-shop period, (2) a “reverse” termination fee payable by Parent of 7.5% of the equity value of the Company in the event Parent did not complete the transaction at the time it would otherwise be required to consummate the transaction or the Merger Agreement were to be terminated based on other material breaches by Parent, (3) a 45-day go-shop period, (4) no matching rights or information rights in favor of Parent during the go-shop period and (5) the right of the Company to pay ordinary course dividends during the pendency of the merger. Following the signing of the exclusivity agreement, the Elliott Funds and Siris conducted additional due diligence through a series of in-person management meetings, management calls, and review of the data room maintained by the Company.

In the period from November 5, 2018 to November 18, 2018, the Company’s management had numerous calls and in-person meetings with the Elliott Funds and Siris as part of their due diligence process.
On November 19, 2018, the Elliott Funds and Siris reaffirmed their $16.25 per share preliminary indication of interest and willingness to agree to a 45-day go-shop period, and, as a result, the exclusivity period was extended until December 3, 2018.
On November 19 and 20, 2018, the Company’s management presented to the Elliott Funds and Siris the 2018 and 2019 Forecasts, reflecting revised figures to those contained in Case C as presented to the Elliott Funds and Siris on October 23, 2018, including with respect to net revenue and commissions for these two years, resulting in lower net revenue minus commissions for fiscal year 2019, largely offset by new cost savings initiatives, as further described below under the section of this proxy statement captioned “—Management Projections.” The update for 2019 also included lower depreciation and amortization expenses and lower cash outflows related to customer loyalty payments (“CLPs”). The 2018 and 2019 Forecasts were separate from, and did not constitute an update to, Case C.
On November 23, 2018, it was publicly reported that two of the Company’s competitors were being investigated by the European Commission (“EC”) over contract terms that EC antitrust authorities claimed could restrict the ability of airlines and travel agents’ to use alternative suppliers of ticket distribution services.
On November 25, 2018, Wachtell Lipton sent a revised markup of the Merger Agreement to Kirkland. Wachtell Lipton’s markup of the Merger Agreement contemplated, among other things, (1) a termination fee payable by the Company of 3.5% of the equity value of Travelport in the event of entry by the Company into an alternative Superior Proposal, among other fee triggers, and a termination fee of 1.75% of the equity value of the Company in the event of entry by the Company into an alternative Superior Proposal during the go-shop period (excluding from this lower fee transactions with bidders who made proposals during the go-shop period but did not enter into a definitive agreement during the go-shop period), (2) a reverse termination fee payable by Parent of 5.5% of the equity value of the Company in the event Parent did not complete the transaction at the time it would otherwise be required to consummate the transaction, (3) an obligation of the Company to pay Parent $10 million as expense reimbursement (in addition to the applicable termination fee) in the event the Company failed to obtain the Requisite Shareholder Approval or if the Company received a Superior Proposal and terminated the Merger Agreement during the go-shop period, (4) matching rights and information rights in favor of Parent during the go-shop period and (5) no right of the Company to pay future ordinary course dividends.
On November 29, 2018, at the request of the Elliott Funds and Siris, the Company’s management participated in part of a lender presentation for potential debt financing sources for the Elliott Funds and Siris during which the Company’s management explained the Company’s business, strategy and historic performance. The Company’s management did not attend the portion of the discussion with respect to the Elliott Funds and Siris’ financial model and projections, and the Company’s management did not discuss any of the Company’s projections with potential lenders.
On November 30, 2018, at a meeting of the Board of Directors, the Board of Directors received an update on (1) the due diligence conducted by the Elliott Funds and Siris since exclusivity was granted, (2) a summary of key issues from the November 25, 2018 markup of the Merger Agreement, (3) the extension of exclusivity and (4) a proposed timeline for a transaction with the Elliott Funds and Siris.
On December 1, 2018, Kirkland delivered a revised draft of the Merger Agreement to Wachtell Lipton. Kirkland’s revised draft of the Merger Agreement contemplated, among other things, (1) a termination fee payable by the Company of 2.75% of the equity value of the Company in the event of entry by the Company into an alternative Superior Proposal, among other fee triggers, and a termination fee of 1.25% of the equity value of the Company in the event of entry by the Company into an alternative Superior Proposal during the additional go-shop period, (2) a reverse termination fee payable by Parent of 6.5% of the equity value of the Company, (3) no expense reimbursement, (4) matching rights, but not information rights, in favor of Parent during the go-shop period and (5) the right of the Company to pay dividends in the ordinary course of business consistent with its past practice.

On December 3, 2018, representatives of the Elliott Funds and Siris contacted representatives of Morgan Stanley to convey a reduced offer price of  $15.25 per common share of the Company, and to request a further extension of exclusivity. The stated reasons for the reduced offer price included the increased cost of capital due to a tightening of the debt financing markets, potential changes to industry due to industry-wide dynamics, and the further projected decline in assumptions (net revenue less commissions) provided by the Company on November 19 and 20, 2018. As a result of the reduced offer price, the Board of Directors did not extend exclusivity beyond December 3, 2018.
On December 4, 2018, Wachtell Lipton delivered a revised markup of the Merger Agreement to Kirkland. Wachtell Lipton’s revised markup of the Merger Agreement contemplated, among other things, (1) a termination fee payable by the Company of 3.0% of the equity value of Travelport in the event of entry by the Company into an alternative Superior Proposal, among other fee triggers, and a termination fee of 1.5% of the equity value of the Company in the event of entry by the Company into an alternative Superior Proposal during the go-shop period, (2) a reverse termination fee payable by Parent of 6.0% of the equity value of the Company and (3) no right of the Company to pay future dividends.
On December 4, 2018, the Company engaged UBS Securities LLC as an additional financial advisor to assist the Company in evaluating the proposed transaction.
On December 5 and 6, 2018, at meetings of the Board of Directors, the Board of Directors, together with members of the Company’s management and representatives of Morgan Stanley and Kirkland, discussed the Elliott Funds and Siris’ revised proposal, and proposed next steps in light of the Elliott Funds and Siris’ revised proposal. The Board of Directors discussed various valuation perspectives, including a review of two sets of updated financial projections prepared by the Company’s management (Case A and Case B, as further described below under the section of this proxy statement captioned “—Management Projections”), reflecting the Company’s latest forecast for the fiscal year 2018, preliminary budget for the fiscal year 2019 and recent business developments. The Board of Directors also reviewed and discussed the various updates to the financial projections since April 2018, including Case C presented to the Elliott Funds and Siris on October 23, 2018. Following this discussion, and as further described below under the section of this proxy statement captioned “—Management Projections,” the Board of Directors approved the Case A and Case B financial projections for use by Morgan Stanley in connection with the delivery of its fairness opinion, and, based on discussions and analyses at this and prior meetings, directed Morgan Stanley to give materially more significance to Case A as compared to Case B considering, among other things, that Case A used more conservative assumptions compared to Case B for the rate of market and market share growth, the increase in commissions paid and the level of contribution from new business activities. The Board of Directors also reviewed key terms of the draft Merger Agreement. The Board of Directors asked management to prepare a summary of additional market and Company-specific factors to assist the Board of Directors in its assessment of the future prospects of the Company. The Board of Directors directed the Company’s management to finalize the key terms of the Merger Agreement prior to any further negotiations on the offer price with the Elliott Funds and Siris.
On December 6, 2018, Kirkland delivered a revised draft of the Merger Agreement to Wachtell Lipton, in which the Company (1) again provided that the Company would have the right to pay dividends in the ordinary course of business, consistent with its past practice and (2) proposed that the aggregate maximum liability of each of Parent and Travelport under the Merger Agreement be no greater than 6.25% of the Company’s equity value.
On the same day, the Company finalized and entered into a formal engagement letter with Morgan Stanley as financial advisor to assist with the sale process.
On December 8, 2018, the Company, the Elliott Funds and Siris reached an agreement on an increased offer price of  $15.75 per common share of the Company, and the Company agreed that it would not be permitted to pay future dividends without Parent’s consent (other than the previously declared dividend that was to be paid on December 20, 2018), all subject to completion of definitive agreements.

On December 9, 2018, at a meeting of the Board of Directors, the Board of Directors reviewed its fiduciary duties with Kirkland, received a process update and discussed various valuation perspectives. Morgan Stanley provided updates to its valuation work and addressed valuation related questions that had been raised by the Board of Directors during the meetings of the Board of Directors held on December 5 and 6, 2018.
During the same meeting on December 9, the Company’s management presented a summary of additional factors to assist the Board of Directors in its assessment of the financial projections presented by management, including certain risks that could materially affect the Company’s actual future performance in a manner that was not fully reflected in the projections shared with the Board of Directors, including (1) losses of revenues associated with the termination by or loss of substantial transaction volumes of certain key customers, (2) continued decline in air market share impairing the Company’s relevance in travel distribution, (3) challenges to the availability of content on global distribution system platforms and (4) changes in the business and competitive dynamics in the payments industry. The Company’s management also discussed with the Board of Directors that the following opportunities could materially affect the Company’s actual future performance in a manner that was not fully reflected in the projections shared with the Board of Directors: (A) higher than anticipated market growth due to continued travel growth and higher capacity additions, (B) the potential impact of the Company’s substantial investments in new content, product and services and leadership position in specific content, product, service and geographical areas, (C) potential better yield and rebates due to the Company’s relative concentration in populous regions and (D) potential new growth areas for the payments business.
During the same meeting, Morgan Stanley reviewed its financial analysis of the proposed transaction and rendered to the Board of Directors its oral opinion, subsequently confirmed in writing, to the effect that, as of December 9, 2018 and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth therein, the Per Share Price to be received by the holders of the common shares of the Company pursuant to the Merger Agreement, was fair, from a financial point of view, to such holders (other than Elliott and the holders of Owned Company Shares or Dissenting Common Shares). For more information about Morgan Stanley’s opinion, see below under the caption “—Fairness Opinion of Morgan Stanley & Co. LLC.”
After discussing potential factors in favor of and against the proposed transaction, and after reviewing the key terms of the Merger Agreement, the Bermuda Merger Agreement and the related ancillary documents, the Board of Directors unanimously determined that the Merger Agreement, the Bermuda Merger Agreement and the Merger were fair to, advisable, and in the best interests of the Company and its shareholders. The Board of Directors therefore approved the Merger Agreement, the Bermuda Merger Agreement and the Merger and recommended that the Company’s shareholders vote to approve the Merger Agreement, the Bermuda Merger Agreement and the Merger at any meeting of shareholders to be called for the purposes of acting thereon. The Board of Directors then reviewed the go-shop process.
On the same day, Kirkland and Wachtell Lipton exchanged final drafts of the Merger Agreement and other related ancillary agreements, and the parties addressed final due diligence issues.
On the evening of December 9, 2018, the parties exchanged executed copies of the Merger Agreement and other related ancillary agreements, including the Voting Agreement, the Debt Commitment Letter, the Equity Commitment Letters and the Limited Guarantees.
On December 10, 2018, the parties announced the execution of the Merger Agreement and the go-shop period commenced. In connection with the announcement, the Company reaffirmed financial guidance ranges for the fiscal year 2018 and further provided directional indications for its consolidated Adjusted EBITDA and consolidated Adjusted Net Income for the fiscal year 2019 when compared to the fiscal year 2018, reflecting, among other things, previously disclosed specific customer headwinds.
On the same day, at the direction of the Board of Directors, representatives of Morgan Stanley began contacting potential counterparties to an alternative transaction with the Company in connection with the go-shop period.

Recommendation of the Board of Directors and Reasons for the Merger
Recommendation of the Board of Directors
The Board of Directors, after considering various factors more fully described in this proxy statement, has unanimously: (1) approved the Merger; (2) determined that the Per Share Price constitutes fair value for each Travelport common share in accordance with the Companies Act; (3) determined that the terms of the Merger Agreement and the Bermuda Merger Agreement are in the best interests of the Company and its shareholders; (4) determined that it is advisable to enter into the Merger Agreement and the Bermuda Merger Agreement, upon the terms and subject to the conditions set forth therein; and (5) approved the execution and delivery of the Merger Agreement and the Bermuda Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder.
The Board of Directors unanimously recommends that you vote: (1) “FOR” the Merger Proposal; (2) “FOR” the adjournment of the Special General Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special General Meeting; and (3) “FOR” the Compensation Advisory Proposal.
Reasons for the Merger
In evaluating the Merger Agreement, the Bermuda Merger Agreement and the Merger, the Board of Directors consulted with the Company’s management, its financial advisor and its outside legal counsel. In recommending that shareholders vote in favor of the Merger Proposal, the Board of Directors considered a number of factors, including the following (which factors are not necessarily presented in order of relative importance):
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The Board of Directors’ belief that the all-cash Per Share Price provides certainty of value and liquidity to shareholders, while eliminating the effect of long-term business and execution risk to shareholders.

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The Board of Directors’ belief that, based on negotiations and discussions with Siris, the Elliott Funds, and several other parties throughout the sale process, the Per Share Price represented the highest price that Siris and the Elliott Funds were willing to pay and the highest price per share value reasonably obtainable, each as of the date of the Merger Agreement and as more fully described under the section of this proxy statement captioned “—Background of the Merger.”

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The Board of Directors’ belief that the transaction with Siris and Elliott was more favorable to the Company’s shareholders than the potential value that might result from other alternatives reasonably available to the Company, including: (1) the continuation of the Company’s business plan as an independent enterprise, (2) modifications to the Company’s strategy, (3) potential divestment of eNett, taking into account the competitive landscape and the dynamics of the market for the Company’s products and technology, (4) the optimization of the Company’s capital structure and (5) a combination of the foregoing options.

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The Board of Directors’ understanding of the Company’s business and operations, its current and historical results of operations, financial prospects and condition, including the present competitive environment, business climate and future prospects of the global distribution system and payments industries, as well as eNett rebate pressure and credit requirements.

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The Board of Directors’ evaluation of certain risks identified by the Company’s management that could materially affect the Company’s actual future performance, including: (1) losses of revenues associated with the termination by or loss of substantial transaction volumes of certain key customers, (2) continued decline in air market share impairing the Company’s relevance in travel distribution, (3) challenges to the availability of content on global distribution system platforms and (4) changes in the business and competitive dynamics in the payments industry.

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The relationship of the Per Share Price to the likely trading price of common shares of the Company if the Elliott Funds had not reported their investment in the Company or if the Elliott Funds had subsequently reported a sale of their position in the Company. The Board of Directors noted that the trading price of the Company’s common shares increased from $14.35 per share to

$16.80 per share on the day the Elliott Funds 13D was filed and believed it would likely decrease if the Elliott Funds reported a sale of their position in the Company. The Board of Directors also believed that the trading price of the Company’s common shares may have declined further than the pre-Elliott Funds 13D filing levels as a result of, among other things, the Company’s announcement during the third quarter of 2018 of anticipating certain financial results for the fiscal year 2018 to be at the lower end of their respective guidance ranges and directional indications provided on December 10, 2018 for certain financial guidance for fiscal year 2019 to be either stable or slightly lower compared to fiscal year 2018, if the Company had announced such directional indications other than in connection with its announcement of the execution of the Merger Agreement.
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The assessment that other alternatives, including a divestment of eNett, were not reasonably likely to create greater value for shareholders than the Merger, taking into account execution risks as well as business, competitive, industry and market risks.

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The Board of Directors’ consideration of the Company’s strategic and financial alternatives, including that:

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10 different financial sponsors, including Siris and the Elliott Funds, and 5 different strategic parties were contacted or came forth during the process in an effort to obtain the best value reasonably available to shareholders;

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of these parties, Siris and the Elliott Funds were the only ones that made a formal, written offer to acquire the Company, and only two other parties made verbal proposals to Travelport through the Company’s financial advisor, Morgan Stanley, both of whom were partners with the Elliott Funds at the time of their respective bids, and which bids were each ultimately withdrawn when the bidding party dropped out of the process after conducting preliminary due diligence;

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the Elliott Funds 13D noted that the Elliott Funds would encourage the Company to explore a potential sale of the Company, including transactions in which the Elliott Funds would seek to participate as a purchaser or investor, and there were numerous reports in the media speculating on the existence and developments with respect to a potential sale of the Company in the months leading up to the date on which the Merger Agreement was signed, each of which gave any interested potential counterparties who were not contacted by the Company’s financial advisors an opportunity to inquire about a potential sale process; and

•
during the go-shop period, the Company may solicit, initiate, propose or induce the making, submission or announcement of, or encourage, facilitate or assist, any proposal or offer that could constitute an Acquisition Proposal from a person other than Parent, and may ultimately terminate the Merger Agreement to accept a Superior Proposal from such person as long as the Company complies with certain procedures in the Merger Agreement, as more fully described under the section of this Proxy Statement captioned “Proposal 1: Approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger—The “Go-Shop” Period—Solicitation of Other Offers.”

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The risk that prolonging the strategic and financial alternatives process in an effort to obtain additional offers at higher prices prior to executing a definitive agreement with Siris and the Elliott Funds could have resulted in the loss of a favorable opportunity to successfully consummate the transaction with Siris and Elliott, and was unlikely to yield a proposal that would be a material improvement to Siris and Elliott’s proposal, especially in light of the “go-shop” provision negotiated in the Merger Agreement and number of potential counterparties with whom there had been contact during the months leading up to the signing of the Merger Agreement.

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The oral opinion of Morgan Stanley, subsequently confirmed in writing, to the effect that, as of December 9, 2018 and based upon and subject to the assumptions made, procedures followed, matters considered, and the qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in such written opinion, the Per Share Price, without interest and subject to the withholding of certain taxes, to be received by the holders of the Company’s common shares pursuant to the Merger Agreement was fair from a financial point of view to the holders of the Company’s common shares (other than Elliot and holders of Owned Company Shares or Dissenting Common Shares), as more fully described below under the section of this proxy statement captioned “—Fairness Opinion of Morgan Stanley & Co. LLC.” The full text of the written opinion is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety.
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Certain financial projections for the Company prepared by the Company’s management, and the present value of the Company based on those projections. The Board of Directors also considered that the projections were based on various assumptions made by the Company’s management. The Board of Directors considered that there is inherent uncertainty in forecasts and related assumptions and that, as a result, the Company’s actual financial results in future periods could differ materially from management’s forecasted results. For additional information regarding the projections considered by the Board of Directions, see the section of this proxy statement captioned “—Management Projections.”

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The relationship of the Per Share Price to the trading price of the Company’s common shares, including that the Per Share Price constituted a premium of:

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approximately 9.8% to the closing price of the common shares of the Company on March 23, 2018, the last full trading day prior to the filing of the Elliott Funds 13D; and

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approximately 2.3% to the closing price of common shares of Company on December 7, 2018, the last full trading day prior to public announcement by the Company of its entry into the Merger Agreement.

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The terms of the Merger Agreement and the related agreements, including:

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the likelihood of satisfying the conditions to complete the Merger and the likelihood that the Merger will be completed;

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the fact that Parent would be required to pay the Company a termination of  $124.6 million if the Company terminates the Merger Agreement under certain circumstances (see the section of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger—The “Go-Shop” Period—Solicitation of Other Offers”);

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the Company’s rights to specific performance to prevent breaches of the Merger Agreement;

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the Company’s right to specific performance to cause the Equity Financing contemplated by the Equity Commitment Letters to be funded, subject to certain conditions;

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the fact that the Elliott Funds and Siris provided the Limited Guarantees in favor of the Company that guarantee certain payment obligations of Parent that may arise under the Merger Agreement (see the section of this proxy statement captioned “—Financing of the Merger—Limited Guarantees”);

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the Board of Directors’ view that the Merger Agreement (1) is the product of arms’-length negotiations, (2) contains terms and conditions which are favorable to the Company and (3) is subject to a market test during the go-shop period; and

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the right of the Company to initiate, solicit or encourage and engage in, enter into, continue or otherwise participate in any discussions or negotiations with regard to any Acquisition Proposal from any person other than Parent during the go-shop period, and if the Company receives during such period a written Acquisition Proposal from any such person that the Board of Directors determines in good faith (after consultation with its financial advisor and its outside legal counsel) constitutes a Superior Proposal and that the failure to take such action would likely cause the Board of Directors to violate its fiduciary duties under applicable law, the Company, after complying with certain other obligations under the Merger Agreement, may terminate the Merger Agreement in order to enter into an

Alternative Acquisition Agreement, subject to the payment of a termination fee as described under the section of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger—Termination Fees.”
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The Board of Directors’ view that the terms of the Merger Agreement would be unlikely to deter interested third parties from making a Superior Proposal, including the Merger Agreement’s terms and conditions as they relate to changes in the recommendation of the Board of Directors and the payment by the Company of  $31.1 million or $62.3 million (as applicable) in connection with the termination of the Merger Agreement under certain circumstances (see the sections of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger—The “Go-Shop” Period—Solicitation of Other Offers,” “Proposal 1: Approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger—The “No-Shop” Period—No Solicitation of Other Offers,” “Proposal 1: Approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger—The Board of Directors’ Recommendation; Company Board Recommendation Change” and “Proposal 1: Approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger—Termination Fees”).

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The fact that Parent has obtained committed Debt Financing for the transaction from reputable financial institutions, and that Parent has obtained committed Equity Financing from Siris Cayman Fund IV and the Elliott Funds for the full amount of equity financing required in connection with such committed Debt Financing, as well as the fact that Parent must use its reasonable best efforts to consummate the Debt Financing and the Equity Financing and that such Financing, plus cash on hand of the Company, provides for funding of an amount sufficient to cover (1) the payment to shareholders and holders of equity-based awards of the amounts payable in connection with the Merger pursuant to the Merger Agreement, (2) the repayment, prepayment or discharge of certain indebtedness of the Company, and (3) the payment of all fees and expenses required to be paid by Parent or Merger Sub in connection with the transactions contemplated by the Merger Agreement and the Bermuda Merger Agreement, including those required to be paid at Closing in connection with the Merger and the financing thereof.

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The fact that shareholders who do not vote to approve the Merger Agreement and who comply with the requirements of the Companies Act will have the right, subject to compliance with certain requirements, to dissent from the Merger and to demand appraisal of the fair value of their shares under the Companies Act (see the section of this proxy statement captioned “—Dissenters’ Rights of Appraisal for Company Shareholders”).

The Board of Directors also considered a number of uncertainties and risks concerning the Merger, including the following (which factors are not necessarily presented in order of relative importance):
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The risks and costs to the Company if the Merger does not close, including the diversion of management and employee attention, and the potential effect on our business and relationships with travel providers and travel agents.

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The fact that shareholders will not participate in any future earnings or growth of the Company and will not benefit from any appreciations in value of the Company, including any appreciation in value that could be realized as a result of improvements to our operations or future strategic or other transactions by the Company.

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The fact that the Company would not be permitted to pay, and shareholders would not be entitled to receive, dividends during the pendency of the merger (other than the previously declared dividend that was paid on December 20, 2018).

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The requirement that the Company pay Parent a termination fee, under certain circumstances following termination of the Merger Agreement, including if the Board of Directors terminates the Merger Agreement to accept a Superior Proposal, of either (1) $31.1 million if the Merger Agreement is terminated under certain circumstances prior to the No-Shop Period Start Date (as defined under the section of this proxy statement captioned “Proposal 1: Approval of the

Merger Agreement, the Bermuda Merger Agreement and the Merger—The “Go-Shop” Period—Solicitation of Other Offers”) or (2) $62.3 million if the Merger Agreement is terminated under certain circumstances after the No-Shop Period Start Date.
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The restrictions on the conduct of the Company’s business prior to the consummation of the Merger, including the requirement that the Company conduct its business in the ordinary course, subject to specific limitations, which may delay or prevent the Company from undertaking business opportunities that may arise before the completion of the Merger and that, absent the Merger Agreement, the Company might have pursued.

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Certain opportunities identified by the Company’s management that could materially affect the Company’s actual future performance in a manner that was not fully reflected in the financial projections discussed with the Board of Directors, including (1) higher than anticipated market growth due to continued travel growth and higher capacity additions, (2) the potential impact of the Company’s substantial investments in new content, product and services and leadership position in specific content, product, service and geographical areas, (3) potential better yield and rebates due to the Company’s relative concentration in populous regions and (4) potential new growth areas for the payments business.

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The fact that Parent is only required to pay the Company a termination fee if certain conditions are met, including that (1) all of the conditions to the obligations of Parent and Merger Sub to consummate the Merger have been and continue to be satisfied through any termination of the Merger Agreement and the Marketing Period has been completed, (2) the Company is ready, willing and able to consummate the Merger and all conditions to the obligations of the Company to consummate the Merger have been satisfied, and (3) Parent and Merger Sub fail to consummate the Merger, as further described in the section of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger—Termination Fees.”

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The fact that an all cash transaction would be taxable to the Company’s shareholders that are U.S. persons for U.S. federal income tax purposes.

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The fact that under the terms of the Merger Agreement, the Company is unable to solicit other Acquisition Proposals after the No-Shop Period Start Date.

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The significant costs involved in connection with entering into the Merger Agreement and completing the Merger (many of which are payable whether or not the Merger is consummated) and the substantial time and effort of Company management required to complete the Merger, which may disrupt our business operations.

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The fact that the Company’s business, sales operations and financial results could suffer in the event that the Merger is not consummated.

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The risk that the Merger might not be completed and the effect of the resulting public announcement of termination of the Merger Agreement on the trading price of the Company’s common shares.

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The fact that the completion of the Merger will require antitrust clearance in the United States and certain other jurisdictions (see the section of this proxy statement captioned “—Regulatory Approvals Required for the Merger”).

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The fact that the Company’s directors and executive officers may have interests in the Merger that may be different from, or in addition to, those of the Company’s shareholders (see the section of this proxy statement captioned “—Interests of Travelport’s Directors and Executive Officers in the Merger”).

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The fact that the announcement of the Merger Agreement and pendency of the Merger, or the failure to complete the Merger, may cause substantial harm to the Company’s relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management, technical, sales and other personnel), vendors and customers and may divert employees’ attention away from the Company’s day-to-day business operations.
The foregoing discussion is not meant to be exhaustive, but summarizes the material factors considered by the Board of Directors in its consideration of the Merger Agreement, the Bermuda Merger Agreement and the Merger. After considering these and other factors, the Board of Directors concluded that the potential benefits of the Merger outweighed the uncertainties and risks thereof. In view of the variety of factors considered by the Board of Directors and the complexity of these factors, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendation. Moreover, each member of the Board of Directors applied his or her own personal business judgment to the process and may have assigned different weights to different factors. The Board of Directors unanimously approved the Merger Agreement, the Bermuda Merger Agreement and the Merger and recommends that shareholders approve the Merger Proposal based upon the totality of the information presented to and considered by the Board of Directors. Portions of this explanation of the Company’s reasons for the Merger and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section of this proxy statement captioned “Forward-Looking Statements.”
Fairness Opinion of Morgan Stanley & Co. LLC
The Board of Directors retained Morgan Stanley to provide it with financial advisory services in connection with the Merger. The Board of Directors selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation, and its knowledge of the Company’s business and affairs. On December 9, 2018, Morgan Stanley rendered its oral opinion, which was subsequently confirmed in writing on that same date, to the Board of Directors to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the Per Share Price to be received by the holders of common shares of the Company pursuant to the Merger Agreement was fair from a financial point of view to the holders of common shares of the Company (other than Elliott and holders of Owned Company Shares or Dissenting Common Shares).
The full text of the written opinion of Morgan Stanley, dated December 9, 2018, is attached as Annex B to this proxy statement, and is incorporated by reference herein in its entirety. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. The summary of the opinion of Morgan Stanley in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to, and should, read Morgan Stanley’s opinion and the section below summarizing Morgan Stanley’s opinion carefully and in their entirety. Morgan Stanley’s opinion was directed to the Board of Directors, in its capacity as such, and addresses only the fairness from a financial point of view of the Per Share Price to be received by the holders of the common shares of the Company (other than Elliott and holders of Owned Company Shares or Dissenting Common Shares) pursuant to the Merger Agreement, as of the date of the opinion, and does not address any other aspects or implications of the Merger. Morgan Stanley’s opinion was not intended to, and does not, constitute advice or a recommendation to any holders of common shares of the Company as to how to vote at any shareholders’ meeting to be held in connection with the Merger or whether to take any other action with respect to the Merger.
In connection with rendering its opinion, Morgan Stanley, among other things:
•
reviewed certain publicly available financial statements and other business and financial information of the Company;

•
reviewed certain internal financial statements and other financial and operating data concerning the Company;

•
reviewed certain financial projections (Case A and Case B) prepared by the management of the Company (as further described in the section of this proxy statement captioned “—Management Projections”);

•
discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

•
reviewed the reported prices and trading activity for the common shares of the Company;

•
compared the financial performance of the Company and the prices and trading activity of the common shares of the Company with that of certain other publicly-traded companies comparable with the Company, and their securities;

•
reviewed the financial terms, to the extent publicly available, of certain comparable precedent transactions;

•
participated in certain discussions and negotiations among representatives of the Company, the Elliott Funds and Siris and their respective financial and legal advisors;

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reviewed the Merger Agreement, the draft Commitment Letters from certain equity and debt financing providers substantially in the form of the drafts dated December 9, 2018 and certain related documents; and

•
performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by the Company, and which formed a substantial basis for its opinion. At the Board of Directors’ direction, Morgan Stanley’s analyses relating to the business and financial prospects of the Company for purposes of its opinion were based on Case A and Case B, as provided by the Company and as further described in the section of this proxy statement captioned “—Management Projections.” With respect to Case A and Case B, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best then currently available estimates and judgments of the Company’s management of the future financial performance of the Company, and Morgan Stanley expressed no view as to Case A or Case B or the assumptions on which they were based. In addition, Morgan Stanley assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement and the Bermuda Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that Parent will obtain financing in accordance with the terms set forth in the draft Commitment Letters reviewed by Morgan Stanley, and that the definitive Merger Agreement did not differ in any material respect from the draft thereof furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of any necessary governmental, regulatory or other approvals and consents required for the Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the Merger. Morgan Stanley did not express any view on, and Morgan Stanley’s opinion did not address, any other term or aspect of the Merger Agreement, the Bermuda Merger Agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement and the Bermuda Merger Agreement, or entered into or amended in connection therewith. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of the Company and its legal, tax and regulatory advisors with respect to legal, tax and regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Per Share Price to be received by the holders of the common shares of the Company (other than Elliott and holders of Owned Company Shares or Dissenting Common Shares) in the Merger.
Morgan Stanley’s opinion did not address the relative merits of the transactions contemplated by the Merger Agreement and the Bermuda Merger Agreement as compared to other business or financial strategies that might have been available to the Company, nor did it address the underlying business decision of the Company to enter into the Merger Agreement or proceed with any transaction contemplated by the Merger Agreement or the Bermuda Merger Agreement. Morgan Stanley was not asked to make, and did not make any independent valuation or appraisal of the assets or liabilities of the Company, nor was it furnished with any such valuations or appraisals. Morgan Stanley’s written opinion was necessarily based on financial, economic, market, tax and other conditions as in effect on, and the information made available to Morgan Stanley as of December 9, 2018. Events occurring after such date may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.
Summary of Material Financial Analyses
The following is a brief summary of the material financial analyses performed by Morgan Stanley in connection with the preparation of its opinion to the Board of Directors. The following summary is not a complete description of Morgan Stanley’s opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 7, 2018 (the last trading day immediately preceding the December 9, 2018 presentation by Morgan Stanley to the Board of Directors), and is not necessarily indicative of current market conditions. For the purposes of analysis, each of the per share values outlined below is rounded to the nearest $0.25, with the exception of the Company’s historical trading range. Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion.
In performing the financial analysis summarized below and arriving at its opinion, Morgan Stanley used and relied upon Case A and Case B, as further described under the section of this proxy statement captioned “—Management Projections,” which were prepared by the Company’s management. For purposes of Morgan Stanley’s analysis, the Board of Directors directed Morgan Stanley to give materially more significance to Case A as compared to Case B. For more information on Case A and Case B, please see the section of this proxy statement captioned “—Management Projections.”
“AV” refers to aggregate enterprise value, calculated as equity value, plus book value of total gross debt (inclusive of capital leases), plus non-controlling interest (as appropriate for the company being analyzed), less cash, cash equivalents and restricted cash. For more information on the calculation of Adjusted EBITDA, please see the section of this proxy statement captioned “—Management Projections.” “P/E ratio” means the ratio of the price of a common share to Adjusted Net Income (Loss) per Share—diluted (excluding eNett minority interest). For more information on the calculation of Adjusted Net Income (Loss) per Share—diluted (excluding eNett minority interest), please see the section of this proxy statement captioned “—Management Projections.” Certain of the foregoing terms are used throughout this summary of financial analyses.
Discounted Cash Flow Analysis
Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of such company.
Morgan Stanley calculated a range of implied values per common share of the Company based on estimates of future cash flows for the fourth quarter of 2018 and fiscal years 2019 through 2022. Morgan Stanley performed this analysis deriving estimated future cash flows from information contained in Case A and Case B. Morgan Stanley first calculated the Unlevered Free Cash Flow (please see the section of this proxy statement captioned “—Management Projections” for more information on the calculation of Unlevered Free Cash Flow). Morgan Stanley then calculated terminal values by applying a perpetual growth rate of 0.25% to 0.75%, based on Morgan Stanley’s professional judgment, to the normalized Unlevered Free Cash Flow of the Company for fiscal year 2022. The Unlevered Free Cash Flow from the fourth quarter of 2018 and fiscal years 2019 through 2022 and the terminal values were then discounted to present values using a range of discount rates of 6.4% to 6.8% (which Morgan Stanley derived based on the Company’s assumed weighted average cost of capital using its experience and professional judgment), to calculate an implied aggregate value range for the Company. Morgan Stanley then adjusted the total implied aggregate value ranges by the Company’s total gross debt (inclusive of capital leases), non-controlling interest and cash, cash equivalents and restricted cash based on the consolidated balance sheet of the Company as of September 30, 2018 provided by the Company’s management and divided the resulting implied total equity value ranges by the Company’s fully diluted shares outstanding as of December 9, 2018 using the treasury stock method applied to figures provided by the Company’s management.
Based on the above-described analysis, Morgan Stanley derived the following ranges of implied equity values per common share of the Company as of September 30, 2018:
Forecast Scenario	Implied Value Per Share Range
Case A	$11.50 – $15.50
Case B	$15.25 – $19.75
Precedent Transactions Analysis
Morgan Stanley performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms of selected transactions. Morgan Stanley selected, based on Morgan Stanley’s professional judgment and knowledge of the sector, certain travel industry transactions for which relevant financial information was publicly available.
For these transactions, Morgan Stanley reviewed the purchase price paid and calculated the ratio of the aggregate value of each transaction to the estimated last twelve months (“LTM”) EBITDA, which is referred to as “LTM EBITDA,” based on publicly available financial information. “LTM EBITDA” refers to earnings before interest, taxes, depreciation and amortization and certain other items considered by the other companies as not directly related to their core business, calculated for the last twelve months. LTM EBITDA is not directly comparable to the Company’s LTM Adjusted EBITDA (see the section of this proxy statement captioned “—Management Projections” for a definition of the Company’s Adjusted EBITDA). The transactions Morgan Stanley reviewed in connection with this analysis (as shown in the table below) varied significantly based upon company scale, services offered, and geography. Morgan Stanley applied the AV/LTM EBITDA multiples derived from the transactions reviewed to the Company’s LTM Adjusted EBITDA (as of September 30, 2018) of  $588 million. Morgan Stanley then adjusted the total implied aggregate values by the Company’s total gross debt (inclusive of capital leases), non-controlling interest and cash, cash equivalents and restricted cash based on the consolidated balance sheet of the Company as of September 30, 2018 provided by the Company’s management and divided the resulting implied total equity value ranges by the Company’s fully diluted common shares outstanding as of December 9, 2018 using the treasury stock method applied to figures provided by the Company’s management. Based on this analysis, Morgan Stanley derived the following implied values per common share of the Company:
Acquiror(s)	Target	Announcement Date	AV/LTM EBITDA	Implied Value Per Share
Silver Lake, TPG	Sabre Holdings	Dec – 2006	10.1x	$30.00
Blackstone	Travelport	Jun – 2006	7.8x	$19.25
Cinven, BC Partners	Amadeus	Jan – 2005	7.5x	$18.00
Travelport	Worldspan LP	Dec – 2006	5.5x	$8.75
No company or transaction utilized in the precedent transactions analysis is identical to the Company or the Merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the Company’s control, such as the impact of competition on the Company’s business or the industry generally, industry growth, and the absence of any adverse material change in the financial condition or prospects of the Company or the industry, or in the financial markets in general.

Discounted Equity Value Analysis
Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into a theoretical estimate of the future implied value of a company’s common equity as a function of such company’s estimated future earnings and a theoretical range of trading multiples plus projected annual dividends. The resulting estimated future implied value is subsequently discounted back to the present day at the company’s cost of equity in order to arrive at an illustrative estimate of the present value for the company’s theoretical future implied stock price.
Using Case A and Case B, as further described in the section of this proxy statement captioned “—Management Projections,” Morgan Stanley calculated ranges of implied equity values per common share for the Company as of September 30, 2018. In arriving at the estimated implied equity values per common share of the Company, Morgan Stanley applied a next twelve months P/E ratio range of 9.5x to 11.5x (reflecting normalized ratios consistent with the Company’s historical trading range during the last two years) to the Company’s 2022 Adjusted Net Income (Loss) per Share—diluted (excluding eNett minority interest) based on Case A and Case B. Morgan Stanley then discounted the resulting implied equity value to September 30, 2018 at a discount rate equal to the Company’s assumed cost of equity of 8.8% to 9.7%. Based on these calculations, this analysis implied the following per share value ranges for the common shares of the Company:
Forecast Scenario	Implied Value Per Share Range
Case A	$10.75 – $13.25
Case B	$12.75 – $15.75
Historical Trading Benchmarks
Morgan Stanley reviewed certain financial information, valuation multiples and market trading data relating to the Company and selected publicly traded companies that Morgan Stanley believed, based on its experience with companies in the travel industry, to be similar to the Company’s current operations for purposes of this analysis. Financial data of the selected companies were based on S&P Capital IQ’s Thomson Reuters I/B/E/S Estimates (“I/B/E/S Estimates”), public filings and other publicly available information. Morgan Stanley observed that the Company has historically traded at significantly different multiples than any of the selected companies for a variety of reasons, including differences in business model and mix, margins and growth. Due to this, Morgan Stanley determined, in Morgan Stanley’s professional judgment, that the Company’s own historical valuation multiples and market trading data was the most appropriate benchmark for valuing the common shares of the Company.
Morgan Stanley reviewed data, including AV as a multiple of Adjusted EBITDA and the P/E ratio for the Company based on I/B/E/S Estimates for periods through March 23, 2018, the last trading day prior to the Elliott Funds disclosing their ownership stake in the Company. Based on this analysis and its professional judgment, Morgan Stanley derived the reference ranges of financial multiples set forth in the table below and applied these ranges to Adjusted EBITDA and Adjusted Net Income (Loss) per Share—diluted (excluding eNett minority interest) for fiscal year 2018 and fiscal year 2019 contained in Case A and Case B. For fiscal year 2018, Adjusted EBITDA and Adjusted Net Income (Loss) per Share—diluted (excluding eNett minority interest) for the Company were $590 million and $1.39 per common share, respectively, in both Case A and Case B. For fiscal year 2019, Adjusted EBITDA and Adjusted Net Income (Loss) per Share—diluted (excluding eNett minority interest) were $591 million and $1.28 per common share, respectively, in both Case A and Case B. For the Adjusted EBITDA multiples, Morgan Stanley then adjusted the total implied aggregate values by the Company’s total gross debt (inclusive of capital leases), non-controlling interest and cash, cash equivalents and restricted cash based on the consolidated balance sheet of the Company’s as of September 30, 2018 provided by the Company’s management and divided the resulting implied total equity value ranges by the Company’s fully diluted common shares outstanding as of December 9, 2018 using the treasury stock method applied to figures provided by the Company’s management. The analysis indicated the following implied per share value ranges for the common shares of the Company:

Benchmark	Reference Range	Implied Value Per Share Range
Case A/Case B FY18E P/E	10.0x – 12.0x	$14.00 – $16.75
Case A/Case B FY18E AV/EBITDA	6.25x – 7.00x	$12.25 – $15.75
Case A/Case B FY19E P/E	9.0x – 11.0x	$11.50 – $14.25
Case A/Case B FY19E AV/EBITDA	6.00x – 6.75x	$11.00 – $14.25
In evaluating the Company, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. These include, among other things, Company growth and profitability, the impact of competition on the business of the Company, and the absence of any adverse material change in the financial condition or prospects of the Company.
Historical Trading Range Analysis
Morgan Stanley reviewed the historical trading range of the Company’s common shares for the 52-week period ending March 23, 2018 and noted that, during such period, the maximum intraday trading price for the common shares of the Company was $16.17 per share and the minimum intraday trading price for the common shares of the Company was $11.38 per share. Morgan Stanley also noted that the closing trading price for the common shares of the Company on March 23, 2018, the last trading day prior to the Elliott Funds disclosing its ownership stake in the Company was $14.35 per share. This analysis was presented to the Board of Directors for informational/reference purposes only and did not provide the basis for, and was not otherwise material to, the rendering of Morgan Stanley’s opinion.
Equity Research Analyst Price Targets
Morgan Stanley reviewed the undiscounted price targets for the common shares of the Company prepared and published by equity research analysts that had been published by Bloomberg as of March 23, 2018. These targets reflect each analyst’s estimate of the future public market trading price of the common shares of the Company. The range of equity analyst undiscounted price targets for the common shares of the Company was $12.00 to $18.00 per share.
In order to better compare the equity research analysts’ stock price targets with the Per Share Price, based on its professional judgment and experience, Morgan Stanley discounted each analyst’s price target to present value assuming a cost of equity of 8.8%. This analysis resulted in a discounted analyst price target range for the common shares of the Company of  $11.75 to $17.75 per share.
The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the common shares of the Company and these estimates are subject to uncertainties, including the future financial performance of the Company and future financial market conditions. This analysis was presented to the Board of Directors for informational/reference purposes only and did not provide the basis for, and was not otherwise material to, the rendering of Morgan Stanley’s opinion.
Historical Premium Analysis
For informational purposes, Morgan Stanley also presented to the Board of Directors a historical premium analysis based on the premiums paid in certain U.S. acquisition transactions. Morgan Stanley considered premiums paid in announced all-cash transactions with a transaction value of approximately $100 million or more that involved worldwide publicly traded target companies since 1996. The average premium paid in all such transactions since 1996 was 36.5%. Based on the foregoing, Morgan Stanley applied a premium range of 30% to 40% to the closing price of the common shares of the Company on March 23, 2018 (the last trading day prior to the filing of the Elliott Funds 13D) of  $14.35 per share. This analysis resulted in an illustrative range of implied values per common share of the Company of  $18.75 to $20.00 per share. This analysis was presented to the Board of Directors for informational/reference purposes only and did not provide the basis for, and was not otherwise material to, the rendering of Morgan Stanley’s opinion.

General
In connection with the review of the Merger by the Board of Directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of the Company. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the Company’s control. These include, among other things, the impact of competition on the Company’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of the Company and the industry, and in the financial markets in general. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.
Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, to the holders of the common shares of the Company (other than Elliott and holders of Owned Company Shares or Dissenting Common Shares) of the Per Share Price to be received by the holders of the common shares of the Company pursuant to the Merger Agreement, and in connection with the delivery of its oral opinion, and its subsequent written opinion, to the Board of Directors. These analyses do not purport to be appraisals or to reflect the prices at which the common shares of the Company might actually trade.
The Per Share Price was determined through arm’s length negotiations between the Company, the Elliott Funds and Siris and was approved by the Board of Directors. Morgan Stanley provided advice to the Company during these negotiations but did not recommend any specific merger consideration to the Company, or that any specific merger consideration constituted the only appropriate consideration for the Merger.
Morgan Stanley’s opinion and its presentation to the Board of Directors was one of many factors taken into consideration by the Board of Directors in deciding to approve the Merger Agreement and the Bermuda Merger Agreement. Consequently, the analyses as described above should not be viewed as determinative of the recommendation of the Board of Directors with respect to the consideration to be received by holders of common shares of the Company pursuant to the Merger Agreement or of whether the Board of Directors would have been willing to agree to a different form or amount of consideration. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley’s customary practice.
Morgan Stanley’s opinion was not intended to, and does not, constitute advice or a recommendation to any holders of common shares of the Company as to how to vote at the Special General Meeting to be held in connection with the Merger or whether to take any other action with respect to the Merger.
The Board of Directors retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading and prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions and finance positions and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Company, Siris, the Elliott Funds and their respective affiliates, or any other company, or any currency or commodity, that may be involved in the Merger, or any related derivative instrument.

Under the terms of its engagement letter, Morgan Stanley provided the Board of Directors with financial advisory services and a fairness opinion, described in this section and attached as Annex B to this proxy statement, in connection with the Merger, and the Company has agreed to pay Morgan Stanley for its services a fee that is expected to be approximately $19 million, substantially all of which is contingent upon the closing of the Merger. The Company has also agreed to reimburse Morgan Stanley for certain expenses, including fees of outside counsel and other professional advisors, incurred in connection with its engagement. In addition, the Company has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the U.S. federal securities laws, relating to or arising out of Morgan Stanley’s engagement.
In the two years prior to the date of its opinion, Morgan Stanley and its affiliates have received aggregate fees of between $1 million and $5 million in connection with financing services provided to the Company. In the two years prior to the date of its opinion, Morgan Stanley and its affiliates have received aggregate fees of between $1 million and $5 million in connection with financing services provided to the Elliott Funds and its affiliates. In the two years prior to the date of its opinion, Morgan Stanley and its affiliates have received aggregate fees of between $25 million and $50 million in connection with financial advisory and financing services provided to Siris and its affiliates. In addition, Morgan Stanley or an affiliate thereof is currently a lender to the Company and certain affiliates of Siris. Morgan Stanley may also seek to provide such services to Siris, the Elliott Funds and the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services.
Management Projections
In connection with the strategic process as described in this proxy statement, the Company’s management prepared certain non-public financial projections as to the potential future performance of the Company for the calendar years 2018 through 2022. Case A and Case B (each as defined below) were prepared for use by the Board of Directors in connection with its consideration of the Merger and other strategic alternatives available to the Company and in connection with the financial analyses performed by Morgan Stanley to deliver its fairness opinion to the Board of Directors. Case C (as defined below) was developed using more aggressive growth estimates and assumptions than those reflected in Case A and Case B (including higher rate of market growth, higher growth in Air segment booking fee revenue and higher levels of new business activities), which estimates and assumptions were considered by the Company’s management less likely to be achieved as a whole, and, therefore, the Board of Directors did not consider Case C to be representative of the likely outlook of the Company but rather a case that emphasized the upside opportunities of the Company. For the purposes of Morgan Stanley’s financial analyses and fairness opinion, the Board of Directors directed Morgan Stanley to base its financial analysis on Case A and Case B and to give materially more significance to Case A as compared to Case B. Morgan Stanley did not use or rely on Case C for purposes of its fairness opinion. Neither Case A nor Case B was presented to the Elliott Funds or Siris and, therefore, neither the Elliott Funds nor Siris considered either Case A or Case B in determining the Per Share Price. Case C (as defined below) was the only set of financial projections presented to the Elliott Funds and Siris to assist with their due diligence review (Case A, Case B and Case C, collectively, the “Management Projections”).

The following tables present the Management Projections. Case A and Case B were presented to the Board of Directors on December 5, 2018. Case C was presented to the Board of Directors on October 11, 2018, and was shared by the Company’s management at the direction of the Board of Directors with the Elliott Funds and Siris on October 23, 2018. Case C was also presented to the Board of Directors on December 5, 2018 for reference only.
Case A
	For the Year Ending December 31,
(In $ millions, except per share amounts)	2018E	2019E	2020E	2021E	2022E
Company Forecasts
Net revenue	$2,554	$2,677	$2,888	$3,114	$3,370
Adjusted EBITDA(1)	$590	$591	$614	$629	$648
Adjusted Net Income(2)	$186	$178	$184	$197	$212
Free Cash Flow(3)	$211	$180	$202	$209	$200
Derived by Morgan Stanley
Adjusted Net Income per Share – diluted (excluding eNett minority interest)(4)	$1.39	$1.28	$1.30	$1.36	$1.42
Unlevered Free Cash Flow(5)	$252	$233	$260	$263	$250

(1)
Adjusted EBITDA is defined as Adjusted Net Income (Loss) excluding depreciation and amortization of property and equipment, amortization of CLPs, interest expense, net (excluding unrealized gains (losses) on interest rate derivative instruments), components of net periodic pension and post-retirement benefit costs other than service cost and related income taxes.

(2)
Adjusted Net Income (Loss) is defined as net income (loss) excluding amortization of acquired intangible assets, gain (loss) on early extinguishment of debt, and items that are excluded under the Company’s debt covenants, such as income (loss) from discontinued operations, gain (loss) on sale of a subsidiary, non-cash equity-based compensation, certain corporate and restructuring costs, non-cash impairment of long-lived assets, certain litigation and related costs and other non-cash items such as unrealized foreign currency gains (losses) on earnings hedges, and unrealized gains (losses) on interest rate derivative instruments, along with any income tax related to these exclusions. Tax impacts not related to core operations have been excluded and, solely with respect to Case A and Case B, components of net periodic pension and post-retirement benefit costs other than service cost have also been excluded.

(3)
Free Cash Flow is defined as net cash provided by (used in) operating activities less cash used for additions to property and equipment.

(4)
Adjusted Net Income (Loss) per Share—diluted (excluding eNett minority interest) is defined as Adjusted Net Income (Loss) for the period, excluding adjusted net income (loss) attributable to the non-controlling interest in eNett, divided by the weighted average number of dilutive common shares, and was derived by Morgan Stanley from the financial projections prepared by the Company based on the information provided by the Company and, with the Company’s approval, was used for purposes of the valuation work in connection with the delivery of Morgan Stanley’s fairness opinion as described in the section of this proxy statement captioned “—Fairness Opinion of Morgan Stanley & Co. LLC.”

(5)
Unlevered Free Cash Flow is defined as Free Cash Flow excluding interest and tax payments, less equity-based compensation (and related taxes) and taxes on income excluding amortization of acquired intangible assets and interest expense, in each case based on the information provided by the Company’s management, and was derived by Morgan Stanley from the financial projections prepared by the Company based on the information provided by the Company and, with the Company’s approval, was used for purposes of the valuation work in connection with the delivery of Morgan Stanley’s fairness opinion as described in the section of this proxy statement captioned “—Fairness Opinion of Morgan Stanley & Co. LLC.”

In the Case A projections (“Case A”), net revenue and Adjusted EBITDA are projected to grow at a compounded annual growth rate (“CAGR”) of 7.2% and 2.4% from 2018 to 2022, respectively, based on the following assumptions: (1) revenue growth for the Travel Commerce Platform (“TCP”) of a CAGR of 7.4% and for technology services of a CAGR of 1.3%, (2) within TCP, Air revenue growth of a CAGR of 4.5% and Beyond Air revenue growth of a CAGR of 13.2%, (3) Reported Segments growth of a CAGR of 4.6%, (4) RevPas growth of a CAGR of 2.6%, (5) commissions growth of a CAGR of 11.3% (including amortization and impairment of CLPs growth of a CAGR of 2.9%) and (6) combined growth in technology costs and selling, general and administrative (“SG&A”) (excluding “Non-core corporate costs” (which consist primarily of corporate and restricting costs, equity-based compensation and related taxes, impairment of property and equipment, and unrealized gains (losses) on foreign currency derivative contracts)) of a CAGR of 2.1%.
In Case A, the Company furthermore projected Adjusted Net Income growth of a CAGR of 3.3% from 2018 to 2022 assuming: (1) depreciation on property and equipment remaining broadly stable, (2) an increase in amortization and impairment of CLPs of a CAGR of 2.9%, (3) an increase in interest expense, net (excluding unrealized gains (losses) on interest rate derivative contracts), of a CAGR of 2.0% and (4) an increase in the remaining provision for income taxes (excluding the tax impact of items excluded from Adjusted Net Income) of a CAGR of 2.9%.
Case A projects a Free Cash Flow decline of a CAGR of  (1.3)% from 2018 to 2022 assuming (1) a net cash provided by operating activities decline of a CAGR of  (1.4)% (using broadly similar assumptions as Case B for CLPs, interest payments, pension funding and working capital movements) and (2) a reduction in cash additions to property and equipment growth of a CAGR of  (1.6)%.
Case B
	For the Year Ending December 31,
(In $ millions, except per share amounts)	2018E	2019E	2020E	2021E	2022E
Company Forecasts
Net revenue	$2,554	$2,677	$2,927	$3,178	$3,457
Adjusted EBITDA	$590	$591	$634	$663	$693
Adjusted Net Income	$186	$178	$199	$223	$248
Free Cash Flow	$211	$180	$217	$236	$237
Derived by Morgan Stanley
Adjusted Net Income per Share – diluted (excluding eNett minority interest)	$1.39	$1.28	$1.41	$1.56	$1.70
Unlevered Free Cash Flow	$252	$233	$275	$289	$285
The Case B projections (“Case B”) use less conservative assumptions compared to Case A for the rate of market and market share growth, the increase in commissions paid and the level of contribution from new business activities.
In Case B, net revenue and Adjusted EBITDA are projected to grow at a CAGR of 7.9% and 4.1% from 2018 to 2022, respectively, based on the following assumptions: (1) revenue growth for TCP of a CAGR of 8.1% and for technology services of a CAGR of 1.3%, (2) within TCP, Air revenue growth of a CAGR of 5.5% and Beyond Air revenue growth of a CAGR of 13.4%, (3) Reported Segments growth of a CAGR of 5.8%, driven by a combination of market and market share growth, (4) RevPas growth of a CAGR of 2.1%, (5) commissions growth of a CAGR of 11.8% (including amortization and impairment of CLPs growth of a CAGR of 2.9%), with a significant share of the total increase in commissions over the period driven by payment solutions and (6) combined growth in technology costs and SG&A (excluding “Non-core corporate costs”) of a CAGR of 2.2%.
The Company furthermore projected Adjusted Net Income growth of a CAGR of 7.5% from 2018 to 2022 assuming: (1) depreciation on property and equipment remaining broadly stable, (2) an increase in amortization and impairment of CLPs of a CAGR of 2.9%, (3) an increase in interest expense, net

(excluding unrealized gains (losses) on interest rate derivative contracts), of a CAGR of 1.4%, assuming prepayment of a portion of the principal amount of debt and (4) an increase in the remaining provision for income taxes (excluding the tax impact of items excluded from Adjusted Net Income (Loss)) of a CAGR of 7.2%, assuming the effective tax rate remains broadly stable.
Finally, the Company projected Free Cash Flow growth of a CAGR of 2.9% from 2018 to 2022 assuming (1) net cash provided by operating activities growth of a CAGR of 1.2%, absorbing higher CLPs, cash income taxes, interest payments and pension funding in addition to a lower contribution from working capital movements and (2) a reduction in cash additions to property and equipment of a CAGR of  (1.6)%.
Case C
	For the Year Ending December 31,
(In $ millions)	2018E	2019E	2020E	2021E	2022E
Company Forecasts
Net revenue	$2,551	$2,754	$3,006	$3,306	$3,593
Adjusted EBITDA	$591	$593	$654	$708	$753
Adjusted Net Income	$183	$156	$193	$230	$266
Free Cash Flow	$211	$121	$213	$263	$295
The Company shared the Case C projections (“Case C”) with the Elliott Funds and Siris in October 2018 to assist the Elliott Funds and Siris with their due diligence review and to emphasize the upside opportunities of the Company.
Case C is not directly comparable to Cases A and B because Cases A and B reflected adjusted forecasts of new subscriber contract wins, recent partnership activities, latest Company restructuring initiatives and amended expectations on cash additions to property and equipment and CLPs. While Case C did not include such updates, Case C overall assumed a higher rate of market growth, higher growth in Air segment booking fee revenue and higher levels of new business activities.
2018 and 2019 Forecasts
In addition to Case C, in November 2018, the Company’s management presented to the Elliott Funds and Siris the Company’s forecast for fiscal year 2018 and preliminary budget for fiscal year 2019 (the “2018 and 2019 Forecasts”), reflecting revised figures to those contained in Case C as presented to the Elliott Funds and Siris on October 23, 2018, including with respect to net revenue and commissions for these two years, resulting in lower net revenue minus commissions for fiscal year 2019, largely offset by new cost savings initiatives. The update for 2019 also included lower depreciation and amortization expenses and lower cash outflows related to CLPs. The 2018 and 2019 Forecasts were separate from, and did not constitute an update to, Case C.
The following figures were presented to the Elliott Funds and Siris on November 19, 2018.
	For the Year Ending December 31,
(In $ millions)	2018E	2019E
Net revenue	$2,554	$2,656
Adjusted EBITDA	$590	$591
Adjusted Net Income	$185	$173
Free Cash Flow	$211	$181
The Management Projections and the 2018 and 2019 Forecasts were developed by the Company’s management without giving effect to the Merger or the other transactions contemplated by the Merger Agreement and the Bermuda Merger Agreement or any changes to the Company’s operations or strategy that may be implemented after the consummation of the Merger, including any costs incurred in connection with the Merger or costs related to other transactions contemplated by the Merger Agreement and the

Bermuda Merger Agreement. Furthermore, the Management Projections and the 2018 and 2019 Forecasts do not take into account the effect of any failure of the transactions contemplated by the Merger Agreement and the Bermuda Merger Agreement to be completed and should not be viewed as accurate or continuing in that context.
While the Company has from time to time provided limited quarterly and full-year financial guidance in its regular earnings press releases and other investor materials, the Company’s management team has not, as a matter of course, otherwise publicly disclosed internal projections as to future performance, earnings or other results due to the unpredictability of the underlying assumptions and estimates. The Management Projections and the 2018 and 2019 Forecasts are included herein because (1) Case C and the 2018 and 2019 Forecasts were made available to the Elliott Funds and Siris in connection with their due diligence review, (2) Case A and Case B were made available to Morgan Stanley by the Company’s management and were approved by the Board of Directors for use in connection with its financial analysis as described in the section of this proxy statement captioned “—Fairness Opinion of Morgan Stanley & Co. LLC” and (3) Case A and Case B were made available to the Board of Directors in connection with its consideration of the Merger and other strategic alternatives available to Travelport, and Case C was made available to the Board of Directors for reference purposes. The Management Projections and the 2018 and 2019 Forecasts were not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC regarding projections or accounting principles generally accepted in the United States (“GAAP”), or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. In the view of the Company’s management, the Management Projections and the 2018 and 2019 Forecasts have been reasonably prepared by the Company’s management on bases reflecting the best available information at the time of preparation and judgments of the Company’s management of the future financial performance of the Company and other matters covered thereby. However, the information contained in the Management Projections and the 2018 and 2019 Forecasts is not fact and should not be relied upon as being necessarily indicative of future results.
Although the Management Projections and the 2018 and 2019 Forecasts are presented with numerical specificity, they reflect numerous estimates and assumptions made by the Company’s management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. The Management Projections and the 2018 and 2019 Forecasts reflect subjective judgment in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the Management Projections and the 2018 and 2019 Forecasts constitute forward-looking information and are subject to many risks and uncertainties that could cause actual results to differ materially from the results forecasted in the Management Projections and the 2018 and 2019 Forecasts, including, but not limited to, the Company’s performance, industry performance, general business and economic conditions, customer requirements, staffing levels, competition, adverse changes in applicable laws, regulations or rules, and the various risks set forth in the Company’s reports filed with the SEC. There can be no assurance that the Management Projections and the 2018 and 2019 Forecasts will be realized or that actual results will not be significantly higher or lower than forecast. The Management Projections and the 2018 and 2019 Forecasts cover several years and such information by its nature becomes less reliable with each successive year. In addition, the Management Projections and the 2018 and 2019 Forecasts will be affected by the Company’s ability to achieve strategic goals, objectives and targets over the applicable periods. The Management Projections and the 2018 and 2019 Forecasts reflect assumptions as to certain business decisions that are subject to change. The Management Projections and the 2018 and 2019 Forecasts cannot, therefore, be considered a guarantee of future operating results, and this information should not be relied on as such. The inclusion of the Management Projections and the 2018 and 2019 Forecasts should not be regarded as an indication that the Company, Morgan Stanley, their respective officers, directors, affiliates, advisors, or other representatives or anyone who received this information then considered, or now considers, them a reliable prediction of future events, and this information should not be relied upon as such. The inclusion of the Management Projections and the 2018 and 2019 Forecasts herein should not be deemed an admission or representation by the Company that the Company views such Management Projections and the 2018 and 2019 Forecasts as material information; in fact the Company views the Management Projections and the 2018 and 2019 Forecasts as non-material because of the inherent risks and uncertainties associated with such long-range forecasts. The inclusion of the Management Projections and the 2018 and 2019 Forecasts in this proxy statement should not be regarded as an indication that the Management Projections or the 2018 and 2019 Forecasts will be necessarily predictive of actual future events. No representation is made by the Company or any other person regarding the Management Projections, the 2018 and 2019 Forecasts or the Company’s ultimate performance compared to such information. The Management Projections and the 2018 and 2019 Forecasts should be evaluated, if at all, in conjunction with the historical consolidated financial statements and other information contained in the Company public filings with the SEC. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.” In light of the foregoing factors, and the uncertainties inherent in the Management Projections and the 2018 and 2019 Forecasts, shareholders are cautioned not to place undue, if any, reliance on the Management Projections and the 2018 and 2019 Forecasts.
Neither the Company’s independent auditor nor any other independent accountant has compiled, examined, or performed any procedures with respect to the Management Projections or the 2018 and 2019 Forecasts, nor have they expressed any opinion or any other form of assurance on such information or its achievability.
Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Share—diluted, Adjusted Net Income (Loss) per Share—diluted (excluding eNett minority interest), Free Cash Flow and Unlevered Free Cash Flow contained in the Management Projections and the 2018 and 2019 Forecasts set forth above, are “non-GAAP financial measures,” which are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures, because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. The summary of such information above is included solely to give shareholders access to the information that was made available to Morgan Stanley, Elliott, Siris and the Board of Directors, and is not included in this proxy statement in order to influence any shareholder to make any investment decision with respect to the Merger, including whether or not to seek appraisal rights with respect to the common shares of the Company.
In addition, the Management Projections and the 2018 and 2019 Forecasts have not been updated or revised to reflect information or results after the date they were prepared or as of the date of this proxy statement, and except as required by applicable securities laws, the Company does not intend to update or otherwise revise the Management Projections, the 2018 and 2019 Forecasts or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the underlying assumptions are shown to be in error.
Interests of Travelport’s Directors and Executive Officers in the Merger
When considering the recommendation of the Board of Directors that you vote to approve the Merger Proposal and the Compensation Advisory Proposal, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of shareholders generally, as more fully described below. The Board of Directors was aware of and considered these interests, among other matters, to the extent that they existed at the time, in approving the Merger Proposal and the Compensation Advisory Proposal and recommending that the Merger Proposal and the Compensation Advisory Proposal be approved by shareholders. These interests are described in more detail below and, where applicable, are quantified in the narrative and the tables below.
Arrangements with Parent
As of the date of this proxy statement, none of our executive officers has entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Company or one or more of its affiliates. Prior to and following the Closing, however, certain of our executive officers may have discussions, and following the Closing, may enter into agreements with Parent or the Surviving Company, its subsidiaries or its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Company or one or more of its affiliates.
Insurance and Indemnification of Directors and Executive Officers
The Merger Agreement provides that the Surviving Company and its subsidiaries will (and Parent will cause the Surviving Company and its subsidiaries to) honor and fulfill, in all respects, the obligations of the Company and its subsidiaries pursuant to any indemnification agreements between the Company and any of its subsidiaries, on the one hand, and any of their respective current or former directors or officers (and any person who becomes a director or officer of the Company or any of its subsidiaries prior to the Effective Time), on the other hand, in effect on the date of the Merger Agreement and made available to Parent (the “Existing Indemnification Agreements”). In addition, during the period commencing at the Effective Time and for six years thereafter, the Surviving Company and its subsidiaries will (and Parent will cause the Surviving Company and its subsidiaries to) cause the organizational documents of the Surviving Company and its subsidiaries to contain provisions with respect to indemnification, exculpation and advancement of expenses that are at least as favorable for periods prior to the Effective Time as the indemnification, exculpation and advancement of expenses provisions set forth in the organizational documents of the Company and its subsidiaries, as applicable, as of the date of the Merger Agreement. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable law.
In addition, the Merger Agreement provides that, during the six-year period commencing at the Effective Time, the Surviving Company will (and Parent must cause the Surviving Company to) indemnify and hold harmless each current or former director or officer of the Company or the Company’s subsidiaries, to the fullest extent such persons are indemnified as of the date of the Merger Agreement pursuant to applicable law, the organizational documents of the Company or any of its subsidiaries and the Existing Indemnification Agreements, as applicable, from and against all costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses), judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding arising, directly or indirectly, out of, or pertaining, directly or indirectly, to (1) the fact that an Indemnified Person was at any time at or prior to the Effective Time a director, officer, employee or agent of the Company or such subsidiary and (2) any action or omission, or alleged action or omission occurring at or prior to the Effective Time (including in connection with the approval of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement and the Bermuda Merger Agreement including the Merger (collectively, the “Transactions”)), in such Indemnified Person’s capacity as a director, officer, employee or agent of the Company or any of its subsidiaries, or taken at the request of the Company or such subsidiary (including in connection with serving at the request of the Company or such subsidiary as a director, officer, employee, agent, trustee or fiduciary of another person (including any employee benefit plan)). The Merger Agreement also provides that the Surviving Company will (and Parent must cause the Surviving Company to) advance all fees and expenses (including fees and expenses of any counsel) as incurred by any such indemnified person in the defense of such legal proceeding provided that the person to whom expenses are advanced provides an undertaking to repay such expenses if it is ultimately determined that such person is not entitled to indemnification, and only to the extent required by applicable law, the charter, the bye-laws or other applicable organizational documents of the subsidiaries of the Company or applicable indemnification agreements.
In addition, without limiting the foregoing, unless the Company has purchased a “tail” policy prior to the Effective Time (which the Company may purchase, provided that the premium for such insurance does not exceed 300% of the aggregate annual premiums paid for our last full fiscal year), the Merger Agreement requires Parent to cause the Surviving Company to maintain, on terms substantially equivalent to and in any event not less favorable in the aggregate to the indemnified parties, the Company’s directors’ and officers’ insurance policies for a period of at least six years commencing at the Effective Time. Neither Parent nor the Surviving Company will be required to pay premiums for such policy to the extent such premiums exceed, on an annual basis, 300% of the aggregate annual premiums currently paid by the Company, and if the premium for such insurance coverage would exceed such amount Parent shall be obligated to cause the Surviving Company to obtain the greatest coverage available for a cost equal to such amount.
Treatment of Company Options, Company RSUs and Company PSUs
The Company has from time to time granted time-based awards under the Travelport Worldwide Limited 2013 Equity Plan and Travelport Worldwide Limited Amended and Restated 2014 Omnibus Incentive Plan, of Company Options, Company RSUs and Company PSUs. The Company also granted Company RSUs and Company PSUs under a separate plan adopted in connection with an acquisition by the Company in 2015 (collectively, with the Travelport Worldwide Limited 2013 Equity Plan and Travelport Worldwide Limited Amended and Restated 2014 Omnibus Incentive Plan, the “Company Equity Plans”).
As of January 8, 2019, there were 453,848 common shares subject to outstanding Company Options (with an exercise price below the Per Share Price), 548,687 common shares subject to outstanding Company RSUs, and 1,598,208 common shares subject to outstanding Company PSUs (based on the applicable performance-based vesting requirements at target payout levels, other than Company PSUs that vest based on, among other conditions, cumulative performance from 2016 to 2018, for which vesting will be based on actual performance that is currently estimated to be above target payout), in each case, held by our directors and executive officers, as a group.
The Merger Agreement provides for the treatment set forth below with respect to the awards held by the Company’s non-employee directors, executive officers and all other participants in the Company Equity Plans:
•
At the Effective Time, each Company RSU (whether vested or unvested) will be automatically cancelled and converted into the right to receive an amount in cash, without interest and subject to any applicable withholding taxes, equal to: (1) the amount of the Per Share Price, multiplied by (2) the total number of common shares of the Company subject to such Company RSU, plus any accrued dividends thereon.

•
At the Effective Time, each Company PSU (whether vested or unvested) will be automatically cancelled and converted into the right to receive an amount in cash, without interest and subject to any applicable withholding taxes, equal to: (1) the amount of the Per Share Price, multiplied by (2) the total number of common shares of the Company subject to such Company PSU, plus any accrued dividends thereon. The number of common shares subject to a Company PSU award with performance-based vesting in which the performance period is still outstanding as of the Effective Time will be deemed to be the number of common shares eligible to vest based on the greater of, with respect to the performance metrics applicable to such Company PSU, (A) target performance and (B) actual performance determined as if the applicable performance period ended immediately prior to the Effective Time.

•
At the Effective Time, each Company Option (whether vested or unvested) will be automatically cancelled and converted into the right to receive an amount in cash, without interest and subject to any applicable withholding taxes, equal to: (1) the amount of the Per Share Price (less the exercise price per share attributable to such Company Option), multiplied by (2) the total number of common shares of the Company issuable upon exercise in full of such Company Option. Any Company Options (whether vested or unvested) with a per share exercise price equal to or greater than $15.75 will be cancelled immediately upon the Effective Time without payment or consideration.

Company ESPP
Pursuant to the Merger Agreement, in December 2018, the Company suspended the future offerings under the Travelport Worldwide Limited 2014 Employee Share Purchase Plan including the United Kingdom and Ireland sub plans (collectively, the “Company ESPP”). All participant contributions received until December 31, 2018 were used to purchase common shares of the Company in accordance with the terms of the Company ESPP.

Summary of Outstanding Equity Awards
The table below sets forth the number of vested Company Options, unvested Company Options, Company RSUs and Company PSUs held by the Company’s executive officers and directors, and the value that the executive officers and directors can expect to receive for such equity-based awards at the Effective Time based on the Per Share Price, assuming for this purpose that the Merger was completed on January 8, 2019 (the last practicable date before the filing of this proxy statement). Certain awards that are now unvested and included in the table below may vest or be forfeited pursuant to their terms, independent of the Merger, until the Effective Time of the Merger.
Name	Unvested Company Options (#)	Unvested Company Options ($)	Vested Company Options (#)	Vested Company Options ($)	Company RSUs (#)(1)	Company RSUs ($)(2)	Company PSUs (#)(3)	Company PSUs ($)(4)	Total ($)
Named Executive Officers
Gordon A. Wilson	127,487	321,268	127,488	321,270	182,849	2,964,492	763,210	12,431,278	16,038,308
Bernard Bot	—	—	—	—	72,384	1,178,931	288,989	4,724,253	5,903,184
Stephen Shurrock	43,335	123,505	43,335	123,505	60,324	980,484	259,757	4,244,597	5,472,091
Matthew Minetola	43,156	108,754	50,390	131,014	46,955	760,091	190,304	3,095,125	4,094,984
Margaret K. Cassidy	9,328	23,507	9,329	23,509	25,268	407,809	95,948	1,554,146	2,008,971
Directors
Douglas M. Steenland	—	—	—	—	65,156	1,028,881	—	—	1,028,881
Elizabeth L. Buse	—	—	—	—	25,060	395,724	—	—	395,724
Steven R. Chambers	—	—	—	—	25,060	395,724	—	—	395,724
Michael Durham	—	—	—	—	6,857	109,026	—	—	109,026
Scott E. Forbes	—	—	—	—	6,857	109,026	—	—	109,026
Douglas Hacker	—	—	—	—	25,060	395,724	—	—	395,724
John B. Smith	—	—	—	—	6,857	109,026	—	—	109,026

(1)
Includes 101,937 vested Company RSUs held by certain directors who deferred delivery of the underlying shares.

(2)
This number reflects the value of each Company RSU at $15.75 per unit, plus accrued notional dividends that will be payable, in cash, at the time of vesting.

(3)
The number of common shares shown in this column is based on the assumption that the applicable performance-based vesting requirements are achieved at target payout levels, except that for the Company’s PSUs that vest based on, among other conditions, cumulative performance from 2016 to 2018, vesting will be based on actual performance that is currently estimated to be above target.

(4)
This number reflects the value of each Company PSU at $15.75 per unit, plus accrued notional dividends that will be payable, in cash, at the time of vesting.

Severance Entitlements
The Company entered into service agreements, employment agreements or letter agreements with each of its named executive officers, some of which provide for severance in the event of certain qualifying terminations (as further described below).
Mr. Wilson’s service agreement provides for the following severance in the event his employment is terminated without cause by the Company or by an acquirer of the Company’s business or assets, or if he resigns in circumstances where he is entitled to resign in response to a fundamental breach of contract by the Company: two times his then annual base salary and 100% of his target annual bonus, payable in a lump sum within 14 days following termination of employment. The Company must also provide Mr. Wilson with twelve months of notice of termination or payment in lieu of notice (with certain exceptions in connection with a termination due to misconduct and certain other events set forth in his employment agreement), in addition to any statutorily required severance amount to which Mr. Wilson would be entitled to receive under U.K. law.
Messrs. Bot and Shurrock’s respective employment agreements do not provide for severance. However, under each employment agreement, the Company must provide Mr. Bot and Mr. Shurrock with twelve months of notice of termination or payment in lieu of notice (with certain exceptions in connection with a termination due to misconduct and certain other events set forth in their respective employment agreements). Such amounts are in addition to statutorily required severance amounts that Mr. Bot and Mr. Shurrock would be entitled to receive under U.K. law, as well as limited severance amounts based on years of service that the Company typically pays to U.K. employees who are made redundant.
Mr. Minetola’s letter agreement provides for the following severance in the event his employment is terminated without cause by the Company: the sum of  (i) one year of his annual base salary plus (ii) pro-rata bonus (based on the period of time worked during the year of termination) at target, payable in lump sum within sixty days following termination of his employment, plus (iii) outplacement benefits pursuant to Company policy. Such severance pay and benefits are subject to Mr. Minetola’s timely execution and non-revocation of a separation agreement and general release.
Ms. Cassidy’s letter agreement provides for the following severance in the event her employment is terminated by the Company other than for cause, Ms. Cassidy resigns from her employment as the result of a “constructive termination” (as defined below): (i) one year of her annual base salary; (ii) pro-rata bonus (based on the period of time worked during the year of termination) at target, payable in lump sum within sixty days following termination of her employment; (iii) Company subsidization or payment of COBRA premiums and group life insurance benefits for twelve months following termination (so that Ms. Cassidy will pay the same monthly premiums as active executive vice presidents for the same coverage during such time, to the extent that she participates in such benefits); and (iv) outplacement benefits pursuant to Company policy. Such severance pay and benefits are subject to Ms. Cassidy’s timely execution and non-revocation of a separation agreement and general release.
“Constructive termination” is generally defined in Ms. Cassidy’s employment agreement as the following: (1) the Company’s removal from the position of Executive Vice President and General Counsel; (2) Company’s reduction of base annual salary or target bonus (other than as a result of a broad-based reduction in employee compensation which impacts all other executive vice presidents in the United States); (3) the failure of the Company to pay compensation or benefits to Ms. Cassidy when due, in each case which is not cured within 30 days following the Company’s receipt of written notice from Ms. Cassidy describing such event; (4) the failure of the Company to obtain the assumption in writing of its obligation to perform the obligations of her employment agreement by any successor; and/or (5) the Company’s elimination or discontinuation of Ms. Cassidy’s job or position, if Ms. Cassidy is not offered a comparable position within Travelport (such comparability analysis shall include the following as compared with her then-current position: (a) the location of the position offered; (b) the total compensation of the position offered including base pay, variable pay and other benefits; and (c) the primary duties and responsibilities of the position offered (as reasonably determined by the Company)); provided that, in any case, Ms. Cassidy provided written notice to the Company within thirty days after the discovery of such alleged “constructive termination” event, the Company failed to cure such event within thirty days of such notice, and Ms. Cassidy terminates her employment within twenty days following expiration of the Company’s cure period.
Non-qualified Deferred Compensation (“NQDC”)
Our U.S. named executive officers are participants in the Travelport Officer Deferred Compensation Plan (the “ODCP”), pursuant to which their respective balances will be paid upon the Transaction. As of January 8, 2019, the ODCP balances for Mr. Minetola and Ms. Cassidy were $42,765 and $34,719, respectively.

Payments Upon Termination At or Following Change in Control
The table below, along with its footnotes, are intended to provide the information required by Item 402(t) of Regulation S-K regarding the amount of compensation payable to each of Travelport’s named executive officers that is based on or otherwise related to the Merger. The calculations for the “double-trigger” payments (i.e. payable only upon both a change in control and related termination) below are determined using the Per Share Price and are based on certain other assumptions that may or may not actually occur or be accurate on the relevant date and do not reflect certain compensation actions that may occur before the Effective Time. Included in these assumptions, among others, is the possibility that each of the Company’s named executive officers may experience a termination in connection with the change of control immediately following the consummation of the Merger.
Some of these assumptions, are based on information not currently available and, as a result, the actual amounts, if any, to be received by the Company’s named executive officers may differ in material respects from the amounts set forth below. This Merger-related compensation is subject to a non-binding advisory vote of Travelport shareholders, as set forth in the section of this proxy statement captioned, “Proposal 3: Approval of the Compensation Advisory Proposal.” For purposes of calculating the amounts included in the table below, we have assumed January 8, 2019 as the Closing Date of the Merger and that the employment of each of the Company’s named executive officers experiences a termination immediately following the consummation of the Merger.
Please further note that the employment agreements and equity award agreements entered into with Travelport’s named executive officers do not provide for “single trigger” vesting upon a change in control alone, and severance payments are made only if the executive experiences a “covered” termination of employment, which includes a termination by the Company without cause, and in the case of Messrs. Wilson, Bot and Shurrock, a resignation due to a fundamental breach of contract and, in the case of Ms. Cassidy, due to a constructive termination.
Name	Cash ($)(1)	Equity ($)(2)	Pension/NQDC ($)(3)	Perquisites/ Benefits ($)(4)	Total ($)
Gordon A. Wilson	3,667,040	16,038,308	—	—	19,705,348
Bernard Bot	0	5,903,184	—	—	5,903,184
Stephen Shurrock	0	5,472,091	—	—	5,472,091
Matthew Minetola	418,246	4,094,984	42,765	18,000	4,573,995
Margaret K. Cassidy	364,825	2,008,971	34,719	20,501	2,429,016

(1)
For Mr. Wilson, this represents a cash severance payment of two times the sum of his annual base salary plus 100% of his target bonus, payable in a lump sum within 14 days following termination of employment. For Mr. Minetola and Ms. Cassidy, this represents a cash severance payment of one times his or her annual base salary plus pro-rata target bonus for 2019, payable in a lump sum within sixty days following termination of employment. Travelport is also required to give Messrs. Wilson, Bot and Shurrock 12 months of notice or pay in lieu of notice, which is not reflected in the table above. Further, the table above does not include any U.K. statutory severance or severance that may be payable consistent with what is typically paid to U.K. employees who are made redundant. In the case of Mr. Minetola and Ms. Cassidy, he or she must execute, deliver and not revoke a separation agreement and general release in order to receive these benefits. The cash payments described above include the components described below. Please note that Mr. Wilson’s salary and bonus are paid in British pounds, which have been converted to U.S. dollars at the applicable exchange rate for January 8, 2019. Each of the Company’s named executive officers’ severance entitlements is further described above in the section captioned “—Interests of Travelport’s Directors and Executive Officers in the Merger—Severance Entitlements.” The severance-based payments are “double-trigger” in nature in that they will not become payable upon the Merger alone—the applicable executive has to also incur a qualifying termination.

Name	Annual Base Salary (US$)	Target Bonus (%)	Pro-Ration Factor for Target Bonus	Total Cash Severance (US$)
Gordon A. Wilson	733,408	150%	2.00000	3,667,040
Matthew Minetola	409,275	100%	0.02192	418,246
Margaret K. Cassidy	357,000	100%	0.02192	364,825
(2)
As further described above in the section captioned “—Interests of Travelport’s Directors and Executive Officers in the Merger—Treatment of Company Options, Company RSUs and Company PSUs,” the equity amount consists of the value attributable to the acceleration, and payment to be received upon cancellation of, Company Options, Company RSUs and Company PSUs. The total payments in respect of the Company PSUs is based on the assumption that the applicable performance-based vesting requirements are achieved at target payout levels, except that for the Company PSUs that vest based on, among other conditions, cumulative performance from 2016 to 2018, vesting will be based on actual performance that is currently estimated to be above target, and include notional dividends that have accrued on Company RSUs and Company PSUs.

The amounts shown do not attempt to forecast any grants, additional issuances, dividends, additional deferrals or forfeitures of equity-based awards following the date of this proxy statement. Depending on when the Closing Date occurs, certain equity-based awards will vest and be settled prior to the Effective Time in accordance with their terms. In accordance with the Merger Agreement, the equity-based payments are “single-trigger” in nature as they will become payable immediately upon the Closing Date, whether or not employment is terminated.
Set forth below are the values for each type of equity incentive award that would vest and/or become payable in connection with the Merger, assuming the Price Per Share, excluding any previously vested Company RSUs, Company PSUs, or shares received upon exercise of previously vested Company Options. The value of Company Options is calculated as (1) the amount of the Per Share Price (less the exercise price per share attributable to such Company Option where the exercise price per share is below the Per Share Price), multiplied by (2) the total number of common shares of the Company issuable upon exercise in full of such Company Option. The table also includes the notional amounts of dividends on the Company RSUs and the Company PSUs that would become payable along with the equity-based payments, in accordance with the Merger Agreement.
Name	Company Options ($)	Company RSUs ($)	Notional Dividends on Company RSUs ($)	Company PSUs ($)	Notional Dividends on Company PSUs ($)	Total ($)
Gordon A. Wilson	642,538	2,879,872	84,620	12,020,557	410,721	16,038,308
Bernard Bot	—	1,140,048	38,883	4,551,577	172,676	5,903,184
Stephen Shurrock	247,010	950,103	30,381	4,091,173	153,424	5,472,091
Matthew Minetola	239,768	739,541	20,550	2,997,288	97,837	4,094,984
Margaret K. Cassidy	47,016	397,971	9,838	1,511,181	42,965	2,008,971
(3)
NQDC or non-qualified deferred compensation balances are as of January 8, 2019. The Merger Agreement does not trigger acceleration of any other pension or retirement benefits.

(4)
The amounts shown in the table above represent Travelport’s cost of outplacement (for Mr. Minetola and Ms. Cassidy) and continued life insurance at active employee rates for 12 months (for Ms. Cassidy only), subject to the execution, delivery and non-revocation of a separation agreement and general release. These amounts do not include payments and benefits to the extent they are provided on a non-discriminatory basis to our salaried employees generally upon termination of employment, such as: (i) accrued base salary and, for U.K. executive officers, holiday pay (as applicable), (ii) earned but unpaid bonuses and (iii) distributions of plan balances under our 401(k) plan or other defined contribution plans, including, for example, the plans in which our U.K. executive officers participate.

Financing of the Merger
The obligation of Parent and Merger Sub to consummate the Merger is not subject to any financial condition.
The amounts committed under the financing commitments described in this section, together with cash on hand at Travelport, include the funds needed to cover (1) the payment to shareholders and holders of equity-based awards of the amounts payable in connection with the Merger pursuant to the Merger Agreement, (2) the repayment, prepayment or discharge of certain indebtedness of Travelport, and (3) the payment of all fees and expenses required to be paid by Parent or Merger Sub in connection with the transactions contemplated by the Merger Agreement and the Bermuda Merger Agreement, including those required to be paid at Closing in connection with the Merger and the financing thereof.
The amounts committed under the Commitment Letters may not be sufficient to consummate the Merger. Those amounts might be insufficient if, among other things, one or more of the parties to the Commitment Letters fail to fund the committed amounts in breach of such Commitment Letters or if the conditions to such commitments are not met. Although obtaining the proceeds of any financing, including the financing under the financing commitments, is not a condition to the consummation of the Merger, the failure of Parent and Merger Sub to obtain any portion of the Equity Financing or Debt Financing (or any alternative financing) is likely to result in the failure of the Merger to be completed. In that case, Parent may be obligated to pay Travelport a termination fee of  $124.6 million, as described in the section of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger—Termination Fees.”
Equity Financing
Pursuant to the Equity Commitment Letters, the Guarantors have agreed to provide Parent with up to $1.08 billion in cash available to fund a portion of the aggregate purchase price and to pay the fees and expenses required to be paid at the Closing of the Merger by Travelport, Parent and Merger Sub contemplated by, and subject to the terms and conditions of, the Merger Agreement. In addition, pursuant to their Equity Commitment Letter, the Elliott Funds have agreed to contribute at Closing to Parent 6,751,409 common shares of the Company held by them in exchange for equity in Parent.
The Equity Commitment Letters provide, among other things, that: (1) Travelport is an express third party beneficiary thereof in connection with Travelport’s exercise of its rights related to specific performance under the Merger Agreement; and (2) neither Parent nor any of the Guarantors will oppose the granting of an injunction, specific performance or other equitable relief in connection with the exercise of such third party beneficiary rights. No Equity Commitment Letter may be waived, amended or modified except by a written instrument signed by Parent, the Guarantors party thereto and Travelport.
Debt Financing
Pursuant to the Debt Commitment Letter, the Lenders have committed, subject to the terms thereof, to provide Parent with up to $3.3 billion as well as a committed $150 million first lien revolving credit facility, a portion of which will be available at Closing. The Financing will be available to fund a portion of the aggregate purchase price and to finance the repayment, prepayment or discharge of certain indebtedness of Travelport and to pay the fees and expenses required to be paid at the Closing of the Merger by Travelport, Parent and Merger Sub contemplated by, and subject to the terms and conditions of, the Merger Agreement. The commitments of the Lenders to provide the Debt Financing remain in effect until the fifth business day after the Termination Date unless the Merger Agreement is terminated prior thereto or the Merger is consummated without the funding of the Debt Financing.
The availability of the Debt Financing is subject to limited conditions precedent, customary for financings of transactions comparable to the Merger. Pursuant to the Merger Agreement, Parent and Merger Sub have agreed to use their respective reasonable best efforts to satisfy all such conditions precedent, to cause the Lenders to fund the Debt Financing at Closing and to otherwise enforce their rights under the Debt Commitment Letters. Parent and Merger Sub have also agreed not to permit any amendment, replacement, supplement, modification or waiver of the Debt Commitment Letters in a manner that would or would reasonably be expected to reduce the aggregate amount of the Financing to less than the amount required to consummate the Merger, materially delay or prevent the Closing of the Merger, make the funding of the Debt Financing less likely to occur or adversely impact the rights of Parent to enforce its rights against the Lenders.
Limited Guarantees
Pursuant to the Limited Guarantees, each of the Guarantors has agreed to guarantee Parent’s obligation to pay any termination fee or damages awards and to reimburse Travelport with respect to certain expenses in connection with the Merger, subject to an aggregate cap of  $64.9 million for each of the Elliott Funds and Siris Cayman Fund IV.
Subject to certain exceptions, the Limited Guarantees will terminate upon the earliest of:
•
the indefeasible payment of the obligations of the relevant Guarantor under its respective Limited Guarantee, up to a cap of  $64.9 million;

•
the Closing;

•
the termination of the Merger Agreement in accordance with its terms in a circumstance in which the Parent would not be obligated to pay the Parent Termination Fee (as defined in the section of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger—Termination Fees”) (but the Limited Guarantees shall survive with respect to any continuing reimbursement obligations of Parent);

•
four months after termination of the Merger Agreement, if the Merger Agreement is terminated (i) due to the imposition of a permanent injunction or other judgment or order that has the effect prohibiting, making illegal or enjoining the consummation of the Merger or the enactment, entry or enforcement of any statute, rule, regulation or order that prohibits, makes illegal or enjoins the consummation of the Merger, (ii) following the Termination Date, (iii) by Travelport if Parent or Merger Sub has materially breached or failed to perform any of its respective representations, warranties, covenants or other agreements, subject to a cure period or (iv) if all conditions to Closing have been satisfied, Travelport has irrevocably notified Parent in writing that it is ready, willing and able to consummate the Merger, Travelport has given Parent written notice stating Travelport’s intention to terminate the Merger Agreement and Parent and Merger Sub fail to consummate the Merger; and

•
the date on which Travelport asserts any claim against a Guarantor under the Equity Commitment Letters or certain related parties of the Guarantors, including their current or future direct or indirect equity holders, controlling persons, directors, officers, employees, agents or co-investors, in violation of the Limited Guarantees.

The Voting Agreement
The following summary describes the material provisions of the Voting Agreement. The description of the Voting Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Voting Agreement, which is attached to this proxy statement as Annex C and incorporated into this proxy statement by reference. We encourage you to read the form of the Voting Agreement carefully and in its entirety because this summary may not contain all the information about the Voting Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Voting Agreement and not by this summary or any other information contained in this proxy statement. Concurrently with the execution of the Merger Agreement, the Elliott Funds holding common shares of the Company representing approximately 5% of Travelport’s total issued and outstanding shares as of December 6, 2018 (the “Voting Agreement Shareholders”) entered into a Voting Agreement pursuant to which such parties have committed to vote their common shares of the Company in favor of, and take certain other actions in furtherance of, the transactions contemplated by the Merger Agreement and the Bermuda Merger Agreement, including the Merger. The Voting Agreement will terminate upon the earliest to occur of  (1) the Effective Time or (2) the termination of the Merger Agreement in accordance with its terms.

Voting Provisions
Under the Voting Agreement, the Voting Agreement Shareholders have agreed, subject to the terms and conditions in the Voting Agreement and during the term of the Voting Agreement, to vote all of their common shares (1) in favor of the approval of the Merger Proposal, (2) in favor of the approval of any proposal to adjourn or postpone the meeting to a later date, if there are not sufficient votes for the approval of the Merger Proposal on the date on which such meeting is held, (3) against approval of any proposal, transaction, agreement or action, without regard to the terms of such proposal, transaction, agreement or action, made in opposition to, in competition with or inconsistent with, the Merger Proposal, other than upon a Company Board Recommendation Change and (4) in favor of any other matter or action necessary or appropriate to or in furtherance of the consummation of the transactions contemplated by the Merger Agreement and the Bermuda Merger Agreement.
Restrictions on Transfer
Pursuant to the Voting Agreement, except for (1) with the prior written consent of Travelport, (2) as expressly contemplated by the Equity Commitment Letter (as defined in the Merger Agreement) and the transactions contemplated thereby or (3) transfers of common shares of the Company between the Elliott Funds or entities under their control and transfers between certain accounts (subject to certain exceptions), the Voting Agreement Shareholders have agreed that until the termination of the Voting Agreement, the Voting Agreement Shareholders will not, directly or indirectly: (A) sell, pledge, assign, gift, grant an option with respect to, transfer, tender or dispose (by merger, by testamentary disposition, by operation of law or otherwise) of any common shares of the Company subject to the Voting Agreement or any interest in such common shares; (B) create or permit to exist any liens (except any liens that are not material to the Voting Agreement Shareholders’ performance of their respective obligations under the Voting Agreement), other than liens arising under or imposed by applicable laws or pursuant to the Voting Agreement, the Merger Agreement (or the transactions contemplated thereby) or any permitted transfers; (C) deposit any common shares subject to the Voting Agreement into a voting trust or enter into a voting agreement or arrangement or grants any proxy, power of attorney or other authorization with respect thereto that is inconsistent with the Voting Agreement; or (D) agree or commit (whether or not in writing) to take any of the actions referred to in the foregoing clauses (A) through (C).
Irrevocable Proxy
The Voting Agreement Shareholders have each granted Travelport an irrevocable proxy to vote such Voting Agreement Shareholder’s shares which are subject to the Voting Agreement in accordance with the Voting Agreement in the event of a failure by either of the Voting Agreement Shareholders to act in accordance with such Shareholder’s obligations as to voting pursuant the Voting Agreement as outlined under the section of this proxy statement captioned “—Voting Provisions” above.
Termination
The Voting Agreement, and the rights and obligations of each party thereto, will terminate upon the earlier to occur of  (1) the Effective Time or (2) the valid termination of the Merger Agreement in accordance with its terms.
Closing and Effective Time
The Closing of the Merger will take place (1) on a date to be agreed upon by Travelport, Parent and Merger Sub that is no later than the third business day after the later of: (A) the satisfaction or waiver (to the extent permitted under the Merger Agreement) of all conditions to the Closing of the Merger (described under the section of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger—Conditions to the Closing of the Merger”) (other than those conditions to be satisfied at the Closing of the Merger) and (B) the completion of the Marketing Period (as described in the section of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger—Financing—Marketing Period and Efforts”) or (2) such other time and date agreed to in writing by Travelport, Parent and Merger Sub. The Merger will become effective upon the issuance of a Certificate of Merger with respect to the Merger by the Registrar of the Companies in Bermuda.

Dissenters’ Rights of Appraisal for Company Shareholders
Any shareholder who does not vote in favor of the Merger Proposal and who is not satisfied that it has been offered fair value for its common shares of the Company may, within one month of the giving of the notice calling the Special General Meeting, apply to the Bermuda Court to appraise the fair value of its common shares of the Company, provided that such shareholder fully complies with the requirements of the Companies Act.
FOR THE AVOIDANCE OF DOUBT, A FAILURE OF A DISSENTING SHAREHOLDER TO AFFIRMATIVELY VOTE AGAINST THE MERGER PROPOSAL WILL NOT CONSTITUTE A WAIVER OF ITS RIGHT TO HAVE THE FAIR VALUE OF ITS COMMON SHARES OF THE COMPANY APPRAISED, PROVIDED THAT SUCH DISSENTING SHAREHOLDER DID NOT VOTE IN FAVOR OF THE MERGER PROPOSAL.
The Bermuda Court can determine the fair value to be greater than, less than, or equal to the Per Share Price. Where the Bermuda Court has appraised the fair value of any common shares of the Company and the Merger has been consummated prior to the appraisal (as is anticipated) then, within one month of the Bermuda Court appraising the value of the common shares, the Surviving Company shall pay to such Dissenting Shareholder the Per Share Price, plus the difference, if positive, between the Per Share Price and the “fair value” of such common shares, as appraised by the Bermuda Court.
There is no right of appeal from an appraisal by the Bermuda Court. The costs of any application to the Bermuda Court to appraise the fair value of common shares of the Company shall be at the discretion of the Bermuda Court.
Accounting Treatment
The Merger will be accounted for as an acquisition of the Company by the Parent under the acquisition method of accounting in accordance with GAAP. The Parent will be treated as the acquirer for accounting purposes.
Material U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders and Non-U.S. Holders of common shares whose shares are converted into the right to receive cash pursuant to the Merger. This summary is general in nature and does not discuss all aspects of U.S. federal income taxation that may be relevant to a shareholder in light of its particular circumstances. This summary does not describe any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. This discussion is limited to holders who hold their common shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes).
This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:
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tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as banks or other financial institutions; tax-exempt organizations; retirement or other tax deferred accounts; S corporations, partnerships or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (or an investor in a partnership, S corporation or other pass-through entity); insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; certain former citizens or long-term residents of the United States; or, except as noted below, holders that own or have owned (directly, indirectly or constructively) 5% or more of our common shares (by vote or value);
•
tax consequences to holders holding our common shares as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

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tax consequences to holders that received their common shares in a compensatory transaction, through a tax qualified retirement plan or pursuant to the exercise of options or warrants;

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tax consequences to holders who own an equity interest, actually or constructively, in Parent or the Surviving Company following the Merger;

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tax consequences to U.S. Holders whose “functional currency” is not the U.S. dollar;

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tax consequences to holders who hold their common shares through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

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tax consequences arising from the Medicare tax on net investment income;

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tax consequences to holders subject to special tax accounting rules as a result of any item of gross income with respect to the common shares being taken into account in an “applicable financial statement” (as defined in the Code);

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the U.S. federal estate, gift or alternative minimum tax consequences, if any;

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any state, local or non-U.S. tax consequences; or

•
tax consequences to holders that do not vote in favor of the Merger and properly demand appraisal of their common shares under Section 106 of the Companies Act or that entered into a voting agreement as part of the transactions described in this proxy statement.

If a partnership (including an entity or arrangement, domestic or non-U.S., treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our common shares, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding common shares of the Company and partners therein should consult their tax advisors regarding the consequences of the Merger.
We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.
THE FOLLOWING SUMMARY IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU IN CONNECTION WITH THE MERGER IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, INCLUDING FEDERAL ESTATE, GIFT AND OTHER NON-INCOME TAX CONSEQUENCES, AND TAX CONSEQUENCES UNDER STATE, LOCAL OR NON-U.S. TAX LAWS.
U.S. Holders
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of common shares of the Company that is for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

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a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code; or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

The receipt of cash in exchange for our common shares pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Subject to the discussion in the following paragraph regarding the “passive foreign investment company” (or “PFIC”) rules, in general, a U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the common shares of the Company surrendered pursuant to the Merger. Gain or loss must be determined separately for each block of shares (that is, shares acquired at the same cost in a single transaction). A U.S. Holder’s adjusted tax basis in common shares of the Company generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such common shares of the Company is more than one year at the time of the completion of the Merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations.
If we are a PFIC for the current taxable year or have been a PFIC during any prior taxable year in which a U.S. Holder held common shares of the Company, special rules would apply to such U.S. Holder’s disposition of our common shares in the Merger. A foreign corporation will be considered a PFIC for any taxable year in which (i) at least 75% of its gross income is passive income, or (ii) at least 50% of the value (based on an average of the quarterly value of the assets) of its assets are considered “passive assets” (generally, assets that generate passive income). Based on the current and anticipated value of our assets and the composition of our income and assets, we do not believe that we were a PFIC for our taxable year ended in December 31, 2018 or any prior taxable year, nor do we expect to be a PFIC for the current taxable year. However, this conclusion is a factual determination that is made annually and thus will not be determinable until the close of our current taxable year. The application of the PFIC rules is subject to uncertainty in several respects, and we cannot assure you that the IRS will not take a contrary position. If Travelport were to be treated as a PFIC for any applicable taxable year, gain realized on the sale or other disposition of a U.S. Holder’s common shares of the Company would in general not be treated as capital gain. Instead, unless a U.S. Holder has validly elected to be taxed annually on a mark-to-market basis with respect to such U.S. Holder’s common shares of the Company, such U.S. Holder would be generally (a) treated as if it had realized such gain ratably over its holding period for its common shares of the Company, (b) taxed at the highest tax rate in effect for each such year to which the gain was allocated, and (c) subject to an interest charge in respect of the tax attributable to each such year. U.S. Holders are urged to consult their own tax advisors regarding the application of the PFIC rules to the disposition of common shares of the Company in the Merger.
Non-U.S. Holders
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our common shares that is, for U.S. federal income tax purposes:
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a nonresident alien individual;

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a foreign corporation; or

•
a foreign estate or trust.

Special rules, not discussed herein, may apply to certain Non-U.S. Holders, such as:
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certain former citizens or residents of the United States;

•
controlled foreign corporations;

•
passive foreign investment companies;

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corporations that accumulate earnings to avoid U.S. federal income tax; and

•
pass-through entities, or investors in such entities.

Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty); or

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such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty), which gain may be offset by certain U.S. source capital losses of such Non-U.S. Holder.

Information Reporting and Backup Withholding
Information reporting and backup withholding (currently, at a rate of 24%) may apply to the proceeds received by a holder pursuant to the Merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding tax on IRS Form W-9 (or a substitute or successor form) or (2) a Non-U.S. Holder that (i) provides a certification of such holder’s foreign status on the appropriate series of IRS Form W-8 (or a substitute or successor form) or (ii) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
The foregoing summary does not discuss all aspects of U.S. federal income taxation that may be relevant to particular shareholders.
Shareholders should consult their own tax advisors as to the particular tax consequences to them of exchanging their common shares for cash pursuant to the Merger under any federal, state, local or non-U.S. tax laws.
Regulatory Approvals Required for the Merger
General
Travelport and Parent have agreed to use their respective reasonable best efforts to take (or cause to be taken) all actions and do (or cause to be done) all things necessary, proper and advisable pursuant to applicable laws or otherwise to consummate and make effective, in the most expeditious way, the Merger, including by obtaining all consents, waivers, approvals, orders and authorizations from certain specified governmental authorities and making all registrations, declarations and filings with such governmental authorities. The parties also have agreed to comply with certain regulatory notification requirements and to take their respective reasonable efforts to take all actions necessary, proper or advisable to obtain certain specified antitrust approvals required to consummate the Merger and the transactions contemplated by the Merger Agreement and the Bermuda Merger Agreement, in each case as soon as practicable. These approvals include, for example, approval under, or notifications pursuant to, the HSR Act and other specified antitrust laws.
HSR Act and U.S. Antitrust Matters
Under the HSR Act and the rules promulgated thereunder, the Merger cannot be completed until each of Travelport, Elliott and Siris file a notification and report form with the FTC and the Antitrust Division of the Department of Justice (the “DOJ”) under the HSR Act and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30 calendar day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. Travelport, Elliott and Siris made the necessary filings with the FTC and the Antitrust Division of the DOJ on December 21, 2018.
At any time before or after consummation of the Merger, the FTC or the Antitrust Division of the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.
Other Regulatory Approvals
One or more governmental agencies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained and there may be a substantial period of time between the approval by shareholders and the completion of the Merger.
Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied.

Proposal 1: Approval of the Merger Agreement, the Bermuda merger agreement AND THE MERGER
The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A-1 and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement and the Bermuda Merger Agreement, which are the legal documents that govern the Merger, because this summary may not contain all the information about the Merger Agreement and Bermuda Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and the Bermuda Merger Agreement and not by this summary or any other information contained in this proxy statement.
The representations, warranties, covenants and agreements described below and included in the Merger Agreement (1) were made only for purposes of the Merger Agreement and as of specific dates, (2) were made solely for the benefit of the parties to the Merger Agreement, and (3) may be subject to important qualifications, limitations and supplemental information agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating contractual risk between the Company, Parent and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Shareholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosure. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of the Company, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A-1, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding the Company, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this proxy statement and in the Company’s filings with the SEC regarding the Company and its business.
Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bye-Laws
The Merger Agreement provides that, on the terms and subject to the conditions of the Merger Agreement, the Bermuda Merger Agreement, and in accordance with the Companies Act, on the Closing Date: (1) Merger Sub will be merged with and into the Company, (2) the separate corporate existence of Merger Sub will thereupon cease, and (3) the Company will continue as the surviving company of the Merger as a wholly owned subsidiary of Parent. The Merger will become effective at the Effective Time. At and after the Effective Time, the Surviving Company will possess all of the property, rights, privileges, powers and franchises of the Company and Merger Sub, and all debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Company.
At the Effective Time, the board of directors of the Surviving Company will consist of the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office until their respective successors are duly elected or appointed and qualified in accordance with the Companies Act and the memorandum of association and bye-laws of the Surviving Company. At the Effective Time, the officers of Merger Sub as of immediately prior to the Effective Time will be the officers of the Surviving Company, each to hold office until their respective successors are duly elected or appointed and qualified in accordance with the Companies Act and the memorandum of association and bye-laws of the Surviving Company. At the Effective Time, the memorandum of association and bye-laws of the Surviving Company will be the memorandum of association and bye-laws of the Company immediately prior to the Effective Time.

Closing and Effective Time
The Closing of the Merger will take place (1) on a date to be agreed upon by the Company, Parent and Merger Sub that is no later than the third business day after the later of: (A) the satisfaction or waiver of all conditions to the Closing of the Merger (described below under the section of this proxy statement captioned “—Conditions to the Closing of the Merger”) (other than those conditions to be satisfied at the closing of the Merger) and (B) the end of the Marketing Period (described below under the section of this proxy statement captioned “—Financing—Marketing Period and Efforts”) or (2) such other time, location and date agreed to in writing by Parent, the Company and Merger Sub. Prior to the Closing Date, the parties will prepare an application for registration of the Surviving Company to be executed and delivered to the Registrar of Companies in Bermuda. The Merger will become effective upon the issuance of a Certificate of Merger by the Registrar of Companies in Bermuda.
Merger Consideration
Share Capital
At the Effective Time, and without any action required by the Company, Parent, Merger Sub or any shareholder, each common share of the Company (other than Owned Company Shares or Dissenting Common Shares) issued and outstanding as of immediately prior to the Effective Time will automatically be cancelled, extinguished and converted into the right to receive the Per Share Price, without interest thereon and less any applicable withholding taxes.
Outstanding Company Options, Company RSUs and Company PSUs
At the Effective Time, each Company RSU that is outstanding under any Company Equity Plan as of immediately prior to the Effective Time (whether vested or unvested) will be automatically cancelled and converted into the right to receive an amount in cash, without interest and subject to any applicable withholding taxes, equal to: (1) the amount of the Per Share Price, multiplied by (2) the total number of common shares of the Company subject to such Company RSU. At the Effective Time, each Company PSU that is outstanding under any Company Equity Plan as of immediately prior to the Effective Time (whether vested or unvested) will be automatically cancelled and converted into the right to receive an amount in cash, without interest and subject to any applicable withholding taxes, equal to: (1) the amount of the Per Share Price, multiplied by (2) the total number of common shares of the Company subject to such Company PSU. For purposes of the previous sentence, the number of common shares subject to a Company PSU award with performance-based vesting in which the performance period is still outstanding as of the Effective Time will be deemed to be the number of common shares eligible to vest based on the greater of, with respect to the performance metrics applicable to such Company PSU (A) target performance and (B) actual performance determined as if the applicable performance period ended immediately prior to the Effective Time. At the Effective Time, each Company Option that is outstanding under any Company Equity Plan as of immediately prior to the Effective Time (whether vested or unvested) will be automatically cancelled and converted into the right to receive an amount in cash, without interest, and subject to any applicable withholding taxes, equal to: (1) the amount of the Per Share Price (less the exercise price per share attributable to such Company Option), multiplied by (2) the total number of common shares of the Company issuable upon exercise in full of such Company Option. Any Company Options (whether vested or unvested) with a per share exercise price equal to or greater than $15.75 will be cancelled immediately upon the Effective Time without payment or consideration.
Treatment of Dissenting Common Shares
At the Effective Time, each Dissenting Common Share will automatically be cancelled and, unless otherwise expressly required by applicable law, converted into the right to receive the fair value of a Dissenting Common Share as more fully described under the section of this proxy statement captioned “The Merger—Dissenters’ Rights of Appraisal for Company Shareholders.”

Exchange and Payment Procedures
Not less than five business days prior to the anticipated Closing of the Merger, Parent will designate a bank or trust company reasonably satisfactory to the Company (the “Paying Agent”) to make payments of the Per Share Price to shareholders. At or prior to the Closing, Parent will deposit or cause to be deposited with the Paying Agent cash sufficient to pay the aggregate consideration to which Travelport shareholders become entitled pursuant to the Merger Agreement (other than in respect of Owned Company Shares or Dissenting Common Shares).
Promptly following the Effective Time (and in any event within two business days), the Paying Agent will send to each holder of record (other than holders of Dissenting Common Shares or Owned Company Shares) of  (1) a certificate or certificates that immediately prior to the Effective Time represented outstanding common shares of the Company (other than Dissenting Common Shares or Owned Company Shares) (the “Certificates” (if any)), and (2) uncertificated common shares that represented outstanding shares (other than Dissenting Common Shares or Owned Company Shares) (the “Uncertificated Shares”) (A) in the case of Certificates and Uncertificated Shares not held through the Depository Trust Company (the “DTC”), a letter of transmittal in such form as Parent, the Surviving Company and the Paying Agent reasonably agree; and (B) in the case of Certificates and Uncertificated Shares not held through DTC, instructions for effecting the surrender of the Certificates and Uncertificated Shares in exchange for the Per Share Price payable in respect thereof. Upon receipt by the Paying Agent of a duly completed and validly executed letter of transmittal with respect to Uncertificated Shares not held through DTC or upon surrender of Certificates for cancellation to the Paying Agent, together with a duly completed and validly executed letter of transmittal, the holders of such Uncertificated Shares and Certificates will be entitled to receive the Per Share Price multiplied by the aggregate number of common shares of the Company underlying such Uncertificated Shares and Certificates, as applicable. Upon receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares held through DTC, the holders of such Uncertificated Shares will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (1) the aggregate number of common shares of the Company represented by such holder’s transferred Uncertificated Shares; by (2) the Per Share Price (less any applicable withholding Taxes payable in respect thereof).
If any cash deposited with the Paying Agent is not claimed within one year following the Effective Time, such cash will be returned to Parent (or the Surviving Company as directed by Parent) upon demand, and any shareholders of the Company who have not complied with the exchange procedures in the Merger Agreement will thereafter look only to Parent, solely as general creditors thereof, for any claim to the Per Share Price. Any cash deposited with the Paying Agent that remains unclaimed two years following the Effective Time will, to the extent permitted by applicable law, become the property of the Surviving Company free and clear of any claims or interest of any person previously entitled thereto.
Representations and Warranties
The Merger Agreement contains representations and warranties of the Company, Parent and Merger Sub.
Some of the representations and warranties in the Merger Agreement made by the Company are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means, with respect to the Company, any change, event, occurrence, development, condition or effect (each, an “Effect”) that, individually or in the aggregate, is or would reasonably be expected to be materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, except that none of the following, and no Effect arising out of or resulting from the following (in each case, by itself or when aggregated), will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or would occur (except, in each case of the first seven bullets below, to the extent (and solely to the extent) that such Effect has had a disproportionate adverse effect on the Company and its subsidiaries relative to other companies operating in the industries in which the Company and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would occur):
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changes in general economic conditions, or changes in conditions in the global, international or regional economy generally;

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changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region of the world, including (1) changes in interest rates or credit ratings, (2) changes in exchange rates for the currencies of any country, (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market, or (4) as a result of the implementation of Brexit;

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changes in conditions in the industries in which the Company and its subsidiaries conduct business, including changes in conditions in the global travel and tourism and payments industries generally;

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changes in regulatory, legislative or political conditions in the United States, United Kingdom, Bermuda or any other country or region of the world;

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any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions);

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earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, pandemics and other similar events in the United States, United Kingdom, Bermuda or any other country or region of the world;

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changes or proposed changes in GAAP or other accounting standards or in any applicable laws or regulations (or the enforcement or interpretation of any of the foregoing);

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the public announcement or execution of the Merger Agreement or the identity of Parent, Merger Sub or the Guarantors, including the impact thereof on the relationships, contractual or otherwise, of the Company and its subsidiaries with employees, suppliers, lessors, customers, partners, vendors or any other third person (provided that this clause will not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from the Merger Agreement or the consummation of the Transactions, including the representations and warranties contained in Section 3.5 of the Merger Agreement);

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any action taken or refrained from being taken by the Company that is required to be taken or refrained from being taken by the express terms of the Merger Agreement;

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any action taken or refrained from being taken by the Company or its subsidiaries, in each case which Parent has expressly approved, consented to or requested in writing following the date of the Merger Agreement;

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changes in the price or trading volume of common shares of the Company, in and of itself  (it being understood that any cause of such change may be taken into account when determining whether a Company Material Adverse Effect has occurred or would occur);

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any failure, in and of itself, by the Company and its subsidiaries to meet (1) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (2) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure may be taken into account when determining whether a Company Material Adverse Effect has occurred or would occur);

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the availability or cost of equity, debt or other financing to Parent or Merger Sub; and

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the threatening, making or bringing of any Transaction Litigation or other Legal Proceeding by any of the current or former shareholders of Travelport (on their own behalf or on behalf of the Company) against the Company, any of its executive officers or other employees or any member of the Board of Directors, in each case, arising out of the Merger or any other transaction contemplated by the Merger Agreement (provided that this clause will not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address transaction litigation or other legal proceedings, including the representations and warranties contained in Sections 3.12 or 3.23 of the Merger Agreement).

In the Merger Agreement, the Company has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
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due organization, valid existence, good standing and authority and qualification to conduct business with respect to the Company and its subsidiaries;

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the Company’s power and authority to enter into and perform the Merger Agreement, the enforceability of the Merger Agreement and the absence of conflicts with laws, the Company’s organizational documents and the Company’s contracts;

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the organizational documents of the Company and specified subsidiaries;

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the necessary approval of the Company’s Board of Directors;

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the rendering of Morgan Stanley’s fairness opinion to the Company’s Board of Directors;

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the inapplicability of anti-takeover statutes to the Merger;

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the necessary vote of shareholders in connection with the Merger Agreement;

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the absence of any conflict, violation or material alteration of any organizational documents, or existing contracts of, or laws applicable to, the Company or its subsidiaries, or the resulting creation of any lien upon the Company’s assets due to the performance of the Merger Agreement;

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required consent, approval, order or authorization of, filing or registration with, or notification to any governmental authority in connection with the Merger Agreement and performance thereof;

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the capital structure and outstanding equity awards of the Company as well as the ownership, capital structure and outstanding equity awards of its subsidiaries;

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the absence of any undisclosed exchangeable security, option, warrant or other right convertible into common shares of the Company or any of the Company’s subsidiaries;

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the absence of any contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any of the Company’s securities;

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the accuracy, compliance with law and required filings of the Company’s SEC filings and financial statements;

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the accuracy and compliance with law of this proxy statement;

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the absence of unresolved SEC comments;

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the compliance with the NYSE’s applicable listing and governance standards;

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the Company’s disclosure controls and procedures;

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the Company’s internal accounting controls and procedures;

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the Company’s and its subsidiaries’ indebtedness;

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the absence of specified undisclosed liabilities;

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the conduct of the business of the Company and its subsidiaries in the ordinary course of business since September 30, 2018 and the absence of a Company Material Adverse Effect since December 31, 2017;

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the existence and validity of specified categories of the Company’s and certain of its subsidiaries’ material contracts, and absence of breach or default pursuant to any such material contracts;

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relationships with customers;

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real property leased or subleased by the Company and its subsidiaries;

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environmental matters;

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trademarks, patents, copyrights and other intellectual property matters;

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data privacy and computer systems matters;

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tax matters;

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employee benefit plans;

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labor matters;

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the Company’s and its subsidiaries’ compliance with laws and possession of necessary permits;

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litigation matters;

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insurance matters;

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absence of any contracts, transactions, arrangements or understandings between the Company or any of its subsidiaries and any Affiliate (as defined in the Merger Agreement) or related person;

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payment of fees to brokers in connection with the Merger Agreement;

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anti-corruption, export controls, international trade and anti-money laundering matters and compliance with various applicable laws including the Foreign Corrupt Practices Act of 1977; and

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the exclusivity and terms of the representations and warranties made by Parent and Merger Sub.

In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to the Company that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
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due organization, good standing and authority and qualification to conduct business with respect to Parent and availability of the organizational documents of Parent;

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Parent’s and Merger Sub’s corporate authority to enter into and perform the Merger Agreement and the enforceability of the Merger Agreement;

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the absence of any conflict or violation of any organizational documents, existing contracts, applicable laws or the resulting creation of any lien upon Parent’s or Merger Sub’s assets due to the performance of the Merger Agreement;

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required governmental consents and regulatory filings in connection with the Merger Agreement;

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the absence of litigation, orders and investigations;

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ownership of common shares of the Company;

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payment of fees to brokers in connection with the Merger Agreement;

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operations of Parent and Merger Sub;

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the absence of any required consent of holders of equity or voting interests in Parent and the approval of Parent as the only approval of the shares of Merger Sub necessary to approve the Merger Proposal;

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execution, delivery and enforceability of the Limited Guarantees;

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matters with respect to Parent’s financing and sufficiency of funds;

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the absence of agreements between Parent and members of the Board of Directors or the Company management;

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the absence of any shareholder or management arrangements related to the Merger;

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the solvency of Parent and the Surviving Company following the consummation of the Merger and the transactions contemplated by the Merger Agreement;

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ownership of voting securities of the Company’s competitors;

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the absence of substantive negotiations with respect to acquisitions of any competitor of the Company;

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the absence of  “joint control” by Parent and Merger Sub of the Company following Closing; and

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the exclusivity and terms of the representations and warranties made by the Company.

The representations and warranties contained in the Merger Agreement will terminate at the Effective Time of the Merger.
Conduct of Business Pending the Merger
The Merger Agreement provides that, except as: (1) expressly contemplated by the Merger Agreement, (2) approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed), (3) set forth in Section 5.1 and Section 5.2 of the confidential disclosure letter to the Merger Agreement or (4) required by applicable law, at all times during the period of time commencing with the execution and delivery of the Merger Agreement and continuing until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company will, and will cause each of its subsidiaries to use its reasonable best efforts to:
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subject to the restrictions and exceptions in the Merger Agreement, conduct its business and operations in the ordinary course of business in all material respects;

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maintain its existence in good standing pursuant to applicable law; and

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preserve intact its material assets, properties, contracts, licenses, business organization and material relationships with customers, suppliers, distributors, lessors, creditors, licensors, licensees, partners, co-venturers and governmental authorities.

In addition, the Company has also agreed that, except as (1) expressly contemplated by the Merger Agreement, (2) approved in writing by Parent (which approval will not be unreasonably withheld, conditioned or delayed), (3) set forth in Section 5.2 of the confidential disclosure letter to the Merger Agreement or (4) required by applicable law, at all times during the period of time commencing with the execution and delivery of the Merger Agreement and continuing until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company will not, and shall cause its wholly owned subsidiaries not to, and, to the extent it has the right or ability to do so, will not permit any of its other subsidiaries to, among other things, subject to certain specified exceptions set forth in the Merger Agreement:
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amend, modify, waive, rescind or otherwise change the organizational documents of the Company or any of its subsidiaries;

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liquidate, dissolve, merge, consolidate, restructure, recapitalize or otherwise reorganize;

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acquire any individual, corporation or other entity;

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issue, sell, deliver, dispose of, grant or transfer, or agree to issue, sell, deliver, dispose of, grant or transfer any securities or equity or voting interest in the Company or any of its subsidiaries;

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acquire, repurchase or redeem any Company Securities (as defined in the Merger Agreement);

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adjust, split, combine or reclassify any Company Securities, or issue or authorize or propose the issuance of any other Company Securities in respect of, in lieu of or in substitution for, shares or other equity or voting interest;

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declare, set aside or pay any dividend or other distribution;

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pledge or encumber any shares or other equity or voting interest, modify the terms of any shares or other equity or voting interest, or enter into any agreement with respect to the voting or registration of shares or other equity or voting interest;

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incur, assume or suffer certain indebtedness or issue any debt securities;

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assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person, except with respect to obligations of direct or indirect wholly owned subsidiaries of the Company;

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make any loans, advances or capital contributions to, or investments in, any other person;

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enter into, adopt, amend in any respect that could materially increase the annual cost of the Employee Plans (as defined in the Merger Agreement) in the aggregate relative to such cost as included in the Company’s budget for the fiscal year 2019 and made available to Parent prior to the date of the Merger Agreement;

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modify, or terminate any Employee Plan or plan, agreement or arrangement that would constitute an Employee Plan if in effect as of the date of the Merger Agreement;

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materially increase or accelerate the vesting of the compensation of any director, officer, independent contractor who is a natural person, or current or former employee other than as required under an Employee Plan as in effect as of the date of the Merger Agreement, or hire any officer or employee;

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waive, release, assign, compromise or settle any pending or threatened legal proceeding, except for the settlement of any such legal proceeding that is for solely monetary payments of no more than $5 million individually and $10 million in the aggregate;

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(i) revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable, other than in the ordinary course of business, (ii) make any material change in any of its accounting principles or practices, or (iii) amend or modify any Privacy Policy (as defined in the Merger Agreement) in any material respect;

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(i) make, change or revoke any material tax election, (ii) settle or compromise any material tax claim or assessment or surrender a right to a material refund of taxes, (iii) consent to any extension or waiver of any limitation period with respect to any claim or assessment, or (iv) enter into any “closing agreement” within the meaning of Section 7121 of the Code;

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incur or commit to incur any capital expenditures (i) in excess of the Company’s capital expenditure budget, as previously disclosed to Parent in the confidential disclosure letter to the Merger Agreement or (ii) not pursuant to express obligations in existence as of the date of the Merger Agreement under certain material contract disclosed in the confidential disclosure letter to the Merger Agreement;

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enter into, amend or modify in any material respect, terminate, cancel or waiver or relinquish any material right or claim under, any (1) contract that if so entered into, modified, amended terminated, cancelled, waived or relinquished would reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect; or (2) Material Contracts (as defined in the Merger Agreement);

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engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

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forgive any loans to directors, officers, employees or any of their respective Affiliates;

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effectuate a “plant closing” or “mass layoff” (as defined in the United States Worker Adjustment and Retraining Notification Act (“WARN”)) affecting in whole or in part any site of employment, facility, operating unit or employee without complying with WARN;

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sell, pledge, transfer, assign, lease, license, abandon or otherwise dispose of any material asset or enter into any new line of business, except for (i) any acquisition or disposition for consideration that is individually in excess of  $10 million or in the aggregate in excess of  $25 million or (ii) any disposition of obsolete or worn out equipment, or non-exclusive licenses of Company intellectual property, in each case, in the ordinary course of business consistent with past practice;

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enter into any joint venture;

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sell or pursue a sale of eNett or any of eNett’s subsidiaries;

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fail to maintain insurance policies consistent with past practice; or

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enter into agreements to do any of the foregoing.

The “Go-Shop” Period—Solicitation of Other Offers
Under the Merger Agreement, from the date of the Merger Agreement until 12:01 a.m., New York City time, on January 24, 2019 (the “No-Shop Period Start Date”), the Company and its subsidiaries and their respective Representatives have the right to, among other things: (1) solicit, initiate, propose or induce the making, submission or announcement of, or encourage, facilitate or assist, any proposal or offer that could constitute an Acquisition Proposal (as defined below); (2) pursuant to an Acceptable Confidentiality Agreement (as defined below), furnish to any person and its Representatives any information (including non-public information and data) relating to the Company or any of its subsidiaries and afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its subsidiaries to any person (and its Representatives, including potential financing sources); provided that the Company will provide to Parent and Merger Sub any information or data that is provided by or on behalf of the Company to any person given such access that was not previously made available to Parent or Merger Sub prior to or promptly (and, in any event, within 24 hours) following the time it is provided to such person or its Representatives (including potential financing sources); and (3) engage in, enter into, continue or otherwise participate in, any discussions or negotiations with any persons (and their respective Representatives, including potential financing sources) with respect to any Acquisition Proposal (or inquiries, proposals or offers or other efforts that could lead to an Acquisition Proposal) and cooperate with or assist or participate in or facilitate any such inquiries, proposals, offers, discussions or negotiations or any effort or attempt to make any Acquisition Proposals, including granting a waiver, amendment or release under any pre-existing standstill or similar provision to the extent necessary to allow for a confidential Acquisition Proposal or amendment to a confidential Acquisition Proposal to be made to the Company or the Company’s Board of Directors.
The Company is not entitled to terminate the Merger Agreement for the purpose of entering into an agreement in respect of a Superior Proposal, unless it complies with certain procedures in the Merger Agreement, including, but not limited to, negotiating with Parent in good faith over a four business day period in an effort to amend the terms and conditions of the Merger Agreement, so that such Superior Proposal no longer constitutes a “Superior Proposal” relative to the transactions contemplated by the Merger Agreement, as amended pursuant to such negotiations.
If the Company terminates the Merger Agreement for the purpose of entering into an agreement in respect of a Superior Proposal prior to the No-Shop Period Start Date, the Company must pay a termination fee of  $31.1 million to Parent. For more information, please see the section of this proxy statement captioned “—Termination Fees.”
For purposes of this proxy statement and the Merger Agreement:
“Acceptable Confidentiality Agreement” means an agreement with the Company that is either (i) in effect as of the execution and delivery of the Merger Agreement; or (ii) executed, delivered and effective after the execution and delivery of the Merger Agreement, in either case containing provisions that require any counterparty thereto (and any of its Affiliates and representatives) that receive material non-public information of, or with respect to, the Company to keep such information confidential; provided, however, that, in each case, the confidentiality and use provisions contained therein are no less favorable, and the provisions contained therein are no less favorable in the aggregate, to the Company than the terms of the Confidentiality Agreements (it being understood that such agreement need not contain any “standstill” or similar provisions that prohibit the making of any Acquisition Proposal). An “Acceptable Confidentiality Agreement” shall not include any provision (i) granting any exclusive right to negotiate with such counterparty, (ii) prohibiting the Company from satisfying its obligations hereunder or (iii) requiring the Company or its subsidiaries to pay or reimburse the counterparty’s fees, costs or expenses.
“Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Parent or Merger Sub) to engage in an Acquisition Transaction.
“Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:
(1)
any direct or indirect purchase or other acquisition of  “beneficial ownership” (as defined pursuant to Section 13(d) of the Exchange Act) by any person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons, whether from the Company or any other person(s), of securities representing more than 15% of the outstanding voting power of the Company or any class of equity or voting securities of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any person or “group” of persons that, if consummated in accordance with its terms, would result in such person or “group” of persons beneficially owning securities representing more than 15% of the outstanding voting power of the Company or any class of equity or voting securities of the Company, in each case, after giving effect to the consummation of such tender or exchange offer;

(2)
any direct or indirect sale, contribution, lease, license (other than in the ordinary course of business), exchange, transfer, purchase or other transaction with or by any non-affiliated person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons with respect to more than 15% of the consolidated assets (measured by the fair market value thereof as of the date of such purchase or acquisition) of the Company and its subsidiaries, taken as a whole, or businesses or assets (including equity interests in subsidiaries of the Company) representing more than 15% of the consolidated net revenue or Adjusted EBITDA (as defined in the Company’s Form 10-Q for the quarterly period ended September 30, 2018), of the Company and its subsidiaries, taken as a whole; or

(3)
any merger, amalgamation, consolidation, business combination (including any share exchange, tender offer or exchange offer), recapitalization, reorganization, liquidation, dissolution or other similar transaction involving the Company or any subsidiary of the Company which would result in any person or group (other than the Company, any wholly owned subsidiary of the Company or any parent entity of which the Company is a wholly owned subsidiary), or the shareholders or equityholders of any such person or group, beneficially owning, directly or indirectly, more than 15% of the outstanding common shares of the Company or 15% of the voting power of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity (or any securities convertible into, or exchangeable for, securities representing such voting power).

“Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction on terms that the Board of Directors has determined in good faith (after consultation with its financial advisor and outside legal counsel) that is more favorable, from a financial point of view, to the Company Shareholders (in their capacity as such) than the Merger (taking into account any legal, regulatory, financial, timing, financing and other aspects of such proposal (including the identity of the person(s) making the proposal) and any revisions to the Merger Agreement made or proposed in writing by Parent prior to the time of such determination) and is reasonably likely to be consummated in accordance with its terms. For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “15%” in the definition of  “Acquisition Transaction” will be deemed to be references to “50%.”

The “No-Shop” Period—No Solicitation of Other Offers
From the No-Shop Period Start Date until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company has agreed not to, and to cause its subsidiaries and its and their respective directors, officers and employees not to, and to instruct and use its reasonable best efforts to cause its and its subsidiaries’ unaffiliated Representatives not to, directly or indirectly:
•
solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or offer that is or could reasonably be expected to constitute an Acquisition Proposal;

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furnish to any person (other than to Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information and data relating to the Company or any of its subsidiaries or afford to any person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or any inquiries or the making of any proposal that could reasonably be expected to lead to an Acquisition Proposal;

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participate or engage in discussions or negotiations with respect to any proposal or offer that is or could reasonably be expected to constitute an Acquisition Proposal (subject to certain exceptions);

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approve, adopt, endorse or recommend an Acquisition Proposal or any offer or proposal that could lead to an Acquisition Proposal; or

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authorize or enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Proposal (or any offer or proposal that could lead to an Acquisition Proposal), other than an Acceptable Confidentiality Agreement.

In addition, from the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company has agreed not to, and shall cause its subsidiaries and its and their respective directors, officers and employees not to, and to use its reasonable best efforts to cause its and its subsidiaries’ unaffiliated Representatives not to, directly or indirectly:
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terminate, amend, release, modify or fail to enforce any provision (including any standstill or similar provision) of, or grant any permission, waiver or request under, any confidentiality, standstill or similar agreement;

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grant any waiver, amendment or release under any takeover laws; or

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resolve, agree or propose to do any of the foregoing, in each case, except if the Board of Directors determines in good faith (after consultation with is outside legal counsel) that the failure to do so would likely cause the Board of Directors to violate its fiduciary duties under applicable laws.

In addition, from the start of the No-Shop Period Start Date until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company has agreed to, and to cause its subsidiaries and its and their respective directors, officers and employees to and will instruct and use its reasonable best efforts to cause its and its subsidiaries’ unaffiliated Representatives to, (1) promptly cease and terminate (or cause to be terminated) any discussions or negotiations with any person and its Affiliates and Representatives that would be prohibited by Section 5.3(b) of the Merger Agreement, (2) request the return or destruction (in accordance with the terms of the applicable confidentiality agreements) of all confidential information furnished by or on behalf of the Company to such person, and (3) immediately terminate (or cause to be terminated) all access granted to such person and its respective Affiliates and Representatives to any data room.
Notwithstanding these restrictions, under certain circumstances, prior to the receipt of the Requisite Shareholder Approval, the Company and the Board of Directors may, after giving Parent 24 hours’ prior notice of its intention to do so, directly or indirectly through one or more of their Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to the

Company or any of its Subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its subsidiaries pursuant to an Acceptable Confidentiality Agreement to any period or its Representatives that has made, renewed or delivered to the Company an Acquisition Proposal after the date of the Merger Agreement that did not result from any material breach of Section 5.3(b) of the Merger Agreement, and otherwise facilitate such Acquisition Proposal or assist such person (and its Representatives and financing sources) with such Acquisition Proposal (in each case, if requested by such person) if, and only if, the Board of Directors determines in good faith (after consultation with its financial advisor and its outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal and that the failure to take such action contemplated in this paragraph would likely cause the Board of Directors to violate its fiduciary duties under applicable law, provided that the Company will promptly (and, in any event, within 24 hours) make available to Parent any non-public information concerning the Company and its subsidiaries that is provided to any such person or its Representatives that was not previously made available to Parent.
The Company is not entitled to terminate the Merger Agreement after the No-Shop Period Start Date for the purpose of entering into an agreement in respect of a Superior Proposal, unless it complies with certain procedures in the Merger Agreement, including, but not limited to, negotiating with Parent in good faith over a four business day period in an effort to amend the terms and conditions of the Merger Agreement, so that such Superior Proposal no longer constitutes “Superior Proposal” relative to the transactions contemplated by the Merger Agreement, as amended pursuant to such negotiations.
If the Company terminates the Merger Agreement under certain circumstances after the No Shop Period Start Date, the Company must pay a termination fee of  $62.3 million to Parent. For more information, please see the section of this proxy statement captioned “—Termination Fees.”
The Board of Directors’ Recommendation; Company Board Recommendation Change
As described above, and subject to the provisions described below, the Board of Directors has unanimously made the recommendation that the shareholders of the Company vote “FOR” the Merger Proposal. The Merger Agreement provides that the Board of Directors will not effect a Company Board Recommendation Change except as described below.
Except as specifically provided in the Merger Agreement, at no time after the date of the Merger Agreement may the Board of Directors take any of the following actions (any such action, a “Company Board Recommendation Change”):
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fail to make, withhold, withdraw, amend, qualify or modify the Company Board Recommendation in a manner adverse to Parent or make any public statement that is inconsistent with the Company Board Recommendation;

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adopt, approve or recommend an Acquisition Proposal;

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fail to publicly recommend against any Acquisition Proposal or fail to reaffirm the Company Board Recommendation, in either case within ten business days (or such fewer number of days as remains prior to the Special General Meeting) after such Acquisition Proposal is made public (it being understood that a “stop, look and listen” statement by the Board of Directors to the shareholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act shall not be deemed to be a Company Board Recommendation Change) or after any written request by Parent to do so (provided, that Parent may only make such request twice with respect to any Acquisition Proposal in the absence of any modification or revision to the price, conditions or other material terms of such Acquisition Proposal);

•
fail to include the Company Board Recommendation in the proxy statement; or

•
publicly propose to do any of the foregoing.

Notwithstanding the restrictions described above, and subject to the procedures described in the subsequent paragraph, prior to the receipt of the Requisite Shareholder Approval, the Board of Directors may effect a Company Board Recommendation Change if  (1) in its response to an Intervening Event (as defined below); or (2) the Company has received a bona fide written Acquisition Proposal that the Board of Directors has determined in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal, as further described below.
The Board of Directors may effect a Company Board Recommendation Change in response to an Intervening Event only if:
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the Board of Directors determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would likely cause the Board of Directors to violate its fiduciary duties under applicable laws;

•
the Company has provided prior written notice to Parent at least five business days in advance to the effect that the Board of Directors has (1) so determined and (2) resolved to effect a Company Board Recommendation Change pursuant to the applicable terms of the Merger Agreement absent any revision to the terms and conditions of the Merger Agreement, which notice will specify the applicable Intervening Event in reasonable detail;

•
prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such five business day period, must have negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of the Merger Agreement so that the Board of Directors would no longer determine that the failure to make a Company Board Recommendation Change in response to such Intervening Event would likely cause the Board of Directors to violate its fiduciary duties under applicable laws; and

•
following such five business day period, after taking into account any revisions to the Merger Agreement made or proposed by Parent in writing, the Board of Directors determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to effect a Company Board Recommendation Change in response to such Intervening Event would likely cause the Board of Directors to violate its fiduciary duties under applicable laws.

An “Intervening Event” means a material Effect that affects or would be reasonably likely to affect the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, that (1) is not known by the Board of Directors as of the date of the Merger Agreement and (2) does not relate to any Acquisition Proposal; provided that in no event shall the following constitute, or be taken into account in determining the existence of an Intervening Event: (A) the fact alone that the Company meets or exceeds any internal or published forecasts or projections for any period, or any changes alone after the date of the Merger Agreement in the market price or trading volume of common shares of the Company, (B) the reasonably foreseeable consequences of the announcement of the Merger Agreement or (C) any event, fact or circumstance relating to or involving Parent or its Affiliates.
In addition, the Board of Directors may only effect a Company Board Recommendation Change or authorize the Company to terminate the Merger Agreement to enter into an Alternative Acquisition Agreement providing for the Acquisition Transaction contemplated by such Acquisition Proposal in response to a bona fide written Acquisition Proposal that the Board of Directors has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, in each case, only if:
•
following the Notice Period, the Board of Directors determines in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal continues to constitute a Superior Proposal and that, after taking into account any revisions to the Merger Agreement made or proposed by Parent in writing, the failure to do so would likely cause the Board of Directors to violate its fiduciary duties under applicable laws;

•
the Company has not materially breached any of its obligations pursuant to Section 5.3 of the Merger Agreement with respect to such Acquisition Proposal (and each other Acquisition Proposal made by such person);

•
(1) the Company has provided prior written notice to Parent at least four business days in advance (the “Notice Period”) to the effect that the Board of Directors has (A) received a Superior

Proposal; and (B) resolved to effect a Company Board Recommendation Change or to terminate the Merger Agreement absent any revision to the terms and conditions of the Merger Agreement, (2) such notice has specified the basis for such Company Board Recommendation Change or termination of the Merger Agreement, has included the identity of the person or “group” of persons making such Acquisition Proposal, the material terms and conditions of such Acquisition Proposal and the nature of the information requested in connection with such Acquisition Proposal and has attached a copy of any Acquisition Proposal and copies of all relevant documents relating to such Acquisition Proposal, (3) during the Notice Period, the Company and its Representatives have kept Parent and its Representatives reasonably informed of  (i) the status of such Acquisition Proposal, (ii) the material terms (including modifications or revisions or proposed modifications or revisions to such material terms) of any such Acquisition Proposal (including promptly after receipt providing to Parent copies of any additional or revised Acquisition Agreements) and (iii) the nature of any information requested of the Company with respect to such Acquisition Proposal or potential revised Acquisition Proposal and (4) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Notice Period, must have negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of the Merger Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal; provided, however, that in the event of any modification or revision (or proposed modification or revision) to the price, conditions or other material terms of such Acquisition Proposal, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of the Merger Agreement with respect to such new written notice (it being understood that the “Notice Period” in respect of such new written notice will be the longer of two business days and the number of business days remaining in the current notice period); and
•
in the event of any termination of the Merger Agreement in order to cause or permit the Company or any of its subsidiaries to enter into an Alternative Acquisition Agreement providing for the Acquisition Transaction contemplated by such Acquisition Proposal, the Company will have validly terminated the Merger Agreement in accordance with its terms, including paying (or causing to be paid) the applicable Company Termination Fee (as defined below).

Employee Benefits
The Merger Agreement provides that, for a period of one year following the Effective Time, each individual who is an employee of the Company or any of its subsidiaries immediately prior to the Effective Time and continues to be an employee of Parent or one of its subsidiaries (including the Surviving Company) immediately following the Effective Time (a “Continuing Employee”) will be provided with (1) employee benefits (other than equity-based benefits or compensation) that are no less favorable in the aggregate than those in effect at the Company or its applicable subsidiaries prior to the Closing Date and (2) annual rates of base salary or wages, as applicable, and annual target cash incentive compensation opportunities (excluding any equity-based compensation opportunities) that are no less favorable than as provided to such Continuing Employee immediately prior to the Closing. For a period of one year following the Effective Time, eligible employees will receive severance benefits and/or compensation in accordance with specified employee plans of the Company.
The Surviving Company will grant any Continuing Employee credit for all service with the Company and its subsidiaries before the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance entitlement, but excluding any equity or equity based incentive compensation that may be awarded), except where the service credit would result in duplication of coverage or benefits for the same period of service. In addition, each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all employee benefit plans sponsored by the Surviving Company and its subsidiaries (other than the Company’s benefit plans and arrangements in existence immediately before the Effective Time) (such plans, the “New Plans”) to the extent that coverage under any such New Plan replaces coverage under a comparable benefit plan or arrangement in which such Continuing Employee participates immediately before the Effective Time (the “Old Plan”). For purposes of each New Plan that provides life insurance, medical, dental, pharmaceutical, vision or disability benefits to any Continuing Employee, the Surviving Company will cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for the Continuing Employee and his or her covered dependents, and the Surviving Company will cause any eligible expenses incurred by the Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan that ends on the date that such Continuing Employee’s participation in the corresponding New Plan begins to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if the amounts had been paid according to such New Plan. The accounts of each Continuing Employee pursuant to any New Plan that is a flexible spending plan will be credited by the Surviving Company or any of its subsidiaries with any unused balance in the account of such Continuing Employee. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately before the Effective Time will be credited to such Continuing Employee following the Effective Time, and will not be subject to accrual limits or other forfeiture and will not limit future accruals.
Treatment of Employee Share Purchase Plans
The Merger Agreement provides that, as soon as reasonably practicable following the date of the Merger Agreement, the Company shall take all actions with respect to the Company’s 2014 Employee Share Purchase Plan including the United Kingdom and Ireland sub plans (collectively, the “Company ESPP”) that are necessary to provide that: (1) with respect to the offering period for the fourth quarter of 2018 (the “Current ESPP Offering Period”), no employee who is not a participant in a particular current offering under the Company ESPP as of the date of the Merger Agreement may become a participant in that offering under the Company ESPP and no participant may increase the percentage or amount of his or her payroll deduction election from that in effect on the date hereof for such Current ESPP Offering Period, (2) the Current ESPP Offering Period shall terminate on the last business day of the fourth quarter of 2018, and all participant contributions then credited to the Company ESPP will be used to purchase common shares of the Company on such date in accordance with the terms of the Company ESPP, (3) the purchase price of the common shares of the Company purchased pursuant to the Company ESPP at the conclusion of the Current ESPP Offering Period will be limited to no more than $400,000 with respect to December 2018, and (4) upon such termination, the Company ESPP will be suspended and no new ESPP offering period shall be commenced under the Company ESPP prior to the termination of the Merger Agreement. Notwithstanding any restrictions on transfer of common shares in the Company ESPP, all common shares of the Company purchased under the Company ESPP will be treated identically to all other common shares in the Merger and the payment of the Per Share Price to which they are entitled. The Company shall terminate the Company ESPP as of or immediately prior to the Effective Time.
Efforts to Close the Merger; Antitrust Filings
Each of the parties has agreed to use its reasonable best efforts to take, or cause to be taken, all actions to do, or cause to be done, all things and assist and cooperate with the other parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable laws (other than antitrust laws) or otherwise to consummate and make effective, in the most expeditious manner practicable, the Merger, including by (1) causing the closing conditions to the Merger to be satisfied, (2) obtaining all consents, waivers, approvals, orders and authorizations from certain specified governmental authorities and making all registrations, declarations and filings with certain specified governmental authorities, (3) obtaining all consents, waivers and approvals and delivering all notifications pursuant to any material contracts in connection with this Merger Agreement and the consummation of the Merger so as to maintain and preserve the benefits to the Surviving Company of such material contract as of and following the consummation of the Merger, and (4) executing and delivering any additional certificates, instruments and other documents as may be reasonably necessary or appropriate to carry out and effectuate the purpose and intent of the Merger Agreement.
The parties have also agreed to make certain regulatory filings as described in more detail under the section of this proxy statement captioned “The Merger—Regulatory Approvals Required for the Merger,” including (i) filing (or causing to be filed) with the FTC and the Antitrust Division of the DOJ a

Notification and Report Form relating to the Merger Agreement and the Merger as required by the HSR Act within 10 business days following the date of the Merger Agreement and (ii) as promptly as practicable following the date of the Merger Agreement, filing (or causing to be filed) such notification filings, forms and submissions, including any draft notifications in jurisdictions requiring pre-notification, with certain specified governmental authorities. Each of Parent and the Company will use reasonable efforts to (1) cooperate and coordinate (and, in the case of the Company, cause its Affiliates to, and, in the case of Parent, procure that its controlling persons, cooperate and coordinate) with the other in the making of such filings, (2) supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings, (3) supply (or cause to be supplied) any additional information that reasonably may be required or requested by the FTC, the DOJ or other specified governmental authorities, and (4) take all action necessary, proper or advisable to (A) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other antitrust laws applicable to the Merger; and (B) obtain any specified required consents pursuant to any antitrust laws applicable to the Merger, in each case as soon as practicable. Each of Parent and Merger Sub (and their respective controlling persons, if applicable), on the one hand, and the Company (and its Affiliates), on the other hand, will promptly inform the other of any substantive communication from any governmental authority regarding the Merger in connection with such filings. If any party or Affiliate thereof receives, directly or indirectly, a request for additional information or documentary material from any governmental authority with respect to the Merger pursuant to the HSR Act or any other specified antitrust laws applicable to the Merger, then such party will make (or cause to be made), as soon as reasonably practicable and after consultation with the other parties, an appropriate response to such request; provided that neither party may extend any waiting period or enter into any agreement or understanding with any governmental authority with respect to the foregoing matters without the prior written approval of the other party, which shall not be unreasonably delayed, conditioned or withheld.
In furtherance and not in limitation of the foregoing, each of Parent and Merger Sub will, and will cause its subsidiaries to, take all actions reasonably necessary to avoid or eliminate each and every impediment under any antitrust law so as to enable the consummation of the Merger to occur as soon as reasonably possible, including taking all actions requested by any governmental authority, or reasonably necessary to resolve any objections that may be asserted by any governmental authority with respect to the Merger under any antitrust law, including by defending any legal proceedings challenging the consummation of any of the Transactions under any antitrust law. Neither Parent nor its subsidiaries are required to pay any fee, penalty or other consideration to any person (other than any filing fees paid or payable to any governmental authority) for any consent or approval required for the consummation of the Transactions.
If and to the extent necessary to cause the specified Closing conditions of the Merger contained in the Merger Agreement (in respect of antitrust laws), as soon as practicable and in no event later than two business days prior to June 9, 2019, each of Parent and Merger Sub (and their respective subsidiaries, if applicable) will offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, (1) the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise), of any and all of the share capital or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of Parent and Merger Sub (and their respective subsidiaries, if applicable) and/or of the Company and its subsidiaries, (2) the termination, modification, or assignment of existing relationships, contracts, or obligations of Parent and Merger Sub (and their respective subsidiaries, if applicable) and/or of the Company and its subsidiaries, (3) the modification of any course of conduct regarding future operations of Parent and Merger Sub (and their respective subsidiaries, if applicable) and/or of the Company and its subsidiaries, and (4) any other restrictions on the activities of Parent and Merger Sub (and their respective subsidiaries, if applicable) and/or of the Company and its subsidiaries, including the freedom of action of Parent and Merger Sub (and their respective subsidiaries, if applicable) and/or of the Company and its subsidiaries with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to the Merger Agreement (the actions described in the foregoing clauses (1) through (4) collectively, “Remedial Actions”); provided that any such Remedial Action is conditioned upon and become effective only from and after the Effective Time. If requested by Parent, the Company will agree to any action contemplated by Section 6.2(c) of the Merger Agreement summarized in this paragraph; provided that any such agreement or action is conditioned upon and becomes effective only from and after the Effective Time. Notwithstanding anything contained herein to the contrary, in no event will the Company (and the Company will not permit any of its subsidiaries to) propose, negotiate, effect or agree to any Remedial Action with any governmental authority, in each case, without the prior written consent of Parent.
The parties have agreed to (and will cause their respective subsidiaries to), subject to any restrictions under applicable laws, (1) promptly notify the other parties of, and, if in writing, furnish the others with copies of  (or, in the case of oral communications, advise the others of the contents of) any substantive communication received by such person from a governmental authority or a private party in connection with the Transactions and permit the other parties to review and discuss in advance (and to consider in good faith any comments made by the other parties in relation to) any proposed draft notifications, formal notifications, filing, submission or other written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Transactions to a governmental authority, (2) keep the other parties informed with respect to the status of any such submissions and filings to any governmental authority in connection with the Transactions and any developments, meetings or discussions with any governmental authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver, (B) the expiration of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable laws, including any proceeding initiated by a private party, and (D) the nature and status of any objections raised or proposed or threatened to be raised by any governmental authority with respect to the Transactions, and (3) not independently participate in any meeting, hearing, proceeding or discussions (whether in person, by telephone or otherwise) with or before any governmental authority in respect of the Transactions without giving the other Parties reasonable prior notice of such meeting or discussions and, unless prohibited by such governmental authority, the opportunity to attend or participate.
Each of Parent and Merger Sub has agreed that, between the date of the Merger Agreement and the Closing, it will not, and will not permit any of its Affiliates to, enter into any contracts for an acquisition (by stock purchase, merger, consolidation, amalgamation, purchase of assets, license or otherwise) of any ownership interest or assets of any person that would likely prevent or materially delay the consummation of the Merger. The Company agreed that, between the date of the Merger Agreement and the Closing, it shall not, and shall not permit any of its subsidiaries to, enter into any contracts for an acquisition (by stock purchase, merger, consolidation, amalgamation, purchase of assets, license or similar transaction) of any ownership interest or assets of any person that would likely prevent or materially delay the consummation of the Merger.
Delisting and Deregistration of Common Shares of Travelport
Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable laws and the rules and regulations of the NYSE to cause the delisting of its common shares from the NYSE as promptly as practicable after the Effective Time and the deregistration of its common shares pursuant to the Exchange Act as promptly as practicable after such delisting.
Financing
Cooperation with Debt Financing
Although the obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition (including, without limitation, consummation of any debt financing), the Company has agreed that, prior to the Effective Time, it will use its reasonable best efforts, and will cause each of its subsidiaries and their respective officers, employees and advisors to use its respective reasonable best efforts, to provide Parent with all cooperation reasonably requested by Parent to assist it in causing the conditions to the Debt Commitment Letters to be satisfied or as is otherwise customary and reasonably requested by Parent in connection with the Debt Financing (as defined in the Merger Agreement), including using reasonable best efforts in connection with certain actions specified in the Merger Agreement.
Notwithstanding the foregoing, neither Company nor any of its subsidiaries are required to (1) waive or amend any terms of the Merger Agreement or agree to pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Parent, (2) cause any Closing condition with respect to the Merger to fail to be satisfied, (3) enter into any definitive certificate, agreement, arrangement, document or instrument prior to the Effective Time (other than the customary authorization letters), (4) give any indemnities that are effective prior to the Effective Time, or (5) take any action that, in the good faith determination of the Company, would unreasonably interfere with the conduct of the business or the Company and its subsidiaries. In addition, no action, liability or obligation of the Company, any of its subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing will be effective until the Effective Time (other than with respect to the customary authorization letters), and neither the Company nor any of its subsidiaries will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time. Nothing in the Merger Agreement with respect to the Debt Financing will require (A) any officer or Representative of the Company or any of its subsidiaries to deliver any certificate or opinion or take any other action with respect to the Debt Financing specified in Section 6.7 of the Merger Agreement that could reasonably be expected to result in personal liability to such officer or Representative; or (B) the Board of Directors to approve any financing or contracts related thereto prior to the Effective Time.
In addition, Parent will (1) reimburse the Company for any reasonable and documented out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Company or its subsidiaries or any of its Representatives (if any) in connection with the cooperation requirements described herein, promptly upon request by the Company following termination of the Merger Agreement pursuant to its term and (2) indemnify and hold harmless the Company, its subsidiaries and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging the Debt Financing pursuant to the Merger Agreement or the provision of information utilized in connection therewith (other than arising from (A) historical financial information relating to the Company and its subsidiaries provided expressly for use in connection with the Debt Financing or (B) the gross negligence, fraud, willful misconduct or intentional misrepresentation or intentional breach of the Merger Agreement by the Company, its subsidiaries or any of their respective Representatives).
Marketing Period and Efforts
Under the Merger Agreement, the Company has agreed to allow Parent a period of fifteen consecutive business days (subject to customary blackout dates) to market the Debt Financing. This marketing period is the first fifteen consecutive business days following the receipt by Parent from the Company of certain historical financial statements as referred to in the Debt Commitment Letter and throughout which period the Required Information (as defined in the Merger Agreement) is Compliant (as defined in the Merger Agreement), provided that the marketing period may not begin any earlier than the date on which the Company commences mailing of the proxy statement, that the delivery of certain newly available financial statements referred to in the Debt Commitment Letter during or after such fifteen consecutive business day period shall not restart such period, and that the marketing period in any event shall end on any earlier date on which the Debt Financing is otherwise funded to Parent.

Treatment of Company Indebtedness
Credit Agreement
Concurrently with the Effective Time, Parent will repay and discharge (or provide the funds to the Company to repay and discharge) in full all amounts outstanding pursuant to the terms of the Credit Agreement (as defined in the Merger Agreement) (other than for customary indemnity obligations that expressly survive by their terms).
Existing Notes
The Company has agreed to, prior to the Effective Time, as soon as reasonably practicable after the receipt of any written request by Parent to do so, commence offers to purchase, and related consent solicitations to amend, eliminate or waive certain sections of the Existing Indenture as specified by Parent (the “Consent Solicitations”), with respect to all of the outstanding aggregate principal amount of the Company’s Existing Notes, on such terms and conditions, including pricing terms, that are proposed, from time to time by Parent and reasonably acceptable to the Company, to be consummated after the Effective Time (each a “Debt Tender Offer” and collectively, including the Consent Solicitations, the “Debt Tender Offers”) and Parent will assist the Company in connection with such Debt Tender Offers. Notwithstanding the previous sentence, the Company is not required to commence any Debt Tender Offer until Parent has prepared and provided the Company with the necessary offer to purchase, related letter of transmittal, consent solicitation statement supplemental indenture and other related documents in connection with such Debt Tender Offer (the “Debt Tender Offer Documents”), provided that that Parent will consult with the Company regarding and afford the Company a reasonable time to review (1) the timing and commencement of the Debt Tender Offers and any early tender or early consent deadlines for the Debt Tender Offers in light of the regular financial reporting schedule of the Company and (2) the Debt Tender Offer Documents and the material terms and conditions of the Debt Tender Offers.
The Closing of each Debt Tender Offer will be expressly conditioned on the occurrence of the Effective Time (and will occur after the Effective Time), and the Parties have agreed to use their reasonable best efforts to cause each Debt Tender Offer to close after the Effective Time; provided that the consummation of any of the Debt Tender Offers is not a condition to the Closing of the Merger. None of the Existing Notes will be required to be purchased until after the Effective Time. Concurrent with or immediately following the Effective Time, and in accordance with the terms of the Debt Tender Offer, the Surviving Company must accept for purchase and purchase all Existing Notes properly tendered and not properly withdrawn in the Debt Tender Offer. The Company has agreed to provide and to use its reasonable best efforts to cause its respective Representatives to provide all cooperation reasonably requested by Parent in connection with the Debt Tender Offers, provided that such cooperation does not unreasonably interfere with the ongoing operations of the Company. The Company will not be required to consummate the Debt Tender Offers at or prior to the Effective Time and the Debt Tender Offers shall expressly state that consummation thereof is conditioned upon the occurrence of the Effective Time; provided, however, following a written request from Parent to do so, the Company may at or prior to the Effective Time in its sole discretion consummate the Debt Tender Offers.
If requested by Parent in writing, in lieu of commencing a Debt Tender Offer for the Existing Notes (or in addition thereto), the Company has agreed to (1) promptly deliver a notice with respect to a Change of Control Offer (as defined in the Existing Indenture) for the repurchase, on and subject to the occurrence of a Change of Control Payment Date (as defined in the Existing Indenture) to be mutually agreed by Parent and the Company, all of the outstanding aggregate principal amount of Existing Notes and otherwise comply with the Existing Indenture with respect to each such Change of Control offer or (2) take any actions reasonably requested by Parent to facilitate the satisfaction and/or discharge of such Existing Notes by the Surviving Company on or following the Effective Time pursuant to the Indenture, in each case pursuant to and in compliance with the Existing Indenture.
Parent shall promptly, upon request by the Company following the termination of the Merger Agreement, reimburse the Company for all reasonable and documented out-of-pocket costs, fees and expenses incurred by or on behalf of the Company in connection with the Debt Tender Offer, Change of Control Offer, any redemption or other actions described in the Merger Agreement in respect of the Existing Notes.

Indemnification and Insurance
The Merger Agreement provides that the Surviving Company and its subsidiaries will (and Parent will cause the Surviving Company and its subsidiaries to) honor and fulfill, in all respects, the obligations of the Company and its subsidiaries pursuant to any indemnification agreements between the Company and any of its subsidiaries, on the one hand, and any of their respective current or former directors or officers (and any person who becomes a director or officer of the Company or any of its subsidiaries prior to the Effective Time), on the other hand (each, together with such person’s heirs, executors and administrators, an “Indemnified Person”), in effect on the date of the Merger Agreement and made available to Parent (“Existing Indemnification Agreements”). In addition, during the period commencing at the Effective Time and for six years thereafter, the Surviving Company and its subsidiaries will (and Parent will cause the Surviving Company and its subsidiaries to) cause the organizational documents of the Surviving Company and its subsidiaries to contain provisions with respect to indemnification, exculpation and advancement of expenses that are at least as favorable for periods prior to the Effective Time as the indemnification, exculpation and advancement of expenses provisions set forth in the organizational documents of the Company or any of its subsidiaries, as applicable, as of the date of the Merger Agreement. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable law.
In addition, the Merger Agreement provides that, during the six-year period commencing at the Effective Time, the Surviving Company will (and Parent will cause the Surviving Company to) to the fullest extent such persons are indemnified as of the date of the Merger Agreement pursuant to applicable law, organizational documents of the Company or any of its subsidiaries and the Existing Indemnification Agreements, as applicable, indemnify and hold harmless each Indemnified Person from and against any costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses), judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding, whether civil, criminal, administrative or investigative, whether asserted, to the extent that such legal proceeding arises directly or indirectly, out of, or pertains, directly or indirectly, to (1) the fact that an Indemnified Person was at any time at or prior to the Effective Time a director, officer, employee or agent of the Company or such subsidiary and (2) any action or omission, or alleged action or omission occurring at or prior to the Effective Time (including in connection with the approval of the Merger Agreement and the consummation of the Transactions), in such Indemnified Person’s capacity as a director, officer, employee or agent of the Company or any of its subsidiaries, or taken at the request of the Company or such subsidiary (including in connection with serving at the request of the Company or such subsidiary as a director, officer, employee, agent, trustee or fiduciary of another person (including any employee benefit plan)); except that if, at any time prior to the sixth anniversary of the Effective time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to certain applicable provisions of the Merger Agreement, then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. The Merger Agreement also provides that, in the event of any such legal proceeding, the Surviving Company will advance all fees and expenses (including fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such legal proceeding, provided that the person to whom expenses are advanced provides an undertaking to repay such expenses if it is ultimately determined that such person is not entitled to indemnification, and only to the extent required by applicable laws or applicable organizational documents of the Company and its subsidiaries or applicable indemnification agreements. Notwithstanding anything to the contrary in the Merger Agreement, none of Parent, the Surviving Company nor any of their respective Affiliates will settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any legal proceeding for which indemnification may be sought by an Indemnified Person pursuant to the Merger Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such legal proceeding. Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by the Surviving Company (which counsel will be reasonably acceptable to such Indemnified Person), the fees and expenses of which will be paid by the Surviving Company.
In addition, without limiting the foregoing, unless the Company has purchased a “tail” policy from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’

liability insurance carrier, prior to the Effective Time (which the Company may purchase, provided that the premium for such insurance does not exceed 300% of the aggregate annual premiums currently paid), the Merger Agreement requires, for a period of at least six years commencing at the Effective Time, the Surviving Company to (and Parent to cause the Surviving Company to) maintain for the benefit of the directors and officers of the Company and its subsidiaries, at any time prior to the Effective Time, directors’ and officers’ liability insurance policies in respect of acts or omissions occurring at or prior to the Effective Time on terms that are substantially equivalent to and in any event not less favorable in the aggregate than those of the Company’s directors’ and officers’ liability insurance in effect on the date of the Merger Agreement. Neither Parent nor the Surviving Company will be required to pay premiums for such policy to the extent such premiums exceed, on an annual basis, 300% of the aggregate annual premiums currently paid by the Company, and if the premium for such insurance coverage would exceed such amount Parent shall be obligated to cause the Surviving Company to obtain the greatest coverage available for a cost equal to such amount from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier.
For more information, please refer to the section of this proxy statement captioned “The Merger—Interests of Travelport’s Directors and Executive Officers in the Merger.”
Other Covenants
Shareholders Meeting
The Company has agreed to take all necessary action in accordance with the Companies Act, the organizational documents of the Company and the rules of the NYSE to establish a record date for, duly call and give notice of a meeting of its shareholders, and, as promptly as reasonably practicable following the mailing of the proxy statement to the shareholder of the Company, convene and hold such a meeting for the purpose of obtaining the Requisite Shareholder Approval.
Shareholder Litigation
Prior to the Effective Time, each party to the Merger Agreement will: (1) provide the other parties with prompt notice of all shareholder litigation relating to the Merger Agreement; (2) keep the other parties reasonably informed with respect to the status thereof; (3) give the other parties the opportunity to participate (as such term is used in the Merger Agreement) in the defense, settlement or prosecution of any such litigation; and (4) consult with the other parties with respect to the defense, settlement and prosecution of such litigation. No party to the Merger Agreement may compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any such litigation without the other parties’ prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).
Conditions to the Closing of the Merger
The respective obligations of Parent and Merger Sub, on the one hand, and the Company, on the other hand, to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following conditions:
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the receipt of the Requisite Shareholder Approval;

•
the expiration or termination of the applicable waiting period under the HSR Act or certain other specified antitrust laws, or the receipt of all requisite consents related thereto; and

•
the consummation of the Merger not being prohibited, made illegal or enjoined by any statute, rule, regulation, law or order and no temporary restraining order, preliminary injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Transactions being in effect.

In addition, the obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions, any of which may be waived exclusively by Parent:
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the representations and warranties of the Company relating to organization, good standing, corporate power, enforceability, anti-takeover laws, requisite shareholder approval, certain aspects of the Company’s capitalization, brokers and the absence of any Company Material Adverse Effect (A) that are not qualified by Company Material Adverse Effect or other materiality qualifiers being true and correct in all material respects as of the date of the Merger Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date) and (B) that are qualified by Company Material Adverse Effect or other materiality qualifiers being true and correct in all respects (without disregarding such Company Material Adverse Effect or other materiality qualifiers qualifications) as of the date of the Merger Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date);

•
the representations and warranties of the Company relating to certain aspects of the Company’s capitalization being true and correct in all respects as of the date of the Merger Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate with all other failures to be so true and correct, would not reasonably be expected to result in additional cost, expense or liability to the Company (or the Surviving Company), Parent and their Affiliates in excess of  $6 million;

•
the other representations and warranties of the Company set forth elsewhere in the Merger Agreement being true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the date of the Merger Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of such earlier date), except for such failures to be so true and correct that, individually or in the aggregate with all other failures to be so true and correct, would not have, or would not reasonably be expected to have, a Company Material Adverse Effect;

•
the Company having performed and complied in all material respects with the covenants, obligations and conditions of the Merger Agreement required to be performed and complied with by it at or prior to the closing of the Merger;

•
the absence of any Company Material Adverse Effect having occurred after the date of Merger Agreement that is continuing as of the Effective Time; and

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the receipt by Parent and Merger Sub of a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer thereof, certifying that the conditions as described in the preceding five bullets have been satisfied.

In addition, the obligation of the Company to consummate the Merger is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions, any of which may be waived exclusively by the Company:
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the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date), except for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to perform their respective covenants and obligations pursuant to the Merger Agreement;
•
Parent and Merger Sub having performed and complied in all material respects with the covenants, obligations and conditions of the Merger Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing of the Merger; and

•
the receipt by the Company of a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized executive officer thereof, certifying that the conditions described in the preceding two bullets have been satisfied.

Termination of the Merger Agreement
The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Requisite Shareholder Approval (except as otherwise specified), only as follows:
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by mutual written agreement of the Company and Parent;

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by either the Company or Parent if:

•
(1) any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Transactions (or any of them) is in effect, or any action has been taken by any governmental authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of the Transactions (or any of them) and has become final and non-appealable; or (2) any statute, rule, regulation or order is enacted, entered, enforced or deemed applicable to the Transactions (or any of them) that prohibits, makes illegal or enjoins the consummation of the Transactions (or any of them), except that the right to terminate the Merger Agreement pursuant to this bullet point will not be available to any party that has breached in any material respect its obligations under the Merger Agreement to resist any such legal restraint before asserting the right to terminate pursuant to this bullet point;

•
the Merger has not been consummated by 11:59 p.m., Eastern time, on June 9, 2019 (the “Termination Date”), provided, however, that the right to terminate the Merger Agreement pursuant to this bullet point will not be available to any party whose action or failure to act (which action or failure to act constitutes a breach by such party of this Merger Agreement) has been the primary cause of, or primarily resulted in, either the failure to satisfy the closing conditions to the obligations of the termination party to consummate the Merger prior to the Termination Date or the failure of the Effective Time to have occurred prior to the Termination Date; or

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the Company fails to obtain the Requisite Shareholder Approval at the Special General Meeting or any adjournment or postponement thereof;

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by the Company if:

•
Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements set forth in the Merger Agreement such that certain conditions set forth in Section 7.1 or Section 7.3 of the Merger Agreement are not satisfied, except that if such breach is capable of being cured by the Termination Date, the Company will not be entitled to terminate the Merger Agreement prior to the delivery by the Company to Parent of written notice of such breach at least 30 days prior to such termination, it being understood that the Company will not be entitled to terminate the Merger Agreement if such breach has been cured prior to the end of such 30-day period, provided that the Company will not have the right to terminate the Merger Agreement pursuant to this bullet point if the Company is then in material breach of any representation, warranties, covenants or other agreements under the Merger Agreement, which breach would result in a failure of a condition set forth in Section 7.2(a) or (b) of the Merger Agreement;
•
prior to receipt of the Requisite Shareholder Approval, if  (1) the Company has received a Superior Proposal and (2) the Board of Directors has authorized the Company to enter into an Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal in compliance with Section 5.3(e)(ii)(2) of the Merger Agreement and in compliance in all material respects with the other provisions of Section 5.3 of the Merger Agreement, subject to the Company prior to or concurrently with such termination paying to Parent the Company Termination Fee pursuant to the applicable provisions of the Merger Agreement; or

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(1) all of the conditions set forth in Section 7.1 and Section 7.2 of the Merger Agreement have been and continue to be satisfied through any such termination (other than those conditions that by their terms are to be satisfied at the Closing, each of which would be satisfied if there were a Closing) and the Marketing Period has been completed, (2) the Company has irrevocably notified Parent in writing three business days prior to such termination that (A) it is ready, willing and able to consummate the Merger from the date the Closing should have occurred pursuant to terms of the Merger Agreement through any such termination, and (B) all conditions set forth in Section 7.3 of the Merger Agreement have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that it is irrevocably waiving any unsatisfied conditions in Section 7.3 of the Merger Agreement, (3) the Company has given Parent written notice at least three business days prior to such termination stating the Company’s intention to terminate the Merger Agreement pursuant to its terms if Parent and Merger Sub fail to consummate the Merger on the date required pursuant to the Merger Agreement, and (4) Parent and Merger Sub fail to consummate the Merger within two business days of the date by which the Closing is required to have occurred pursuant to the Merger Agreement;

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by Parent if:

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the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement such that certain conditions set forth in Section 7.1 or Section 7.2 of the Merger Agreement are not satisfied, except that if such breach is capable of being cured by the Termination Date, Parent will not be entitled to terminate the Merger Agreement prior to the delivery by Parent to the Company of written notice of such breach at least 30 days prior to such termination, it being understood that Parent will not be entitled to terminate the Merger Agreement if such breach has been cured prior to the end of such 30-day period, provided that Parent will not have the right to terminate the Merger Agreement pursuant to this bullet point if Parent is then in material breach of any representation, warranties, covenants or other agreements under the Merger Agreement, which breach would result in a failure of a condition set forth in Section 7.3(a) or (b) of the Merger Agreement; or

•
the Board of Directors has effected a Company Board Recommendation Change.

In the event that the Merger Agreement is terminated pursuant to the termination rights above, the Merger Agreement will be of no further force or effect without liability of any party to the other parties, as applicable, except certain sections of the Merger Agreement will survive the termination of the Merger Agreement and remain in full force and effect, including terms relating to reimbursement of expenses and indemnification.
Notwithstanding the foregoing, subject to certain exception, nothing in the Merger Agreement will relieve any party from any liability for any willful and material breach of the Merger Agreement prior to the termination. In addition, no termination of the Merger Agreement will affect the rights or obligations of any party pursuant to either of the confidentiality agreements between Elliott Funds or Siris, on the one hand, and the Company, on the other hand, or the Limited Guarantees, which rights, obligations and agreements will survive the termination of the Merger Agreement in accordance with their respective terms.
Termination Fees
Parent will be entitled to receive the Company Termination Fee (as defined below) from the Company if the Merger Agreement is terminated:
•
by either Parent or the Company (as applicable) because the Effective Times has not occurred by the Termination Date or the Company has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the Merger Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.2 of the Merger Agreement, subject to other terms and conditions discussed above, if (1) prior to such termination, an Acquisition Proposal for an Acquisition Transaction has been known to the Board of Directors and has not been abandoned or otherwise pursued, and (2) within 12 months following such termination, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction and such Acquisition Transaction is at any time subsequently consummated, in which case the Company will promptly (and in any event within two business days after such consummation) pay, or cause to be paid, to Parent the Company Termination Fee (provided that, for purposes of the termination fee discussed in this bullet point, all references to “15%” in the definition of  “Acquisition Transaction” are deemed to be references to “50%”);

•
by either Parent or the Company (as applicable) because the Company has failed to obtain the Requisite Shareholder Approval, if  (1) prior to its termination, an Acquisition Proposal for an Acquisition Transaction has been publicly announced or has become publicly known and not publicly withdrawn or otherwise abandoned at least five business days prior to the Special General Meeting, and (2) within 12 months following such termination, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction and such Acquisition Transaction is at any time subsequently consummated, in which case the Company will promptly (and in any event within two business days after such consummation) pay, or cause to be paid, to Parent the Company Termination Fee (provided that, for purposes of the termination fee discussed in this bullet point, all references to “15%” in the definition of  “Acquisition Transaction” are deemed to be references to “50%”);

•
by Parent because the Board of Directors has effected a Company Board Recommendation Change, in which case the Company will promptly (and in any event within two business days after such termination) pay, or cause to be paid, to Parent the Company Termination Fee; or

•
by the Company because prior to receipt of the Requisite Shareholder Approval, (1) the Company has received a Superior Proposal and (2) the Board of Directors has authorized the Company to enter into an Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal in compliance with Section 5.3(e)(ii)(2) of the Merger Agreement and in compliance in all material respects with the other provisions of Section 5.3 of the Merger Agreement, in which case the Company will concurrently with such termination pay, or cause to be paid, to Parent (or its designees) the Company Termination Fee.

“Company Termination Fee” means an amount equal to $62.3 million, except that in the event that the Merger Agreement is terminated by (i) the Company prior to the No-Shop Period Start Date in order to enter into an Alternative Acquisition Agreement in accordance with the Merger Agreement or (ii) by Parent prior to the No-Shop Period Start Date if the Board of Directors has effected a Company Board Recommendation Change (other than in connection with a Company Board Recommendation Change resulting from an Intervening Event), subject to certain requirements, the “Company Termination Fee” means an amount equal to $31.1 million.
The Company will be entitled to receive $124.6 million in cash (the “Parent Termination Fee”) from Parent if the Merger Agreement is terminated by the Company if  (1) all of the conditions set forth in

Section 7.1 and Section 7.2 of the Merger Agreement have been and continue to be satisfied through any such termination (other than those conditions that by their terms are to be satisfied at the Closing, each of which would be satisfied if there were a Closing) and the Marketing Period has been completed, (2) the Company has irrevocably notified Parent in writing three business days prior to such termination that (A) it is ready, willing and able to consummate the Merger from the date the Closing should have occurred pursuant to terms of the Merger Agreement through any such termination, and (B) all conditions set forth in Section 7.3 of the Merger Agreement have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that it is irrevocably waiving any unsatisfied conditions in Section 7.3 of the Merger Agreement, (3) the Company has given Parent written notice at least three business days prior to such termination stating the Company’s intention to terminate the Merger Agreement pursuant to its terms if Parent and Merger Sub fail to consummate the Merger on the date required pursuant to the Merger Agreement, and (4) Parent and Merger Sub fail to consummate the Merger within two business days of the date by which the Closing is required to have occurred pursuant to the Merger Agreement.
Sole and Exclusive Remedy; Limitations of Liability
If Parent or Merger Sub breaches the Merger Agreement or fails to perform thereunder, then, except for specific performance as and to the extent permitted by the Merger Agreement and except for the Company’s right to enforce its rights under confidentiality agreements with Siris and Elliott and the Voting Agreement, the sole and exclusive remedies against Parent, Merger Sub or any Parent Related Party (as defined in the Merger Agreement) for any breach, loss or failure to perform, which recourse may be sought solely against Parent, Merger Sub and, in the case of the Company’s right to enforce the Guarantees and the Equity Commitment Letters, the Guarantors, in the Merger Agreement and subject to the limitations set forth therein and/or, with respect to the Company’s right to enforce the Guarantees and the Equity Commitment Letters, under the Guarantees or the Equity Commitment Letters (as applicable), will be: (1) if applicable, upon termination of the Merger Agreement, for the Company to receive the Parent Termination Fee under the circumstances in which the Parent Termination Fee is payable from Parent (or the Guarantors under the Guarantees, solely to the extent provided therein and subject to the limitations set forth therein), and any payments to the extent owed by Parent pursuant to the Merger Agreement due to either the failure to promptly pay the Parent Termination Fee or the reimbursement obligations, provided, that, under no circumstances will the aggregate amounts payable exceed $129.8 million, or (2) following a termination of the Merger Agreement, for the Company to seek to recover monetary damages from Parent for a willful and material breach of any covenant or agreement set forth in the Merger Agreement, provided that in no event (even in the case of fraud) will Parent be subject to monetary damages in the aggregate in the excess of  $129.8 million. In no event will the Company, the Company Related Parties (as defined in the Merger Agreement) or any other person (A) be entitled to or permitted to receive both the payment of any monetary damages (including the Parent Termination Fee) and a grant of specific performance requiring consummation of the Merger, or (B) seek, directly or indirectly, to recover (or recover) against any of Parent, Merger Sub or the Parent Related Parties, or compel any payment by any of Parent, Merger Sub or the Parent Related Parties of, any damages or other payments whatsoever that are, in the aggregate, in excess of  $129.8 million.
If the Company breaches the Merger Agreement or fails to perform thereunder, then, except for specific performance as and to the extent permitted by the Merger Agreement, the sole and exclusive remedies against the Company, its subsidiaries and each of their respective Affiliates for any breach, loss or failure to perform, which recourse may be sought solely against the Company under the Merger Agreement and subject to the limitations set forth therein, will be: (1) if applicable, upon termination of the Merger Agreement, for Parent or Merger Sub to receive (A) the Company Termination Fee, under the circumstances in which the Company Termination Fee is payable pursuant to the Merger Agreement and (B) any payments to the extent owed by the Company pursuant to the Merger Agreement due to the failure to promptly pay the Company Termination Fee, provided, that, under no circumstances will the aggregate amounts payable pursuant to clauses (A) and (B) exceed $129.8 million; or (2) following a termination of the Merger Agreement, for Parent or Merger Sub to seek to recover monetary damages from the Company for a willful and material breach; provided, that, in the event that a Company Termination Fee becomes payable under the Merger Agreement at a time when Parent or Merger Sub is seeking to recover monetary damages from the Company for a willful and material breach, Parent shall be entitled to payment of such Company Termination Fee; provided, further, that in no event (even in the case of fraud) shall the Company be subject to monetary damages in excess of  $129.8 million; provided, further, in no event will Parent or Merger Sub be entitled to or permitted to receive both (x) the payment of any monetary damages (including the Company Termination Fee) and (y) a grant of specific performance requiring consummation of the Merger; provided, further, in no event shall Parent, Merger Sub, the Parent Related Parties or any other person seek, directly or indirectly, to recover (or recover) against any of the Company or the Company Related Parties, or compel any payment by any of the Company or the Company Related Parties of, any damages or other payments whatsoever that are, in the aggregate, in excess of  $129.8 million.
Specific Performance
The parties have agreed in the Merger Agreement that irreparable damage for which monetary damages and/or the payment of the Parent Termination Fee, even if available, would not be an adequate remedy would occur in the event that the parties do not perform the provisions of the Merger Agreement in accordance with its specified terms or otherwise breach such provisions. The parties have agreed that, subject to certain specified limitations in the Merger Agreement, they will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce specifically the terms and provision of the Merger Agreement (including, subject to the terms of and the limitations set forth in the Merger Agreement and the Equity Commitment Letters, the right of the Company to seek an award of specific performance to enforce Parent’s obligation to consummate the Merger in circumstances where Parent and Merger Sub are obligated to consummate the Merger in circumstances where Parent and Merger Sub are obligated to consummate the Merger and the Merger has not been consummated) in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) without proof of damages. Notwithstanding the foregoing, the Company’s right to an injunction, specific performance or other equitable remedy in connection with enforcing Parent’s obligation to cause the Equity Financing to be funded and to consummate the Merger will be subject to the requirements that:
•
all of the conditions set forth in Section 7.1 and Section 7.2 of the Merger Agreement have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing (provided such conditions would be satisfied as of such date));

•
the Debt Financing has been funded in accordance with the terms set forth in the Debt Commitment Letters or will be funded at the Closing if the Equity Financing is funded at the Closing;

•
Parent and Merger Sub have failed to complete the Closing by the date that the Closing is required to have occurred pursuant to the Merger Agreement; and

•
the Company has irrevocably confirmed in writing that, if specific performance is granted and the Equity Financing and the Debt Financing are funded, then the Closing would occur.

In no event will the Company be entitled to enforce or seek to enforce specifically Parent’s obligation to cause the Equity Financing to be funded or to complete the Merger if the Debt Financing has not been funded (or will not be funded at the Closing).
Fees and Expenses
Except in specified circumstances, whether or not the Merger is completed, all fees and expenses incurred in connection with the Merger Agreement and the Merger will be paid by the party incurring such fees and expenses. For the avoidance of doubt, Parent or the Surviving Company will be responsible for all fees and expenses of the Paying Agent.

No Third-Party Beneficiaries
The respective representations, warranties and covenants of the parties in the Merger Agreement are solely for the benefit of the other parties in accordance with and subject to the terms of the Merger Agreement, and the Merger Agreement is not intended to, and shall not (and nothing in the Merger Agreement express or implied will be construed to), confer upon any other person any rights or remedies thereunder, other than, in each case only with respect with certain specified provisions of the Merger Agreement, (1) current and former directors and officers of the Company and its subsidiaries, (2) Parent Related Parties, (3) Company Related Parties and (4) the financing sources and their successors and assigns.
Amendment
The Merger Agreement may be amended by the parties in writing at any time before or after receipt of the Requisite Shareholder Approval. However, after receipt of the Requisite Shareholder Approval, no amendment that requires further approval by such shareholders pursuant to the Companies Act may be made without such approval. Certain provisions related to the financing sources in the Merger Agreement may not be amended, modified or altered in a manner that is materially adverse to the financing sources without the prior written consent of the Lenders.
Governing Law
The Merger Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to the Merger Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof, are governed by and, construed in accordance with, the internal laws of the State of Delaware, including its statutes of limitations, without giving effect to any laws or other rules (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws or statutes of limitations of any jurisdiction other than the State of Delaware, except to the extent (1) any provisions of the Merger Agreement which relate to the exercise of a director’s or officer’s fiduciary duties, statutory duties, obligations and/or statutory provisions, or which arise under or are required to be governed by, the laws of Bermuda (including those applicable to the Merger) shall be governed by and in accordance with the laws of Bermuda or (2) required by the Debt Commitment Letters, in which case, the laws of the State of New York will instead apply.
The Board of Directors unanimously recommends that you vote “FOR” the Merger Proposal.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL GENERAL MEETING
We are asking you to approve a proposal to adjourn the Special General Meeting to a later date or dates, if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special General Meeting. If shareholders approve the adjournment proposal, we could adjourn the Special General Meeting and any adjourned session of the Special General Meeting and use the additional time to solicit additional proxies, including solicitation proxies from shareholders that have previously returned properly executed proxies voting against approval of the Merger Proposal. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of the Merger Proposal such that the proposal would be defeated, we could adjourn the Special General Meeting without a vote on the approval of the Merger Proposal and seek to convince the holders of those common shares to change their votes to votes in favor of approval of the Merger Proposal. Additionally, we may seek to adjourn the Special General Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special General Meeting.
The Board of Directors unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3: APPROVAL OF THE COMPENSATION ADVISORY PROPOSAL
Travelport is providing shareholders with the opportunity to cast an advisory (non-binding) vote to approve the “golden parachute” compensation payments that will or may be made by Travelport to its named executive officers in connection with the Merger, as required by Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act. This proposal, commonly known as a “say-on golden parachute” proposal, gives shareholders the opportunity to vote on an advisory (non-binding) basis on the “golden parachute” compensation payments that will or may be paid by Travelport to its named executive officers in connection with the Merger.
The “golden parachute” compensation that Travelport’s named executive officers may be entitled to receive from Travelport in connection with the Merger is summarized in the table that appears in the section of this proxy statement captioned “The Merger—Interests of Travelport’s Directors and Executive Officers in the Merger—Payments Upon Termination At or Following Change in Control.” Such summary, in table form, includes all compensation and benefits that may or will be paid by Travelport to its named executive officers in connection with the Merger.
The Board encourages you to review carefully the “golden parachute” compensation information disclosed in this proxy statement.
The Board unanimously recommends that the shareholders of the Company approve the following resolution:
“RESOLVED, that the shareholders approve, on an advisory (non-binding) basis, the compensation that will or may become payable by Travelport to its named executive officers in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the Payments Upon Termination At or Following a Change in Control table and the related narrative disclosures.”
The approval of the Compensation Advisory Proposal requires the affirmative vote of a majority of the votes cast at the Special General Meeting in accordance with Travelport’s bye-laws.
The vote on the Compensation Advisory Proposal is a vote separate and apart from the vote on the Merger Proposal. Since the vote on the Compensation Advisory Proposal is advisory only, it will not be binding on either Parent or Travelport. Accordingly, if the Merger Proposal is approved and the Merger is consummated, the compensation payments that are contractually required to be paid by Travelport to its named executive officers will or may be paid, subject only to the conditions applicable thereto, regardless of the outcome of the advisory (non-binding) vote of the holders of the common shares of the Company.
Approval of this proposal is not a condition to consummation of the Merger.
The Board of Directors unanimously recommends that you vote “FOR” this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our common shares as of January 8, 2019 by:
•
each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common shares;

•
each of our named executive officers;

•
each of our directors; and

•
all of our current named executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all common shares that they beneficially own, subject to community property laws where applicable. In computing the number of common shares of the Company beneficially owned by a person or group and the percentage ownership of that person or group, we deemed outstanding common shares subject to Company Options, Company RSUs and Company PSUs held by that person or group that are currently exercisable or expected to vest within 60 days of January 8, 2019. We did not deem these common shares outstanding, however, for the purpose of computing the percentage ownership of any other person or group. We have based percentage ownership of our common shares on 126,475,178 common shares outstanding as of January 8, 2019. Unless otherwise indicated, the address of each beneficial owner listed on the table below is Travelport Worldwide Limited, Axis One, Axis Park, Langley, Berkshire, SL3 8AG, United Kingdom.
Name of Beneficial Owner	Number of Common Shares Beneficially Owned	Percent of Common Shares Outstanding
5% Shareholders:
BlackRock, Inc.(1)	15,870,875	12.55%
Elliott Associates, L.P. and affiliated entities(2)	8,042,484	6.36%
Named Executive Officers and Directors:
Gordon A. Wilson(3)	1,202,909	*
Bernard Bot(4)	34,914	*
Matthew Minetola(5)	119,815	*
Stephen Shurrock(6)	84,185	*
Margaret K. Cassidy(7)	46,953	*
Douglas Steenland(8)	91,005	*
Elizabeth Buse(9)	35,002	*
Steven R. Chambers(10)	23,384	*
Michael J. Durham	45,002	*
Scott E. Forbes	9,822	*
Douglas A. Hacker(11)	50,627	*
John Barry Smith	4,864	*
All directors and executive officers as a group (12 individuals)	1,778,720	1.38%

*
Represents beneficial ownership of less than 1%.

(1)
Based solely on the Schedule 13G/A filed by BlackRock, Inc. with the SEC on February, 9, 2018. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)
Includes common shares beneficially held by Elliott Associates, L.P., Elliott International, L.P. and Elliott International Capital Advisors Inc., based solely on the Schedule 13D filed jointly by Elliott Associates, L.P., Elliott International, L.P. and Elliott International Capital Advisors Inc. with the SEC on March 26, 2018. The address of Elliott Associates, L.P. is c/o Elliott Management Corporation, 40 West 57th Street, New York, NY 10019.

(3)
Includes 299,363 Company Options that are vested and exercisable.

(4)
Includes 11,628 Company RSUs that are scheduled to become vested within 60 days.

(5)
Includes 86,413 Company Options that are vested and exercisable.

(6)
Includes 43,335 Company Options that are vested and exercisable, 21,668 Company Options that are scheduled to become vested within 60 days, and 7,340 Company RSUs that are scheduled to become vested within 60 days.

(7)
Includes 23,001 Company Options that are vested and exercisable.

(8)
Includes 47,328 Company RSUs that are vested, the receipt of which has been deferred until Mr. Steenland’s termination of service.

(9)
Includes 18,203 Company RSUs that are vested, the receipt of which has been deferred until Ms. Buse’s termination of service.

(10)
Includes 18,203 Company RSUs that are vested, the receipt of which has been deferred until Mr. Chambers’ termination of service.

(11)
Includes 18,203 Company RSUs that are vested, the receipt of which has been deferred until Mr. Hacker’s termination of service.

FUTURE SHAREHOLDER PROPOSALS
If the Merger is completed, we will have no public shareholders, and there will be no public participation in any future meetings of shareholders of Travelport. However, if the Merger is not completed, shareholders will continue to be entitled to attend and participate in shareholder meetings.
Travelport will hold the annual general meeting of its shareholders in 2019 only if the Merger is not completed.
Proposals of shareholders that are intended to be considered for inclusion in our proxy statement relating to our regular annual general meeting of shareholders in 2019 (if held) must be received by us at our principal executive offices at Axis One, Axis Park, Langley, Berkshire, SL3 8AG, United Kingdom, Attention: Corporate Secretary, by March 29, 2019, and must satisfy the conditions established by the SEC, including, but not limited to, Rule 14a-8 promulgated under the Exchange Act, and in our bye-laws for shareholder proposals in order to be included in our proxy statement for that meeting. In order for a shareholder proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c), such proposal must be received by Travelport not later than the last date for submission of shareholder proposals under Travelport’s bye-laws. In order for a proposal to be “timely” under Travelport’s bye-laws, it must be received not less than ninety (90) days (i.e. March 29, 2019) and no more than one hundred and twenty days (i.e. February 27, 2019) before the anniversary date of the immediately preceding annual general meeting of shareholders; provided, however, in the event that the annual general meeting of shareholders is called for on a date that is more than 30 days before or after June 27, 2019 (the one-year anniversary date of the 2018 Annual General Meeting of Shareholders), notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual general meeting of shareholders was mailed or such public disclosure of the date of the annual general meeting of shareholders was made, whichever occurs first.
In addition, under Section 79 of the Companies Act, shareholders representing either (1) 5% or more of the total voting rights eligible to vote at the annual general meeting at the date the notice is given to Travelport or (2) not less than 100 shareholders may propose any resolution which may be properly moved at the annual general meeting. Upon timely receipt of notice, we will, at the expense of the shareholder(s) proposing the resolution, give our shareholders entitled to receive notice of the next annual general meeting of shareholders notice of the proposed resolution. Subject to the preceding paragraph, to be timely, the proposal must be deposited at our principal executive offices at least six (6) weeks before the next annual general meeting of shareholders. Shareholders satisfying the criteria of Section 79 may also require us to circulate, at the expense of the shareholder(s), a statement not exceeding 1,000 words with respect to any matter referred to in any proposed resolution of the business to be dealt with at the annual general meeting by providing notice deposited at our principal executive offices not less than one week prior to the annual general meeting of shareholders.
In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice under our bye-laws. A copy of our bye-laws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bye-law provisions regarding the requirements for making shareholder proposals and nominating director candidates.

WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.
The following Travelport filings with the SEC are incorporated by reference:
•
Travelport’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February, 20, 2018;

•
Travelport’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018, filed on May 3, 2018, June 30, 2018, filed on August, 2, 2018, and September 30, 2018, filed on November 1, 2018; and

•
Travelport’s Current Reports on Form 8-K, filed on March 5, 2018 (Items 8.01 and 9.01), March 12, 2018 (Items 8.01 and 9.01), March 16, 2018 (Items 1.01, 1.02, 2.03 and 9.01), March 27, 2018 (Item 5.02), June 29, 2018 (Item 5.07) and December 10, 2018 (Items 1.01, 8.01 and 9.01).

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the Special General Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.
Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.
You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.
You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:
Travelport Worldwide Limited
Attention: Investor Relations
Axis One, Axis Park
Langley, Berkshire, SL3 8AG, United Kingdom
If you would like to request documents from us, please do so as soon as possible, to receive them before the Special General Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. Please note that all of our documents that we file with the SEC are also promptly available through our website at ir.travelport.com. The information included on our website is not incorporated by reference into this proxy statement.

If you have any questions concerning the Merger, the Special General Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your common shares, please contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders may call toll free: +1 (888) 750-5834
Banks and Brokers may call collect: +1 (212) 750-5833

MISCELLANEOUS
Travelport has supplied all information relating to Travelport, and Parent has supplied, and Travelport has not independently verified, all of the information relating to Parent and Merger Sub contained in this proxy statement.
You should rely only on the information contained in this proxy statement, its annexes, including, but not limited to, the Merger Agreement and the Bermuda Merger Agreement, along with all of the documents incorporated by reference into this proxy statement, in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated            , 2019. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to shareholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A-1
Execution Version
AGREEMENT AND PLAN OF MERGER

by and among

Toro Private Holdings III, Ltd.,

Toro Private Holdings IV, Ltd.
(following the execution of a joinder)

and

Travelport Worldwide Limited

Dated as of December 9, 2018

Page
ARTICLE I DEFINITIONS & INTERPRETATIONS	A-1-2
1.1 Certain Definitions	A-1-2
1.2 Index of Defined Terms	A-1-12
1.3 Certain Interpretations	A-1-15
ARTICLE II THE MERGER	A-1-16
2.1 The Merger	A-1-16
2.2 The Effective Time	A-1-16
2.3 The Closing	A-1-17
2.4 Effect of the Merger	A-1-17
2.5 Memorandum of Association and Bye-Laws of the Surviving Company	A-1-17
2.6 Directors and Officers	A-1-17
2.7 Effect on Share Capital	A-1-17
2.8 Equity Awards	A-1-18
2.9 Exchange of Certificates	A-1-19
2.10 No Further Ownership Rights in Company Common Shares	A-1-21
2.11 Lost, Stolen or Destroyed Certificates	A-1-22
2.12 Required Withholding	A-1-22
2.13 Necessary Further Actions	A-1-22
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY	A-1-22
3.1 Organization; Good Standing	A-1-22
3.2 Power; Enforceability	A-1-23
3.3 Company Board Approval; Fairness Opinion; Anti-Takeover Laws	A-1-23
3.4 Requisite Shareholder Approval	A-1-23
3.5 Non-Contravention	A-1-24
3.6 Requisite Governmental Approvals	A-1-24
3.7 Company Capitalization	A-1-24
3.8 Subsidiaries	A-1-25
3.9 Company SEC Documents	A-1-26
3.10 Company Financial Statements; Internal Controls; Indebtedness	A-1-27
3.11 No Undisclosed Liabilities	A-1-28
3.12 Absence of Certain Changes	A-1-28
3.13 Material Contracts	A-1-28
3.14 Customers	A-1-29
3.15 Real Property	A-1-29
3.16 Environmental Matters	A-1-29
3.17 Intellectual Property	A-1-30
3.18 Tax Matters	A-1-31
3.19 Employee Plans	A-1-32
3.20 Labor Matters	A-1-33
3.21 Permits	A-1-34
3.22 Compliance with Laws	A-1-34
3.23 Legal Proceedings; Orders	A-1-35
A-1-i

Page
3.24 Insurance	A-1-35
3.25 Related Person Transactions	A-1-35
3.26 Brokers	A-1-35
3.27 Anti-Corruption	A-1-35
3.28 International Trade; Money Laundering	A-1-35
3.29 Exclusivity of Representations and Warranties	A-1-36
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT	A-1-36
4.1 Organization; Good Standing	A-1-36
4.2 Power; Enforceability	A-1-37
4.3 Non-Contravention	A-1-37
4.4 Requisite Governmental Approvals	A-1-37
4.5 Legal Proceedings; Orders	A-1-38
4.6 Ownership of Company Common Shares	A-1-38
4.7 Brokers	A-1-38
4.8 Operations of Parent and Merger Sub	A-1-38
4.9 No Parent Vote or Approval Required; Merger Sub Shareholder Approval	A-1-38
4.10 Limited Guarantees	A-1-38
4.11 Financing	A-1-38
4.12 Shareholder and Management Arrangements	A-1-40
4.13 Solvency	A-1-40
4.14 Ownership of Voting Securities	A-1-40
4.15 No Other Negotiations	A-1-40
4.16 Exclusivity of Representations and Warranties	A-1-41
ARTICLE V INTERIM OPERATIONS OF THE COMPANY	A-1-41
5.1 Affirmative Obligations of the Company Pending the Merger	A-1-41
5.2 Forbearance Covenants of the Company Pending the Merger	A-1-42
5.3 No Solicitation	A-1-44
5.4 Conduct of Business of Parent and Merger Sub Pending the Merger	A-1-48
5.5 No Control of the Other Party’s Business	A-1-48
ARTICLE VI ADDITIONAL COVENANTS	A-1-48
6.1 Required Action and Forbearance; Efforts	A-1-48
6.2 Antitrust Filings	A-1-49
6.3 Proxy Statement and Other Required SEC Filings	A-1-51
6.4 Company Shareholder Meeting	A-1-52
6.5 Treatment of Company Indebtedness	A-1-53
6.6 Financing	A-1-55
6.7 Financing Cooperation	A-1-57
6.8 Anti-Takeover Laws	A-1-59
6.9 Access	A-1-59
6.10 Section 16(b) Exemption	A-1-60
6.11 Directors’ and Officers’ Exculpation, Indemnification and Insurance	A-1-60
A-1-ii

Page
6.12 Employee Matters	A-1-62
6.13 Company ESPP	A-1-63
6.14 Obligations of Merger Sub	A-1-63
6.15 Notification of Certain Matters	A-1-64
6.16 Public Statements	A-1-64
6.17 Transaction Litigation	A-1-64
6.18 Stock Exchange Delisting; Deregistration	A-1-65
6.19 Additional Agreements	A-1-65
6.20 Merger Sub Approval; Parent Vote	A-1-65
6.21 Resignation of Directors	A-1-65
6.22 Creation of Merger Sub; Joinder	A-1-65
ARTICLE VII CONDITIONS TO THE MERGER	A-1-66
7.1 Conditions to Each Party’s Obligations to Effect the Merger	A-1-66
7.2 Conditions to the Obligations of Parent and Merger Sub	A-1-66
7.3 Conditions to the Company’s Obligations to Effect the Merger	A-1-67
ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER	A-1-67
8.1 Termination	A-1-67
8.2 Manner and Notice of Termination; Effect of Termination	A-1-69
8.3 Fees and Expenses	A-1-69
8.4 Amendment	A-1-73
8.5 Extension; Waiver	A-1-73
ARTICLE IX GENERAL PROVISIONS	A-1-73
9.1 Survival of Representations, Warranties and Covenants	A-1-73
9.2 Notices	A-1-73
9.3 Assignment	A-1-74
9.4 Confidentiality	A-1-74
9.5 Entire Agreement	A-1-75
9.6 Third Party Beneficiaries	A-1-75
9.7 Severability	A-1-75
9.8 Remedies	A-1-75
9.9 Governing Law	A-1-76
9.10 Consent to Jurisdiction	A-1-76
9.11 WAIVER OF JURY TRIAL	A-1-77
9.12 No Recourse	A-1-77
9.13 Disclosure Letter References	A-1-78
9.14 Counterparts	A-1-78
9.15 Lender Provisions	A-1-78
EXHIBIT A—Voting Agreement
EXHIBIT B—Bermuda Merger Agreement
EXHIBIT C—Joinder Agreement
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AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of December 9, 2018, by and among Toro Private Holdings III, Ltd., a private limited company organized under the laws of England and Wales (“Parent”), following the execution of the Joinder, Toro Private Holdings IV, Ltd., a Bermuda exempted company and a wholly owned subsidiary of Parent (“Merger Sub”), and Travelport Worldwide Limited, a Bermuda exempted company (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in Article I.
RECITALS
A. The board of directors of the Company (the “Company Board”) has unanimously (i) approved the business combination provided for herein in which Merger Sub will, subject to the terms and conditions set forth herein and in the Bermuda Merger Agreement (as defined below), merge with and into the Company (the “Merger”), with the Company as the surviving company of such Merger, so that immediately following the Merger, the Company will become a wholly owned Subsidiary of Parent; (ii) determined that the Per Share Price (as defined below) constitutes fair value for each Company Common Share (as defined below) in accordance with the Bermuda Companies Act (as defined below); (iii) determined that the terms of this Agreement and the Bermuda Merger Agreement are in the best interests of the Company and its shareholders; (iv) declared it advisable to enter into this Agreement and the Bermuda Merger Agreement, upon the terms and subject to the conditions set forth herein and therein; (v) approved the execution and delivery of this Agreement and the Bermuda Merger Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder and thereunder, and the consummation of the transactions contemplated by this Agreement and the Bermuda Merger Agreement, including the Merger (collectively, the “Transactions”), upon the terms and subject to the conditions set forth herein and therein; and (vi) resolved to recommend approval of this Agreement, the Bermuda Merger Agreement, and the Merger to the Company Shareholders (as defined below).
B. The board of directors of Parent has (i) approved the Merger, with the Company as the surviving company of such Merger, so that immediately following the Merger, the Company will become a wholly owned Subsidiary of Parent; (ii) determined that the terms of this Agreement and the Bermuda Merger Agreement are in the best interests of Parent and its equityholders; (iii) declared it advisable to enter into this Agreement, upon the terms and subject to the conditions set forth herein and therein; and (iv) approved the execution and delivery of this Agreement by Parent, the performance by Parent of its covenants and other obligations hereunder, and the consummation of the Transactions, upon the terms and subject to the conditions set forth herein.
C. Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent has delivered limited guarantees (collectively, the “Guarantees”) from each of Echo and Sierra (collectively, the “Guarantors”), in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Guarantors are guaranteeing certain payment obligations of Parent in connection with this Agreement.
D. Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, certain shareholders of the Company affiliated with Echo (the “Supporting Shareholders”) have executed a voting agreement (attached hereto as Exhibit A, the “Voting Agreement”), pursuant to which, among other things, the Supporting Shareholders have agreed to irrevocably vote all the Company Common Shares (as defined below) held by the Supporting Shareholders and their Affiliates (as defined below) in favor of the Company Merger Vote Matters (as defined below).
E. Parent, Merger Sub (following the execution and delivery of the Joinder) and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger; and (ii) prescribe certain conditions with respect to the consummation of the Merger.
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AGREEMENT
NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub (following the execution and deliver the Joinder) and the Company agree as follows:
ARTICLE I
DEFINITIONS & INTERPRETATIONS
1.1 Certain Definitions.   For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:
(a) “Acceptable Confidentiality Agreement” means an agreement with the Company that is either (i) in effect as of the execution and delivery of this Agreement; or (ii) executed, delivered and effective after the execution and delivery of this Agreement, in either case containing provisions that require any counterparty thereto (and any of its Affiliates and representatives) that receive material non-public information of, or with respect to, the Company to keep such information confidential; provided, however, that, in each case, the confidentiality and use provisions contained therein are no less favorable, and the other provisions contained therein are no less favorable in the aggregate, to the Company than the terms of the Confidentiality Agreements (it being understood that such agreement need not contain any “standstill” or similar provisions that prohibit the making of any Acquisition Proposal). An “Acceptable Confidentiality Agreement” shall not include any provision (i) granting any exclusive right to negotiate with such counterparty, (ii) prohibiting the Company from satisfying its obligations hereunder or (iii) requiring the Company or its Subsidiaries to pay or reimburse the counterparty’s fees, costs or expenses.
(b) “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Parent or Merger Sub) to engage in an Acquisition Transaction.
(c) “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:
(i) any direct or indirect purchase or other acquisition of  “beneficial ownership” (as defined pursuant to Section 13(d) of the Exchange Act) by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons, whether from the Company or any other Person(s), of securities representing more than 15% of the outstanding voting power of the Company or any class of equity or voting securities of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or “group” of Persons that, if consummated in accordance with its terms, would result in such Person or “group” of Persons beneficially owning securities representing more than 15% of the outstanding voting power of the Company or any class of equity or voting securities of the Company, in each case, after giving effect to the consummation of such tender or exchange offer;
(ii) any direct or indirect sale, contribution, lease, license (other than in the ordinary course of business), exchange, transfer, purchase or other transaction with or by any non-affiliated Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons with respect to more than 15% of the consolidated assets (measured by the fair market value thereof as of the date of such purchase or acquisition) of the Company and its Subsidiaries, taken as a whole, or businesses or assets (including equity interests in Subsidiaries of the Company) representing more than 15% of the consolidated net revenue or Adjusted EBITDA (as defined in the Company’s Form 10-Q for the quarterly period ended September 30, 2018), of the Company and its Subsidiaries, taken as a whole; or
(iii) any merger, amalgamation, consolidation, business combination (including any share exchange, tender offer or exchange offer), recapitalization, reorganization, liquidation, dissolution or other similar transaction involving the Company or any Subsidiary of the Company which would result in any Person or group (other than the Company, any wholly owned Subsidiary of
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the Company or any parent entity of which the Company is a wholly owned Subsidiary), or the shareholders or equityholders of any such Person or group, beneficially owning, directly or indirectly, more than 15% of the outstanding Company Common Shares or 15% of the voting power of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity (or any securities convertible into, or exchangeable for, securities representing such voting power).
(d) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise; provided, however, (i) in no event shall Sierra or any of its Affiliates be considered an “Affiliate” of Echo or its Affiliates, or vice versa; (ii) other than in the case of clause (i) of this proviso, the definitions of  “Parent Related Parties”, “Transaction Litigation” and “Intervening Event” and for purposes of Section 1.3(q), Section 3.3(b), Section 3.9(b), Section 3.29, Section 4.4, Section 4.5, Section 4.6, Section 4.11, Section 4.12, Section 4.14, Section 4.15, Section 6.1(a), Section 6.2 Section 6.3(c), Section 6.6(b) and Section 6.9, in no event shall Parent, Merger Sub or any of their respective Subsidiaries be considered an “Affiliate” of Sierra, Echo, any of their respective Affiliates (other than Parent, Merger Sub and their respective Subsidiaries) or any investment fund affiliated with Sierra or Echo, or vice versa; (iii) other than in the case of Section 4.14 and Section 6.2(e) (which in each case shall be limited to controlled portfolio companies), in no event shall Parent, Merger Sub or any of their respective Subsidiaries be considered an “Affiliate” of any portfolio company (as such term is customarily used in the private equity industry); and (iv) in no event shall Synchronoss Technologies, Inc. or Plantronics, Inc. be considered an Affiliate of Sierra.
(e) “Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act of 2010 and any other applicable Laws that prohibit corruption and bribery.
(f) “Antitrust Law” means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act and all other Laws, including both domestic and foreign Laws, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case, that are applicable to the Merger.
(g) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its consolidated Subsidiaries as of December 31, 2017 set forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended December 31, 2017.
(h) “Bermuda Companies Act” means the Companies Act 1981 of Bermuda.
(i) “Bermuda Merger Agreement” means the statutory merger agreement between the Company and Merger Sub substantially in the form of the agreement attached hereto as Exhibit B.
(j) “Business Day” means any day other than Saturday or Sunday or a day on which commercial banks are authorized or required by Law to be closed in New York, New York; Hamilton, Bermuda; or London, United Kingdom.
(k) “Code” means the Internal Revenue Code of 1986.
(l) “Company Common Shares” means any common shares, par value $0.0025 per share, of the Company.
(m) “Company Equity Plans” means the Company 2013 Equity Plan, the Company Amended and Restated 2014 Omnibus Incentive Plan, the Company ESPP and the 2015 MTT Incentive Plan.
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(n) “Company ESPP” means the 2014 Employee Stock Purchase Plan of the Company and the United Kingdom and Ireland subplans.
(o) “Company Intellectual Property” means any Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries.
(p) “Company Material Adverse Effect” means any change, event, occurrence, development, condition or effect (each, an “Effect”) that, individually or in the aggregate, is or would reasonably be expected to be materially adverse to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, none of the following, and no Effect arising out of or resulting from the following (in each case, by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or would occur (subject to the limitations set forth below):
(i) changes in general economic conditions, or changes in conditions in the global, international or regional economy generally;
(ii) changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region of the world, including (A) changes in interest rates or credit ratings; (B) changes in exchange rates for the currencies of any country; (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market; or (D) as a result of the implementation of Brexit;
(iii) changes in conditions in the industries in which the Company and its Subsidiaries conduct business, including changes in conditions in the global travel and tourism and payments industries generally;
(iv) changes in regulatory, legislative or political conditions in the United States, United Kingdom, Bermuda or any other country or region of the world;
(v) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions);
(vi) earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, pandemics and other similar events in the United States, United Kingdom, Bermuda or any other country or region of the world;
(vii) the public announcement or execution of this Agreement or the identity of Parent, Merger Sub or the Guarantors, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with employees, suppliers, lessors, customers, partners, vendors or any other third Person (provided that this clause (vii) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from this Agreement or the consummation of the Transactions, including the representations and warranties contained in Section 3.5);
(viii) any action taken or refrained from being taken by the Company that is required to be taken or refrained from being taken by the express terms of this Agreement;
(ix) any action taken or refrained from being taken by the Company or its Subsidiaries, in each case which Parent has expressly approved, consented to or requested in writing following the date of this Agreement;
(x) changes or proposed changes in GAAP or other accounting standards or in any applicable Laws or regulations (or the enforcement or interpretation of any of the foregoing);
(xi) changes in the price or trading volume of the Company Common Shares, in and of itself (it being understood that any cause of such change may be taken into account when determining whether a Company Material Adverse Effect has occurred or would occur);
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(xii) any failure, in and of itself, by the Company and its Subsidiaries to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure may be taken into account when determining whether a Company Material Adverse Effect has occurred or would occur);
(xiii) the availability or cost of equity, debt or other financing to Parent or Merger Sub; and
(xiv) the threatening, making or bringing of any Transaction Litigation or other Legal Proceeding by any of the current or former Company Shareholders (on their own behalf or on behalf of the Company) against the Company, any of its executive officers or other employees or any member of the Company Board, in each case, arising out of the Merger or any other transaction contemplated by this Agreement (provided that this clause (xiv) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address Transaction Litigation or other Legal Proceedings, including the representations and warranties contained in Sections 3.12 or 3.23);
except, in each case of clauses (i), (ii), (iii), (iv), (v), (vi) and (x), to the extent (and solely to the extent) that such Effect has had a disproportionate adverse effect on the Company and its Subsidiaries relative to other companies operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would occur.
(q) “Company Options” means any options to purchase Company Common Shares granted pursuant to any of the Company Equity Plans.
(r) “Company Preference Shares” means any preference shares, par value $0.0025 per share, of the Company.
(s) “Company PSUs” means performance share units subject to performance-vesting restrictions granted pursuant to any of the Company Equity Plans.
(t) “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or with respect to a pending application, filed by and in the name of, the Company or any of its Subsidiaries.
(u) “Company RSUs” means restricted share units subject to time-vesting restrictions and deferred share units granted pursuant to any of the Company Equity Plans.
(v) “Company Shareholders” means the holders of Company Common Shares.
(w) “Company Termination Fee” means an amount equal to $62,300,000, except that in the event that this Agreement is terminated by (i) the Company pursuant to Section 8.1(h) prior to the No-Shop Period Start Date or (ii) by Parent pursuant to Section 8.1(f) prior to the No-Shop Period Start Date (other than in connection with a Company Board Recommendation Change resulting from an Intervening Event), the “Company Termination Fee” means an amount equal to $31,100,000.
(x) “Compliant” means, with respect to any Required Information, (a) that such Required Information does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make such Required Information not materially misleading, and (b) (i) the Company shall not have announced any intention to restate any financial statements included in the Required Information or that any such restatement is under consideration and/or (ii) Deloitte LLP has not withdrawn its audit opinion with respect to any financial statements contained in or that includes the Required Information for which it has provided an opinion, in which case under this clause (b) such Required Information shall not be deemed to be Compliant unless and until (x) in the case of clause (b)(i) such restatement has been completed and the applicable financial statements have been amended and delivered to Parent or the Company has announced that it has concluded that no restatement is required in accordance with GAAP or (y) in the case of clause (b)(ii), Deloitte LLP or another independent public accounting firm of recognized national standing reasonably acceptable to Parent has issued a new unqualified audit opinion with respect to such financial statements for the relevant period(s).
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(y) “Continuing Employees” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Company) immediately following the Effective Time.
(z) “Contract” means any legally binding contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense or other legally binding agreement.
(aa) “Credit Agreement” means the Credit Agreement, dated as of March 16, 2018, among the Company, Travelport Finance (Luxembourg) S.à r.l., the guarantors party thereto, Goldman Sachs Bank USA, and each lender from time to time party thereto.
(bb) “Dissenting Company Shares” means Company Common Shares held by Dissenting Shareholders.
(cc) “Dissenting Shareholder” means a Company Shareholder who, as of the Effective Time, (i) did not vote in favor of the Company Merger Vote Matters, (ii) complied with all of the provisions of the Bermuda Companies Act concerning the right of Company Shareholders to require appraisal of their Company Common Shares pursuant to the Bermuda Companies Act, and (iii) made an application to the Supreme Court of Bermuda pursuant to Section 106(6) of the Bermuda Companies Act.
(dd) “DOJ” means the United States Department of Justice or any successor thereto.
(ee) “Echo” means, collectively, Elliott Associates, L.P. and Elliott International, L.P.
(ff) “eNett” means eNett International (Jersey) Limited, a private no par value company incorporated under the Laws of Jersey.
(gg) “Environmental Law” means any applicable Law in effect on or prior to the Closing Date relating to the protection of the environment (including ambient air, surface water, groundwater or land) or pollution, including any Law relating to the production, use, storage, treatment, transportation, recycling, disposal, discharge, release or other handling of any Hazardous Substances, or the investigation, clean-up or remediation thereof.
(hh) “ERISA” means the Employee Retirement Income Security Act of 1974.
(ii) “Ex-Im Laws” means all applicable Laws relating to export, reexport, transfer, and import controls, including the Export Administration Regulations and the customs and import Laws administered by U.S. Customs and Border Protection.
(jj) “Exchange Act” means the Securities Exchange Act of 1934.
(kk) “Existing Indenture” means the Indenture dated as of March 16, 2018 by and among Travelport Corporate Finance PLC, the guarantors party thereto and U.S. Bank, National Association, as Trustee and Collateral Agent.
(ll) “Existing Notes” means the 6.00% Senior Secured Notes due 2026 issued pursuant to the Existing Indenture.
(mm) “Financing Sources” means the Persons that have committed to provide or have otherwise entered into agreements to provide the Debt Financing, including the Lenders referred to in this Agreement, and any joinder agreements, indentures, credit agreements or other definitive agreements entered into pursuant thereto or relating thereto, and any arrangers or administrative agents in connection with the Debt Financing, together with their current and future Affiliates and their and such Affiliates’, officers, directors, employees, attorneys, partners (general or limited), controlling parties, advisors, members, managers, accountants, consultants, agents, representatives and funding sources of each of the foregoing, and their successors and assigns.
(nn) “Fraud” means common law fraud that is committed with actual knowledge of falsity and with the intent to deceive or mislead another.
(oo) “FTC” means the United States Federal Trade Commission or any successor thereto.
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(pp) “GAAP” means generally accepted accounting principles, consistently applied, in the United States.
(qq) “Governmental Authority” means any government, political subdivision, governmental, administrative, self-regulatory or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, tribunal, judicial or arbitral body, in each case whether federal, national, state, county, municipal or provincial, and whether local, foreign or multinational.
(rr) “Hazardous Substance” means any substance, material or waste that is regulated by a Governmental Authority pursuant to any Environmental Law as “hazardous,” “pollutant,” “contaminant,” “toxic” or “radioactive,” including petroleum and petroleum products, polychlorinated biphenyls and friable asbestos.
(ss) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
(tt) “Indebtedness” means any of the following liabilities or obligations: (i) indebtedness for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection therewith); (ii) liabilities evidenced by bonds, debentures, notes or other similar instruments or debt securities; (iii) liabilities pursuant to or in connection with letters of credit or banker’s acceptances or similar items (in each case whether or not drawn, contingent or otherwise); (iv) liabilities pursuant to capitalized leases; (v) liabilities arising out of interest rate, currency, commodity or other hedge or swap arrangements and any other arrangements designed to provide protection against fluctuations in interest rates or currency or other prices; (vi) liabilities arising from any breach of any of the foregoing; and (vii) indebtedness of others of the kind described in clauses (i)—(vi) above guaranteed by the Company or any of its Subsidiaries or secured by any lien or security interest on the assets of the Company or any of its Subsidiaries.
(uu) “Intellectual Property” means the rights associated with the following: (i) all United States and foreign patents and applications therefor, including any reissues, divisionals, continuations, continuations-in-part and extensions and counterparts thereof  (“Patents”); (ii) all copyrights, copyright registrations and applications therefor and any other rights corresponding thereto throughout the world (“Copyrights”); (iii) trademarks, service marks, trade dress rights and similar designation of origin and rights therein, and registrations and applications for registration thereof, together with all of the goodwill associated with any of the foregoing (“Marks”); and (iv) rights in trade secrets and confidential information in each case (clauses (i) through (iv) above), to the extent protectable by applicable Law and any equivalent legally protectable rights anywhere in the world.
(vv) “Intervening Event” means a material Effect that affects or would be reasonably likely to affect the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, that (i) is not known by the Company Board as of the date of this Agreement and (ii) does not relate to any Acquisition Proposal; provided that in no event shall the following constitute, or be taken into account in determining the existence of an Intervening Event: (A) the fact alone that the Company meets or exceeds any internal or published forecasts or projections for any period, or any changes alone after the date of this Agreement in the market price or trading volume of Company Common Shares, (B) the reasonably foreseeable consequences of the announcement of this Agreement or (C) any event, fact or circumstance relating to or involving Parent or its Affiliates.
(ww) “IRS” means the United States Internal Revenue Service or any successor thereto.
(xx) “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge of the Chief Executive Officer, Chief Financial Officer or General Counsel of the Company, in each case after reasonable inquiry of those employees of the Company and its Subsidiaries who would reasonably be expected to have actual knowledge of the matter in question.
(yy) “Law” means any federal, national, state, county, municipal, provincial, local, foreign, multinational or other law, statute, constitution, common law, ordinance, code, decree, order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented
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or otherwise put into effect by or under the authority of any Governmental Authority and any award, order or decision of an arbitrator or arbitration panel with jurisdiction over the parties and subject matter of the dispute.
(zz) “Legal Proceeding” means any claim, action, charge, lawsuit, litigation, audit, investigation, arbitration or other similarly formal legal proceeding brought by or pending before any Governmental Authority, arbitrator or other tribunal.
(aaa) “Marketing Period” means the first period of 15 consecutive Business Days following the receipt by Parent from the Company of the historical financial statements referred to in paragraph 7(a)(x)(i) and (a)(y)(i) of Exhibit D to the Debt Commitment Letter (collectively, the “Required Information”) and throughout which period the Required Information is Compliant; provided that the Marketing Period shall not begin any earlier than the date on which the Company commences mailing of the Proxy Statement; provided, further that the delivery of newly available financial statements pursuant to paragraph 7(a)(x)(ii) and (a)(y)(ii) of Exhibit D to the Debt Commitment Letter during or after such 15 consecutive Business Day period shall not restart such period; provided, further, that the Marketing Period shall end on any earlier date that is the date on which the Debt Financing is otherwise funded to Parent. If the Company in good faith reasonably believes that it has delivered the Required Information, it may deliver to Parent written notice to that effect (stating the date on which it believes it completed any such delivery), in which case the receipt of the Required Information shall be deemed to have occurred and the 15 consecutive Business Day period described above shall be deemed to have commenced on the date of receipt of such notice by Parent, unless Parent determines in good faith that the Company has not completed delivery of the Required Information and, within three Business Days after its receipt of such notice from the Company, Parent delivers a written notice to the Company to that effect (stating with reasonable specificity of which information are required to complete the delivery of the Required Information).
(bbb) “Material Contract” means any of the following Contracts:
(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company and its Subsidiaries, taken as whole;
(ii) any Contract of the Company or any of its wholly owned Subsidiaries (A) with the Persons listed on Section 1.1(a) of the Company Disclosure Letter relating to the provision of technology services; (B) with any of the (v) 5 largest car rental providers; (w) 5 largest hotel providers; (x) 10 largest airline providers or (y) the 10 largest travel agency subscribers, with the term “largest,” in each case, of the Company and its wholly owned Subsidiaries, taken as a whole, determined on the basis of booking fee revenues received (or generated, in the case of travel agency subscribers) by the Company and its wholly owned Subsidiaries, taken as a whole, for the twelve-month period ended October 31, 2018 (such customers, providers and subscribers in the foregoing clauses (A) and (B), together the “Material Customers”) or (C) to the extent not captured by clauses (A) or (B) above, which involves expenditures or payments by the Company or any Subsidiary of the Company of more than $10,000,000 for the twelve-month period ended October 31, 2018 and cannot be terminated on less than 90 days’ notice without payment or penalty;
(iii) any employment Contract not terminable at will (for employees in the United States) or with notice or pay in lieu of notice (for employees outside the United States) by the Company or one of its Subsidiaries pursuant to which the Company or one of its Subsidiaries has continuing obligations as of the date of this Agreement with (A) any executive officer or other employee at the Group Vice President level or above, (B) any individual with annual base salary compensation in excess of  $250,000, or (C) any member of the Company Board;
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(iv) any Contract containing any covenant (A) limiting the right of the Company or any of its Affiliates to engage in any material line of business, commercialize any product or service or to compete with any Person in any line of business that is material to the Company; (B) prohibiting the Company or any of its Subsidiaries from engaging in any business with any Person or levying a fine, charge or other payment for doing so; or (C) containing and limiting the right of the Company or any of its Subsidiaries pursuant to any “most favored nation” or “exclusivity” provisions;
(v) any Contract (A) relating to the disposition or acquisition of assets by the Company or any of its Subsidiaries (x) with a fair market value in excess of  $5,000,000 which will be consummated after the date of this Agreement or (y) that contains any “earn-out” provisions or other contingent payment obligations that could result in material payment obligations by the Company or any Subsidiary of the Company after the date of this Agreement; or (B) pursuant to which the Company or any of its Subsidiaries will acquire any material ownership interest in any other Person or other business enterprise other than any wholly owned Subsidiary of the Company;
(vi) any Contracts relating to Indebtedness, in each case in excess of  $5,000,000 other than (A) accounts receivables and payables in the ordinary course of business; (B) pursuant to the Credit Agreement and the Existing Notes; (C) loans to Subsidiaries of the Company in the ordinary course of business; and (D) extensions of credit to customers in the ordinary course of business;
(vii) any Lease or Sublease set forth or required to be set forth in Section 3.15 of the Company Disclosure Letter;
(viii) any Contract providing for the payment, increase or vesting of any material benefits or compensation in connection with the Merger (other than Contracts evidencing Company RSUs, Company PSUs or Company Options);
(ix) any Contract providing for cash severance payments in excess of  $300,000 (other than (A) Contracts pursuant to which severance is required by applicable Law and (B) amounts to be paid during an applicable period of notice of termination, while on garden leave, or requiring payment in lieu of a notice period);
(x) any Contract providing for indemnification of any officer, director or employee by the Company or any of its Subsidiaries, other than Contracts entered into on substantially the same form as the Company’s or its Subsidiaries’ standard form made available to Parent;
(xi) any Contract (A) that involves a joint venture, partnership or other similar strategic alliance, (B) any Contract of eNett or any of its Subsidiaries with any Person listed on Section 1.1(b) of the Company Disclosure Letter and (C) to the extent not captured by clauses (A) or (B) above, any Contract which involves receipts by eNett or any of its Subsidiaries of more than $5,000,000 or expenditures or payments by eNett or any of its Subsidiaries of more than $5,000,000, in each case for the most recent twelve-month period and, in the case of expenditures or payments by eNett or its Subsidiaries, which cannot be terminated on less than 90 days’ notice without payment or penalty;
(xii) any Contract that obligates the Company or any Subsidiary of the Company to make any capital investment in excess of  $5,000,000 in any twelve-month period;
(xiii) any Contract pursuant to which the Company or any of its wholly owned Subsidiaries has been granted an exclusive license with respect to a third party’s Intellectual Property that is material to the operation of the business of the Company or any wholly owned Subsidiary of the Company as currently conducted (other than licenses to commercially available Software or services, or other licenses entered into in the ordinary course in connection with the operations of the business of the Company or any of its wholly owned Subsidiaries);
(xiv) any Contract pursuant to which the Company or any of its Subsidiaries has granted a license to any material Company Intellectual Property to any third Person that is material to the operation of the business of the Company or any Subsidiary of the Company as currently
A-1-9

conducted (other than licenses entered into in the ordinary course in connection with the operation of the business of the Company or any of its Subsidiaries, including the provision or any product or service by the Company or any of its Subsidiaries in the ordinary course); and
(xv) the Contracts listed on Section 1.1(c).
(ccc) “Maximum Aggregate Liability” means $129,800,000.
(ddd) “Money Laundering Laws” means any applicable Law governing financial recordkeeping and reporting requirements, including the U.S. Currency and Foreign Transaction Reporting Act of 1970 and the U.S. Money Laundering Control Act of 1986, and any other applicable anti-money laundering-related Laws, including the U.S.A. PATRIOT Act of 2001.
(eee) “NYSE” means the New York Stock Exchange and any successor stock exchange or inter-dealer quotation system operated by the New York Stock Exchange or any successor thereto.
(fff) “Organizational Documents” means the articles of incorporation, certificate of incorporation, memorandum of association, charter, bye-laws, articles of formation, certificate of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement, limited liability company agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person, including any amendments thereto.
(ggg) “Permitted Liens” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehousemen’s, repairmen’s, materialmen’s or other liens or security interests arising in the ordinary course of business that are not yet due or that are being contested in good faith and by appropriate proceedings; (iii) leases, subleases, licenses and sublicenses (other than capital leases and leases underlying sale and leaseback transactions); (iv) pledges or deposits to secure obligations pursuant to workers’ compensation Laws, unemployment insurance, social security, retirement and similar Laws or similar legislation or to secure public or statutory obligations, in each case in the ordinary course of business; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vi) immaterial defects, imperfections or irregularities in title, charges, easements, covenants and rights of way of record, and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries; (vii) liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Reports; (viii) liens pursuant to the Credit Agreement and the Existing Notes; (ix) non-exclusive licenses to, and other non-exclusive right to use, Company Intellectual Property granted in the ordinary course of business; (x) statutory, common Law or contractual liens (or other encumbrances of any type) securing payments not yet due, including liens of landlords pursuant to the terms of any lease or liens against the interests of the landlord or owner of any Leased Real Property, in each case, unless caused by the Company or any of its Subsidiaries; or (xi) liens (or other encumbrances of any type) that do not materially and adversely affect the use or operation of the real or personal property subject thereto.
(hhh) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.
(iii) “Personal Data” means information held by or in the possession of the Company or its Subsidiaries that can reasonably be used to identify an individual natural person, including name, street address, telephone number, email address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or biometric identifiers or any other piece of information, or any other information defined as
A-1-10

“personal data,” “personally identifiable information,” “individually identifiable health information,” “protected health information” or “personal information” under any applicable privacy, data protection or security Law and that is regulated by such Law.
(jjj) “Privacy Policy” means any written privacy-related, security-related or Personal Data-related policy of the Company or any of its Subsidiaries, including any such policy that addresses: (i) the privacy of users of any website, service or product operated by or on behalf of the Company or any Subsidiary of the Company; or (ii) the collection, use, storage, hosting, disclosure, transmission, transfer, disposal, other processing or security of any Personal Data.
(kkk) “Registered Intellectual Property” means all United States, international and foreign (i) Patents and Patent applications (including provisional applications); (ii) registered Marks and applications to register Marks (including intent-to-use applications, or other registrations or applications related to Marks); and (iii) registered Copyrights and applications for Copyright registration.
(lll) “Sanctions Laws” means all applicable Laws relating to economic or trade sanctions, including applicable Laws administered or enforced by the governments of the United States, the United Kingdom and the European Union and the United Nations Security Council.
(mmm) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
(nnn) “SEC” means the United States Securities and Exchange Commission or any successor thereto.
(ooo) “Securities Act” means the Securities Act of 1933.
(ppp) “Shareholders Agreement” means the Shareholders Agreement, made by way of deed on 24 June 2009, between Travelport (Luxembourg) S.à.r.l., Optal Limited and eNett.
(qqq) “Sierra” means, collectively, Siris Partners IV (Cayman) Main, L.P. and Siris Partners IV (Cayman) Parallel, L.P.
(rrr) “Software” shall mean any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, schematics, flow charts and other work product used to design, plan, organize and develop any of the foregoing and (iv) all documentation, user manuals and training materials, relating to any of the foregoing.
(sss) “Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company; or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and the power to direct the policies, management and affairs thereof.
(ttt) “Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction on terms that the Company Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) that is more favorable, from a financial point of view, to the Company Shareholders (in their capacity as such) than the Merger (taking into account any legal, regulatory, financial, timing, financing and other aspects of such proposal (including the identity of the Person(s) making the proposal) and any revisions to this Agreement made or proposed in writing
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by Parent prior to the time of such determination) and is reasonably likely to be consummated in accordance with its terms. For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “15%” in the definition of  “Acquisition Transaction” will be deemed to be references to “50%.”
(uuu) “Tax” means any United States federal, state, local and non-United States taxes, assessments and similar governmental charges and impositions (including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation) and value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts.
(vvv) “Tax Return” means all Tax returns, declarations, statements, reports, schedules, declarations of estimated Tax and information returns filed or required to be filed with a Governmental Authority by the Company or any of its Subsidiaries, including any amendment thereof.
(www) “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries, or its or its Subsidiaries’ Affiliates or Representatives, or otherwise relating to, involving or affecting such Party, any of its Subsidiaries or its or its Subsidiaries’ Affiliates or Representatives, in each case in connection with, arising from or otherwise relating to the Transactions (including the Proxy Statement), other than any Legal Proceedings among the Parties related to this Agreement, the Guarantees or the Equity Commitment Letters and any appraisal demands or actions involving Dissenting Company Shares.
(xxx) “WARN” means the United States Worker Adjustment and Retraining Notification Act.
(yyy) “Willful and Material Breach” means a material breach of any covenant or agreement set forth in the Agreement that is a consequence of a deliberate act or omission undertaken by the breaching Party with actual knowledge that the taking of such act, or the omission of such act, constitutes a material breach of this Agreement.
1.2 Index of Defined Terms.   The following capitalized terms have the respective meanings given to them in the respective pages of this Agreement set forth opposite each of the capitalized terms below:
Acceptable Confidentiality Agreement	A-1-2
Acquisition Proposal	A-1-2
Acquisition Transaction	A-1-2
Advisor	A-1-23
Affiliate	A-1-3
Agreement	A-1-1
Alternate Debt Financing	A-1-56
Alternative Acquisition Agreement	A-1-45
Anti-Corruption Laws	A-1-3
Antitrust Law	A-1-3
Appraisal Withdrawal	A-1-18
Audited Company Balance Sheet	A-1-3
Bermuda Companies Act	A-1-3
Bermuda Merger Agreement	A-1-3
Business Day	A-1-3
Bye-Laws	A-1-22
Capitalization Date	A-1-24
Certificate of Merger	A-1-17
Certificates	A-1-20
Change of Control Offer	A-1-54
Charter	A-1-22
Chosen Courts	A-1-76
Closing	A-1-17
Closing Date	A-1-17
Code	A-1-3
Collective Bargaining Agreement	A-1-34
Company	A-1-1
Company Board	A-1-1
Company Board Recommendation	A-1-23
Company Board Recommendation Change	A-1-46
Company Common Shares	A-1-3
Company Disclosure Letter	A-1-22
Company Equity Awards	A-1-19
Company Equity Plans	A-1-3
Company ESPP	A-1-4

A-1-12

Company Intellectual Property	A-1-4
Company Material Adverse Effect	A-1-4
Company Merger Vote Matters	A-1-23
Company Options	A-1-5
Company Plans	A-1-62
Company Preference Shares	A-1-5
Company PSU Consideration	A-1-18
Company PSUs	A-1-5
Company Registered Intellectual Property	A-1-5
Company Related Parties	A-1-72
Company RSU Consideration	A-1-18
Company RSUs	A-1-5
Company SEC Reports	A-1-26
Company Securities	A-1-25
Company Shareholder Meeting	A-1-52
Company Shareholders	A-1-5
Company Termination Fee	A-1-5
Compliant	A-1-5
Computer Systems	A-1-31
Confidentiality Agreements	A-1-74
Consent	A-1-24
Consent Solicitations	A-1-53
Continuation Period	A-1-62
Continuing Employees	A-1-6
Contract	A-1-6
Copyrights	A-1-7
Credit Agreement	A-1-6
Current ESPP Offering Period	A-1-63
D&O Insurance	A-1-61
Data Room	A-1-16
Debt Commitment Letters	A-1-39
Debt Financing	A-1-39
Debt Tender Offer	A-1-53
Debt Tender Offer Documents	A-1-53
Debt Tender Offers	A-1-53
Dissenting Company Shares	A-1-6
Dissenting Shareholder	A-1-6
DOJ	A-1-6
DTC	A-1-21
Echo	A-1-6
Effect	A-1-4
Effective Time	A-1-17
Electronic Delivery	A-1-78
Employee Plans	A-1-32
eNett	A-1-6
Environmental Law	A-1-6
Equity Commitment Letters	A-1-38
Equity Financing	A-1-38
ERISA	A-1-6
ERISA Affiliate	A-1-32
Exchange Act	A-1-6
Ex-Im Laws	A-1-6
Existing Agent	A-1-53
Existing Indemnification Agreements	A-1-60
Existing Indenture	A-1-6
Existing Notes	A-1-6
Fee Letter	A-1-39
Financing	A-1-39
Financing Letters	A-1-39
Financing Sources	A-1-6
Foreign Employee Plan	A-1-33
Fraud	A-1-6
FTC	A-1-6
GAAP	A-1-7
Governmental Authority	A-1-7
Guarantees	A-1-1
Guarantors	A-1-1
Hazardous Substance	A-1-7
HSR Act	A-1-7
Indebtedness	A-1-7
Indemnified Person	A-1-60
Intellectual Property	A-1-7
Intervening Event	A-1-7
IRS	A-1-7
Joinder	A-1-65
Joinder Date	A-1-37
Knowledge	A-1-7
Law	A-1-7
Lease	A-1-29
Leased Real Property	A-1-29
Legal Proceeding	A-1-8
Legal Restraint	A-1-67

A-1-13

Lenders	A-1-39
Marketing Period	A-1-8
Marks	A-1-7
Material Contract	A-1-8
Material Customers	A-1-8
Maximum Aggregate Liability	A-1-10
Maximum Annual Premium	A-1-61
Merger	A-1-1
Merger Application	A-1-16
Merger Sub	A-1-1
Merger Sub Shareholder Approval	A-1-38
Money Launder Laws	A-1-10
New Debt Commitment Letters	A-1-56
New Plans	A-1-63
No-Shop Period Start Date	A-1-44
Notice Period	A-1-47
NYSE	A-1-10
Old Plans	A-1-63
Option Consideration	A-1-19
Organizational Documents	A-1-10
Other Required Company Filing	A-1-51
Owned Company Shares	A-1-18
Parent	A-1-1
Parent Disclosure Letter	A-1-36
Parent Related Parties	A-1-71
Parent Termination Fee	A-1-70
Party	A-1-1
Patents	A-1-7
Paying Agent	A-1-19
Payment Fund	A-1-20
Payoff Amount	A-1-53
Payoff Letter	A-1-53
PEO Plan	A-1-32
Per Share Price	A-1-17
Permits	A-1-34
Permitted Liens	A-1-10
Person	A-1-10
Personal Data	A-1-10
Privacy Policy	A-1-11
Proxy Statement	A-1-51
Recent SEC Reports	A-1-22
Registered Intellectual Property	A-1-11
Registrar	A-1-16
Reimbursement Obligations	A-1-59
Remedial Actions	A-1-50
Representatives	A-1-44
Required Amount	A-1-39
Required Financial Information	A-1-8
Requisite Shareholder Approval	A-1-23
Rule 14e-1	A-1-54
Sanctions Laws	A-1-11
Sarbanes-Oxley Act	A-1-11
SEC	A-1-11
Securities Act	A-1-11
Sierra	A-1-11
Software	A-1-11
Sublease	A-1-29
Subsidiary	A-1-11
Superior Proposal	A-1-11
Supplemental Indentures	A-1-54
Supporting Shareholders	A-1-1
Surviving Company	A-1-16
Takeover Laws	A-1-23
Tax	A-1-12
Tax Return	A-1-12
Termination Date	A-1-68
TIA	A-1-54
Transaction Litigation	A-1-12
Transactions	A-1-1
Uncertificated Shares	A-1-20
Voting Agreement	A-1-1
WARN	A-1-12
Willful and Material Breach	A-1-12

A-1-14

1.3 Certain Interpretations.
(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.
(b) When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”
(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.
(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”
(e) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.
(f) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning unless the context otherwise requires.
(g) When reference is made to any party to this Agreement or any other agreement or document, such reference includes such party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.
(h) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person. Notwithstanding anything in this Agreement to the contrary, with respect to obligations requiring eNett (or requiring the Company to require eNett) to take, or refrain from taking, any action, the Company’s obligations set forth in this Agreement shall only apply to the actions of Company and its Affiliates and Representatives (with respect to eNett) and shall not be read to apply directly to eNett or any of its Affiliates or Representatives (other than the Company and its Subsidiaries (excluding eNett and its Subsidiaries) and its and their directors, officers, employees, agents, advisors and other representatives) or any other equity holder of eNett or any of its Representatives (other than the Company and its Subsidiaries (excluding eNett and its Subsidiaries) and its and their directors, officers, employees, agents, advisors and other representatives). For the avoidance of doubt, and without limiting the foregoing, the Company shall not authorize or direct eNett or any of its Affiliates or Representatives to take any action that the Company would otherwise be prohibited from taking under this Agreement or that the Company would be required under this Agreement to cause them (or any of them) not to take and, to the extent it has the right or ability to do so, will not permit any of them to take any such action.
(i) A reference to any specific Law or to any provision of any Law includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in that Agreement that are made as a specific date, references to any specific Law will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented as of the date of this Agreement or, thereafter from time to time in accordance with the terms of such Contract and not in violation of this Agreement.
(j) All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP.
A-1-15

(k) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.
(l) The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1).
(m) The Parties agree that they have been represented by legal counsel during the negotiation and execution and delivery of this Agreement and therefore waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
(n) No summary of this Agreement or any Exhibit or Schedule delivered herewith prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit or Schedule.
(o) The information contained in this Agreement and in the Company Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of Law or breach of contract; or (ii) that such information is material or that such information is required to be referred to or disclosed under this Agreement.
(p) The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
(q) Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been (i) posted to a virtual data room managed by the Company at www.merrillcorp.com (the “Data Room”); or (ii) delivered or provided to Parent or its Affiliates or Representatives, in each case at any time prior to 11:59 p.m. on December 9, 2018.
(r) All references to time shall refer to New York City time unless otherwise specified.
ARTICLE II
THE MERGER
2.1 The Merger.   Upon the terms and subject to the conditions set forth in this Agreement, the Bermuda Merger Agreement and the applicable provisions of the Bermuda Companies Act, on the Closing Date, (a) Merger Sub will be merged with and into the Company pursuant to Section 104(H) of the Bermuda Companies Act; (b) the separate corporate existence of Merger Sub will thereupon cease; and (c) the Company will continue as the surviving company of the Merger and as a wholly owned Subsidiary of Parent. The Company, as the surviving company of the Merger, is sometimes referred to herein as the “Surviving Company.”
2.2 The Effective Time.   Upon the terms and subject to the conditions set forth in this Agreement and the Bermuda Merger Agreement, on or prior to the Closing Date, Parent, Merger Sub and the Company will (a) execute and deliver the Bermuda Merger Agreement, (b) cause an application for registration of the Surviving Company (the “Merger Application”) to be executed and delivered to the Registrar of the Companies in Bermuda (the “Registrar”) as provided under and in accordance with Section 108 of the Bermuda Companies Act, and (c) cause to be included in the Merger Application a request that the
A-1-16

Registrar issue the certificate of merger with respect to the Merger (the “Certificate of Merger”) on the Closing Date at the time of day mutually agreed upon by the Company and Parent and set forth in the Merger Application. The Merger will become effective upon the issuance of the Certificate of Merger by the Registrar (such time, the “Effective Time”).
2.3 The Closing.   The consummation of the Merger will take place at a closing (the “Closing”) to occur at (a) 9:00 a.m. at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022, on a date to be agreed upon by Parent, Merger Sub and the Company that is no later than the third Business Day after the later of  (i) the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions) and (ii) the completion of the Marketing Period; or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”
2.4 Effect of the Merger.   At the Effective Time, the effect of the Merger will be as provided in this Agreement, the Bermuda Merger Agreement, the Certificate of Merger and the applicable provisions of the Bermuda Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Company; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Company.
2.5 Memorandum of Association and Bye-Laws of the Surviving Company.   At the Effective Time, subject to the provisions of Section 6.11(a), the memorandum of association and bye-laws of the Surviving Company will be the memorandum of association and bye-laws of the Company immediately prior to the Effective Time until thereafter changed or amended as provided therein or pursuant to applicable Law.
2.6 Directors and Officers.
(a) Directors.   At the Effective Time, the directors of the Surviving Company will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office until their respective successors are duly elected or appointed and qualified in accordance with the Bermuda Companies Act and the Organizational Documents of the Surviving Company.
(b) Officers.   At the Effective Time, the officers of the Surviving Company will be the officers of Merger Sub as of immediately prior to the Effective Time, each to hold office until their respective successors are duly elected or appointed and qualified in accordance with the Bermuda Companies Act and the Organizational Documents of the Surviving Company.
2.7 Effect on Share Capital.
(a) Share Capital.   Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following will occur:
(i) each common share, par value $0.0025 per share, of Merger Sub that is issued and outstanding as of immediately prior to the Effective Time will automatically be canceled and converted into one validly issued, fully paid and nonassessable common share of the Surviving Company;
(ii) each Company Common Share that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will automatically be cancelled, extinguished and converted into the right to receive cash in an amount equal to $15.75, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11); and
(iii) each Company Common Share that is (A) held by the Company as a treasury share; (B) owned by Parent or Merger Sub; or (C) owned by any direct or indirect wholly owned Subsidiary of the Company, Parent or Merger Sub as of immediately prior to the Effective Time
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(collectively, the “Owned Company Shares”) will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor.
(b) Adjustment to the Per Share Price.   The Per Share Price will be adjusted appropriately to reflect the effect of any share split, reverse share split, sub-division, consolidation, share dividend (including any dividend or other distribution of securities convertible into Company Common Shares), cash dividend (unless declared prior to the date hereof or declared and paid in compliance with the terms of this Agreement), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Shares occurring on or after the date of this Agreement and prior to the Effective Time.
(c) Dissenting Shares.
(i) At the Effective Time, all Dissenting Company Shares will automatically be canceled and, unless otherwise expressly required by applicable Law, converted into the right to receive the fair value of a Dissenting Company Share (and, for the avoidance of doubt, unless otherwise expressly required by applicable Law, shall not be entitled to receive the Per Share Price) as appraised by the Supreme Court of Bermuda under Section 106(6) of the Bermuda Companies Act.
(ii) In the event that a Company Shareholder fails to exercise, perfect, effectively withdraws or otherwise waives any right to appraisal under Section 106(6) of the Bermuda Companies Act (each, an “Appraisal Withdrawal”), such Company Shareholder shall have no other rights with respect to such Company Common Shares other than as contemplated by Section 2.7(a)(ii).
(iii) The Company will give Parent (A) prompt notice of  (1) any demands for appraisal of Dissenting Company Shares or Appraisal Withdrawals and any other written instruments received by the Company relating to dissenter or appraisal rights, and (2) to the extent that the Company has Knowledge thereof, any applications to the Supreme Court of Bermuda for appraisal of the fair value of the Dissenting Company Shares; and (B) to the extent permitted by applicable Law, the right to participate with the Company in any settlement negotiations and Legal Proceedings with respect to demands for appraisal pursuant to the Bermuda Companies Act in respect of Dissenting Company Shares. The Company shall not, except with the prior written consent of Parent, approve any withdrawal, voluntarily make any payment with respect to any demands for appraisal, settle (or offer to settle) any demands for appraisal or waive any Company Shareholder’s failure to take any action (or omit to take any action) in order to exercise or perfect such Person’s right to appraisal.
2.8 Equity Awards.
(a) Company RSUs.   Parent will not assume any Company RSUs and at the Effective Time each Company RSU that is outstanding under any Company Equity Plan as of immediately prior to the Effective Time, whether vested or unvested, will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to (i) the amount of the Per Share Price; multiplied by (ii) the total number of Company Common Shares subject to such Company RSU (the “Company RSU Consideration”). The payment of the Company RSU Consideration will be subject to withholding for all required Taxes pursuant to Section 2.12.
(b) Company PSUs.   Parent will not assume any Company PSUs and at the Effective Time each Company PSU that is outstanding under any Company Equity Plan as of immediately prior to the Effective Time, whether vested or unvested, will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to (i) the amount of the Per Share Price; multiplied by (ii) the total number of Company Common Shares subject to such Company PSU (the “Company PSU Consideration”). For purposes of the previous sentence, the number of Company Common Shares subject to a Company PSU award with performance-based vesting in which the performance period is still outstanding as of the Effective Time will be deemed to be the number of shares eligible to vest based on the greater of, with respect to the performance metrics applicable to such Company PSU
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(A) target performance and (B) actual performance determined as if the applicable performance period ended immediately prior to the Effective Time. The payment of the Company PSU Consideration will be subject to withholding for all required Taxes pursuant to Section 2.12.
(c) Company Options.   Parent will not assume any Company Options and at the Effective Time each Company Option that is outstanding under any Company Equity Plan immediately prior to the Effective Time, whether vested or unvested, will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to (i) the amount of the Per Share Price (less the exercise price per share attributable to such Company Option); multiplied by (ii) the total number of Company Common Shares issuable upon exercise in full of such Company Option (the “Option Consideration”), and shall be subject to applicable Tax withholding. Notwithstanding anything to the contrary in this Agreement, with respect to Company Options for which the exercise price per share attributable to such Company Options is equal to or greater than the Per Share Price, such Company Options will be cancelled without any cash payment being made in respect thereof. The payment of the Option Consideration will be subject to withholding for all required Taxes pursuant to Section 2.12.
(d) Payment Procedures.   At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate (i) Company RSU Consideration owed to all holders of Company RSUs; (ii) Company PSU Consideration owed to all holders of Company PSUs; and (iii) Option Consideration owed to all holders of Company Options. As soon as practicable after the Closing Date, the applicable holders of Company RSUs, Company PSUs and Company Options will receive a payment from the Company or the Surviving Company (or applicable Subsidiary employer), through its payroll system or payroll provider, of all amounts required to be paid to such holders in respect of Company RSUs, Company PSUs or Company Options that are cancelled and converted pursuant to Section 2.8(a), Section 2.8(b) or Section 2.8(c), as applicable. Notwithstanding the foregoing, if any payment owed to a holder of Company RSUs, Company PSUs or Company Options pursuant to Section 2.8(a), Section 2.8(b) or Section 2.8(c), as applicable, cannot be made through the Company’s or the Surviving Company’s payroll system or payroll provider, then the Surviving Company will issue a check for such payment to such holder, which check will be sent by overnight courier to such holder as soon as practicable following the Closing Date (but in no event more than two Business Days thereafter).
(e) Further Actions.   The Company will take all action necessary to effect the cancellation of Company RSUs, Company PSUs and Company Options (collectively, “Company Equity Awards”) upon the Effective Time and to give effect to this Section 2.8 (including the satisfaction of the requirements of Rule 16b-3(e) promulgated under the Exchange Act). The Company will use its reasonable best efforts to ensure that following the Effective Time no participant in any Company Equity Plan or other Employee Plan will have any right thereto to acquire any equity securities of the Company, the Surviving Company or any of their respective Subsidiaries.
2.9 Exchange of Certificates.
(a) Paying Agent.   Parent will (i) not less than 5 Business Days prior to the anticipated Closing Date, select a bank or trust company reasonably acceptable to the Company to act as the paying agent for the Merger (the “Paying Agent”); and (ii) prior to the Effective Time enter into a paying agent agreement, in form and substance reasonably acceptable to the Company, with such Paying Agent.
(b) Payment Fund.   At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Paying Agent, by wire transfer of immediately available funds, for payment to the Company Shareholders pursuant to Section 2.7(a)(ii), an amount of cash sufficient to pay the aggregate consideration to which such Company Shareholders become entitled pursuant to Section 2.7(a)(ii); provided, no such deposit shall be necessary in respect of Owned Company Shares or Dissenting Company Shares. Until disbursed in accordance with the terms and conditions of this Agreement, such cash will be invested by the Paying Agent, as directed by Parent or the Surviving Company, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or
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Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Payment Fund”). No losses with respect to any investments of the Payment Fund will diminish the rights of any Company Shareholders. If the Payment Fund is for any reason below the level required for the Paying Agent to promptly pay the cash amounts contemplated by Section 2.7(a)(ii), or if all or portion of the Payment Fund is unavailable for Parent (or the Paying Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7(a)(ii) for any reason, Parent will, or will cause the Surviving Company to, promptly deposit additional cash in the Payment Fund so as to ensure that the Payment Fund is at all times maintained at a level sufficient for the Paying Agent to make the payments contemplated by Section 2.7(a)(ii). Any income from investment of the Payment Fund shall be the sole and exclusive property of the Surviving Company, no part of such income shall accrue to the benefit of the Company Shareholders and will be payable to any Person as the Surviving Company directs. Subject to Section 2.9(g), the Payment Fund shall not be used for any purpose other than the payment to Company Shareholders as contemplated by Section 2.7(a)(ii).
(c) Payment Procedures.   Promptly following the Effective Time (and in any event within two Business Days), Parent and the Surviving Company will cause the Paying Agent to mail to each holder of record as of immediately prior to the Effective Time (other than Dissenting Company Shares or Owned Company Shares) of  (i) a certificate or certificates that immediately prior to the Effective Time represented outstanding Company Common Shares (other than Dissenting Company Shares or Owned Company Shares) (the “Certificates” (if any)); and (ii) uncertificated Company Common Shares that represented outstanding Company Common Shares (other than Dissenting Company Shares or Owned Company Shares) (the “Uncertificated Shares”) (A) in the case of Certificates and Uncertificated Shares not held through DTC, a letter of transmittal in such form as Parent, the Surviving Company and the Paying Agent reasonably agree (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon receipt of the Certificates by the Paying Agent); and (B) in the case of Certificates and Uncertificated Shares not held through DTC, instructions for effecting the surrender of the Certificates and Uncertificated Shares in exchange for the Per Share Price payable in respect thereof pursuant to Section 2.7(a)(ii). Upon surrender of Certificates for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of Company Common Shares represented by such Certificate; by (y) the Per Share Price (less any applicable withholding Taxes payable in respect thereof), and the Certificates so surrendered will forthwith be cancelled. Upon receipt by the Paying Agent of a letter of transmittal in respect of Uncertificated Shares not held through DTC, duly completed and validly executed in accordance with the instructions thereto, the holder of such Uncertificated Shares will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of Company Common Shares represented by such holder’s transferred Uncertificated Shares; by (y) the Per Share Price (less any Taxes required to be withheld pursuant to Section 2.12), and the transferred Uncertificated Shares so surrendered will be cancelled. Upon receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares held through DTC, the holders of such Uncertificated Shares will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (1) the aggregate number of Company Common Shares represented by such holder’s transferred Uncertificated Shares; by (2) the Per Share Price (less any applicable withholding Taxes payable in respect thereof), and the transferred Uncertificated Shares so surrendered will be cancelled. The Paying Agent will accept such Certificates and transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Paying Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Per Share Price payable upon the surrender of such Certificates and Uncertificated Shares pursuant to this Section 2.9(c). Until so surrendered, outstanding Certificates and Uncertificated Shares will be deemed from and after the
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Effective Time to evidence only the right to receive the Per Share Price, without interest thereon, payable in respect thereof pursuant to Section 2.7(a)(ii). Notwithstanding anything to the contrary in this Agreement, no holder of Uncertificated Shares held through DTC will be required to provide a Certificate or an executed letter of transmittal to the Paying Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7(a)(ii).
(d) DTC Payment.   Prior to the Effective Time, Parent and the Company will cooperate to establish procedures with the Paying Agent and the Depository Trust Company (“DTC”) with the objective that the Paying Agent will transmit to DTC or its nominees on the first Business Day after the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (A) the number of Company Common Shares (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time; multiplied by (B) the Per Share Price.
(e) Transfers of Ownership.   If a transfer of ownership of Company Common Shares is not registered in the register of members of the Company, or if the Per Share Price is to be paid in a name other than that in which the Certificates surrendered or transferred in exchange therefor are registered in the register of members of the Company, the Per Share Price may be paid to a Person other than the Person in whose name the Certificate so surrendered or transferred is registered in the register of members of the Company only if such Certificate is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable. Payment of the applicable Per Share Price with respect to Uncertificated Shares will only be made to the Person in whose name such Uncertificated Shares are registered.
(f) No Liability.   Notwithstanding anything to the contrary set forth in this Agreement, none of the Paying Agent, Parent, the Surviving Company or any other Party will be liable to a holder of Company Common Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.
(g) Distribution of Payment Fund to Parent.   Any portion of the Payment Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Effective Time will be delivered to Parent (or the Surviving Company as directed by Parent) upon demand, and any Company Shareholders who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such Company Common Shares for exchange pursuant to this Section 2.9 will thereafter look for payment of the Per Share Price payable in respect of the Company Common Shares represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar Laws), solely as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.7(a)(ii). Any amounts remaining unclaimed by holders of any such Certificates or Uncertificated Shares two years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable Law, become the property of the Surviving Company free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.
2.10 No Further Ownership Rights in Company Common Shares.   From and after the Effective Time, (a) all Company Common Shares issued and outstanding immediately prior to the Merger will no longer be outstanding and will automatically be cancelled, retired and cease to exist; and (b) each holder of a Certificate or Uncertificated Shares theretofore representing any Company Common Shares will cease to have any rights with respect thereto, except the right to receive the Per Share Price payable therefor in accordance with Section 2.7(a)(ii) or, in the case of Dissenting Company Shares, the rights pursuant to Section 2.7(c). The Per Share Price paid in accordance with the terms of this Article II will be deemed to have been paid in full satisfaction of all rights pertaining to such Company Common Shares. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving
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Company of Company Common Shares that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Company for any reason, they will (subject to compliance with the payment procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.
2.11 Lost, Stolen or Destroyed Certificates.   In the event that any Certificates have been lost, stolen or destroyed, the Paying Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7(a)(ii). Parent or the Paying Agent may, in its discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such reasonable amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Company or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.
2.12 Required Withholding.   Each of the Paying Agent, Parent, the Company and the Surviving Company will be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom pursuant to any Tax Laws. To the extent that such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.
2.13 Necessary Further Actions.   If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, then the directors and officers of the Company and Merger Sub as of immediately prior to the Effective Time will take all such lawful and necessary action.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
With respect to any Section of this Article III, except (a) as disclosed in the reports, statements and other documents publicly filed by the Company with the SEC or publicly furnished by the Company to the SEC, in each case pursuant to the Exchange Act on or after January 1, 2017 and prior to the date of this Agreement (other than any disclosures contained or referenced therein that they are predictive, cautionary or forward-looking in nature, including any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk”) (the “Recent SEC Reports”) (it being understood that any matter disclosed in any Recent SEC Report will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) a representation or warranty set forth in this Article III only to the extent that it is reasonably apparent from the face of such disclosure in such Recent SEC Report that it is an exception to (or, as applicable, a disclosure for purposes of) such representation or warranty); or (b) subject to the terms of Section 9.13, as set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent and Merger Sub as follows:
3.1 Organization; Good Standing.   The Company (a) is an exempted company duly incorporated, validly existing and in good standing pursuant to the Bermuda Companies Act; and (b) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of  “good standing” is applicable in the case of any relevant jurisdiction), except where the failure to be so qualified or in good standing would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or materially delay the consummation of the Transactions or the ability of the Company to perform its covenants and obligations pursuant to this Agreement. The Company has made available to Parent true, correct and complete copies of the Amended Memorandum of Association of the Company (the “Charter”) and the Amended and Restated Bye-Laws of the Company (the “Bye-Laws”), each as amended to date. The Company is not in violation of the Charter or the Bye-Laws.
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3.2 Power; Enforceability.   The Company has the requisite power and authority to (a) execute and deliver this Agreement and the Bermuda Merger Agreement; (b) perform its covenants and obligations hereunder and thereunder; and (c) subject to receiving the Requisite Shareholder Approval, consummate the Transactions. The execution and delivery of this Agreement and the Bermuda Merger Agreement by the Company, the performance by the Company of its covenants and obligations hereunder and thereunder, and the consummation of the Transactions have been duly authorized and approved by all necessary action on the part of the Company and no additional actions on the part of the Company are necessary to authorize (i) the execution and delivery of this Agreement and the Bermuda Merger Agreement by the Company; (ii) the performance by the Company of its covenants and obligations hereunder and thereunder; or (iii) subject to the receipt of the Requisite Shareholder Approval, the execution and delivery of the Bermuda Merger Agreement and the filing of the Merger Application with the Registrar pursuant to the Bermuda Companies Act, the consummation of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity (whether considered in a proceeding at Law or in equity).
3.3 Company Board Approval; Fairness Opinion; Anti-Takeover Laws.
(a) Company Board Approval.   The Company Board has unanimously (i) approved the Merger, with the Company as the surviving company of such Merger, so that immediately following the Merger, the Company will become a wholly owned Subsidiary of Parent; (ii) determined that the Per Share Price constitutes fair value for each Company Common Share in accordance with the Bermuda Companies Act; (iii) determined that the terms of this Agreement and the Bermuda Merger Agreement are in the best interests of the Company and its shareholders; (iv) declared it advisable to enter into this Agreement and the Bermuda Merger Agreement, upon the terms and subject to the conditions set forth herein and therein; (v) approved the execution and delivery of this Agreement and the Bermuda Merger Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder and thereunder, and the consummation of the Transactions, upon the terms and subject to the conditions set forth herein and therein; and (vi) resolved to recommend approval of this Agreement, the Bermuda Merger Agreement, and the Merger to the Company Shareholders (such recommendation, the “Company Board Recommendation”).
(b) Fairness Opinion.   The Company Board or a committee thereof has received the written opinion (or an oral opinion to be confirmed in writing) of its financial advisor, Morgan Stanley & Co. LLC (the “Advisor”), to the effect that, as of the date of such opinion and based upon and subject to the various qualifications and assumptions set forth therein, the consideration to be received by the Company Shareholders (other than Parent or any Affiliate of Parent, if applicable) pursuant to this Agreement is fair from a financial point of view to such holders.
(c) Anti-Takeover Laws.   Assuming that the representations of Parent set forth in Section 4.6 are true and correct, no “fair price,” “moratorium,” “control share acquisition,” “interested shareholder” or other similar antitakeover statute or regulation enacted under the Laws of Bermuda (collectively, “Takeover Laws”), is applicable to this Agreement, the Bermuda Merger Agreement or the Merger.
3.4 Requisite Shareholder Approval.   The vote in favor of the approval of this Agreement, the Bermuda Merger Agreement and the Merger (collectively, the “Company Merger Vote Matters”) by a majority of the votes cast by Company Shareholders present or represented by proxy and voting at the Company Shareholder Meeting at which two or more persons are present at the start of such Company Shareholder Meeting and representing in person or by proxy in excess of 50% of the total issued voting shares of the Company (the “Requisite Shareholder Approval”) is the only vote of any class or series of the Company’s share capital that is necessary pursuant to applicable Law, the Charter or the Bye-Laws to approve the Company Merger Vote Matters.
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3.5 Non-Contravention.   The execution and delivery of this Agreement and the Bermuda Merger Agreement by the Company, the performance by the Company of its covenants and obligations hereunder and thereunder, and the consummation of the Transactions do not (a) violate or conflict with any provision of the Charter or the Bye-Laws or the Organizational Documents of eNett; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to or loss of benefit under any applicable Permit or any Contract to which the Company or any of its Subsidiaries is a party, or by which any of their respective properties or assets are bound; (c) assuming compliance with the matters referred to in Section 3.6 and, in the case of the consummation of the Transactions, subject to obtaining the Requisite Shareholder Approval, violate or conflict with any Law applicable to the Company or any of its Subsidiaries, or by which any of their respective properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or materially delay the consummation of the Transactions or the ability of the Company to perform its covenants and obligations pursuant to this Agreement.
3.6 Requisite Governmental Approvals.   No consent, approval, order or authorization of, filing or registration with, or notification to (any of the foregoing, a “Consent”) any Governmental Authority is required on the part of the Company or its Subsidiaries in connection with (a) the execution and delivery of this Agreement or the Bermuda Merger Agreement by the Company; (b) the performance by the Company of its covenants and obligations pursuant to this Agreement or the Bermuda Merger Agreement; or (c) the consummation of the Transactions, except (i) the notification to the Bermuda Monetary Authority of the Merger and change in beneficial ownership of the Company and its Subsidiaries which are incorporated in Bermuda, (ii) the filing of the Merger Application with the Registrar pursuant to the Bermuda Companies Act and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business; (iii) such filings and approvals as may be required by any applicable federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iv) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws set forth on Section 7.1(b) of the Company Disclosure Letter; and (v) such other Consents the failure of which to obtain would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or materially delay the consummation of the Transactions or the ability of the Company to perform its covenants and obligations pursuant to this Agreement.
3.7 Company Capitalization.
(a) Share Capital.   The authorized share capital of the Company consists of: (i) 560,000,000 Company Common Shares; and (ii) 225,000,000 Company Preference Shares. As of the close of business on December 6, 2018 (such time and date, the “Capitalization Date”), (A) 131,214,726 Company Common Shares were issued and outstanding (which excludes the Company Common Shares relating to Company Options referred to in Section 3.7(b), the Company Common Shares reserved for purchase under the Company ESPP and the Company Common Shares held by the Company as treasury shares, but includes 1,599,754 Company RSUs (assuming the fulfillment of all applicable time-based vesting conditions) and 3,178,796 Company PSUs (assuming the achievement of all applicable performance goals at target)); (B) no Company Preference Shares were issued and outstanding; (C) 1,792,854 Company Common Shares were held by the Company as treasury shares; and (D) 27,825 Company Common Shares were reserved for purchase under the Company ESPP with respect to any ongoing Offering Period (as defined in the Company ESPP), assuming a price per share equal to the Per Share Price. All outstanding Company Common Shares are validly issued, fully paid, nonassessable and free of any preemptive (or similar) rights. From the Capitalization Date to the date of this Agreement, the Company has not issued or granted any Company Securities other than issuances of Company Common Shares pursuant to the exercise in accordance with their terms of Company Options outstanding immediately prior to the Capitalization Date. No Subsidiary of the
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Company owns any Company Securities. As of the date of this Agreement, there are no accrued and unpaid dividends with respect to any outstanding Company Common Shares or Company Equity Awards.
(b) Reservation of Shares.   As of the Capitalization Date, the Company has reserved 6,264,932 Company Common Shares for issuance pursuant to the Company Equity Plans, inclusive of all outstanding equity awards and all Company Common Shares reserved for purchase under the Company ESPP with respect to the ongoing Offering Period, but excluding all Company Common Shares authorized but not yet granted under Company Equity Plans. As of the Capitalization Date, there were outstanding Company Options to acquire 1,458,557 Company Common Shares, of which there were outstanding Company Options with an exercise price per share less than the Per Share Price to acquire 1,003,345 Company Common Shares.
(c) Company Securities; Company Equity Awards.   Except as set forth in this Section 3.7, as of the Capitalization Date there were (i) other than the Company Common Shares, no outstanding shares of, or other equity or voting interest in, the Company; (ii) no outstanding securities of the Company convertible into or exchangeable for shares of, or other equity or voting interest in, the Company; (iii) no outstanding options, warrants or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any shares of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of, or other equity or voting interest in, the Company; (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any shares of, or other equity or voting interest (including any voting debt) in, the Company; (v) no outstanding restricted shares, restricted share units, share appreciation rights, performance shares, contingent value rights, “phantom” shares or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively with the Company Common Shares and Company Preference Shares, the “Company Securities”); (vi) no voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of, or other equity or voting interest in, the Company; (vii) no obligations or binding commitments of any character restricting the transfer of any shares of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound; and (viii) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities. Neither the Company nor any Subsidiary of the Company is a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. The Company does not have a shareholder rights plan in effect. Section 3.7(c) of the Company Disclosure Letter sets forth a true and complete list, as of the Capitalization Date, of  (i) each Company Equity Award, (ii) the number of Company Common Shares underlying each Company Equity Award, (iii) the date on which each Company Equity Award was granted, (iv) the Company Equity Plan under which each Company Equity Award was granted, (v) the exercise price of each Company Equity Award, if applicable, (vi) the expiration date of each Company Equity Award, if applicable and (vii) the vesting schedule applicable to such Company Equity Award.
(d) Other Rights.   The Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities.
3.8 Subsidiaries.
(a) Subsidiaries.   Section 3.8(a) of the Company Disclosure Letter contains a true, correct and complete list of the name and jurisdiction of organization of each Subsidiary of the Company and each holder thereof. Each Subsidiary of the Company (i) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization (to the extent that the concept of “good standing” is applicable in the case of any relevant jurisdiction); and (ii) has the requisite corporate power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets, except where the failure to be in good standing would not have, or would not reasonably be expected to have, individually or in the aggregate,
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a Company Material Adverse Effect or prevent or materially delay the consummation of the Transactions or the ability of the Company to perform its covenants and obligations pursuant to this Agreement. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or materially delay the consummation of the Transactions or the ability of the Company to perform its covenants and obligations pursuant to this Agreement. The Company has made available to Parent true, correct and complete copies of the certificates of incorporation, bylaws and other similar Organizational Documents of each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) of the Company, each as amended to date. Each such certificate of incorporation, bylaw and other Organizational Document is in full force and effect. No Subsidiary of the Company is in violation of its Organizational Documents, except for such violations that would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or materially delay the consummation of the Transactions or the ability of the Company to perform its covenants and obligations pursuant to this Agreement.
(b) Capital Stock of Subsidiaries.   All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) has been duly authorized, validly issued and is fully paid and nonassessable; and (ii) except as set forth on Section 3.8(b) of the Company Disclosure Letter, is owned, directly or indirectly, by the Company, free and clear of all liens (other than liens imposed by securities Laws and liens under the Credit Agreement and the Existing Indenture) and any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent such Subsidiary from conducting its business as of the Effective Time in substantially the same manner that such business is conducted on the date of this Agreement. None of the Subsidiaries of the Company is a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any capital stock of, or other equity or voting interest in, any Subsidiary of the Company.
(c) Other Securities of Subsidiaries.   (i) There are no outstanding securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; (ii) there are no options, warrants or other rights or arrangements obligating the Company or any of its Subsidiaries to acquire from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for, shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; (iii) there are no obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, such Subsidiary to any Person other than the Company or one of its Subsidiaries; and (iv) there are no outstanding restricted shares, restricted share units, share appreciation rights, performance shares, contingent value rights, “phantom” shares or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of, or other securities or ownership interests in, any Subsidiary of the Company.
3.9 Company SEC Documents.
(a) Since January 1, 2016, the Company has filed or furnished all forms, reports, schedules, statements, prospectuses, registration statements and other documents with the SEC that have been required to be filed or furnished by it pursuant to applicable Laws (the “Company SEC Reports”). Each Company SEC Report has complied, or will comply, as the case may be, as of its filing date, in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, each as in effect on the date that such Company SEC Report was, or will be, filed. True, correct and complete copies of all Company SEC Reports are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such
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amended or superseded filing), each Company SEC Report did not, and will not, as the case may be, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any forms, reports or documents with the SEC.
(b) The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and will not, at the date it is first mailed to the Company Shareholders, at the time the Proxy Statement and any amendment thereof or supplement thereto are filed with the SEC and at the time of the Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub or any Affiliates thereof specifically for inclusion or incorporation by reference in the Proxy Statement.
(c) As of the date of this Agreement, there are no outstanding unresolved comments with respect to the Company or the Company SEC Reports noted in comment letters or other correspondence received by the Company or its attorneys from the SEC or its staff.
(d) Since January 1, 2016, the Company has complied in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE.
3.10 Company Financial Statements; Internal Controls; Indebtedness.
(a) Company Financial Statements.   The consolidated financial statements (including any related notes and schedules) of the Company and its Subsidiaries filed with, or incorporated by reference into, the Company SEC Reports (i) were prepared in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); and (ii) fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended. There are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements (and neither the Company nor any Subsidiary of the Company has any commitment to become a party to any off-balance sheet arrangement) of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.
(b) Disclosure Controls and Procedures.   The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that (i) information required to be disclosed by the Company in the reports that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such information is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2017, and such assessment concluded that such system was effective. Since January 1, 2016, the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.
(c) Internal Controls.   The Company has established and maintains a system of internal accounting controls that are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including:
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policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of  (A) any significant deficiency or material weakness in the system of internal control over financial reporting used by the Company and its Subsidiaries that has not been subsequently remediated; or (B) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries. To the Knowledge of the Company, since January 1, 2017, there has been no written complaint, allegation, assertion or claim that the Company or any Subsidiary of the Company has engaged in improper or illegal accounting or auditing practices.
(d) Indebtedness.   Section 3.10(d) of the Company Disclosure Letter contains a true, correct and complete list of all Indebtedness of the Company and its Subsidiaries as of the date of this Agreement, other than Indebtedness expressly reflected in the Audited Company Balance Sheet or otherwise included in the Company SEC Reports filed prior to the date of this Agreement.
3.11 No Undisclosed Liabilities.   Neither the Company nor any of its Subsidiaries has any liabilities of a nature required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP, other than liabilities (a) reflected or otherwise reserved against in the Audited Company Balance Sheet (including the notes thereto) or in the consolidated condensed balance sheet of the Company set forth in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2018 (including the notes thereto); (b) arising pursuant to this Agreement or incurred in connection with the Merger in compliance with this Agreement; (c) incurred in the ordinary course of business since September 30, 2018; and (d) that, individually or in the aggregate, would not have, or would not reasonably be expected to have, a Company Material Adverse Effect.
3.12 Absence of Certain Changes.   Since September 30, 2018 through the date of this Agreement, the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business and neither the Company nor any of its Subsidiaries has undertaken any action that, if undertaken prior to the date of this Agreement, would have required Parent’s written approval pursuant to Section 5.2(a), (b), (c), (f), (g), (i), or (m). Since the date of the Audited Company Balance Sheet through the date of this Agreement, there has not occurred a Company Material Adverse Effect.
3.13 Material Contracts.
(a) List of Material Contracts.   Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts to or by which the Company or any of its Subsidiaries is a party or is bound (other than any Material Contracts contemplated by clause (i) of the definition of Material Contract and any Material Contracts listed in Section 3.19(a) of the Company Disclosure Letter); and provided that for purposes of this Section 3.13(a), (A) with respect to clause (ii) of the definition of Material Contract, the word “material” shall be deemed to be inserted before the first instance of  “Contract” therein, the words “wholly owned” shall be deemed to be inserted before the word “Subsidiary” in subclause (C) thereof and “$10,000,000” shall be deemed to be replaced by “$30,000,000”; (B) with respect to clause (vi) of the definition of Material Contract, the word “Indebtedness” shall be deemed to be replaced by the words “the borrowing of money or extension of credit” therein and “$5,000,000” shall be deemed to be replaced by “$10,000,000”; (C) with respect to clause (x) of the definition of Material Contract, the words “wholly owned” shall be deemed to be inserted before the word “Subsidiaries”; and (D) with respect to clause (xi) of the definition of Material Contract, the word “material” shall be deemed to be inserted before the words “joint venture” therein. The Company has made available to Parent, or publicly filed with the SEC, a true, correct and complete copy of each Material Contract required to be scheduled in Section 3.13(a) of the Company Disclosure Letter.
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(b) Validity.   Each Material Contract is valid and binding on the Company or each such Subsidiary of the Company party thereto and is in full force and effect, and none of the Company, any of its Subsidiaries party thereto or, to the Knowledge of the Company, any other party thereto is in breach of or default pursuant to any such Material Contract, except for such failures to be in full force and effect that would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such failures to be in full force and effect that would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since the date of the Audited Company Balance Sheet through the date of this Agreement, neither the Company nor any Subsidiary of the Company has received written notice that it has breached, or is in default under, any Material Contract, in each case, in any material respects.
3.14 Customers.   Except as set forth on Section 3.14 of the Company Disclosure Letter, since the date of the Audited Company Balance Sheet through the date of this Agreement, no Material Customer (a) has canceled or otherwise terminated, or threatened in writing to cancel or otherwise to terminate, its relationship with the Company or its Subsidiaries; or (b) has decreased materially or limited materially, or threatened in writing to decrease materially or limit materially, the amount of business that any such Material Customer conducts with the Company and its Subsidiaries in the ordinary course of business.
3.15 Real Property.   As of the date of this Agreement, the Company does not own any real property. Section 3.15 of the Company Disclosure Letter contains a true, correct and complete list, as of the date of this Agreement, of all of the existing leases, subleases, licenses or other agreements pursuant to which the Company or any of its Subsidiaries uses or occupies, or has the right to use or occupy, now or in the future, any real property in excess of 100,000 square feet. The Company has made available to Parent true, correct and complete copies of all such leases. With respect to all of the existing leases, subleases, licenses or other agreements pursuant to which the Company or any of its Subsidiaries uses or occupies, or has the right to use or occupy any real property (such property, the “Leased Real Property,” and each such lease, sublease, license or other agreement, a “Lease”): (i) the Company or one of its Subsidiaries has not collaterally assigned or granted any other security interest in such Lease or any interest therein; (ii) there are no liens (other than Permitted Liens) on the estate or interest created by such Lease; (iii) the Company or one of its Subsidiaries has valid leasehold estates in the Leased Real Property, free and clear of all liens (other than Permitted Liens); (iv) to the Knowledge of the Company, no circumstances exist that would cause the landlord, sublandlord or other third party to be in default under any Lease; (v) neither the Company nor any of its Subsidiaries is in material breach of or default pursuant to, or received any notice of any circumstances that can constitute a default under, any Lease; and (vi) there are no material subleases, licenses or similar agreements (each, a “Sublease”) granting to any Person, other than the Company or any of its Subsidiaries, any right to use or occupy any Leased Real Property, except, in each case, as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.16 Environmental Matters.   Since January 1, 2016, the Company and each of its Subsidiaries have been in compliance with all Environmental Laws applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries, except for any such noncompliance that would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2016, neither the Company nor any of its Subsidiaries has received any written notice alleging that the Company or any Subsidiary has violated any applicable Environmental Law, except for any such violation that would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has released or disposed of any Hazardous Substances in violation of any applicable Environmental Law, except for any such violation that would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to or is the subject of any pending or, to the Knowledge of the Company, threatened Legal Proceeding (i) alleging any material noncompliance by the Company or any of its Subsidiaries with any Environmental Law; or (ii) seeking to impose any material liability for any investigation, cleanup, removal or remediation pursuant to any Environmental Law.
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3.17 Intellectual Property.
(a) Section 3.17(a) of the Company Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of all material Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered. The Company has maintained all material Company Registered Intellectual Property in the ordinary course consistent with reasonable business practices. Unless otherwise specified on Section 3.17(a) of the Company Disclosure Letter, the material Company Registered Intellectual Property listed therein is subsisting and, if registered, to the Company’s Knowledge, is valid and enforceable.
(b) Except as set forth on Section 3.17(b) of the Company Disclosure Letter, the Company or any of its Subsidiaries, as applicable, owns, or is licensed or otherwise possesses adequate rights to use, all Intellectual Property used in their respective businesses as currently conducted, except as would not have, or would not reasonably be expected to have, a material adverse effect on any material business of the Company or any of its Subsidiaries; provided, however, that the representation and warranty in this Section 3.17(b) shall not constitute or be deemed or construed as any representation or warranty with respect to infringement, misappropriation or violation of any Intellectual Property, which is exclusively addressed in Section 3.17(d) below.
(c) Except as set forth on Section 3.17(c) of the Company Disclosure Letter, there are no pending (or since January 1, 2016, to the Knowledge of the Company, threatened in writing) material Legal Proceedings, and, except as set forth on Section 3.17(c) of the Company Disclosure Letter or as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, Company has not received since January 1, 2016 any written notice of any claims by any Person, in each case of the foregoing alleging infringement, misappropriation or violation by the Company or any of its Subsidiaries of any Intellectual Property of such Person or challenging the ownership, validity or enforceability of any material Company Intellectual Property.
(d) Except as set forth on Section 3.17(d) of the Company Disclosure Letter or as would not be material to the operation of the business of the Company and its Subsidiaries (taken as a whole), to the Knowledge of the Company, (i) the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe, misappropriate or violate any Intellectual Property of any Person and (ii) as of the date of this Agreement, no Person is infringing, misappropriating or violating any Company Intellectual Property. The Company has not initiated any material Legal Proceeding that are currently pending against any third party, or provided any third party with written notice, alleging or claiming that such third party is infringing or misappropriating any material Company Intellectual Property.
(e) The Company and its Subsidiaries take commercially reasonable measures to protect the material Company Intellectual Property, including the confidentiality of any material trade secrets owned by the Company or any of its Subsidiaries.
(f) Except as set forth on Section 3.17(f) of the Company Disclosure Letter or as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries have complied with its Privacy Policies and all applicable Laws relating to the collection, storage, use, disclosure and transfer of any Personal Data collected by or on behalf of the Company or any of its Subsidiaries; (ii) since January 1, 2016, no written notices have been received by, and no written claims have been asserted by any third party (including any Governmental Authority) against, the Company or any of its Subsidiaries, alleging any violation of any Laws relating to the collection, storage, use, disclosure and transfer of any Personal Data; and (iii) since January 1, 2016, to the Knowledge of the Company, there have not been any losses of, unauthorized access to, or security breaches with respect to, any Personal Data or similar confidential information maintained by or for Company or any of its Subsidiaries, that the Company is required to report or disclose in accordance with applicable Law.
(g) Except as set forth on Section 3.17(g) of the Company Disclosure Letter or as would not be material to the operation of the business of the Company and its Subsidiaries (taken as a whole), (i) the Software, computer firmware, computer hardware, electronic data processing, information,
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record keeping, communications, telecommunications, networks, interfaces, platforms, peripherals and computer systems, including any outsourced systems and processes, that are owned or used by the Company or any of its Subsidiaries in the conduct of their respective businesses (collectively, the “Computer Systems”) are reasonably sufficient for the immediate needs of the Company and its Subsidiaries; (ii) the Computer Systems are in sufficiently good working condition to perform all information technology operations, in each case as necessary for the operation of the business of the Company and its Subsidiaries as currently conducted; (iii) the Company and its Subsidiaries use commercially reasonable efforts to protect the Computer Systems from becoming infected by any disabling codes or instructions, including any virus, worm, Trojan horse, automatic restraint, time bomb or any other feature or function that cause erasing, destroying, or corrupting of Software, systems, databases, or data; and (iv) since January 1, 2016, there have been no failures, breakdowns, continued substandard performance or other adverse events affecting any such Computer Systems that have caused any material disruption of or interruption in or to the operation of the business of the Company and its Subsidiaries as currently conducted.
3.18 Tax Matters.
(a) Tax Returns.   Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries have (i) timely filed, or have caused to be timely filed on their behalf  (taking into account valid extensions), all Tax Returns required to be filed by any of them and each such Tax Return is true, correct and complete; and (ii) timely paid, have caused to be timely paid on their behalf, or have adequately reserved (in accordance with GAAP) for the payment of, all Taxes that are required to be paid by any of them.
(b) Taxes Paid.   Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries has timely paid, withheld or collected (and paid or remitted to the appropriate Governmental Authority) all Taxes required to be paid, withheld or collected by any of them in connection with any amounts paid or owing to any employee, creditor, independent contractor, customer, shareholder or other third party, and have otherwise complied in all respects with all applicable Laws relating to the payment, collection, withholding and remittance of Taxes.
(c) No Audits.   Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) no audits, investigations, proceedings or other examinations with respect to Taxes of the Company or any of its Subsidiaries are presently in progress or have been asserted or proposed in writing and (ii) no deficiency for Taxes has been assessed or asserted in writing by any Governmental Authority against the Company or any of its Subsidiaries, except for deficiencies which have been settled, withdrawn or satisfied by payment.
(d) No Liens.    There are no liens for Taxes upon any material asset of the Company or any of its Subsidiaries, except for Permitted Liens.
(e) No Listed Transaction.   Neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” described in Treasury Regulation §1.6011-4(b)(2) or any similar provision of state or local Law.
(f) No Nexus.   Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no written claim has been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns to the effect that it is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction, which claim has not been resolved or withdrawn.
(g) Tax Agreements.   Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) is a party to or bound by, or currently has any liability pursuant to, any Tax sharing, allocation or indemnification agreement or obligation, other than any such agreement or obligation entered into in the ordinary course of business, the primary purpose of which is unrelated to Taxes, or any agreement solely among any of the Company or its Subsidiaries; (ii) has been included in any
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“consolidated,” “unitary,” “affiliated” or “combined” Tax Return within the meaning of Section 1504 of the Code (or any similar provision state, local or non-United States Law) other than any such group which includes the Company or any of its Subsidiaries; or (iii) has any liability for the Taxes of any Person other than the Company and its Subsidiaries pursuant to Treasury Regulation §1.1502-6 (or any similar provision of state, local or non-United States Law) as a transferee or successor, or otherwise by operation of Law.
(h) No Section 355 Distribution.    Since January 1, 2016, neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution intended to qualify for Tax free treatment under Section 355 of the Code.
3.19 Employee Plans.
(a) Employee Plans.   Section 3.19(a) of the Company Disclosure Letter contains a list, as of the date of this Agreement, of all material Employee Plans and material PEO plans. For purposes of this Agreement, the term “Employee Plan” means any (i) “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; and (ii) any other employment, bonus, stock option, stock purchase or other equity-based, benefit, incentive compensation, profit sharing, savings, retirement, disability, vacation, deferred compensation, severance, retention, deal change of control and other fringe, welfare or other employee benefit plan, program, agreement, contract, policy or binding arrangement maintained or contributed to by the Company or any of its Subsidiaries for the benefit of any current employee, individual independent contractor who is a natural Person or member of the board of directors of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any liability, except for (x) any benefit or compensation plan or arrangement maintained by a Governmental Authority and (y) any benefit or compensation plan or arrangement maintained solely by a professional employer organization for the benefit of current or former employees of the Company or any of its Subsidiaries and under which the Company or its Subsidiaries is a participating employer (a “PEO Plan”) (collectively, the “Employee Plans”). With respect to each material Employee Plan and each material PEO Plan, to the extent available to the Company after using reasonable best efforts to obtain such plans, the Company has made available to Parent or will make available to Parent within the ten (10) Business Days following the date hereof, a copy, to the extent applicable, of  (A) the two most recent annual reports on IRS Form 5500 required to have been filed with the United States Department of Labor for each Employee Plan, including all schedules thereto; (B) the most recent determination letter, if any, from the IRS for any Employee Plan that is intended to qualify pursuant to Section 401(a) of the Code; (C) the current plan document and the most recent summary plan description; (D) any related trust agreement or other funding arrangement currently in effect; (E) any notices to or from the IRS or any office or representative of the United States Department of Labor relating to any compliance issues in respect of any such Employee Plan for which a material liability remains outstanding; and (F) all material, non-routine filings and correspondence with any Governmental Authority since January 1, 2016 through the date of this Agreement.
(b) Absence of Certain Plans.   Except as set forth on Section 3.19(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries maintains, sponsors or participates in, or contributes to, (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA) subject to Title IV of ERISA; (ii) a multiple employer plan (within the meaning of Section 4063 or Section 4064 of ERISA); or (iii) a plan subject to Section 302 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA, nor does the Company or any of its Subsidiaries have any liability with respect to such plans resulting from any other trade or business (whether or not incorporated) that would be treated as a single employer with the Company or any of its Subsidiaries pursuant to Section 414(b) or (c) of the Code (an “ERISA Affiliate”).
(c) Compliance.   Each Employee Plan and, to the Knowledge of the Company, each PEO Plan (i) has been maintained, funded, operated and administered in accordance with its terms and with all applicable Law, including the applicable provisions of ERISA and the Code or any similar Laws in jurisdictions outside of the United States, except as that would not reasonably be expected to have,
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individually or in the aggregate, a Company Material Adverse Effect and (ii) intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter or opinion letter as to its qualification, and there are no existing circumstances or any events that have occurred that would reasonably be expected to result in the revocation of the qualified status of any such plan.
(d) Employee Plan Legal Proceedings.   Except as set forth on Section 3.19(d) of the Company Disclosure Letter, as of the date of this Agreement, the Company has received no notice that there are Legal Proceedings pending, or, to the Knowledge of the Company, have any been threatened, on behalf of or against any Employee Plan, the assets of any trust pursuant to any Employee Plan, to the Knowledge of the Company, any PEO Plan, or the plan sponsor, plan administrator or any fiduciary or any Employee Plan, or, to the Knowledge of the Company, any PEO Plan, with respect to the administration or operation of such plans, other than routine claims for benefits, except as that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(e) No Prohibited Transactions.   None of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any of their respective directors, officers or employees has, with respect to any Employee Plan or PEO Plan, engaged in or been a party to any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) that could reasonably be expected to result in the imposition of a penalty assessed pursuant to Section 502(i) of ERISA or a Tax imposed by Section 4975 or 4976 of the Code, in each case applicable to the Company, any of its Subsidiaries or any Employee Plan or PEO Plan, except as that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(f) No Welfare Benefit Plan; No Acquired Rights.   Except as set forth on Section 3.19(f) of the Company Disclosure Letter, no Employee Plan or, to the Knowledge of the Company, any PEO Plan, that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA) provides post-termination or retiree life insurance, health or other welfare benefits to any person, except pursuant to Section 4980B of the Code or any other Law.
(g) Section 280G.    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated under this Agreement (either alone or in conjunction with any other event) will, except as set forth in this Agreement, (i) result in any payment or benefit (including severance, unemployment compensation, forgiveness of indebtedness or otherwise) becoming due to any current or former director or any employee of the Company or any Subsidiary thereof under any Employee Plan or otherwise; (ii) increase any payments or benefits otherwise payable under any Employee Plan; or (iii) result in any acceleration of the time of payment, funding or vesting of any such payments or benefits. No payment or benefit that will be made by the Company or any ERISA Affiliate in connection with the Transactions (whether alone or in combination with any other event) will constitute a parachute payment within the meaning of Section 280G of the Code. The Company is not a party to nor does it have any obligation under any Employee Plan to compensate any person for excise Taxes payable pursuant to Section 4999 of the Code or for additional Taxes payable pursuant to Section 409A of the Code.
(h) Foreign Employee Plans.   With respect to each Employee Plan that is maintained for employees located outside of the United States (each, a “Foreign Employee Plan”), except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) if any such Foreign Employee Plan is intended to qualify for special tax treatment, such Foreign Employee Plan meets the requirements for such treatment and (ii) each Foreign Employee Plan that is required to be registered by the Company and its Subsidiaries has been registered and has been maintained in good standing with the applicable Governmental Authorities.
3.20 Labor Matters.
(a) Union Activities.   Except as set forth on Section 3.20(a) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, works council agreement, labor union contract or trade union agreement (each, a
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“Collective Bargaining Agreement”). To the Knowledge of the Company, there are no activities or proceedings of any labor or trade union or works council to organize any employees of the Company or any of its Subsidiaries with regard to their employment with the Company or any of its Subsidiaries. No Collective Bargaining Agreement is currently being negotiated by the Company or any of its Subsidiaries. There is no strike, lockout, slowdown, or work stoppage against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened directly against the Company or any of its Subsidiaries. Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company has satisfied all notice, consultation and consent obligations owed to any works council, labor union, trade union or other employee representative body arising under applicable Laws or Collective Bargaining Agreements with respect to the execution of this Agreement or the transactions contemplated under this Agreement.
(b) Employment Law Compliance.   Except as set forth on Section 3.20(b) of the Company Disclosure Letter, since January 1, 2016, the Company and its Subsidiaries have complied with applicable Laws and orders with respect to employment (including applicable Laws regarding labor, employment, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, plant closings, mass layoffs, worker classification, exempt and non-exempt status, compensation and benefits, the Worker Adjustment and Retraining Notification Act of 1988, wage and hour and overtime requirements, immigration status, discrimination in employment, employee health and safety, and collective bargaining), except for such noncompliance that would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c) Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, no employee of the Company or any of its Subsidiaries, at the level of Vice President or above, is in violation of any agreement with or obligation to a former employer of such employee relating to (i) the right of any such employee to be employed by the Company or any of its Subsidiaries or (ii) the knowledge or use of trade secrets or proprietary information.
3.21 Permits.   Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries hold all permits, licenses, variances, clearances, consents, commissions, exemptions, orders and approvals from Governmental Authorities (“Permits”) that are required for the Company and its Subsidiaries to own, lease or operate their properties and assets and to carry on their businesses as currently conducted. Each of the Company and its Subsidiaries is, and since January 1, 2016 have been, in compliance with the terms of all Permits, and no suspension or cancellation of any of the Permits is pending or, to the Knowledge of the Company, threatened, except for such noncompliance, suspensions or cancellations that would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or materially delay the consummation of the Transactions or the ability of the Company to perform its covenants and obligations pursuant to this Agreement.
3.22 Compliance with Laws.   Except as set forth on Section 3.22 of the Company Disclosure Letter, the Company and each of its Subsidiaries is, and since January 1, 2016 has been, in compliance with all Laws that are applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries, except for such noncompliance that would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or materially delay the consummation of the Transactions or the ability of the Company to perform its covenants and obligations pursuant to this Agreement. No representation or warranty is made in this Section 3.22 with respect to (a) compliance with the Exchange Act, which is exclusively addressed by Section 3.9 and Section 3.10; (b) compliance with Environmental Law, which is exclusively addressed by Section 3.16; (c) compliance with applicable privacy and data protection Laws, which is exclusively addressed by Section 3.17(f); (d) compliance with applicable Tax Laws, which is exclusively addressed by Section 3.18; (e) compliance with ERISA and other applicable Laws relating to employee benefits, which is exclusively addressed by Section 3.19; (f) compliance with labor and employment matters,
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which is exclusively addressed by Section 3.20; (g) compliance with Anti-Corruption Laws, which is exclusively addressed by Section 3.27; or (h) compliance with Ex-Im Laws or Money Laundering Laws, which is exclusively addressed by Section 3.28.
3.23 Legal Proceedings; Orders.
(a) No Legal Proceedings.   Except as set forth on Section 3.23(a) of the Company Disclosure Letter, there are no material Legal Proceedings pending or, to the Knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or, as of the date of this Agreement, against any present or former officers or directors (in their capacity as such).
(b) No Orders.   Neither the Company nor any of its Subsidiaries is subject to any material order of any kind or nature that would prevent or materially delay the consummation of the Transactions or the ability of the Company to perform its covenants and obligations pursuant to this Agreement.
3.24 Insurance.   As of the date of this Agreement, the Company and its Subsidiaries have all material policies of insurance covering the Company and its Subsidiaries and any of their respective employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is customarily carried by Persons conducting business similar to that of the Company and its Subsidiaries. As of the date of this Agreement, all such insurance policies are in full force and effect and all premiums due and payable thereon have been paid, no notice of cancellation or termination has been received and there is no existing default or event that, with notice or lapse of time or both, would constitute a default by any insured thereunder, except for such defaults that would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.25 Related Person Transactions.   Except for compensation, benefit or other employment arrangements in the ordinary course of business pursuant to applicable Employee Plans set forth on Section 3.19(a) of the Company Disclosure Letter, there are no Contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of shareholders.
3.26 Brokers.   Except for the Advisor and UBS Securities LLC, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the Merger.
3.27 Anti-Corruption.   Since January 1, 2015, none of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any officer, director, agent, employee or other Person acting on their behalf, has, directly or indirectly, (i) taken any action that would violate any provision of any Anti-Corruption Laws; (ii) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to government officials or government employees; (iii) made, offered or authorized any unlawful payment, or other thing of value, to foreign or domestic government officials or government employees; or (iv) made, offered or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment in violation of any Anti-Corruption Laws, in each case, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.
3.28 International Trade; Money Laundering.   Since January 1, 2015, none of the Company, nor any of its Subsidiaries, nor, to the Knowledge of the Company, any officer, director, agent, employee or other Person acting on their behalf, has violated applicable Sanctions Laws, Ex-Im Laws, or the anti-boycott Laws administered by the U.S. Department of Commerce and the U.S. Department of the Treasury’s Internal Revenue Service in each case, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries are, and since January 1, 2015 have been, in compliance with all applicable Money Laundering Laws.
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3.29 Exclusivity of Representations and Warranties.
(a) No Other Representations and Warranties.   The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV:
(i) neither Parent nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to Parent, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement, the Bermuda Merger Agreement or the Transactions;
(ii) no Person has been authorized by Parent, any of its Subsidiaries or any of its or their respective Affiliates or Representatives to make any representation or warranty relating to Parent, its Subsidiaries, any other Person or any of their businesses or operations or otherwise in connection with this Agreement, the Bermuda Merger Agreement or the Transactions, and if made, such representation or warranty must not be relied upon by the Company or any of their respective Affiliates or Representatives as having been authorized by Parent, any of its Subsidiaries or any of its or their respective Affiliates or Representatives (or any other Person); and
(iii) the representations and warranties made by Parent in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and Parent hereby disclaims any other or implied representations or warranties, notwithstanding any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).
(b) No Reliance.   The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:
(i) any representation or warranty, express or implied;
(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Company or any of its Affiliates or Representatives, including any materials or information provided by or on behalf of Parent in connection with the Transactions, in connection with presentations by Representatives of Parent or in any other forum or setting; or
(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT
Except as set forth in the disclosure letter (subject to the terms of Section 9.13) delivered by Parent to the Company on the date of this Agreement (the “Parent Disclosure Letter”), Parent hereby represents and warrants to the Company as follows:
4.1 Organization; Good Standing.
(a) Parent.   Parent (i) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization; and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.
(b) Organizational Documents(c).   Parent has made available to the Company true, correct and complete copies of the Organizational Documents of Parent as amended to date. Neither Parent nor Merger Sub is in violation of its Organizational Documents.
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4.2 Power; Enforceability.   Parent has, or in the case of Merger Sub, will have as of the date it executes and delivers the Joinder (the “Joinder Date”), the requisite power and authority to (a) execute and deliver this Agreement and the Bermuda Merger Agreement; (b) perform its covenants and obligations hereunder and thereunder; and (c) consummate the Transactions. The execution and delivery of this Agreement and the Bermuda Merger Agreement by each of Parent and Merger Sub, as applicable, the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder and thereunder, and the consummation of the Transactions, in the case of Parent, have been and, in the case of Merger Sub, will be duly authorized and approved by all necessary action on the part of each of Parent and Merger Sub and no additional actions on the part of Parent or Merger Sub are or will be, as applicable, necessary to authorize (i) the execution and delivery of this Agreement and the Bermuda Merger Agreement by each of Parent and Merger Sub, as applicable; (ii) the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder and thereunder; or (iii) the execution and delivery of the Bermuda Merger Agreement and the filing of the Merger Application with the Registrar pursuant to the Bermuda Companies Act, the consummation of the Transactions. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity (whether considered in a proceeding at Law or in equity). Upon the execution and delivery of the Joinder, this Agreement shall, assuming the due authorization, execution and delivery of this Agreement by the Company, constitute a legal, valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity (whether considered in a proceeding at Law or in equity).
4.3 Non-Contravention.   The execution and delivery of this Agreement and the Bermuda Merger Agreement by each of Parent and Merger Sub, as applicable, the performance by each of Parent and Merger Sub of their respective covenants and obligations hereunder and thereunder, as applicable, and the consummation of the Transactions shall not (a) violate or conflict with any provision of the Organizational Documents of Parent or Merger Sub, as applicable; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound; (c) assuming compliance with the matters referred to in Section 4.4, violate or conflict with any Law applicable to Parent or Merger Sub, or by which any of their properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not, individually or in the aggregate, prevent or materially delay the consummation of the Transactions or the ability of Parent and Merger Sub to perform their respective covenants and obligations pursuant to this Agreement or the Bermuda Merger Agreement.
4.4 Requisite Governmental Approvals.   No Consent of any Governmental Authority is required on the part of Parent, Merger Sub or any of their Affiliates (a) in connection with the execution and delivery of this Agreement or the Bermuda Merger Agreement by each of Parent and Merger Sub, as applicable; (b) the performance by each of Parent and Merger Sub of their respective covenants and obligations pursuant to this Agreement or the Bermuda Merger Agreement, as applicable; or (c) the consummation of the Transactions, except (i) the notification to the Bermuda Monetary Authority of the Merger and change in beneficial ownership of the Company and its Subsidiaries which are incorporated in Bermuda; (ii) the filing of the Merger Application with the Registrar pursuant to the Bermuda Companies Act and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business; (iii) such filings and approvals as may be required by any applicable federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act and the rules of the NYSE; (iv) compliance with any applicable requirements of the HSR
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Act and any applicable foreign Antitrust Laws set forth on Section 7.1(b) of the Company Disclosure Letter; and (v) such other Consents the failure of which to obtain would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger.
4.5 Legal Proceedings; Orders.
(a) No Legal Proceedings.   There are no Legal Proceedings pending or, to the knowledge of Parent or any of its Affiliates, threatened against Parent or Merger Sub that would, individually or in the aggregate, prevent or materially delay the consummation of the Transactions or the ability of Parent and Merger Sub to perform their respective covenants and obligations pursuant to this Agreement or the Bermuda Merger Agreement.
(b) No Orders.   Neither Parent nor Merger Sub is subject to any order of any kind or nature that would prevent or materially delay the consummation of the Transactions or the ability of Parent and Merger Sub to perform their respective covenants and obligations pursuant to this Agreement or the Bermuda Merger Agreement.
4.6 Ownership of Company Common Shares.   None of Parent, Merger Sub or any of their respective directors, officers, general partners or Affiliates (a) has owned any Company Common Shares; or (b) has been an “Interested Shareholder” (as defined in Bye-law 75 of the Bye-Laws) of the Company, in each case during the three years prior to the date of this Agreement.
4.7 Brokers.   There is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Parent or Merger Sub who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the Merger.
4.8 Operations of Parent and Merger Sub.   Parent has been formed, and Merger Sub shall be formed, in each case, solely for the purpose of engaging in the Transactions, and, prior to the Effective Time, neither Parent nor Merger Sub will have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by the Transactions, including the Financing Letters, the Guarantees, this Agreement and the Bermuda Merger Agreement. From and after the Joinder Date, Parent shall own beneficially and of record all of the outstanding shares, and other equity and voting interest in, Merger Sub free and clear of all liens (other than liens imposed by securities Laws).
4.9 No Parent Vote or Approval Required; Merger Sub Shareholder Approval.   No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement, the Bermuda Merger Agreement and the Transactions. The approval of Parent (which approval shall be provided by the written consent of Parent or one of its wholly owned Subsidiaries as contemplated by Section 6.20), as the sole shareholder of Merger Sub, is the only approval of the shares of, or other equity interest in, Merger Sub necessary to approve this Agreement, the Bermuda Merger Agreement and the Transactions (such approval, the “Merger Sub Shareholder Approval”).
4.10 Limited Guarantees.   Concurrently with the execution and delivery of this Agreement, the Guarantors have delivered to the Company true, correct and complete copies of the duly executed Guarantees. Each of the Guarantees is in full force and effect and constitutes a legal, valid and binding obligation of each Guarantor (as applicable), enforceable against it in accordance with its terms, except as such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (b) is subject to general principles of equity. No event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default on the part of any Guarantor pursuant to its respective Guarantee.
4.11 Financing.
(a) Financing Letters.   As of the date of this Agreement, Parent has delivered to the Company true, correct and complete copies of  (i) duly executed equity commitment letters, dated as of the date of this Agreement, between Parent and each of the Guarantors (the “Equity Commitment Letters”) pursuant to which the Guarantors have committed to provide the cash and rollover equity financing described therein (the “Equity Financing”); and (ii) a duly executed debt commitment letter, dated as of
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the date of this Agreement, among Parent and the financial institutions party thereto (the “Lenders”) (including all exhibits, schedules, and annexes thereto, as may be amended or modified in accordance with the terms hereof, collectively the “Debt Commitment Letters” and, together with the Equity Commitment Letters, the “Financing Letters”), pursuant to which the Lenders have committed, subject to the terms and conditions thereof, to provide the debt financing described therein (the “Debt Financing” and, together with the Equity Financing (including the rollover equity financing), the “Financing”). Parent has also delivered to the Company a true, correct and complete copy of any fee letter (which may be redacted so long as no redaction covers terms that would adversely affect the amount, timing, conditionality, availability or termination of the Debt Financing) in connection with the Debt Commitment Letters (any such letter, a “Fee Letter”) and any other agreements related thereto that would impact the amount, timing, conditionality, availability or termination of the Debt Financing. Each of the Equity Commitment Letters provides that (A) the Company is an express third party beneficiary thereof; and (B) Parent and each of the Guarantors have waived any defenses to the enforceability of such third party beneficiary rights, in each case, in accordance with its terms and subject to the limitations set forth herein and therein.
(b) No Amendments.   As of the date of this Agreement, (i) the Financing Letters and the terms of the Financing have not been amended or modified; (ii) no such amendment or modification is contemplated except as otherwise expressly set forth therein; and (iii) the respective commitments contained in the Financing Letters have not been withdrawn, terminated or rescinded in any respect. There are no other Contracts, agreements, side letters or arrangements to which Parent, Merger Sub or any of their respective Affiliates is a party relating to the funding or investing, as applicable, of the full amount of the Financing, other than as expressly set forth in the Financing Letters and any Fee Letters.
(c) Sufficiency of Financing.   The Financing is sufficient to (i) make all payments, without duplication, contemplated by Sections 2.7, 2.8 and 2.9 in connection with the Merger; (ii) repay, prepay or discharge (after giving effect to the Merger) the principal of, and interest on, certain outstanding Indebtedness of the Company or any of its Subsidiaries as specified in the Debt Commitment Letters; and (iii) pay all fees and expenses required to be paid by Parent or Merger Sub in connection with the consummation of the Transactions, including those required to be paid at the Closing in connection with the Merger and the Financing (clauses (i) through (iii), the “Required Amount”).
(d) Validity.   The Financing Letters and the Fee Letter (in the forms delivered by Parent to the Company) are, as of the date hereof, (i) in full force and effect, and constitute, in the case of Parent, or will constitute, in the case Merger Sub, the legal, valid and binding obligations of, Parent and Merger Sub and, to the knowledge of Parent and Merger Sub, the other parties thereto (including, with respect to each of the Equity Commitment Letters, the applicable Guarantor), and (ii) enforceable against Parent and Merger Sub and, to the knowledge of Parent and Merger Sub, the other parties thereto, in accordance with their terms, in each case, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and subject to general principles of equity. Other than as expressly set forth in the Financing Letters or the Fee Letter, there are no conditions precedent or other contingencies (express or implied) related to the funding of the Financing necessary to pay the Required Amount pursuant to any agreement relating to the Financing to which any of Parent, Merger Sub or any of their respective Affiliates is a party. As of the date of this Agreement, neither Parent nor Merger Sub nor, to the knowledge of Parent and Merger Sub, the other parties to the Financing Letters or the Fee Letter is in violation or breach of any of the terms or conditions set forth therein and no event has occurred that, with or without notice or lapse of time or both, would, or would reasonably be expected to, (A) constitute a default, breach or failure to satisfy a condition precedent set forth in the Financing Letters, assuming the accuracy in all material respects of the representations and warranties in Article III, or (B) result in any portion of the Financing necessary to pay the Required Amount being unavailable on the Closing Date, assuming the conditions to the Financing are satisfied or waived in accordance with the terms thereof. As of the date of this Agreement, assuming the accuracy in all material respects of the representations and warranties in Article III and assuming the Company complies with and performs in all material respects all of its agreements and covenants under this Agreement, Parent has no reason to believe that (i) it will be unable to satisfy on a timely basis any
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term or condition to the funding of the Financing necessary to pay the Required Amount to be satisfied by it contained in the Financing Letters, or (ii) the amount of the Financing necessary to pay the Required Amount will not be available on the Closing Date in order to fund the Transactions. As of the date hereof, (i) no party to any Financing Letter or the Fee Letter has notified Parent of its intention to terminate any of the commitments set forth in the Financing Letters or not to provide the Financing and (ii) no termination of any commitment set forth in the Financing Letters is contemplated by Parent. As of the date of this Agreement, Parent and Merger Sub have fully paid, or caused to be fully paid, all commitment or other fees that are due and payable on or prior to the date of this Agreement pursuant to the terms of the Financing Letters.
(e) No Exclusive Arrangements.   None of the Guarantors, Parent, Merger Sub or any of their respective Affiliates has entered into any Contract prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any Person solely in connection with a transaction relating to the Company or any of its Subsidiaries in connection with the Merger.
4.12 Shareholder and Management Arrangements.   Neither Parent or Merger Sub nor any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any shareholder, director, officer, employee or other Affiliate of the Company or any of its Subsidiaries (a) relating to (i) this Agreement or the Merger; or (ii) the Surviving Company or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which (i) any holder of Company Common Shares would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s Company Common Shares; (ii) any holder of Company Common Shares has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) any Person other than the Guarantors has agreed to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.
4.13 Solvency.   As of the Effective Time and immediately after giving effect to the Merger (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger and all related fees and expenses of Parent), Merger Sub, the Company and their respective Subsidiaries in connection therewith and assuming the accuracy of the representations and warranties contained in this Agreement and satisfaction of the conditions set forth in Article VII, (a) the amount of the “fair saleable value” of the assets of the Surviving Company and its Subsidiaries (on a consolidated basis) will exceed the amount that will be required to pay the probable liabilities of the Surviving Company and its Subsidiaries (on a consolidated basis) on their existing debts (including contingent liabilities) as such debts mature; (b) the Surviving Company and its Subsidiaries (on a consolidated basis) will not have an unreasonably small amount of capital for the operation of the businesses in which they are engaged or proposed to be engaged; and (c) the Surviving Company and its Subsidiaries (on a consolidated basis) will be able to pay their liabilities, including contingent and other liabilities, as they mature in the ordinary course of business.
4.14 Ownership of Voting Securities.   As of the date hereof, none of Parent, Merger Sub, nor any of their respective Subsidiaries or Affiliates holds 5% or greater of the voting securities (as “hold” and “voting securities” are defined under 16 CFR 801) of any Person that competes with the Company in any line of its business in the United States, the European Economic Area or any of the jurisdictions identified on Section 7.1(b) of the Company Disclosure Letter and which ownership position would reasonably be expected to prevent or materially delay the Parties’ ability to obtain the approvals or clearances under applicable Antitrust Laws in such jurisdictions required to consummate the Merger hereunder.
4.15 No Other Negotiations; No Joint Control.   As of the date of this Agreement, none of Parent, Merger Sub or any of their respective Affiliates are involved in substantive negotiations with respect to the acquisition of any business that would reasonably be deemed to be competitive with the businesses of the Company and its Subsidiaries. Parent and Merger Sub will not acquire joint control of the Company within the meaning of the EU Merger Regulation (Council Regulation (EC) No 139/2004).
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4.16 Exclusivity of Representations and Warranties.
(a) No Other Representations and Warranties.   Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III:
(i) neither the Company nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement, the Bermuda Merger Agreement or the Transactions;
(ii) no Person has been authorized by the Company, any of its Subsidiaries or any of its or their respective Affiliates or Representatives to make any representation or warranty relating to the Company, its Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement, the Bermuda Merger Agreement or the Transactions, and if made, such representation or warranty must not be relied upon by Parent, Merger Sub or any of their respective Affiliates or Representatives as having been authorized by the Company, any of its Subsidiaries or any of its or their respective Affiliates or Representatives (or any other Person); and
(iii) the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).
(b) No Reliance.   Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:
(i) any representation or warranty, express or implied;
(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Parent, Merger Sub or any of their respective Affiliates or Representatives, including any materials or information made available in the electronic data room hosted by or on behalf of the Company in connection with the Transactions, in connection with presentations by the Company’s management or in any other forum or setting; or
(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.
ARTICLE V
INTERIM OPERATIONS OF THE COMPANY
5.1 Affirmative Obligations of the Company Pending the Merger.   Except (a) as expressly contemplated by this Agreement; (b) as set forth in Section 5.1 or Section 5.2 of the Company Disclosure Letter; (c) as expressly contemplated by Section 5.2; (d) as required by applicable Law; or (e) as approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, (x) the Company will, and will cause its Subsidiaries to, subject to the restrictions and exceptions set forth in Section 5.2, use its reasonable best efforts to conduct its business and operations in the ordinary course of business in all material respects and (y) the Company will use its reasonable best efforts to, and will cause each of its Subsidiaries to use its respective reasonable best efforts to, (i) maintain its existence in good standing
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pursuant to applicable Law; and (ii) preserve intact its material assets, properties, Contracts, licenses, business organization and material relationships with customers, suppliers, distributors, lessors, creditors, licensors, licensees, partners, co-venturers and Governmental Authorities.
5.2 Forbearance Covenants of the Company Pending the Merger.   Except (w) as set forth in Section 5.2 of the Company Disclosure Letter; (x) as approved by Parent in writing (which approval will not be unreasonably withheld, conditioned or delayed); (y) as required by applicable Law; or (z) as expressly contemplated by the terms of this Agreement, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will not, and shall cause its wholly owned Subsidiaries not to, and, to the extent it has the right or ability to do so, will not permit any of its other Subsidiaries to:
(a) amend, modify, waive, rescind or otherwise change the Charter, the Bye-Laws or any Organizational Document of the Company’s Subsidiaries;
(b) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, amalgamation, restructuring, recapitalization or other reorganization;
(c) acquire (including by merger, amalgamation, consolidation or acquisition of shares or substantially all of the assets of) any Person;
(d) issue, sell, deliver, dispose of, grant or transfer, or agree to issue, sell deliver, dispose of, grant or transfer (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any securities (including Company Securities) or equity or voting interest in the Company or any of its Subsidiaries, except the issuance of Company Common Shares upon the exercise of Company Options or settlement of Company RSUs and Company PSUs outstanding as of the date hereof in accordance with their terms;
(e) directly or indirectly acquire, repurchase or redeem any Company Securities, except for (i) repurchases of Company Securities pursuant to the terms and conditions of Company RSUs, Company PSUs or Company Options outstanding as of the date of this Agreement in accordance with their terms as of the date of this Agreement (including pursuant to any net settlement feature provided for in the applicable award agreement) or (ii) transactions between the Company and any of its direct or indirect wholly owned Subsidiaries;
(f) (i) adjust, split, combine or reclassify any Company Securities, or issue or authorize or propose the issuance of any other Company Securities in respect of, in lieu of or in substitution for, shares or other equity or voting interest; (ii) declare, set aside, make or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of shares or other equity or voting interest, except for cash dividends made by any direct or indirect wholly owned Subsidiary of the Company to the Company or one of its other wholly owned Subsidiaries; (iii) pledge or encumber any shares or other equity or voting interest; (iv) modify the terms of any shares or other equity or voting interest; or (v) enter into any agreement with respect to the voting or registration of shares or other equity or voting interest;
(g) (i) incur, assume or suffer any Indebtedness (including any long-term or short-term debt) or issue any debt securities, except (A) for trade payables incurred in the ordinary course of business; (B) for loans or advances by the Company or any of its Subsidiaries to direct or indirect wholly owned Subsidiaries of the Company; and (C) up to $10,000,000 pursuant to the Credit Agreement to meet ordinary course working capital requirements; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of direct or indirect wholly owned Subsidiaries of the Company; (iii) make any loans, advances or capital contributions to, or investments in, any other Person, except for (A) extensions of credit to customers; and (B) advances to directors, officers and other employees, in each case in the ordinary course of business and in compliance with any applicable policies of the Company or its Subsidiaries; or (iv) mortgage or pledge (or otherwise encumber) any assets, tangible or intangible, or create or suffer to exist any lien thereupon (other than Permitted Liens);
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(h) (i) enter into, adopt, amend in any respect that could materially increase the annual cost of the Employee Plans in the aggregate relative to such cost as included in the 2019 Company budget made available to Parent prior to the date of this Agreement, modify, or terminate any Employee Plan or plan, agreement or arrangement that would constitute an Employee Plan if in effect as of the date of this Agreement; or (ii) materially increase or accelerate the vesting of the compensation of any director, officer, independent contractor who is a natural Person, or current or former employee other than as required under an Employee Plan as in effect as of the date of this Agreement and set forth on Section 3.19(a) of the Company Disclosure Letter, or hire any officer or employee, except in the case of each of (i) and (ii), (A) as may be required by applicable Law or the existing terms of an Employee Plan or a Collective Bargaining Agreement set forth in the Company Disclosure Letter; or (B) in connection with any employee hires to fill open positions in the ordinary course of business consistent with past practice for employees below the level of Group Vice President or with annual salary below $250,000 (in each case, excluding the grant of any Company Equity Awards);
(i) waive, release, assign, compromise or settle any pending or threatened Legal Proceeding, except for the settlement of any such Legal Proceeding that is for solely monetary payments of no more than $5,000,000 individually and $10,000,000 in the aggregate;
(j) except as required by applicable Law or GAAP, (i) revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable, other than in the ordinary course of business; (ii) make any material change in any of its accounting principles or practices; or (iii) amend or modify any Privacy Policy in any material respect;
(k) except in the ordinary course of business, or as reasonably necessary or advisable to comply with changes to applicable Tax Laws, (i) make, change or revoke any material Tax election; (ii) settle or compromise any material Tax claim or assessment or surrender a right to a material refund of Taxes; (iii) consent to any extension or waiver of any limitation period with respect to any claim or assessment; or (iv) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-United States Law);
(l) (i) incur or commit to incur any capital expenditures other than (A) capital expenditures that do not exceed, in the aggregate, the total capital expenditures set forth in the illustrative capital expenditure budget set forth in Section 5.2(l)(A) of the Company Disclosure Letter or (B) pursuant to express obligations in existence as of the date hereof under any Material Contract set forth on Section 5.2(k) of the Company Disclosure Letter; (ii) enter into, modify in any material respect, amend in any material respect, terminate or cancel or waive or relinquish any material right or claim under any (1) Contract that if so entered into, modified, amended terminated, cancelled, waived or relinquished would reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect; or (2) Material Contract (except in the ordinary course of business (other than with respect to the Material Contracts identified in Section 5.2(l)(B)(2) of the Company Disclosure Letter)); (iii) other than with respect to the matters set forth in Section 5.2(h), engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404; (iv) forgive any loans to directors, officers, employees or any of their respective Affiliates; or (v) effectuate a “plant closing” or “mass layoff” (as defined in WARN) affecting in whole or in part any site of employment, facility, operating unit or employee without complying with WARN;
(m) sell, pledge, dispose of, transfer, assign, lease, license, abandon, dedicate to the public or permit to lapse any material asset (including in each case by merger, consolidation, amalgamation or acquisition of stock or assets) or enter into any new line of business, except for (i) any acquisition or disposition for consideration that is individually not in excess of  $10,000,000 and in the aggregate not in excess of  $25,000,000; or (ii) any disposition of obsolete or worn out equipment, or non-exclusive licenses of Company Intellectual Property, in each case, in the ordinary course of business consistent with past practice;
(n) enter into any joint venture;
(o) sell, or pursue a sale of, directly or indirectly, eNett, any of eNett’s Subsidiaries or any of their businesses;
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(p) fail to maintain insurance policies in such amounts and against such risks and losses as are consistent with past practice; or
(q) agree, authorize or enter into a Contract to take any of the actions prohibited by this Section 5.2 or otherwise make any commitment to do any of the foregoing.
5.3 No Solicitation.
(a) Go Shop.   Notwithstanding anything to the contrary contained in this Agreement, during the period beginning on the date of this Agreement and continuing until 12:01 a.m. on the 46th day after the date of this Agreement (the “No-Shop Period Start Date”), the Company and its Subsidiaries and their respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”) shall have the right to (i) solicit, initiate, propose or induce the making, submission or announcement of, or encourage, facilitate or assist, any proposal or offer that could constitute an Acquisition Proposal, (ii) pursuant to an Acceptable Confidentiality Agreement, furnish to any Person and its Representatives any information (including non-public information and data) relating to the Company or any of its Subsidiaries and afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries to any Person (and its Representatives, including potential financing sources); provided that the Company shall provide to Parent and Merger Sub any information or data that is provided by or on behalf of the Company to any Person given such access that was not previously made available to Parent or Merger Sub prior to or promptly (and, in any event, within 24 hours) following the time it is provided to such Person or its Representatives (including potential financing sources), and (iii) engage in, enter into, continue or otherwise participate in, any discussions or negotiations with any Persons (and their respective Representatives, including potential financing sources) with respect to any Acquisition Proposal (or inquiries, proposals or offers or other efforts that could lead to an Acquisition Proposal) and cooperate with or assist or participate in or facilitate any such inquiries, proposals, offers, discussions or negotiations or any effort or attempt to make any Acquisition Proposals, including granting a waiver, amendment or release under any pre-existing standstill or similar provision to the extent necessary to allow for a confidential Acquisition Proposal or amendment to a confidential Acquisition Proposal to be made to the Company or the Company Board.
(b) No Solicitation or Negotiation.   Subject to the terms of Section 5.3(c), from the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall, and shall cause its Subsidiaries and its and their respective directors, officers and employees to and shall instruct and use its reasonable best efforts to cause its and its Subsidiaries’ unaffiliated Representatives to, promptly cease and terminate (or cause to be terminated) any discussions or negotiations with any Person and its Affiliates and Representatives that would be prohibited by this Section 5.3(b), immediately terminate (or cause to be terminated) such Person’s and its Affiliates’ and Representatives’ access to any data room (virtual, online or otherwise) and request that all confidential information furnished by or on behalf of the Company to such Person be returned or destroyed in accordance with the terms of the applicable confidentiality agreements. Subject to the terms of Section 5.3(c), from the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not, and shall cause its Subsidiaries and its and their respective directors, officers and employees not to and shall instruct and use its reasonable best efforts to cause its and its Subsidiaries’ unaffiliated Representatives not to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or offer that is or could reasonably be expected to constitute, an Acquisition Proposal; (ii) furnish to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information and data relating to the Company or any of its Subsidiaries or afford to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or any inquiries or the making of any proposal that could reasonably be expected
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to lead to an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person with respect to any proposal or offer that is or could reasonably be expected to constitute an Acquisition Proposal (other than (A) solely to inform such Persons of the provisions contained in this Section 5.3; and (B) contacting a Person or its Representatives that made such Acquisition Proposal solely to clarify the terms and conditions of such Acquisition Proposal); (iv) approve, adopt, endorse or recommend an Acquisition Proposal or any offer or proposal that could lead to an Acquisition Proposal; or (v) authorize or enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Proposal (or any offer or proposal that could lead to any Acquisition Proposal), other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”). Except as otherwise provided in Section 5.3(a), from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not, and shall cause its Subsidiaries and its and their respective directors, officers and employees not to and shall use its reasonable best efforts to cause its and its Subsidiaries’ unaffiliated Representatives not to, directly or indirectly, (x) terminate, amend, release, modify or fail to enforce any provision (including any standstill or similar provision) of, or grant any permission, waiver or request under, any confidentiality, standstill or similar agreement, (y) grant any waiver, amendment or release under any Takeover Laws or (z) resolve, agree or propose to do any of the foregoing, in each case, except if the Company Board determines in good faith (after consultation with is outside legal counsel) that the failure to do so would likely cause the Company Board to violate its fiduciary duties under applicable Laws. Without limiting the foregoing, the Company agrees that if any of its or its Subsidiaries’ Representatives (excluding Representatives (other than directors and officers who are also directors or officers of the Company) of non-wholly owned Subsidiaries but only if the action or failure to take action is in respect of such Subsidiary (or its Subsidiaries) and not the Company or any of its other Subsidiaries) takes (or omits to take) any action that if taken (or not taken) would constitute a breach of this Section 5.3(b), then such action (or inaction) shall be deemed to constitute a breach of this Section 5.3(b) by the Company.
(c) Superior Proposals.   Notwithstanding anything to contrary set forth in Section 5.3(b) and except as contemplated by Section 5.3(a), from the date of this Agreement until the Company’s receipt of the Requisite Shareholder Approval, the Company and the Company Board may, after giving Parent 24 hours’ prior notice of its intention to do so, directly or indirectly through one or more of their Representatives (including the Advisor), participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement to any Person or its Representatives that has made, renewed or delivered to the Company an Acquisition Proposal after the date of this Agreement that did not result from any material breach of Section 5.3(b), and otherwise facilitate such Acquisition Proposal or assist such Person (and its Representatives and financing sources) with such Acquisition Proposal (in each case, if requested by such Person) if, and only if, the Company Board shall have determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal and that the failure to take such action contemplated by this Section 5.3(c) would likely cause the Company Board to violate its fiduciary duties under applicable Laws; provided that the Company will promptly (and, in any event, within 24 hours) make available to Parent any non-public information concerning the Company and its Subsidiaries that is provided to any such Person or its Representatives that was not previously made available to Parent.
(d) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement.   Except as provided by Section 5.3(e) and, solely in the case of clause (i) below, Section 5.3(g), at no time after the date of this Agreement may the Company Board:
(i) (A) fail to make, withhold, withdraw, amend, qualify or modify the Company Board Recommendation in a manner adverse to Parent or make any public statement that is inconsistent with the Company Board Recommendation; (B) adopt, approve or recommend an Acquisition
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Proposal; (C) fail to publicly recommend against any Acquisition Proposal or fail to reaffirm the Company Board Recommendation, in either case within ten (10) Business Days (or such fewer number of days as remains prior to the Company Shareholder Meeting) after such Acquisition Proposal is made public (it being understood that a “stop, look and listen” statement by the Company Board to the Company Shareholders pursuant to Rule 14d-9(f) under the Exchange Act shall not be deemed to be a Company Board Recommendation Change) or after any written request by Parent to do so (provided, that Parent may only make such request twice with respect to any Acquisition Proposal in the absence of any modification or revision to the price, conditions or other material terms of such Acquisition Proposal); (D) fail to include the Company Board Recommendation in the Proxy Statement; or (E) publicly propose to do any of the foregoing (any action described in clauses (A) through (E), a “Company Board Recommendation Change”); or
(ii) cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.
(e) Company Board Recommendation Change; Entry into Alternative Acquisition Agreement.   Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Shareholder Approval:
(i) other than in connection with an Acquisition Proposal, the Company Board may effect a Company Board Recommendation Change of the kind set forth in clause (A) or (D) of the definition thereof in response to an Intervening Event if the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would likely cause the Company Board to violate its fiduciary duties under applicable Laws; provided that the Company Board shall not effect such a Company Board Recommendation Change unless:
(1) the Company has provided prior written notice to Parent at least five Business Days in advance to the effect that the Company Board has (A) so determined; and (B) resolved to effect a Company Board Recommendation Change pursuant to this Section 5.3(e)(i) absent any revision to the terms and conditions of this Agreement, which notice will specify the applicable Intervening Event in reasonable detail;
(2) prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such five Business Day period, must have negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that the Company Board would no longer determine that the failure to make a Company Board Recommendation Change in response to such Intervening Event would likely cause the Company Board to violate its fiduciary duties under applicable Laws; and
(3) following such five Business Day period, after taking into account any revisions to this Agreement made or proposed by Parent in writing, the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to effect a Company Board Recommendation Change of the kind set forth in clause (A) or (D) of the definition thereof in response to such Intervening Event would likely cause the Company Board to violate its fiduciary duties under applicable Laws; or
(ii) if the Company has received a bona fide written Acquisition Proposal that the Company Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal, then the Company Board may (A) effect a Company Board Recommendation Change of the type described in clauses (A) through (D) of the definition thereof with respect to such Acquisition Proposal; or (B) authorize the Company to terminate this Agreement to enter into an Alternative Acquisition Agreement providing for the Acquisition Transaction contemplated by such Acquisition Proposal; provided that the Company Board shall not take any action described in the foregoing clauses (A) and (B) unless:
(1) following the Notice Period, the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal continues to constitute a Superior Proposal and that, after taking into account any
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revisions to this Agreement made or proposed by Parent in writing, the failure to do so would likely cause the Company Board to violate its fiduciary duties under applicable Laws;
(2) the Company has not materially breached any of its obligations pursuant to this Section 5.3 with respect to such Acquisition Proposal (and each other Acquisition Proposal made by such Person);
(3) (i) the Company has provided prior written notice to Parent at least four Business Days in advance (the “Notice Period”) to the effect that the Company Board has (A) received a Superior Proposal; and (B) resolved to effect a Company Board Recommendation Change or to terminate this Agreement pursuant to this Section 5.3(e)(ii) absent any revision to the terms and conditions of this Agreement; (ii) such notice has specified the basis for such Company Board Recommendation Change or termination of the Merger Agreement pursuant to this Section 5.3(e)(ii), has included the identity of the Person or “group” of Persons making such Acquisition Proposal, the material terms and conditions of such Acquisition Proposal and the nature of the information requested in connection with such Acquisition Proposal and has attached a copy of any Acquisition Proposal and copies of all relevant documents relating to such Acquisition Proposal; (iii) during the Notice Period (including as may be extended pursuant to the last sentence of this Section 5.3(e)(ii)(3)), the Company and its Representatives have kept Parent and its Representatives reasonably informed of  (x) the status of such Acquisition Proposal, (y) the material terms (including modifications or revisions or proposed modifications or revisions to such material terms) of any such Acquisition Proposal (including promptly after receipt providing to Parent copies of any additional or revised Acquisition Agreements) and (z) the nature of any information requested of the Company with respect to such Acquisition Proposal or potential revised Acquisition Proposal; (iv) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Notice Period, must have negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal; provided, however, that in the event of any modification or revision (or proposed modification or revision) to the price, conditions or other material terms of such Acquisition Proposal, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(e)(ii)(3) with respect to such new written notice (it being understood that the “Notice Period” in respect of such new written notice will be the longer of two Business Days and the number of Business Days remaining in the current notice period); and
(4) in the event of any termination of this Agreement in order to cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement providing for the Acquisition Transaction contemplated by such Acquisition Proposal, the Company will have validly terminated this Agreement in accordance with Section 8.1(h), including paying (or causing to be paid) the Company Termination Fee in accordance with Section 8.3(b)(iii).
(f) Notice.   From the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will promptly (and, in any event, within 24 hours) notify Parent if any offers or proposals with respect to an Acquisition Proposal are received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives. Such notice must include (i) the identity of the Person or “group” of Persons making such offers or proposals; (ii) a summary of the material terms and conditions of such offers or proposals; and (iii) a copy of any written Acquisition Proposal and copies of all relevant documents relating to such Acquisition Proposal. Thereafter, the Company must keep Parent reasonably informed, on a prompt basis, of the status and terms of any such offers or proposals (including any amendments thereto) and the status of any such discussions or negotiations.
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(g) Certain Disclosures.   Nothing in this Agreement will prohibit the Company or the Company Board from (i) taking and disclosing to the Company Shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act (it being understood that a “stop, look and listen” statement by the Company Board to the Company Shareholders pursuant to Rule 14d-9(f) under the Exchange Act shall not be deemed to be a Company Board Recommendation Change); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) in response to an inquiry, responding to inform any Person of the existence of the provisions contained in this Section 5.3; (iv) complying with the Company’s disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal (it being understood that any such statement or disclosure made by the Company Board pursuant to this Section 5.3(g)(iv) must be subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or the Company Board and the rights of Parent under this Section 5.3); or (v) making any disclosure to the Company Shareholders (including regarding the business, financial condition or results of operations of the Company and its Subsidiaries) that the Company Board has determined to make in good faith in order to comply with applicable Law, regulation or stock exchange rule or listing agreement (it being understood that any such statement or disclosure made by the Company Board pursuant to this Section 5.3(g)(v) must be subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or the Company Board and the rights of Parent under this Section 5.3); provided, that, for the avoidance of doubt, nothing in this Section 5.3(g) shall be deemed to modify or supplement the definition of Company Board Recommendation Change.
5.4 Conduct of Business of Parent and Merger Sub Pending the Merger.   Each of Parent and Merger Sub agrees that, from the date of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article VIII, it shall not take any action (including any action with respect to a third party) that would, or would reasonably be expected to, individually or in the aggregate, prevent or materially delay the ability of Parent or Merger Sub to consummate the Merger.
5.5 No Control of the Other Party’s Business.   The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent, Merger Sub and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.
ARTICLE VI
ADDITIONAL COVENANTS
6.1 Required Action and Forbearance; Efforts.
(a) Reasonable Best Efforts.   Upon the terms and subject to the conditions set forth in this Agreement, Parent and Merger Sub (and will procure that the Guarantors, if applicable), on the one hand, and the Company, on the other hand, will use (and, in the case of the Company, will cause its Affiliates to use, if applicable) their respective reasonable best efforts (A) to take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, in the most expeditious manner practicable, the Merger, including by:
(i) causing the conditions to the Merger set forth in Article VII to be satisfied;
(ii) (1) obtaining all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (2) making all registrations, declarations and filings with Governmental Authorities, in each case, that are set forth on Section 6.1(a)(ii) of the Company Disclosure Letter;
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(iii) obtaining all consents, waivers and approvals and delivering all notifications pursuant to any Material Contracts in connection with this Agreement and the consummation of the Merger so as to maintain and preserve the benefits to the Surviving Company of such Material Contract as of and following the consummation of the Merger; and
(iv) executing and delivering any additional certificates, instruments and other documents as may be reasonably necessary or appropriate to carry out and effectuate the purpose and intent of this Agreement.
(b) No Consent Fee.   Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, neither the Company nor any of its Subsidiaries will be required to agree to (i) the payment of any material consent fee, “profit sharing” payment or other material consideration (including increased or accelerated payments that are material) that Parent does not agree to reimburse; (ii) the provision of additional security (including a guaranty) that would be material; or (iii) material conditions or obligations, including amendments to existing conditions and obligations, in each case, in connection with the Merger, including in connection with obtaining any consent pursuant to any Material Contract.
(c) Section 6.1(a) shall not apply to filings under or other actions in respect of Antitrust Laws, which shall be governed by the obligations set forth in Section 6.2 below, or the Financings, which shall be governed by the obligations set forth in Sections 6.6 and 6.7.
6.2 Antitrust Filings.
(a) Filing Under Antitrust Laws.   Each of Parent and Merger Sub (and will procure that its controlling Persons, if applicable), on the one hand, and the Company and its Subsidiaries, on the other hand, will (i) file (or cause to be filed) with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act within 10 Business Days following the date of this Agreement; and (ii) as promptly as practicable following the date of this Agreement file (or cause to be filed) such notification filings, forms and submissions, including any draft notifications in jurisdictions requiring pre-notification, with any Governmental Authority set forth on Section 7.1(b) of the Company Disclosure Letter. Each of Parent and the Company will use reasonable efforts to (A) cooperate and coordinate (and, in the case of the Company, cause its Affiliates to, and, in the case of Parent, procure that its controlling Persons, cooperate and coordinate) with the other in the making of such filings; (B) supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings; (C) supply (or cause to be supplied) any additional information that reasonably may be required or requested by the FTC, the DOJ or the Governmental Authorities set forth on Section 7.1(b) of the Company Disclosure Letter; and (D) take all action necessary, proper or advisable to (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other Antitrust Laws applicable to the Merger; and (2) obtain any required consents pursuant to any Antitrust Laws applicable to the Merger and set forth on Section 7.1(b) of the Company Disclosure Letter, in each case as soon as practicable. Each of Parent and Merger Sub (and their respective controlling Persons, if applicable), on the one hand, and the Company (and its Affiliates), on the other hand, will promptly inform the other of any substantive communication from any Governmental Authority regarding the Merger in connection with such filings. If any Party or Affiliate thereof receives, directly or indirectly, a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any other Antitrust Laws applicable to the Merger and set forth on Section 7.1(b) of the Company Disclosure Letter, then such Party will make (or cause to be made), as soon as reasonably practicable and after consultation with the other Parties, an appropriate response to such request; provided that neither Party may extend any waiting period or enter into any agreement or understanding with any Governmental Authority with respect to the foregoing matters without the prior written approval of the other Party, which shall not be unreasonably delayed, conditioned or withheld.
(b) Avoidance of Impediments.   In furtherance and not in limitation of the foregoing, each of Parent and Merger Sub shall, and shall cause its Subsidiaries to, take all actions reasonably necessary to avoid or eliminate each and every impediment under any Antitrust Law so as to enable the
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consummation of the Merger to occur as soon as reasonably possible, including taking all actions requested by any Governmental Authority, or reasonably necessary to resolve any objections that may be asserted by any Governmental Authority with respect to the Merger under any Antitrust Law, including by defending any Legal Proceedings challenging the consummation of any of the Transactions under any Antitrust Law; provided, further, that, subject to Section 6.2(c), neither Parent nor its Subsidiaries shall be required to pay any fee, penalty or other consideration to any Person (other than any filing fees paid or payable to any Governmental Authority) for any consent or approval required for the consummation of the Transactions.
(c) Remedies.   If and to the extent necessary to cause the closing conditions of the Merger contained in Section 7.1(b) and 7.1(c) (in respect of Antitrust Laws) hereof, as soon as practicable and in no event later than two Business Days prior to the Termination Date, each of Parent and Merger Sub (and their respective Subsidiaries, if applicable) will offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, (A) the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise), of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of Parent and Merger Sub (and their respective Subsidiaries, if applicable) and/or of the Company and its Subsidiaries; (B) the termination, modification, or assignment of existing relationships, Contracts, or obligations of Parent and Merger Sub (and their respective Subsidiaries, if applicable) and/or of the Company and its Subsidiaries; (C) the modification of any course of conduct regarding future operations of Parent and Merger Sub (and their respective Subsidiaries, if applicable) and/or of the Company and its Subsidiaries; and (D) any other restrictions on the activities of Parent and Merger Sub (and their respective Subsidiaries, if applicable) and/or of the Company and its Subsidiaries, including the freedom of action of Parent and Merger Sub (and their respective Subsidiaries, if applicable) and/or of the Company and its Subsidiaries with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to this Agreement (the actions described in the foregoing clauses (A) through (D) collectively, “Remedial Actions”); provided that any such Remedial Action is conditioned upon and become effective only from and after the Effective Time. If requested by Parent, the Company will agree to any action contemplated by this Section 6.2(c); provided that any such agreement or action is conditioned upon and becomes effective only from and after the Effective Time. Notwithstanding anything contained herein to the contrary, in no event shall the Company (and the Company shall not permit any of its Subsidiaries to) propose, negotiate, effect or agree to any Remedial Action with any Governmental Authority, in each case, without the prior written consent of Parent.
(d) Cooperation.   In furtherance and not in limitation of the foregoing, the Company, Parent and Merger Sub shall (and shall cause their respective Subsidiaries to), subject to any restrictions under applicable Laws, (i) promptly notify the other Parties of, and, if in writing, furnish the others with copies of  (or, in the case of oral communications, advise the others of the contents of) any substantive communication received by such Person from a Governmental Authority or a private party in connection with the Transactions and permit the other Parties to review and discuss in advance (and to consider in good faith any comments made by the other Parties in relation to) any proposed draft notifications, formal notifications, filing, submission or other written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Transactions to a Governmental Authority; (ii) keep the other Parties informed with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Transactions and any developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver, (B) the expiration of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable Laws, including any proceeding initiated by a private party, and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Transactions; and (iii) not independently participate in any meeting, hearing, proceeding or discussions (whether in person, by
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telephone or otherwise) with or before any Governmental Authority in respect of the Transactions without giving the other Parties reasonable prior notice of such meeting or discussions and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, each of the Company, Parent and Merger Sub may designate any non-public information provided to any Governmental Authority as restricted to “outside counsel” only and any such information shall not be shared with employees, officers or directors or their equivalents of the other Party without approval of the Party providing the non-public information; provided, however, that each of the Company, Parent and Merger Sub may redact any valuation and related information before sharing any information provided to any Governmental Authority with another Party on an “outside counsel” only basis, and that the Company, Parent and Merger Sub shall not in any event be required to share information that benefits from legal privilege with the other Parties, even on an “outside counsel” only basis, where this would cause such information to cease to benefit from legal privilege.
(e) Other Actions.   Each of Parent and Merger Sub agrees that, between the date of this Agreement and the Closing, it shall not, and shall not permit any of its Affiliates to, enter into any Contracts for an acquisition (by stock purchase, merger, consolidation, amalgamation, purchase of assets, license or otherwise) of any ownership interest or assets of any Person that would likely prevent or materially delay the consummation of the Merger. The Company agrees that, between the date of this Agreement and the Closing, it shall not, and shall not permit any of its Subsidiaries to, enter into any Contracts for an acquisition (by stock purchase, merger, consolidation, amalgamation, purchase of assets, license or similar transaction) of any ownership interest or assets of any Person that would likely prevent or materially delay the consummation of the Merger.
6.3 Proxy Statement and Other Required SEC Filings.
(a) Proxy Statement.   Reasonably promptly following the date of this Agreement, the Company (with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) will prepare and file with the SEC, a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Shareholder Meeting. Subject to Section 5.3, the Company shall include the Company Board Recommendation in the Proxy Statement.
(b) Other Required Company Filing.   If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company (with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) will promptly prepare and file such Other Required Company Filing with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and the NYSE. Subject to applicable Law, the Company may not file the Proxy Statement or any Other Required Company Filing with the SEC without providing Parent and its counsel a reasonable opportunity to review and comment thereon and the Company will give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent or its counsel.
(c) Furnishing Information.   Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, will furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing. If at any time prior to the Company Shareholder Meeting any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement or any Other Required Company Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable Law or the SEC or its staff, disseminated to the Company Shareholders.
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(d) Notices and Subsequent Filings.   The Company, on the one hand, and Parent and Merger Sub, on the other hand, will advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for (i) any amendment or revisions to the Proxy Statement or any Other Required Company Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement or any Other Required Company Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith. The Company shall use its reasonable best efforts to respond as reasonably promptly as practicable to any such requests of the SEC or its staff with respect to the Proxy Statement or any Other Required Company Filing. The Company shall give Parent and its counsel a reasonable opportunity to review and comment on all amendments and supplements to the Proxy Statement or Other Required Company Filing, prior to filing such documents with the SEC or disseminating them to the Company Shareholders, and a reasonable opportunity to review and comment on all responses to requests for additional information and comments from the SEC or its staff on the Proxy Statement or any Other Required Company Filing, and shall consider any comments proposed by Parent or its counsel in good faith.
(e) Dissemination of Proxy Statement.   Subject to applicable Law, the Company will cause the Proxy Statement to be disseminated to the Company Shareholders as promptly as reasonably practicable following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement but in no event shall such dissemination be required earlier than the No-Shop Period Start Date. In furtherance of the foregoing, the Company shall conduct in a timely manner a “broker search” in accordance with Rule 14a-13 of the Exchange Act.
6.4 Company Shareholder Meeting.
(a) Call of Company Shareholder Meeting.   Subject to the provisions of this Agreement, the Company will take all action necessary in accordance with the Bermuda Companies Act, the Charter, the Bye-Laws and the rules and regulations of the NYSE to establish a record date for, duly call, and give notice of a meeting of its shareholders (the “Company Shareholder Meeting”) and, as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Shareholders, convene and hold the Company Shareholder Meeting for the purpose of obtaining the Requisite Shareholder Approval. Notwithstanding anything to the contrary in this Agreement, the Company will not be required to convene and hold the Company Shareholder Meeting at any time prior to the 20th Business Day following the mailing of the Proxy Statement to the Company Shareholders. Subject to Section 5.3 and unless there has been a Company Board Recommendation Change, the Company will use its reasonable best efforts to obtain the Requisite Shareholder Approval. The Company shall keep Parent informed on a reasonably current basis regarding its solicitation efforts and proxy tallies following the dissemination of the Proxy Statement to the Company Shareholders.
(b) Adjournment of Company Shareholder Meeting.   Notwithstanding anything to the contrary in this Agreement, the Company shall not postpone or adjourn the Company Shareholders Meeting without the prior written consent of Parent; provided, that if at any time following the dissemination of the Proxy Statement, either the Company or Parent reasonably determines in good faith that the Requisite Shareholder Approval is unlikely to be obtained at the Company Shareholders Meeting, including due to an absence of quorum, then on no more than two occasions (for each of the Company and Parent) and prior to the vote contemplated having been taken, each of the Company and Parent shall have the right to require an adjournment or postponement of the Company Shareholders Meeting for the purpose of soliciting additional votes in favor of this Agreement; provided, further, that no such adjournment or postponement shall delay the Company Shareholders Meeting by more than seven days from the prior-scheduled date or to a date on or after the fifth Business Day preceding the Termination Date; and provided, further, that notwithstanding the foregoing, nothing will prevent the Company from postponing or adjourning the date of the Company Shareholder Meeting if  (i) the Company is required to postpone or adjourn the Company Shareholder Meeting by applicable Law or order from the SEC or its staff; or (ii) the Company Board has determined in good faith (after consultation with outside legal counsel) that it is necessary to postpone or adjourn the Company Shareholder Meeting to allow reasonable additional time for any
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supplemental or amended disclosure to be disseminated and reviewed by the Company Shareholders (including in connection with any Company Board Recommendation Change) prior to the Company Shareholders Meeting but only for up to such time that the Company Board determines (after consultation with outside legal counsel) is necessary under applicable Law, including in connection with the discharge of fiduciary duties of the Company Board. The Company agrees that no matters shall be brought before the Company Shareholders Meeting other than the Company Merger Vote Matters, the related “golden parachute” vote under Rule 14a-21(c) of the Exchange Act and any related and customary procedural matters (including a proposal to adjourn the meeting to solicit additional votes).
6.5 Treatment of Company Indebtedness.
(a) Credit Agreement.   At least two Business Days prior to the Closing Date, the Company will cause to be delivered to Parent a payoff letter and all other releases, instruments of discharge and similar documentation required to effect or evidence the release described in clause (ii) below (collectively, the “Payoff Letter”), in customary form, to be executed and delivered as of the Closing by the administrative agent under the Credit Agreement (the “Existing Agent”), which shall (i) indicate the total amount necessary for the Company to repay and discharge in full all amounts outstanding pursuant to the terms of the Credit Agreement (other than for customary indemnity obligations that expressly survive by their terms) (such amount, the “Payoff Amount”), (ii) provide for the release, upon payment of the Payoff Amount at Closing (or replacement, cash collateralization or backstop of existing letters of credit), of all liens of the Existing Agent securing obligations under the Credit Agreement over the properties and assets of the Company and each of its Subsidiaries (other than any cash that is used to cash collateralize existing letters of credit, if applicable) that constitute collateral under the Credit Agreement and any equity interests of the Company or any of its Subsidiaries that constitute collateral under the Credit Agreement and (iii) evidence the termination or other satisfaction, upon payment of the Payoff Amount at Closing (or replacement, cash collateralization or backstop of existing letters of credit), of all obligations under the Credit Agreement (other than for customary indemnity obligations that expressly survive by their terms). Concurrently with the Effective Time, Parent will repay and discharge (or provide the funds to the Company to repay and discharge) such Indebtedness in accordance with the Payoff Letter.
(b) Existing Notes.
(i) Between the date of this Agreement and the Effective Time, as soon as reasonably practicable after the receipt of any written request by Parent to do so, the Company shall commence offers to purchase, and related consent solicitations to amend, eliminate or waive certain sections of the Existing Indenture as specified by Parent (the “Consent Solicitations”), with respect to all of the outstanding aggregate principal amount of the Company’s Existing Notes, on such terms and conditions, including pricing terms, that are proposed, from time to time by Parent and reasonably acceptable to the Company, to be consummated after the Effective Time (each a “Debt Tender Offer” and collectively, including the Consent Solicitations, the “Debt Tender Offers”) and Parent shall assist the Company in connection therewith; provided that the Company shall not be required to commence any Debt Tender Offer until Parent shall have prepared and provided the Company with the necessary offer to purchase, related letter of transmittal, consent solicitation statement supplemental indenture and other related documents in connection with such Debt Tender Offer (the “Debt Tender Offer Documents”); provided, further, that Parent will consult with the Company regarding and afford the Company a reasonable time to review (i) the timing and commencement of the Debt Tender Offers and any early tender or early consent deadlines for the Debt Tender Offers in light of the regular financial reporting schedule of the Company and (ii) the Debt Tender Offer Documents and the material terms and conditions of the Debt Tender Offers. The terms and conditions specified by Parent for the Debt Tender Offers shall be in compliance with applicable Law. The closing of each Debt Tender Offer shall be expressly conditioned on the occurrence of the Effective Time (and shall occur after the Effective Time), and the Parties shall use their reasonable best efforts to cause each Debt Tender Offer to close after the Effective Time; provided that the consummation of any of the Debt Tender Offers shall not be a condition to Closing. None of the Existing Notes shall be required to be purchased until
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after the Effective Time. Concurrent with or immediately following the Effective Time, and in accordance with the terms of the Debt Tender Offer, the Surviving Company shall accept for purchase and purchase all Existing Notes properly tendered and not properly withdrawn in the Debt Tender Offer. The Company shall provide and shall use its reasonable best efforts to cause its respective Representatives to provide all cooperation reasonably requested by Parent in connection with the Debt Tender Offers; provided that such cooperation does not unreasonably interfere with the ongoing operations of the Company. The Company shall not be required to consummate the Debt Tender Offers at or prior to the Effective Time and the Debt Tender Offers shall expressly state that consummation thereof is conditioned upon the occurrence of the Effective Time; provided, however, following a written request from Parent to do so, the Company may at or prior to the Effective Time in its sole discretion consummate the Debt Tender Offers.
(ii) The Debt Tender Offers shall comply with the requirements of Rule 14e-1 promulgated under the Exchange Act (“Rule 14e-1”), the Trust Indenture Act of 1939, as amended (the “TIA”), and any other Law, in each case as applicable, it being understood that the Company shall not be required to take any action that, in the judgment of the Company, does not comply with Rule 14e-1, the TIA or other applicable Law. Promptly following the expiration of the Consent Solicitation, assuming the requisite consent from the holders of the Existing Notes (including from persons holding proxies from such holders) has been received, the Company shall cause appropriate supplemental indentures (the “Supplemental Indentures”) to become effective providing for the amendments to the Existing Indenture contemplated in the Debt Tender Offer Documents; provided, however, that notwithstanding the fact that a Supplemental Indenture may become effective earlier, the proposed amendments set forth therein shall not become operative unless and until the Effective Time has occurred and all conditions to the Debt Tender Offer have been satisfied or (subject to approval by Parent) waived by the Company in accordance with the terms hereof. The form and substance of the Supplemental Indentures shall be reasonably satisfactory to Parent and the Company.
(iii) The Company shall waive any of the conditions to any Debt Tender Offer as may be reasonably requested by Parent (other than the conditions that any Debt Tender Offer is conditioned on the Effective Time occurring as provided in Section 6.5(b)(i)), so long as such waivers would not cause any Debt Tender Offer to violate the Exchange Act, the TIA, or any other applicable Law, and shall not, without the prior written consent of Parent, waive any condition to any Debt Tender Offer or make any change, amendment or modification to the terms and conditions of any Debt Tender Offer (including any extension thereof) other than as agreed between Parent and the Company or as required in the reasonable judgment of the Company to comply with applicable Law.
(iv) If requested by Parent in writing, in lieu of commencing a Debt Tender Offer for the Existing Notes (or in addition thereto), the Company shall (i)(A) promptly deliver a notice with respect to a Change of Control Offer (as defined in the Existing Indenture) (“Change of Control Offer”) for the repurchase, on and subject to the occurrence of a Change of Control Payment Date (as defined in the Existing Indenture) to be mutually agreed by Parent and Company (which for the avoidance of doubt shall be on or following the Effective Time), all of the outstanding aggregate principal amount of Existing Notes, pursuant to Section 3.9 of the Existing Indenture, and (B) otherwise comply with the Existing Indenture with respect to each such Change of Control Offer, or (ii) take any actions reasonably requested by Parent to facilitate the satisfaction and/or discharge of such Existing Notes by the Surviving Company on or following the Effective Time pursuant to Article VIII of the Existing Indenture, including without limitation delivering a notice with respect to a conditional optional redemption of the Existing Notes in accordance with the provisions of Article V of the Existing Indenture and taking any actions reasonably requested by Parent to facilitate and evidence the release of the collateral for the Existing Notes in connection with any such redemption, satisfaction or discharge (it being understood that in no event shall the Company be required to release any collateral or deliver any notices to redeem, repurchase, satisfy or discharge any Existing Notes prior to the Effective Time unless such notice is revocable and expressly conditioned on the occurrence of the Effective Time).
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(v) Parent shall promptly, upon request by the Company following the termination of this Agreement, reimburse the Company for all reasonable and documented out-of-pocket costs, fees and expenses incurred by or on behalf of the Company in connection with the Debt Tender Offer, Change of Control Offer, any redemption or other actions described in Section 6.5(b) in respect of the Existing Notes. Compensation payable to any agent appointed in connection with the Debt Tender Offer or Change of Control Offer, if any, shall be borne solely by Parent. Parent shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives and each person, if any, who controls the Company within the meaning of Section 20 of the Exchange Act from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with any actions taken by them in connection with the performance of their respective obligations under this Section 6.5(b) (including any action taken pursuant to this Section 6.5(b)); provided, however, that Parent shall not have any obligation to indemnify and hold harmless any such party or person to the extent any such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgment, penalties or amounts paid in settlement suffered or incurred arose from the gross negligence or willful misconduct of the Company.
6.6 Financing.
(a) No Amendments to Financing Letters.   Subject to the terms and conditions of this Agreement, each of Parent, Merger Sub and the Guarantors will not permit any amendment, replacement, supplement or modification to be made to, or any waiver of any provision or remedy pursuant to, the Financing Letters if such amendment, replacement, supplement, modification or waiver would, or would reasonably be expected to, (i) reduce the aggregate amount of the Financing, including by changing the amount of the fees to be paid or the original issue discount of the Debt Financing, to any amount less than the Required Amount; (ii) impose new or additional conditions or otherwise expand, amend or modify any of the conditions to the receipt of the Financing or any other terms to the Financing in a manner that would reasonably be expected to (A) materially delay or prevent the Closing Date; or (B) make the timely funding of the Financing, or the satisfaction of the conditions to obtaining the Financing, less likely to occur in any respect; or (iii) adversely impact the ability of Parent, Merger Sub or the Company, as applicable, to enforce its rights against the other parties to the Financing Letters or the definitive agreements with respect thereto; provided that Parent may (without the consent of the Company) replace, modify, waive or amend the Debt Commitment Letter (1) in accordance with the “market flex” provisions thereof and (2) to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Debt Commitment Letter as of the date of this Agreement in accordance with the terms in effect on the date hereof. Parent shall promptly furnish to the Company a copy of any amendment, replacement, supplement, modification or waiver relating to the Financing Letters. Any reference in this Agreement to (1) the “Financing” will include the financing contemplated by the Financing Letters as amended or modified; and (2) “Equity Commitment Letters,” “Debt Commitment Letters” or “Financing Letters” will include such documents as amended or modified. Parent will not (without consent of the Company) release or consent to the termination of any individual lender under the Debt Commitment Letters prior to the first to occur of Closing and the expiration of the Debt Commitment Letter in accordance with its terms, except for (a) assignments and replacements of an individual lender under the terms of, and only in connection with, the syndication of the Debt Financing under the Debt Commitment Letters; or (b) replacements of the Debt Commitment Letters with alternative financing commitments pursuant to Section 6.6(d).
(b) Taking of Necessary Actions.   Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub will, and will procure that the Guarantors will, use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to arrange, consummate and obtain the Financing on or prior to the Closing Date, on the terms and conditions (including, to the extent required, the full exercise of any “flex” provisions in the Fee Letter) described in the Financing Letters and any related Fee Letter, including, but not limited to, using its reasonable best efforts to (i) maintain in effect the Financing Letters in accordance with the terms and subject to the conditions thereof and hereof; (ii) negotiate, execute and
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deliver definitive agreements with respect to the Debt Financing contemplated by the Debt Commitment Letters on a timely basis on the terms and conditions (including any “flex” provisions in the Fee Letter) contemplated by the Debt Commitment Letters and related Fee Letter; (iii) satisfy on a timely basis all conditions contained in the Debt Commitment Letters and such definitive agreements related thereto and in the Equity Commitment Letters on or prior to the Closing Date, in each case, that are within their control; (iv) upon the satisfaction (or waiver) of all of the conditions set forth in the Debt Commitment Letter, consummate the Financing at or prior to the Closing, including causing the Financing Sources to fund the Financing at the Closing; and (v) enforce its rights pursuant to the Financing Letters. Parent and Merger Sub will fully pay, or cause to be fully paid, all commitment or other fees arising pursuant to the Financing Letters as and when they become due.
(c) Information.   Parent shall keep the Company informed on a reasonably current basis and in reasonable detail of the status of its efforts to arrange the Financing (including providing the Company a copy of any commitment letter in respect of a Replacement Second Lien Facility (as defined in the Debt Commitment Letter), and, upon request, copies of all other definitive agreements related to the Debt Financing (including, for the avoidance of doubt, any definitive agreement in respect of a Replacement Second Lien Facility (as defined in the Debt Commitment Letter)), and such other information and documentation available to Parent as shall be reasonably requested by the Company). Parent and Merger Sub shall give the Company prompt notice in writing (but in any event within three Business Days after the occurrence or discovery of) (A) of any (1) actual or threatened (in writing) breach, default (or any event or circumstances that, with notice or lapse of time or both, could reasonably be expected to give rise to any breach or default), termination or repudiation by any Lender of which Parent becomes aware or (2) breach or default by Parent, in each case, of the Commitment Letters or definitive agreements related to the Debt Financing or the Equity Financing; (B) of the receipt by Parent or Merger Sub of any written notice or communication from any Financing Source with respect to any such actual or threatened breach, default (or any event or circumstances that, with notice or lapse of time or both, could reasonably be expected to give rise to any breach or default), cancellation, termination or repudiation by any party to the Financing Letters or any definitive agreements related to the Financing of any provisions of the Financing Letters or such definitive agreements; or (C) if for any reason Parent or Merger Sub at any time believes that it will not be able to obtain all or any portion of the Financing in an amount equal to the Required Amount on the terms, in the manner or from the sources contemplated by the Financing Letters or any definitive agreements related to the Financing.
(d) Alternate Debt Financing.   If any portion of the Debt Financing becomes unavailable, or Parent becomes aware of any event or circumstance that makes any portion of the Debt Financing unavailable on the terms and conditions (including any “flex” provisions in the Fee Letter) contemplated in the Debt Commitment Letters, Parent will promptly notify the Company in writing (but in any event within three Business Days after the occurrence or discovery thereof) and Parent and Merger Sub will use their respective reasonable best efforts to, as promptly as practicable following the occurrence of such event, (i) arrange and obtain the Debt Financing or such portion of the Debt Financing from the same or alternative sources in an amount sufficient to assure the availability of the amount necessary to pay the Required Amount at the Closing (A) on conditions not less favorable in the aggregate to Parent and Merger Sub in any material respect than those contained in the Debt Commitment Letters and the related Fee Letter, (B) containing conditions to draw, conditions to Closing and related terms that (1) are not more onerous than those conditions contained in the Debt Commitment Letters and (2) would not reasonably be expected to delay the Closing or make the Closing materially less likely to occur (the “Alternate Debt Financing”); and (ii) obtain one or more new financing commitment letters with respect to such Alternate Debt Financing (the “New Debt Commitment Letters”), which new letters will replace the existing Debt Commitment Letters in whole or in part. Parent will promptly provide a copy of any New Debt Commitment Letters (and any fee letter in connection therewith or other agreements related thereto, subject to redaction as permitted by Section 4.11(a)) to the Company. In the event that any New Debt Commitment Letters are obtained, (A) any reference in this Agreement to the “Financing Letters” or the “Debt Commitment Letters” will be deemed to include the Debt Commitment Letters to the extent not superseded by a New Debt
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Commitment Letter at the time in question and any New Debt Commitment Letters to the extent then in effect; and (B) any reference in this Agreement to the “Financing” or the “Debt Financing” means the debt financing contemplated by the Debt Commitment Letters as modified pursuant to the foregoing.
(e) No Financing Condition.   Notwithstanding the foregoing, compliance by Parent and Merger Sub with this Section 6.6 shall not relieve Parent or Merger Sub of their respective obligations to consummate the Transactions whether or not the Financing is available, and Parent and Merger Sub each acknowledge and agree that obtaining the Financing is not a condition to the Closing.
6.7 Financing Cooperation.
(a) Cooperation.   Prior to the Effective Time, the Company will use its reasonable best efforts, and will cause each of its Subsidiaries and their respective officers, employees and advisers to use its respective reasonable best efforts, to provide Parent with all cooperation reasonably requested by Parent to assist it in causing the conditions in the Debt Commitment Letters to be satisfied or as is otherwise customary and reasonably requested by Parent in connection with the Debt Financing, including using reasonable best efforts in connection with:
(i) participating in a reasonable and limited number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies and otherwise reasonably cooperating with the marketing efforts of Parent and the Financing Sources with respect to the Debt Financing (including using commercially reasonable efforts to cause the syndication of the Debt Financing to benefit from the existing banking relationships of the Company);
(ii) assisting Parent and the Financing Sources with the preparation of rating agency presentations, bank information memoranda, business projections and pro forma financial statements required in connection with the Financing;
(iii) assisting Parent in connection with the preparation and registration of any pledge and security documents, supplemental indentures, currency or interest hedging arrangements and other definitive financing documents as may be reasonably requested by Parent or the Financing Sources (including using reasonable best efforts to obtain consents of accountants for use of their reports in any materials relating to the Debt Financing, in each case as reasonably requested by Parent), and otherwise reasonably cooperating with Parent in facilitating the pledging of collateral and the granting of security interests required by the Debt Commitment Letters, it being understood that such documents will not take effect until the Effective Time;
(iv) reasonably facilitating the pledging or the reaffirmation of the pledge of collateral (including obtaining and delivering any pay-off letters and other cooperation in connection with the repayment or other retirement of existing Indebtedness and the release and termination of any and all related liens) to the extent required by the Debt Commitment Letters, on or prior to the Closing Date;
(v) taking all corporate and other actions, subject to the occurrence of the Closing, reasonably requested by Parent to permit the consummation of the Debt Financing (including distributing the proceeds of the Debt Financing, if any, obtained by any Subsidiary of the Company to the Surviving Company), by the Surviving Company or any of its Subsidiaries concurrently with or immediately following the Effective Time (including a customary certificate of an officer of the Company with respect to solvency matters);
(vi) providing the Required Information and such other customary financial and other pertinent information relating to the Company and its Subsidiaries as may be reasonably requested by Parent to satisfy its obligations and the conditions set forth in the Debt Commitment Letter, including customary and readily available information (A) for inclusion in, and necessary for the preparation of the confidential information memorandum and “Public Package” referred to in Section 3 of the Debt Commitment Letter, together with a customary 10b-5 representation
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letter and customary authorization letter, and/or (B) reasonably required for the preparation of the pro forma financial statements required in connection with the Financing; provided that Parent acknowledges and agrees that it has received on or prior to the date hereof, all Required Information;
(vii) furnishing Parent and any Financing Sources promptly, and in any event at least four Business Days prior to the Closing Date, with all necessary documentation and other information with respect to the Company and its Subsidiaries required by any Governmental Authority with respect to the Debt Financing under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act of 2001, as amended, to the extent requested by Parent in writing at least nine Business Days prior to the expected Closing Date, including a Beneficial Ownership Certification as defined in 31 C.F.R. §1010.230;
(viii) to the extent constituting an officer of the Surviving Company, obtaining a certificate of the chief financial officer or person performing similar functions of the Company in the form attached to the Debt Commitment Letter with respect to solvency matters and customary authorization letters with respect to the marketing materials for the Debt Financing.
(b) Subsequent Financial Statements.   The Company will provide to Parent the financial statements referred to in Paragraph 7(a)(x)(ii) and (a)(y)(ii) of Exhibit D to the Debt Commitment Letter within the time periods contemplated by such paragraphs.
(c) Obligations of the Company.   Nothing in this Section 6.7 will require the Company or any of its Subsidiaries to (i) waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Parent; (ii) cause any condition set forth in Article VII to fail to be satisfied; (iii) enter into any definitive certificate, agreement, arrangement, document or instrument prior to the Effective Time (other than the authorization letters referred to above); (iv) give any indemnities that are effective prior to the Effective Time; or (v) take any action that, in the good faith determination of the Company, would unreasonably interfere with the conduct of the business or the Company and its Subsidiaries. In addition, no action, liability or obligation of the Company, any of its Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing will be effective until the Effective Time (other than with respect to the authorization letters referred to above), and neither the Company nor any of its Subsidiaries will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time. Nothing in this Section 6.7 will require (A) any officer or Representative of the Company or any of its Subsidiaries to deliver any certificate or opinion or take any other action under this Section 6.7 that could reasonably be expected to result in personal liability to such officer or Representative; or (B) the Company Board to approve any financing or Contracts related thereto prior to the Effective Time.
(d) Use of Logos.   The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Financing so long as such logos (i) are used solely in a manner that is not intended to, or reasonably likely to, harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries; and (ii) are used solely in connection with a description of the Debt Financing, the Company or any of its Subsidiaries, its or their respective businesses and products, or the Transactions.
(e) Confidentiality.   All non-public or other confidential information provided by the Company or any of its Representatives pursuant to this Section 6.7 will be kept confidential in accordance with the Confidentiality Agreements, except that Parent and Merger Sub will be permitted to disclose such information to any financing sources or prospective financing sources and other financial institutions and investors that are or may become parties to the Debt Financing and to any underwriters, initial purchasers or placement agents in connection with the Debt Financing (and, in each case, to their respective Representatives) so long as such Persons (i) agree to be bound by the Confidentiality Agreements as if parties thereto; or (ii) are otherwise subject to other customary confidentiality undertakings.
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(f) Reimbursement.   Promptly upon request by the Company following termination of this Agreement pursuant to Section 8.1, Parent will reimburse the Company for any reasonable and documented out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Company or any of its Representatives (if any) in connection with the cooperation of the Company and its Representatives contemplated by this Section 6.7.
(g) Indemnification.   The Company, its Subsidiaries and their respective Representatives will be indemnified and held harmless by Parent from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging the Debt Financing pursuant to this Agreement or the provision of information utilized in connection therewith (other than arising from (i) historical financial information relating to the Company and its Subsidiaries provided expressly for use in connection with the Debt Financing or (ii) the gross negligence, Fraud, willful misconduct or intentional misrepresentation or intentional breach of this Agreement by the Company, its Subsidiaries or any of their respective Representatives). Parent’s obligations pursuant to Section 6.5(b)(v), Section 6.7(f) and this Section 6.7(g) are referred to collectively as the “Reimbursement Obligations.”
(h) No Exclusive Arrangements(i).   In no event will any of the Guarantors, Parent, or Merger Sub or any of their respective Affiliates enter into any Contract prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt or equity financing from providing or seeking to provide debt financing or financial advisory services to any Person, in each case solely in connection with a transaction relating to the Company or any of its Subsidiaries or in connection with the Merger.
6.8 Anti-Takeover Laws.   The Company, the Company Board and Parent will each (a) take all actions reasonably necessary to ensure that no Takeover Law is or becomes applicable (and will not knowingly take any action that would result in any Takeover Law becoming applicable) to Parent, Merger Sub, the Company, this Agreement or the Transactions; and (b) if the restrictions of any Takeover Law become applicable to Parent, Merger Sub, the Company, this Agreement or the Transactions, take all actions reasonably necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate, or if not possible, minimize to the maximum extent possible the effect of such Takeover Law on this Agreement or the Merger.
6.9 Access.   At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will afford Parent and its Representatives reasonable access, consistent with applicable Law, during normal business hours, upon reasonable advance notice provided in writing to the General Counsel of the Company, or another Person designated in writing by the Company, to the properties, books and records and personnel of the Company and its Subsidiaries, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law or Contract requires the Company to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access to a Contract to which the Company or any of its Subsidiaries is a party or otherwise bound as of the date of this Agreement or entered into after the date of this Agreement in the ordinary course of business would violate or cause a default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, such Contract; (d) access would result in the disclosure of any trade secrets of third Persons; or (e) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand; provided that in each case described in clauses (a) through (d) the Company shall cooperate with Parent and use its commercially reasonable efforts to develop alternative methods of providing such information in a manner that would not result in any violation, default, prejudice or loss of privilege. Nothing in this Section 6.9 will be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.9 will be conducted in a manner that (i) does not unreasonably interfere with the conduct of the business of the
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Company and its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by officers, employees and other authorized Representatives of the Company or any of its Subsidiaries of their normal duties, or (ii) create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive testing. The terms and conditions of the Confidentiality Agreements will apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.9. All requests for access pursuant to this Section 6.9 must be directed to the General Counsel of the Company, or another person designated in writing by the Company.
6.10 Section 16(b) Exemption.   Prior to the Effective Time, the Company Board, or an appropriate committee of non-employee directors thereof, shall be permitted to adopt one or more resolutions consistent with the interpretive guidance of the SEC to cause any dispositions or deemed dispositions of equity securities of the Company (including derivative securities) in connection with the Transactions by each individual (including any Person who is deemed to be a “director by deputization” under applicable securities Laws) who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.
6.11 Directors’ and Officers’ Exculpation, Indemnification and Insurance.
(a) Indemnified Persons.   The Surviving Company and its Subsidiaries will (and Parent will cause the Surviving Company and its Subsidiaries to) honor and fulfill, in all respects, the obligations of the Company and its Subsidiaries pursuant to any indemnification agreements between the Company and any of its Subsidiaries, on the one hand, and any of their respective current or former directors or officers (and any person who becomes a director or officer of the Company or any of its Subsidiaries prior to the Effective Time), on the other hand (each, together with such Person’s heirs, executors and administrators, an “Indemnified Person” and, collectively, the “Indemnified Persons”), in effect on the date of this Agreement and made available to Parent (“Existing Indemnification Agreements”). In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Company and its Subsidiaries will (and Parent will cause the Surviving Company and its Subsidiaries to) cause the Organizational Documents of the Surviving Company and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable for periods prior to the Effective Time as the indemnification, exculpation and advancement of expenses provisions set forth in the Charter, Bye-Laws and Organizational Documents of the Subsidiaries of the Company, as applicable, as of the date of this Agreement. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable Law.
(b) Indemnification Obligation.   Without limiting the generality of the provisions of Section 6.11(a), during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Company will (and Parent will cause the Surviving Company to) to the fullest extent such persons are indemnified as of the date of this Agreement pursuant to applicable Law, the Charter, the Bye-Laws, the Organizational Documents of any Subsidiary of the Company and the Existing Indemnification Agreements, as applicable, indemnify and hold harmless, each Indemnified Person from and against any costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses), judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, whenever asserted, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) the fact that an Indemnified Person was at any time at or prior to the Effective Time a director, officer, employee or agent of the Company or such Subsidiary; and (ii) any action or omission, or alleged action or omission occurring at or prior to the Effective Time (including in connection with the approval of this Agreement and the consummation of the Transactions), in such Indemnified Person’s capacity as a director, officer, employee or agent of the Company or any of its Subsidiaries, or taken at the request of the Company or such Subsidiary (including in connection with serving at the request of the Company or such Subsidiary as a director, officer, employee, agent, trustee or fiduciary of another
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Person (including any employee benefit plan)); except that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.11(b), then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. In the event of any such Legal Proceeding, the Surviving Company will advance all fees and expenses (including fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such Legal Proceeding; provided that the person to whom expenses are advanced provides an undertaking to repay such expenses if it is ultimately determined that such Person is not entitled to indemnification, and only to the extent required by applicable Law, the Charter, the Bye-Laws or other applicable Organizational Documents of the Subsidiaries of the Company or applicable indemnification agreements. Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Company nor any of their respective Affiliates will settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification may be sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such Legal Proceeding. Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by the Surviving Company (which counsel will be reasonably acceptable to such Indemnified Person), the fees and expenses of which will be paid by the Surviving Company.
(c) D&O Insurance.   During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Company will (and Parent will cause the Surviving Company to) maintain for the benefit of the directors and officers of the Company and its Subsidiaries, at any time prior to the Effective Time, directors’ and officers’ liability insurance (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are substantially equivalent to and in any event not less favorable in the aggregate than those of the Company’s directors’ and officers’ liability insurance in effect on the date of this Agreement (the “Existing D&O Insurance”). In satisfying its obligations pursuant to this Section 6.11(c), the Surviving Company will not be obligated to pay annual premiums in excess of 300% of the amount paid by the Company for coverage for its last full fiscal year (such 300% amount, the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Company will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. Prior to the Effective Time, the Company may purchase a prepaid “tail” policy with respect to the Existing D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier so long as the annual cost for such “tail” policy does not exceed the Maximum Annual Premium. If the Company elects to purchase such a “tail” policy prior to the Effective Time, the Surviving Company will (and Parent will cause the Surviving Company to) maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder for so long as such “tail” policy is in full force and effect, and the Surviving Company and Parent will be relieved of their obligations under the first sentence of this Section 6.9(c).
(d) Successors and Assigns.   If Parent, the Surviving Company or any of their respective successors or assigns will (i) consolidate or amalgamate with or merge into any other Person and not be the continuing or Surviving Company or entity in such consolidation, amalgamation or merger; or (ii) transfer or convey all or substantially all of its properties and assets to any Person, then proper provisions will be made so that the successors and assigns of Parent, the Surviving Company or any of their respective successors or assigns, as applicable, will assume all of the obligations of Parent and the Surviving Company, as applicable, set forth in this Section 6.11.
(e) No Impairment.   The obligations set forth in this Section 6.11 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other Person who is a beneficiary pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.11(c) (and their heirs and representatives)) without the prior written consent of such affected
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Indemnified Person or other Person. Each of the Indemnified Persons or other Persons who are beneficiaries pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.11(c) (and their heirs and representatives) are intended to be third party beneficiaries of this Section 6.11, with full rights of enforcement as if a Party. The rights of the Indemnified Persons (and other Persons who are beneficiaries pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.11(c) (and their heirs and representatives)) pursuant to this Section 6.11 will be in addition to, and not in substitution for, any other rights that such Persons may have pursuant to (i) the Charter and Bye-laws; (ii) the Organizational Documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company or any of its Subsidiaries; or (iv) applicable Law (whether at law or in equity).
(f) Joint and Several Obligations.   The obligations of the Surviving Company, Parent and their respective Subsidiaries pursuant to this Section 6.11 will be joint and several.
(g) Other Claims.   Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.11 is not prior to or in substitution for any such claims pursuant to such policies or agreements.
6.12 Employee Matters.
(a) Acknowledgement.   Parent hereby acknowledges and agrees that a “change of control” (or similar phrase) within the meaning of each of the Employee Plans, as applicable, will occur as of the Effective Time.
(b) Existing Arrangements.   From and after the Effective Time, the Surviving Company will (and Parent will cause the Surviving Company to) honor all of the Employee Plans and compensation and severance arrangements in accordance with their terms as in effect immediately prior to the Effective Time. Notwithstanding the foregoing, nothing will prohibit the Surviving Company from amending or terminating any such Employee Plans or compensation or severance arrangements in accordance with their terms or if otherwise required pursuant to or permitted under applicable Law.
(c) Employment; Benefits.   For a period of one year following the Effective Time (the “Continuation Period”), the Surviving Company and its Subsidiaries will (and Parent will cause the Surviving Company and its Subsidiaries to) (i) provide each Continuing Employee with employee benefits (excluding equity-based benefits or compensation) of the Surviving Company or any of its Subsidiaries (the “Company Plans”) that are, in the aggregate no less favorable than those in effect at the Company or its applicable Subsidiaries prior to the Closing Date; and (ii) provide annual rates of base salary or wages, as applicable, and annual target cash incentive compensation opportunities (excluding for the avoidance of doubt any equity-based compensation opportunities) that are no less favorable than as provided to such Continuing Employee immediately prior to the Closing. During the Continuation Period, the Surviving Company will (and Parent will cause the Surviving Company to) provide severance benefits and/or compensation to eligible employees in accordance with the Company’s severance Employee Plans set forth on Section 6.12(c) of the Company Disclosure Letter.
(d) New Plans.   To the extent that a Company Plan or any comparable compensation or benefit arrangement is made available to any Continuing Employee at or after the Effective Time, the Surviving Company and its Subsidiaries will (and Parent will cause the Surviving Company and its Subsidiaries to) cause to be granted to such Continuing Employee credit for all service with the Company and its Subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance entitlement, but excluding for the avoidance of doubt any equity or equity based incentive compensation that may be awarded), except that such service need not be credited to the extent that it would result in duplication of coverage or benefits for the same period of service. In addition, and without limiting the generality of the foregoing, (i) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all employee benefit
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plans sponsored by the Surviving Company and its Subsidiaries (other than the Company Plans) (such plans, the “New Plans”) to the extent that coverage pursuant to any such New Plan replaces coverage pursuant to a corresponding Company Plan in which such Continuing Employee participates immediately before the Effective Time (such plans, the “Old Plans”); (ii) for purposes of each New Plan providing life insurance, medical, dental, pharmaceutical, vision or disability benefits to any Continuing Employee, the Surviving Company will cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, and the Surviving Company will cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date that such Continuing Employee’s participation in the corresponding New Plan begins to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan; and (iii) credit the accounts of such Continuing Employees pursuant to any New Plan that is a flexible spending plan with any unused balance in the account of such Continuing Employee. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time, and will not be subject to accrual limits or other forfeiture and will not limit future accruals.
(e) Labor Agreements.   Notwithstanding anything in this Agreement to the contrary, the terms and conditions of employment for any Continuing Employees covered by a Collective Bargaining Agreement shall be governed by the applicable agreement.
(f) No Third Party Beneficiary Rights.   Notwithstanding anything to the contrary set forth in this Agreement, this Section 6.12 will not be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Company or any of their respective Subsidiaries to terminate any Continuing Employee; (ii) subject to the limitations and requirements specifically set forth in this Section 6.12, require Parent, the Surviving Company or any of their respective Subsidiaries to continue any Company Plan or prevent the amendment, modification or termination thereof after the Effective Time; or (iii) create any third party beneficiary rights in any Continuing Employee (or beneficiary or dependent thereof).
6.13 Company ESPP.   As soon as reasonably practicable following the date of this Agreement, the Company shall take all actions with respect to the Company ESPP that are necessary to provide that: (i) with respect to the quarterly offering period in effect as of the date hereof  (the “Current ESPP Offering Period”), i.e. the fourth quarter of 2018, no employee who is not a participant in a particular current offering under the Company ESPP as of the date hereof may become a participant in that offering under the Company ESPP and no participant may increase the percentage or amount of his or her payroll deduction election from that in effect on the date hereof for such Current ESPP Offering Period; (ii) the Current ESPP Offering Period shall terminate on the last business day of the quarter in which the date of this Agreement falls, and all participant contributions then credited to the Company ESPP shall be used to purchase Company Common Shares on such date in accordance with the terms of the Company ESPP; (iii) the purchase price of the Company Common Shares purchased pursuant to the Company ESPP at the conclusion of the Current ESPP Offering Period shall be limited to no more than $400,000 with respect to the month in which the date of this Agreement falls; and (iv) upon such termination, the Company ESPP shall be suspended and no new ESPP offering period shall be commenced under the Company ESPP prior to the termination of this Agreement. Notwithstanding any restrictions on transfer of Company Common Shares in the Company ESPP, all Company Common Shares purchased under the Company ESPP shall be treated identically to all other Company Common Shares in the Merger and the payment of the Per Share Price therefor in accordance with Section 2.7(a)(ii). The Company shall terminate the Company ESPP as of or immediately prior to the Effective Time.
6.14 Obligations of Merger Sub.   Parent will take all action necessary to cause Merger Sub and, following the Effective Time, the Surviving Company to perform their respective obligations pursuant to
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this Agreement and to consummate the Transactions upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.
6.15 Notification of Certain Matters.
(a) Notification by the Company.   At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will give prompt notice to Parent upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if such untruth, inaccuracy, or failure would reasonably be expected to cause any of the conditions to the obligations of Parent and Merger Sub to consummate the Merger set forth in Section 7.2(a) or Section 7.2(b) to fail to be satisfied at the Closing, except that no such notification will affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or the conditions to the obligations of Parent and Merger Sub to consummate the Merger or the remedies available to the Parties under this Agreement. The terms and conditions of the Confidentiality Agreements apply to any information provided to Parent pursuant to this Section 6.15(a).
(b) Notification by Parent.   At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, Parent will give prompt notice to the Company upon becoming aware that any representation or warranty made by Parent or Merger Sub in this Agreement has become untrue or inaccurate in any material respect, or of any failure by Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the Merger set forth in Section 7.3(a) or Section 7.3(b) to fail to be satisfied at the Closing, except that no such notification will affect or be deemed to modify any representation or warranty of Parent or Merger Sub set forth in this Agreement or the conditions to the obligations of the Company to consummate the Merger or the remedies available to the Parties under this Agreement. The terms and conditions of the Confidentiality Agreements apply to any information provided to the Company pursuant to this Section 6.15(b).
6.16 Public Statements.   The initial press release concerning this Agreement and the Transactions will be a joint press release reasonably acceptable to the Company and Parent. Thereafter, the Company (other than with respect to the portion of any communication relating to a Superior Proposal or Company Board Recommendation Change permitted by Section 5.3 as to which the Company’s sole obligation under this Section 6.16 shall be to inform Parent of its intention to make such statement), on the one hand, and Parent and Merger Sub, on the other hand, will use their respective reasonable best efforts to consult with the other Parties before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; (c) providing any public statements or statements that are reasonably likely to become public; or (d) making any filings with any third party and/or Governmental Authority (including any national securities exchange or interdealer quotation service), in any such case to the extent relating to the Transactions, except that the Parties will not be obligated to engage in such consultation with respect to communications (i) principally directed to employees, suppliers, customers, partners or vendors in the ordinary course of business, (ii) in the case of Parent and Merger Sub, communications made to limited partners or members, prospective limited partners or members or investors or prospective investors (including lenders and prospective lenders), in each case, who are subject to customary confidentiality provisions, (iii) not inconsistent with public statements previously made in accordance with this Section 6.16 and (iv) required by applicable Law or any stock exchange rule or listing agreement.
6.17 Transaction Litigation.   Prior to the Effective Time, each Party will provide the other Parties with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect
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thereto) and keep such other Parties reasonably informed with respect to the status thereof. Each Party will (a) give the other Parties the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation; and (b) consult with the other Parties with respect to the defense, settlement and prosecution of any Transaction Litigation. No Party may compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless the other Parties have consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). Without limitation to Section 6.17(b), for purposes of this Section 6.17, “participate” means that the Parties (i) will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Party receiving notice of Transaction Litigation (to the extent that the attorney-client privilege between such Party and its counsel is not undermined or otherwise affected), and (ii) will be afforded a reasonable opportunity to review any filings and responses, and offer comments and suggestions with respect thereto, but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth above; provided, the other Party will consider all such comments or suggestions in good faith.
6.18 Stock Exchange Delisting; Deregistration.   Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of the NYSE to cause (a) the delisting of the Company Common Shares from the NYSE as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Shares pursuant to the Exchange Act as promptly as practicable after such delisting.
6.19 Additional Agreements.   If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Company with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party will use their reasonable best efforts to take such action.
6.20 Merger Sub Approval; Parent Vote.   Immediately prior to the execution and delivery of the Joinder by Merger Sub: (a) Parent shall procure that the board of directors of Merger Sub (i) approve the Merger, (ii) determine that the terms of this Agreement and the Bermuda Merger Agreement are in the best interests of Merger Sub and its equityholders, (iii) declare it advisable to enter into this Agreement and the Bermuda Merger Agreement, upon the terms and subject to the conditions set forth herein and therein and (iv) approve the execution and delivery of the Joinder, this Agreement and the Bermuda Merger Agreement by Merger Sub, the performance by Merger Sub of its covenants and other obligations hereunder and thereunder, and the consummation of the Transactions, upon the terms and subject to the conditions set forth herein and therein; and (b) Parent, in its capacity as the sole shareholder of Merger Sub, will execute and deliver to Merger Sub and the Company a written consent approving this Agreement, the Bermuda Merger Agreement and the Transactions, in accordance with Section 106 of the Bermuda Companies Act and in its capacity as the sole shareholder of Merger Sub.
6.21 Resignation of Directors.   The Company shall use reasonable best efforts to obtain the resignation of all of the members of the Company Board who are in office immediately prior to the Effective Time (and to the extent requested by Parent, from any member of the board of directors (or any equivalent) of each Subsidiary of the Company), which resignations shall be effective at, and conditioned upon the occurrence of, the Effective Time.
6.22 Creation of Merger Sub; Joinder.   Promptly following the date hereof, Parent shall cause Merger Sub to be formed and shall cause Merger Sub to become a party to this Agreement through the execution of a joinder agreement to this Agreement substantially in the form of the agreement attached hereto as Exhibit C (the “Joinder”). Promptly following the incorporation of Merger Sub, Parent shall cause Merger Sub to deliver to the Company (a) the Joinder and (b) true, correct and complete copies of the Organizational Documents of Merger Sub. Effective upon the execution and delivery of the Joinder, Merger Sub shall be deemed to be a “Party” to this Agreement, and any obligations or agreements of Merger Sub set forth herein shall be effective and binding upon Merger Sub.
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ARTICLE VII
CONDITIONS TO THE MERGER
7.1 Conditions to Each Party’s Obligations to Effect the Merger.   The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) prior to the Effective Time of each of the following conditions:
(a) Requisite Shareholder Approval.   The Company shall have received the Requisite Shareholder Approval at the Company Shareholder Meeting.
(b) Antitrust Laws.   The waiting periods (and any extensions thereof), if any, applicable to the Merger pursuant to the HSR Act or the other Antitrust Laws applicable to the Merger identified on Section 7.1(b) of the Company Disclosure Letter will have expired or otherwise been terminated, or all requisite consents pursuant thereto will have been obtained or deemed obtained following the expiry of a waiting period.
(c) No Prohibitive Laws or Injunctions.   No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Transactions (or any of them) will be in effect, and no statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Transactions (or any of them), that in each case prohibits, makes illegal, or enjoins the consummation of the Transactions (or any of them).
7.2 Conditions to the Obligations of Parent and Merger Sub.   The obligations of Parent and Merger Sub to consummate the Merger will be subject to the satisfaction or waiver (where permissible pursuant to applicable Law) prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:
(a) Representations and Warranties.
(i) Other than the representations and warranties listed in Sections 7.2(a)(ii) and 7.2(a)(iii), the representations and warranties of the Company set forth in this Agreement will be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of such earlier date), except for such failures to be so true and correct that, individually or in the aggregate with all other failures to be so true and correct, would not have, or would not reasonably be expected to have, a Company Material Adverse Effect.
(ii) The representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3(c), Section 3.4, Section 3.7(c) other than clauses (i) through (v) thereof, the second sentence of Section 3.12 and Section 3.26 that (A) are not qualified by Company Material Adverse Effect or other materiality qualifiers will be true and correct in all material respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date); and (B) that are qualified by Company Material Adverse Effect or other materiality qualifiers will be true and correct in all respects (without disregarding such Company Material Adverse Effect or other materiality qualifiers qualifications) as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date).
(iii) The representations and warranties set forth in Sections 3.7(a), 3.7(b) and 3.7(c)(i) through (v) shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date), except where the failure of
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such representations and warranties to be so true and correct, individually or in the aggregate with all other failures to be so true and correct, would not reasonably be expected to result in additional cost, expense or liability to the Company (or the Surviving Company), Parent or their Affiliates in excess of  $6,000,000.
(b) Performance of Obligations of the Company.   The Company will have performed and complied in all material respects with the covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.
(c) Officer’s Certificate.   Parent and Merger Sub will have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(d) have been satisfied.
(d) Company Material Adverse Effect.   No Company Material Adverse Effect will have occurred after the date of this Agreement that is continuing.
7.3 Conditions to the Company’s Obligations to Effect the Merger.   The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:
(a) Representations and Warranties.   The representations and warranties of Parent and Merger Sub set forth in this Agreement will be true and correct as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to perform their respective covenants and obligations pursuant to this Agreement.
(b) Performance of Obligations of Parent and Merger Sub.   Parent and Merger Sub will have performed and complied in all material respects with the covenants, obligations and conditions of this Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing.
(c) Officer’s Certificate.   The Company will have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.
ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER
8.1 Termination.   This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):
(a) at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Shareholder Approval) by mutual written agreement of Parent and the Company;
(b) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Shareholder Approval) if  (i) any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Transactions (or any of them) will be in effect, or any action has been taken by any Governmental Authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of the Transactions (or any of them) and has become final and non-appealable (“Legal Restraint”); or (ii) any statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Transactions (or any of them) that prohibits, makes illegal or enjoins the consummation of the Transactions (or any of them), except
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that the right to termination this Agreement pursuant to this Section 8.1(b) will not be available to any Party that has breached in any material respect its obligations under Section 6.2 to resist such Legal Restraint before asserting the right to terminate pursuant to this Section 8.1(b);
(c) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Shareholder Approval) if the Effective Time has not occurred by 11:59 p.m. on June 9, 2019 (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, either (A) the failure to satisfy the conditions to the obligations of the terminating Party to consummate the Merger set forth in Article VII prior to the Termination Date; or (B) the failure of the Effective Time to have occurred prior to the Termination Date;
(d) by either Parent or the Company, at any time prior to the Effective Time if the Company fails to obtain the Requisite Shareholder Approval at the Company Shareholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Company Merger Vote Matters;
(e) by Parent, if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.2, except that if such breach is capable of being cured by the Termination Date, Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) prior to the delivery by Parent to the Company of written notice of such breach, delivered at least 30 days prior to such termination, stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if such breach has been cured prior to the end of such 30-day period (to the extent capable of being cured); provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) if Parent or Merger Sub is then in material breach of any representations, warranties, covenants or other agreements hereunder, which breach would result in a failure of a condition set forth in Sections 7.3(a) or (b);
(f) by Parent, if at any time the Company Board has effected a Company Board Recommendation Change;
(g) by the Company, if Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.3, except that if such breach is capable of being cured by the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach, delivered at least 30 days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement if such breach has been cured prior to the end of such 30-day period (to the extent capable of being cured); provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(g) if the Company is then in material breach of any representations, warranties, covenants or other agreements hereunder, which breach would result in a failure of a condition set forth in Sections 7.2(a) or (b);
(h) by the Company, at any time prior to receiving the Requisite Shareholder Approval if  (i) the Company has received a Superior Proposal; and (ii) the Company Board has authorized the Company to enter into an Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal in compliance with Section 5.3(e)(ii)(2) and in compliance in all material respects with the other provisions of Section 5.3; provided that a termination pursuant to this Section 8.1(h) shall not be effective unless the Company has paid, or has caused to be paid, to Parent the Company Termination Fee prior to or concurrently with such termination in accordance with Section 8.3(b)(iii); or
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(i) by the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Shareholder Approval) if  (i) all of the conditions set forth in Section 7.1 and Section 7.2 have been and continue to be satisfied through any such termination (other than those conditions that by their terms are to be satisfied at the Closing, each of which would be satisfied if there were a Closing) and the Marketing Period has been completed; (ii) the Company has irrevocably notified Parent in writing three Business Days prior to such termination that (A) it is ready, willing and able to consummate the Merger from the date the Closing should have occurred pursuant to Section 2.3 through any such termination, and (B) all conditions set forth in Section 7.3 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that it is irrevocably waiving any unsatisfied conditions set forth in Section 7.3; (iii) the Company has given Parent written notice at least three Business Days prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(i) if Parent and Merger Sub fail to consummate the Merger on the date required pursuant to Section 2.3; and (iv) Parent and Merger Sub fail to consummate the Merger within two Business Days of the date by which the Closing is required to have occurred pursuant to Section 2.3.
8.2 Manner and Notice of Termination; Effect of Termination.
(a) Manner of Termination.   The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated.
(b) Effect of Termination.   Any proper and valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, shareholder, Affiliate or Representative of such Party) to the other Parties, as applicable, except that Section 6.5(b)(v), Section 6.7(f), Section 6.7(g), this Section 8.2, Section 8.3 and Article IX will each survive the termination of this Agreement and remain in full force and effect. Notwithstanding the foregoing, except as otherwise provided in Section 8.3(f) (including the limitations on liability contained therein), nothing in this Agreement will relieve any Party from any liability for any Willful and Material Breach of this Agreement prior to termination. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreements (in accordance with the terms and conditions thereof) or the Guarantees (in accordance with the terms and conditions thereof), which rights, obligations and agreements will survive the termination of this Agreement in accordance with their terms.
8.3 Fees and Expenses.
(a) General.   Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Merger will be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Company will be responsible for all fees and expenses of the Paying Agent. Parent or the Surviving Company will pay or cause to be paid all (i) transfer, stamp and documentary Taxes or fees; and (ii) sales, use, real property transfer and other similar Taxes or fees arising out of or in connection with entering into this Agreement and the consummation of the Transactions.
(b) Company Payments.
(i) If  (A) this Agreement is validly terminated pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e); (B) following the execution and delivery of this Agreement and prior to the termination of this Agreement (1) pursuant to Section 8.1(d) an Acquisition Proposal for an Acquisition Transaction has been publicly announced or shall have become publicly known and not publicly withdrawn or otherwise abandoned at least five Business Days prior to the Company Shareholders Meeting; or (2) pursuant to Section 8.1(c) or Section 8.1(e) an Acquisition Proposal for an Acquisition Transaction shall have become known to the Company Board and shall not have been abandoned or otherwise not pursued and (C) within twelve months following the termination of this Agreement pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e), either
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an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction and such Acquisition Transaction is at any time subsequently consummated, then the Company will promptly (and in any event within two Business Days after such consummation) pay, or cause to be paid, to Parent (or its designees) the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent. For purposes of this Section 8.3(b)(i), all references to “15%” in the definition of  “Acquisition Transaction” will be deemed to be references to “50%.”
(ii) If this Agreement is validly terminated pursuant to Section 8.1(f), then the Company shall promptly (and in any event within two Business Days following such termination) pay, or cause to be paid, to Parent (or its designees) the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.
(iii) If this Agreement is validly terminated pursuant to Section 8.1(h), then the Company shall concurrently with such termination pay, or cause to be paid, to Parent (or its designees) the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.
(c) Parent Payments.   If this Agreement is validly terminated pursuant to Section 8.1(i), then, in each case, Parent shall promptly (and in any event within two Business Days following such termination) pay, or cause to be paid, to the Company an amount equal to $124,600,000 (the “Parent Termination Fee”) by wire transfer of immediately available funds to an account or accounts designated in writing by the Company.
(d) Single Payment Only.   The Parties acknowledge and agree that in no event will the Company or Parent be required to pay the Company Termination Fee or the Parent Termination Fee, as applicable, on more than one occasion, whether or not the Company Termination Fee, or the Parent Termination Fee, as applicable, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.
(e) Payments; Default.    If the Company fails to promptly pay any amount due pursuant to Section 8.3(b) or Parent fails to promptly pay any amounts due pursuant to Section 8.3(c) and, in order to obtain such payment, Parent, on the one hand, or the Company, on the other hand, commences a Legal Proceeding that results in a judgment against the Company for the amount set forth in Section 8.3(b) or any portion thereof or a judgment against Parent for the amount set forth in Section 8.3(c) or any portion thereof, as applicable, the Company will pay to Parent or Parent will pay to the Company, as the case may be, its reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) in connection with such Legal Proceeding.
(f) Sole and Exclusive Remedy; Limitations.
(i) Notwithstanding anything to the contrary contained in this Agreement, if Parent or Merger Sub breaches this Agreement (whether such breach is knowing, deliberate, willful, unintentional, a Willful and Material Breach or otherwise) or fails to perform hereunder (whether such failure is knowing, deliberate, willful, unintentional, a Willful and Material Breach or otherwise), then, except for specific performance as and to the extent permitted by Section 9.8(b) and except for the Company’s right to enforce its rights under the Confidentiality Agreements and the Voting Agreement, the sole and exclusive remedies (whether at Law, in equity, in contract, in tort or otherwise) against Parent, Merger Sub or any Parent Related Party for any breach, loss or failure to perform, which recourse shall be sought solely against Parent, Merger Sub and, in the case of the Company’s right to enforce the Guarantees and the Equity Commitment Letters, the Guarantors, herein and subject to the limitations set forth herein and/or, with respect to the Company’s right to enforce the Guarantees and the Equity Commitment Letters, under the Guarantees or the Equity Commitment Letters (as applicable), will be: (1) if applicable, upon termination of this Agreement, for the Company to receive (A) the Parent Termination Fee under the circumstances in which the Parent Termination Fee is payable pursuant to Section 8.3(c) from Parent (or the Guarantors under the Guarantees, solely to the extent provided therein and subject
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to the limitations set forth therein), (B) any payments to the extent owed by Parent pursuant to Section 8.3(e) and (C) any payments to the extent owed by Parent pursuant to Reimbursement Obligations, provided, that, under no circumstances will the aggregate amounts payable pursuant to clauses (A) through (C) exceed the Maximum Aggregate Liability; or (2) following a termination of this Agreement, for the Company to seek to recover monetary damages from Parent for a Willful and Material Breach, provided that in no event (even in the case of Fraud) shall Parent be subject to monetary damages in the aggregate in the excess of the Maximum Aggregate Liability. Notwithstanding anything to the contrary herein, in no event will the Company, the Company Related Parties or any other Person: (i) be entitled to or permitted to receive both (x) the payment of any monetary damages (including the Parent Termination Fee) and (y) a grant of specific performance requiring consummation of the Merger; or (ii) seek, directly or indirectly, to recover (or recover) against any of Parent, Merger Sub or the Parent Related Parties, or compel any payment by any of Parent, Merger Sub or the Parent Related Parties of, any damages or other payments whatsoever that are, in the aggregate, in excess of the Maximum Aggregate Liability.
(ii) In the event that the Parent Termination Fee is payable pursuant to Section 8.3(c), the payment by Parent of the Parent Termination Fee shall not be a penalty and shall constitute liquidated damages for any and all losses suffered or incurred by the Company or any other Person in connection with this Agreement, and the receipt by the Company of the Parent Termination Fee (including the Company’s right to receive the Parent Termination Fee from the Guarantors), the receipt by the Company of any payments to the extent owed by Parent pursuant to Section 8.3(e) and the receipt by the Company of any payments to the extent owed by Parent pursuant to Reimbursement Obligations (if any) shall be the sole and exclusive monetary remedies (whether at law, in equity, in contract, in tort or otherwise) of the Company and the Company Related Parties against any of  (A) Parent, Merger Sub or the Financing Sources; and (B) their former, current and future direct or indirect holders of any equity, controlling persons, Affiliates (other than Parent or Merger Sub), Subsidiaries, Representatives, predecessors, successors, agents, beneficiaries, heirs, members, managers, direct or indirect general or limited partners, stockholders, shareholders and assignees of any of the foregoing (collectively, the “Parent Related Parties”) for any breach, cost, expense, liability, loss or damage or other claim suffered as a result thereof or in connection with the matters forming the basis for the termination of this Agreement (including in the event of Fraud or Willful and Material Breach) or related thereto, in respect of the Transactions (or any of them), this Agreement, the Bermuda Merger Agreement, the Voting Agreement, any agreement executed in connection herewith (including the Financing Letters and the Guarantees) and the transactions contemplated thereby or otherwise, and upon payment of such amounts (or, in any event, upon payment in the aggregate of the Maximum Aggregate Liability) (as applicable), none of Parent and the Parent Related Parties shall have any further liability or obligation arising out of or relating to, and none of the Company, the Company Related Parties or any other Person shall be entitled to bring or maintain any claim, action or proceeding against Parent, Merger Sub or the Parent Related Parties arising out of or relating to, the Transactions (or any of them), this Agreement, the Bermuda Merger Agreement, the Voting Agreement, any agreement executed in connection herewith (including the Financing Letters and the Guarantees) and the transactions contemplated thereby or any other document or under any theory of Law (whether at Law or equity in contract, in tort or otherwise), except that Parent will remain obligated with respect to, and the Company and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreements, the Reimbursement Obligations, Section 8.2 and Section 8.3(e) and the Guarantors will remain obligated with respect to, and the Company and its Subsidiaries may be entitled to remedies with respect to, any breach of the Guarantees (in accordance with the terms and conditions thereof), as applicable.
(iii) Notwithstanding anything to the contrary contained in this Agreement, if the Company breaches this Agreement (whether such breach is knowing, deliberate, willful, unintentional, a Willful and Material Breach or otherwise) or fails to perform hereunder (whether such failure is knowing, deliberate, willful, unintentional, a Willful and Material Breach or otherwise), then, except for specific performance as and to the extent permitted by Section 9.8(b) and except as set
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forth in the first proviso of clause (2), the sole and exclusive remedies (whether at Law, in equity, in contract, in tort or otherwise) against the Company, its Subsidiaries and each of their respective Affiliates for any breach, loss or failure to perform, which recourse shall be sought solely against the Company hereunder and subject to the limitations set forth herein, will be (1) if applicable, upon termination of this Agreement, for Parent or Merger Sub to receive (A) the Company Termination Fee, under the circumstances in which the Company Termination Fee is payable pursuant to Section 8.3(b) and (B) any payments to the extent owed by the Company pursuant to Section 8.3(e), provided, that, under no circumstances will the aggregate amounts payable pursuant to clauses (A) and (B) exceed the Maximum Aggregate Liability; or (2) following a termination of this Agreement, for Parent or Merger Sub to seek to recover monetary damages from the Company for a Willful and Material Breach; provided, that, in the event that a Company Termination Fee becomes payable under Section 8.3(b) at a time when Parent or Merger Sub is seeking to recover monetary damages from the Company for a Willful and Material Breach, Parent shall be entitled to payment of such Company Termination Fee; provided, further, that in no event (even in the case of Fraud) shall the Company be subject to monetary damages in excess of the Maximum Aggregate Liability; provided, further, in no event will Parent or Merger Sub be entitled to or permitted to receive both (x) the payment of any monetary damages (including the Company Termination Fee) and (y) a grant of specific performance requiring consummation of the Merger; provided, further, in no event shall Parent, Merger Sub, the Parent Related Parties or any other Person seek, directly or indirectly, to recover (or recover) against any of the Company or the Company Related Parties, or compel any payment by any of the Company or the Company Related Parties of, any damages or other payments whatsoever that are, in the aggregate, in excess of the Maximum Aggregate Liability.
(iv) In the event that the Company Termination Fee is payable pursuant to Section 8.3(b), the payment by the Company of the Company Termination Fee shall not be a penalty and shall constitute liquidated damages and Parent’s receipt of the Company Termination Fee and the receipt by Parent of any payments to the extent owed by the Company pursuant to Section 8.3(f)(iii)(2) or Section 8.3(e), will be the sole and exclusive monetary remedies of Parent and Merger Sub and each of their respective Affiliates against (A) the Company, its Subsidiaries and each of their respective Affiliates; and (B) the former, current and future holders of any equity, controlling persons, Affiliates, Representatives, members, managers, general or limited partners, shareholders and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates (collectively, the “Company Related Parties”) in respect of this Agreement, the Bermuda Merger Agreement, the Transactions, the Transactions, any agreement executed in connection herewith or the transactions contemplated thereby, upon payment of such amounts (or, in any event, upon payment in the aggregate of the Maximum Aggregate Liability) (as applicable), none of the Company Related Parties will have any further liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement, the Bermuda Merger Agreement, the Transactions, any agreement executed in connection herewith or the transactions contemplated thereby (except that the Company will remain obligated with respect to, and Parent and Merger Sub shall be entitled to remedies with respect to, the Confidentiality Agreements, Section 8.2 and Section 8.3(e), as applicable).
(v) Each of the Company and Parent acknowledges and agrees that the agreements contained in this Section 8.3 are integral parts of the Transactions and that, without these agreements, the Company, on the one hand, and Parent and Merger Sub, on the other hand, would not enter into this Agreement.
(g) Recoverable Damages.   If Parent or Merger Sub Willfully and Materially Breaches this Agreement, then, subject to the limitations set forth in Section 8.3(f)(i) and Section 8.3(f)(ii), following the termination of this Agreement, the Company may seek damages in respect of any such Willful and Material Breach on behalf of the holders of Company Common Shares (which Parent and Merger Sub acknowledge and agree may include damages based on a decrease in share value or lost premium).
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8.4 Amendment.   Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that in the event that the Company has received the Requisite Shareholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Shareholders pursuant to the Bermuda Companies Act without such approval. Notwithstanding anything to the contrary in this Agreement, the provisions relating to the Financing Sources set forth in Section 8.3(f)(i), Section 8.3(f)(ii), Section 9.3, Section 9.6, Section 9.9, Section 9.10(b), Section 9.11, Section 9.12, Section 9.15 and this Section 8.4 (and the defined terms used therein) may not be amended, modified or altered in a manner that is materially adverse to the Financing Sources without the prior written consent of the Lenders.
8.5 Extension; Waiver.   At any time and from time to time prior to the Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.
ARTICLE IX
GENERAL PROVISIONS
9.1 Survival of Representations, Warranties and Covenants.   The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement will terminate at the Effective Time, except that any covenants that by their terms survive the Effective Time shall survive the Effective Time in accordance with their respective terms.
9.2 Notices.   All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service; or (iii) immediately upon delivery by hand, or if by fax or e-mail, upon written or electronic confirmation of receipt, in each case to the intended recipient as set forth below:
(a)   if to Parent or Merger Sub to:
c/o Siris Capital Group, LLC
601 Lexington Ave, 59th Floor
New York, New York 10022
Attention: General Counsel
Facsimile No.: (212) 231-2680
E-mail: legalnotices@siriscapital.com
with a copy (which will not constitute notice) to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attn:Andrew J. Nussbaum, Esq.
Igor Kirman, Esq.
Fax:(212) 403-2000
Email:AJNussbaum@wlrk.com
IKirman@wlrk.com
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(b)   if to the Company (prior to the Effective Time) to:
Travelport Worldwide Limited
300 Galleria Parkway, SE
Atlanta, GA 30339
Attn:Margaret K. Cassidy
Fax:(770) 563-7878
Email:peg.cassidy@travelport.com
with a copy (which will not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn:Daniel Wolf, P.C.
Shaun J. Mathew
Fax:(212) 446-4900
Email:daniel.wolf@kirkland.com
shaun.mathew@kirkland.com
Any notice received by fax or otherwise at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address, fax number or e-mail address through a notice given in accordance with this Section 9.2, except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.
9.3 Assignment.   No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other Parties, except that Parent will have the right to assign all or any portion of its rights and obligations pursuant to this Agreement from and after the Effective Time (a) in connection with a merger or consolidation involving Parent or other disposition of all or substantially all of the assets of Parent or the Surviving Company; or (b) to any Financing Source pursuant to the terms of the Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Financing, it being understood that, in each case, such assignment will not (i) relieve Parent or Merger Sub of any of its obligations under this Agreement; (ii) affect the obligations of the parties (including Financing Sources) to the Financing Letters or the Guarantors pursuant to the Guarantees; or (iii) impede or delay the consummation of the Transactions, or otherwise materially impede the rights of the holders of Company Common Shares, Company RSUs, Company PSUs and Company Options pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder. Any purported assignment of this Agreement without the consent required by this Section 9.3 is null and void.
9.4 Confidentiality.   Parent, Merger Sub and the Company hereby acknowledge that Affiliates of each of Echo and Sierra have previously executed Confidentiality Letter Agreements with the Company, dated May 17, 2018 and October 14, 2018, respectively (collectively, the “Confidentiality Agreements”), that will continue in full force and effect in accordance with their respective terms; provided, however, the Company agrees that the Confidentiality Agreements are hereby amended, as applicable, to permit the inclusion of all prospective debt or equity investors, financing sources (but with respect to equity investors and equity financing sources (in each case, other than limited partners of Echo or Sierra or their respective affiliated investment funds), only after the No-Shop Period Start Date), outside agents and other advisors in the term “Representative” as such terms are defined therein. Each of Parent, Merger Sub and their respective Representatives will hold and treat all documents and information concerning the Company and its Subsidiaries furnished or made available to Parent, Merger Sub or their respective Representatives in
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connection with the Merger in accordance with the Confidentiality Agreements. The Parties hereby acknowledge and agree that Parent and Merger Sub are and shall be “Representatives” under the Confidentiality Agreement between the Company and Sierra.
9.5 Entire Agreement.   This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Bermuda Merger Agreement, the Voting Agreement, the Confidentiality Agreements, the Company Disclosure Letter, the Guarantees and the Financing Letters, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreements will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreements expire in accordance with their respective terms or are validly terminated by the respective parties thereto, as applicable.
9.6 Third Party Beneficiaries.   Except as set forth in Section 6.11 and this Section 9.6, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and shall not (and nothing herein express or implied shall be construed to), confer upon any other Person any rights or remedies hereunder, except (a) as set forth in or contemplated by Section 6.11; (b) each Parent Related Party shall be an express third-party beneficiary of Section 8.3, Section 9.10, Section 9.11, Section 9.12 and this Section 9.6 (it being understood and agreed that the provisions of such Sections will be enforceable by the Parent Related Parties); and (c) each Company Related Party shall be an express third-party beneficiary of Section 8.3(f)(iii) (it being understood and agreed that the provisions of such Section will be enforceable by the Company Related Parties). The provisions of Section 8.3(f), Section 8.4, Section 9.3, Section 9.9, Section 9.10(b), Section 9.11, Section 9.12, Section 9.15 and this Section 9.6 will inure to the benefit of the Financing Sources and their successors and assigns, each of whom are intended to be third party beneficiaries thereof  (it being understood and agreed that the provisions of such Sections will be enforceable by the Financing Sources and their respective successors and assigns).
9.7 Severability.   In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable Law, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
9.8 Remedies.
(a) Remedies Cumulative.   Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.
(b) Specific Performance.
(i) The Parties agree that irreparable damage for which monetary damages and/or the payment of the Parent Termination Fee, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that: (A) subject to the limitations set forth in Section 8.3(f) and this Section 9.8, the Parties will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof  (including, for the avoidance of doubt, subject to the terms of and the
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limitations set forth in this Agreement and the Equity Commitment Letters, the right of the Company to seek an award of specific performance to enforce Parent’s obligation to consummate the Merger in circumstances where Parent and Merger Sub are obligated to consummate the Merger and the Merger has not been consummated) in the Chosen Courts without proof of damages; and (B) the right of specific enforcement is an integral part of the Transactions and without that right, neither the Company nor Parent would have entered into this Agreement.
(ii) Notwithstanding Section 9.8(b)(i), it is acknowledged and agreed that the right of the Company to an injunction, specific performance or other equitable remedy in connection with enforcing Parent’s obligation to cause the Equity Financing to be funded and to consummate the Merger will be subject to the requirements that (A) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing (provided such conditions would be satisfied as of such date)); (B) the Debt Financing has been funded in accordance with the terms set forth in the Debt Commitment Letters or will be funded at the Closing if the Equity Financing is funded at the Closing; (C) Parent and Merger Sub fail to complete the Closing by the date the Closing is required to have occurred pursuant to Section 2.3; and (D) the Company has irrevocably confirmed in a written notice to Parent that if specific performance is granted and the Equity Financing and Debt Financing are funded, then the Closing would occur. In no event will the Company be entitled to enforce or seek to enforce specifically Parent’s obligation to cause the Equity Financing to be funded or to complete the Merger if the Debt Financing has not been funded (or will not be funded at the Closing).
(iii) Subject to Section 8.3(f)(i) and this Section 9.8, the Parties agree not to assert in any action for specific performance the defense of adequacy of a remedy at Law. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.
9.9 Governing Law.   This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the internal Laws of the State of Delaware, including its statutes of limitations, without giving effect to any Laws or other rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws or statutes of limitations of any jurisdiction other than the State of Delaware, except to the extent (a) any provisions of this Agreement which relate to the exercise of a director’s or officer’s fiduciary duties, statutory duties, obligations and/or statutory provisions, or which arise under or are required to be governed by, the laws of Bermuda (including those applicable to the Merger) shall be governed by and in accordance with the laws of Bermuda or (b) required by the Debt Commitment Letters, in which case, the Laws of the State of New York shall instead apply.
9.10 Consent to Jurisdiction.
(a) General Jurisdiction.   Each of the Parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Transactions and the Guarantees, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement, the Transactions, the Guarantees or the transactions contemplated thereby; (c) agrees that
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it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding arising in connection with this Agreement, the Transactions, the Guarantees or the transactions contemplated thereby will be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it will not bring any Legal Proceeding relating to this Agreement, the Transactions, the Guarantees or the transactions contemplated thereby in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
(b) Jurisdiction for Financing Sources. Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and irrevocably agree (i) that any Legal Proceeding, whether in Law or in equity, in contract, in tort or otherwise, involving the Financing Sources arising out of, or relating to, the Transactions, the Debt Financing or the performance of services thereunder or related thereto will be subject to the exclusive jurisdiction of any state or federal court sitting in the State of New York in the borough of Manhattan and any appellate court thereof, and each Party submits for itself and its property with respect to any such Legal Proceeding to the exclusive jurisdiction of such court; (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any other court; (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in any applicable Debt Commitment Letter will be effective service of process against them for any such Legal Proceeding brought in any such court; (iv) to waive and hereby waive, to the fullest extent permitted by Law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Proceeding in any such court; and (v) any such Legal Proceeding will be governed and construed in accordance with the Laws of the State of New York.
9.11 WAIVER OF JURY TRIAL.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE BERMUDA MERGER AGREEMENT, THE MERGER, THE GUARANTEES, THE FINANCING LETTERS, THE FINANCING (INCLUDING ANY SUCH LEGAL PROCEEDING INVOLVING FINANCING SOURCES) OR THE OTHER AGREEMENTS TO BE ENTERED INTO IN CONNECTION HEREWITH, AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
9.12 No Recourse.   This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) may only be made against the entities that are expressly identified as parties hereto and only with respect to the specific obligations undertaken by such Parties as set forth herein with respect to such Parties and no Parent Related Parties (other than the Guarantors to the extent set forth in the Guarantees or the Equity Commitment Letters) shall have any
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liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether at Law or in equity, in contract, in tort or otherwise) based on, in respect of, or by reason of, the Transactions or in respect of any oral representations made or alleged to be made in connection herewith.
9.13 Disclosure Letter References.   The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter or the Parent Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company, Parent or Merger Sub, as applicable, that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company, Parent or Merger Sub that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.
9.14 Counterparts.   This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
9.15 Lender Provisions.   Notwithstanding anything herein to the contrary, the parties hereby agree that (a) no Financing Source shall have any liability hereunder (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or losses arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach (provided that nothing in this Section 9.15 shall limit the liability or obligations of the Lenders under the Debt Commitment Letter or the documents governing any credit facilities provided by any Lender to Parent), (b) only Parent (including its permitted successors and assigns under the Debt Commitment Letter) and the other parties to the Debt Commitment Letter at their own direction shall be permitted to bring any claim against a Financing Source for failing to satisfy any obligation to fund the Debt Financing pursuant to the terms of the Debt Commitment Letter, (c) no amendment or waiver of this Section 9.15 shall be effective to the extent such amendment is adverse to the Financing Sources without the prior written consent of the Lenders. This Section 9.15 shall, with respect to the matters referenced herein, supersede any provision of this Agreement to the contrary.
[Signature page follows.]
A-1-78

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.
TORO PRIVATE HOLDINGS III, LTD.
By:	/s/ Peter Berger
	Name:	Peter Berger
	Title:	Director

TRAVELPORT WORLDWIDE LIMITED
By:	/s/ Bernard Bot
	Name:	Bernard Bot
	Title:	Executive Vice President and Chief Financial Officer
[Signature Page to Agreement and Plan of Merger]
A-1-79

Exhibit A
Voting Agreement
(See attached)
A-1-80

Exhibit B
Bermuda Merger Agreement
(See attached)
A-1-81

Exhibit C
Joinder
(See attached)
A-1-82

Annex A-2
AGREED FORM
MERGER AGREEMENT
THIS AGREEMENT is made the [•] day of  [•], 20[•]
BETWEEN:
1.
TORO PRIVATE HOLDINGS IV, LTD., a Bermuda exempted company having its registered office at Canon’s Court, 22 Victoria Street, Hamilton HM EX, Bermuda (“Merger Sub”); and

2.
TRAVELPORT WORLDWIDE LIMITED, a Bermuda exempted company having its registered office at Clarendon House, Church Street, Hamilton HM11, Bermuda (the “Company”).

WHEREAS:
Merger Sub and the Company have agreed to merge pursuant to the provisions of the Companies Act 1981, as amended of Bermuda (the “Bermuda Companies Act”), and their undertaking, property and liabilities shall vest in the Company as the surviving company of the merger which shall continue as an exempted company incorporated in Bermuda on the terms hereinafter appearing (the remaining company to be known in this agreement as the “Surviving Company”).
NOW IT IS HEREBY AGREED as follows:
1.
The parties agree that the merger shall occur and a certificate be issued by the Registrar of Companies effective on [•] or as soon thereafter as possible (the “Effective Time”).

2.
The Memorandum of Association of the Surviving Company shall be the Memorandum of Association of the Company immediately prior to the Effective Time, except that the Surviving Company shall be called “[•]”.

3.
The Bye-laws of the Surviving Company shall be the Bye-laws of the Company immediately prior to the Effective Time.

4.
The names and addresses of the persons proposed to be directors of the Surviving Company, being the directors of Merger Sub immediately prior to the Effective Time, are as follows:

[Name]	[Name]
[Address line 1]	[Address line 1]
[Address line 2]	[Address line 2]
[Address line 3]	[Address line 3]
5.
The officers of the Surviving Company shall be the officers of Merger Sub immediately prior to the Effective Time.

6.
The registered office of the Surviving Company shall be the registered office of Merger Sub immediately prior to the Effective Time.

7.
At the Effective Time by virtue of the merger and without any action on the part of Merger Sub or the Company or the holders of any securities thereof:

(i)
each common share, par value US$0.0025 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and converted into one validly issued, fully paid and non-assessable common share of the Surviving Company;

(ii)
each Company Common Share (as defined in the Agreement and Plan of Merger by and among Toro Private Holdings III, Ltd., a private limited company organized under the laws of England and Wales (the “Parent”), following the execution of a joinder, Merger Sub, and the Company, dated December 9, 2018 (as amended, modified or supplemented from time to

A-2-1

time in accordance with its terms, the “Agreement” and any capitalized terms used herein and not defined herein, shall have the meaning given to such terms in the Agreement)) that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will automatically be cancelled, extinguished and converted into the right to receive cash in an amount equal to the Per Share Price;
(iii)
each of the Owned Company Shares will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor;

(iv)
all Dissenting Company Shares will automatically be canceled and, unless otherwise expressly required by applicable Law, converted into the right to receive the fair value of a Dissenting Company Share (and, for the avoidance of doubt, unless otherwise expressly required by applicable Law, shall not be entitled to receive the Per Share Price) as appraised by the Supreme Court of Bermuda under Section 106(6) of the Bermuda Companies Act;

(v)
in the event that a Company Shareholder fails to exercise, perfect, effectively withdraws or otherwise waives any right to appraisal under Section 106(6) of the Bermuda Companies Act, such Company Shareholder shall have no other rights with respect to such Dissenting Company Shares other than as contemplated by Section 2.7(a)(ii) of the Agreement and Section 6(ii) hereof; and

(vi)
the respective authorised share capitals of Merger Sub and the Company shall not be combined, with the authorised share capital of the Company being the authorised share capital of the Surviving Company and the authorised share capital of Merger Sub being cancelled.

8.
The terms and conditions of this agreement and the rights of the parties hereunder shall be governed by and construed in all respects in accordance with the laws of Bermuda. The parties to this agreement hereby irrevocably agree that the courts of Bermuda shall have non-exclusive jurisdiction in respect of any dispute, suit, action, arbitration or proceedings (“Proceedings”) which may arise out of or in connection with this agreement and waive any objection to Proceedings in the courts of Bermuda on the grounds of venue or on the basis that the Proceedings have been brought in an inconvenient forum.

[Signature Page Follows]
A-2-2

IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, have duly executed this agreement on the date first written above.
SIGNED for and on behalf of	)
TORO PRIVATE HOLDINGS IV, LTD.	)
in the presence of	)	Name:
Title:
Witness:
SIGNED for and on behalf of	)
TRAVELPORT WORLDWIDE LIMITED	)
in the presence of	)	Name:
Title:
Witness:
A-2-3

Annex B
December 9, 2018
Board of Directors
Travelport Worldwide Limited
Axis One, Axis Park
Langley, Berkshire SL3 8AG
United Kingdom
Members of the Board:
We understand that Travelport Worldwide Limited (the “Company”), Toro Private Holdings III, Ltd. (“Parent”), an entity jointly controlled by Elliott Management Corporation (“Elliott”) and Siris Capital Group (“Siris”), and Toro Private Holdings IV, Ltd. (“Merger Sub”), a wholly owned subsidiary of Parent, propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated as of December 9, 2018 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Merger Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of Parent, and each outstanding share of common stock, par value $0.0025 per share, of the Company (the “Company Common Stock”), other than shares held in treasury or held by Parent or Merger Sub, or any direct or indirect wholly owned subsidiary of the Company, Parent or Merger Sub or as to which dissenters’ rights have been perfected (collectively, the “Excluded Shares”), will be converted into the right to receive $15.75 per share in cash, without interest and subject to the withholding of certain taxes (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement. We further understand that approximately 5% of the outstanding shares of the Company Common Stock are owned by Elliott and its affiliates.
You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock (other than Elliott and its affiliates and the holders of the Excluded Shares).
For purposes of the opinion set forth herein, we have:
1)
Reviewed certain publicly available financial statements and other business and financial information of the Company;

2)
Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)
Reviewed certain financial projections prepared by the management of the Company;

4)
Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)
Reviewed the reported prices and trading activity for the Company Common Stock;

6)
Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company, and their securities;

7)
Reviewed the financial terms, to the extent publicly available, of certain comparable precedent transactions;

8)
Participated in certain discussions and negotiations among representatives of the Company, Elliott and Siris and their financial and legal advisors;

9)
Reviewed the Merger Agreement, the draft commitment letters from certain equity and debt financing providers substantially in the form of the drafts dated December 9, 2018 (the “Commitment Letters”) and certain related documents; and

10)
Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. At your direction, our analyses relating to the business and financial prospects of the Company for purposes of our opinion were based on the financial projections provided by the Company. With respect to the financial projections prepared by the management of the Company, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. We express no view as to such financial projections nor the assumptions on which they were based. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that Parent will obtain financing in accordance with the terms set forth in the Commitment Letters, and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of any necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We do not express any view on, and this opinion does not address, any other term or aspect of the Merger Agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection therewith. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax and regulatory advisors with respect to legal, tax and regulatory matters.
We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of the Company Common Stock in the transaction. This opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to enter into the Merger Agreement or proceed with any other transaction contemplated by the Merger Agreement. We have not been requested to make, and have not made, any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market, tax and other conditions as in effect on, and the information made available to us as of, December 9, 2018. Events occurring after that date may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.
We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a significant portion of which is contingent upon the closing of the Merger, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. In the two years prior to the date hereof, we have provided financial advisory services for Siris and its affiliates and financing services for Elliott and its affiliates and the Company and have received fees in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to Elliott, Siris, the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services.
Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of their customers, in debt or equity securities or loans of the Company, Siris, Elliott or any of their respective affiliates, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the Company in connection with this transaction, may have committed and may commit in the future to invest in private equity funds managed by Elliott, Siris or any of their respective affiliates.
This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company (in its capacity as such) and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders’ meeting to be held in connection with the Merger.
Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock (other than Elliott and its affiliates and the holders of the Excluded Shares).

Very truly yours,
MORGAN STANLEY & CO. LLC
By:	/s/ Gaurav Gupta Name: Gaurav Gupta
Title: Managing Director

Annex C
EXECUTION VERSION
VOTING AGREEMENT
THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of December 9, 2018 by and among Travelport Worldwide Limited, a Bermuda exempted company (the “Company”), and each Person identified on Exhibit A attached hereto (the “Shareholders” and each a “Shareholder”).
WITNESSETH:
WHEREAS, Toro Private Holdings III, Ltd., a private limited company organized under the laws of England and Wales (“Parent”), following the execution of a joinder, Toro Private Holdings IV, Ltd., a Bermuda exempted company and wholly owned subsidiary of Parent (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger on the date hereof  (as amended, supplemented or modified from time to time, the “Merger Agreement”), which provides for, among other things, the merger of Merger Sub with and into the Company, with the Company as the surviving company of such merger (the “Merger”), pursuant to which all Company Common Shares will be converted into the right to receive the consideration set forth in the Merger Agreement.
WHEREAS, as of the date hereof, each Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of the number of Shares set forth opposite such Shareholder’s name on Exhibit A attached hereto.
WHEREAS, as a condition and inducement to the willingness of the Company to enter into the Merger Agreement, each Shareholder (in such Shareholder’s capacity as such) has agreed to enter into this Agreement.
NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:
1. Certain Definitions.   All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:
(a) “Expiration Date” shall mean the earlier to occur of  (i) such date and time as the Merger shall become consummated in accordance with the terms and provisions of the Merger Agreement and (ii) the valid termination of the Merger Agreement in accordance with Article VIII of the Merger Agreement.
(b) “Shares” shall mean (i) all Company Common Shares, warrants and/or other rights to acquire Company Common Shares of which such Shareholder is the registered or beneficial owner as of the date hereof, and (ii) all additional Company Common Shares, warrants and/or other rights to acquire Company Common Shares of which such Shareholder acquires registered or beneficial ownership during the period from the date of this Agreement through the Expiration Date (including by way of share dividend or distribution, subdivision, recapitalization, consolidation, exchange of shares and the like). For avoidance of doubt, “Shares” shall exclude any physically-settled or cash-settled swap instruments to which the Shareholder does not have the right to control or direct the voting of the underlying Company Common Shares.
(c) “Transfer” A Person shall be deemed to have effected a “Transfer” of a Share if such Person directly or indirectly (i) sells, pledges, assigns, gifts, grants an option with respect to, transfers, tenders or disposes (by merger, by testamentary disposition, by operation of law or otherwise) of such Share or any interest in such Share, (ii) creates or permits to exist any Liens (except any Liens that are not material to the Shareholders’ performance of their respective obligations under this Agreement), other than Liens arising under or imposed by Applicable Law or pursuant to this Agreement, the Merger Agreement (or the transactions contemplated thereby) or any Permitted Transfers (the “Permitted

Liens”), (iii) deposits any Shares into a voting trust or enters into a voting agreement or arrangement or grants any proxy, power of attorney or other authorization with respect thereto that is inconsistent with this Agreement, or (iv) agrees or commits (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iii).
2. Transfer Restrictions.   From the date hereof until the Expiration Date, no Shareholder shall Transfer (or cause or permit the Transfer of) any of the Shares, or enter into any agreement relating thereto, except (x) with the Company’s prior written consent and in the Company’s sole discretion, (y) as expressly contemplated by the Equity Commitment Letter and the transactions contemplated thereby or (z) Transfers between the Shareholders or entities under their control and Transfers between accounts holding the Shares or new accounts established and actually held and controlled by the Shareholders (so long as, for the avoidance of doubt, such Transfers do not reduce the aggregate beneficial ownership (as defined pursuant to Section 13(d) of the Exchange Act) of the Shareholders); provided that, in the case of  (z), if such Transfer is to an entity under the control of such Shareholder, such Shareholder shall cause such entity, at the time of and as a condition to such Transfer, to execute and deliver to the Company a joinder providing that such transferee shall agree to be bound as a Shareholder under this Agreement (each such exception, a “Permitted Transfer”). Any Transfer (other than a Permitted Transfer) of Shares in breach or violation of this Agreement shall be void and of no force or effect. For the avoidance of doubt, the fact that a Shareholder’s Shares may be loaned by such Shareholder as part of customary securities lending arrangements shall constitute a Permitted Transfer and actions taken in connection therewith shall constitute a Permitted Lien, so long as such Shareholder is entitled to vote any such loaned Shares at any shareholder meeting of the Company held prior to the Expiration Date (including by recalling such loaned Shares prior to the record date for such meeting as necessary). Parent hereby agrees to provide each Shareholder with at least ten (10) calendar days’ advance notice of the record date for any shareholder meeting of the Company held before the Expiration Date.
3. Agreement to Vote Shares.
(a) At every meeting of the shareholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of Company, each Shareholder (in such Shareholder’s capacity as such) agrees to, unconditionally and irrevocably, to the extent not voted by the Person(s) appointed under the Proxy Statement, or to cause the holder of record on any applicable record date to, vote all Shares that are then-owned by (x) such Shareholder or (y) any entity named on Exhibit A that is under the control of such Shareholder, and, in each case, entitled to vote or act by written consent:
(i) in favor of the approval of the Merger Agreement, the Bermuda Merger Agreement, the Merger and each of the actions contemplated by the Merger Agreement in respect of which approval of the Shareholders is required thereunder and any other Transactions;
(ii) in favor of the approval of any proposal to adjourn or postpone the meeting to a later date, if there are not sufficient votes for the approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger on the date on which such meeting is held;
(iii) against approval of any proposal, transaction, agreement or action, without regard to the terms of such proposal, transaction, agreement or action, made in opposition to, in competition with or inconsistent with, the Merger Agreement, the Bermuda Merger Agreement, the Merger or any other Transactions or actions contemplated by the Merger Agreement or the Bermuda Merger Agreement, other than upon a Company Board Recommendation Change; and
(iv) in favor of any other matter or action necessary or appropriate to or in furtherance of the consummation of the Transactions.
(b) Any vote required to be cast pursuant to this Section 3 shall be cast by the Shareholder or at the direction of the Shareholder, as applicable, in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining whether a quorum is present.
(c) Except as provided herein, no Shareholder shall (i) enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this

Section 3, (ii) grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Shares inconsistent with the terms of this Section 3 or (iii) take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing any of its obligations under this Agreement.
4. Agreement Not to Exercise Dissenters’ Rights.   No Shareholder shall exercise, and each Shareholder hereby irrevocably and unconditionally undertakes not to exercise, any statutory rights (including, without limitation, under Section 106(6) of the Bermuda Companies Act) to demand, or apply to any court for an appraisal of, the fair value of any Shares that may arise in connection with the Merger.
5. Irrevocable Proxy.
(a) Solely in the event of a failure by either Shareholder to act in accordance with such Shareholder’s obligations as to voting pursuant to Section 3, prior to the termination of this Agreement and without in any way limiting any Shareholder’s right to vote the Shares in its sole discretion on any other matters that may be submitted to a shareholder vote, consent or other approval, each Shareholder hereby grants a proxy appointing the Company as such Shareholder’s attorney-in-fact and proxy, with full power of substitution, for and in such Shareholder’s name, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 3 above as the Company or its proxy or substitute shall, in the Company’s sole discretion, deem proper with respect to the Shares.
(b) Each Shareholder hereby represents that any proxies heretofore given in respect of the Shares, if any, are revocable, and hereby revokes such proxies.
(c) Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 5 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Each Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest in consideration of the Company entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses and, except as set forth in this Section 5 or in Section 12 hereof, is intended to be irrevocable in accordance with the Company’s bye-laws. If during the term of this Agreement for any reason the proxy granted herein is not irrevocable, then such Shareholder agrees that it shall vote its Shares in accordance with Section 3 above as instructed by the Company in writing.
(d) The Company hereby acknowledges and agrees that the proxy set forth in this Section 5 shall not be exercised to vote, consent or act on any matter except as specifically contemplated by Section 3 above and the Company agrees not to exercise the proxy granted herein for any purpose other than the purposes described in Section 3. The proxy set forth in this Section 5 shall be revoked, terminated and of no further force or effect automatically without further action upon the valid termination of this Agreement.
6. Update of Beneficial Ownership Information.   Each Shareholder shall promptly (and in any event within three Business Days after such acquisition) notify the Company of the number of Shares acquired by such Shareholder following the date hereof and prior to the Expiration Date and the updated number of Shares beneficially owned by such Shareholder as of immediately following such acquisition; provided that any Permitted Transfers pursuant to clause (z) thereof shall not require any such notice.
7. Representations and Warranties of the Shareholders.   Each Shareholder hereby represents and warrants to the Company as follows:
(a) Power: Organization: Binding Agreement.   Such Shareholder has full power and authority to execute and deliver this Agreement (including the irrevocable proxy granted pursuant to Section 5 of this Agreement), to perform the Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby. Such Shareholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. This Agreement has been duly executed and delivered by such Shareholder, and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of such Shareholder, enforceable against the Shareholder in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally.
(b) No Conflicts.   None of the execution and delivery by such Shareholder of this Agreement, the performance by such Shareholder of its obligations hereunder or the consummation by such Shareholder of the transactions contemplated hereby will (i) result in a violation or breach of any agreement to which such Shareholder is a party or by which the Shareholder may be bound, including any voting agreement or voting trust, (ii) violate any applicable Law or (iii) violate the Organizational Documents of such Shareholder.
(c) Ownership of Shares.   Such Shareholder (i) beneficially owns the Shares set forth opposite such Shareholder’s name on Exhibit A, all of which are free and clear of any Liens (other than Permitted Liens) and (ii) no person (other than such Shareholder or an entity under the control of such Shareholder) has a right to acquire any of the Shares held by such Shareholder.
(d) Voting Power.   Such Shareholder (or an entity under the control of such Shareholder) has the requisite voting power, power of disposition, power to issue instructions with respect to the matters set forth herein, and power to agree to all of the matters set forth in this Agreement necessary to take all actions required under this Agreement, in each case with respect to all of the Shares held by such Shareholder (or an entity under the control of such Shareholder), with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and those arising under the terms of this Agreement.
(e) Reliance by Company.   Such Shareholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement.
(f) Consents and Approvals.   The execution and delivery of this Agreement by such Shareholder does not, and the performance by such Shareholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require the Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, except in each case for filings with the SEC by such Shareholder or where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications, would not, either individually or in the aggregate, prevent or delay the performance by such Shareholder of any of its obligations hereunder.
8. Certain Restrictions.
(a) Each Shareholder shall not, directly or indirectly, take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect in any respect, except in case of clause 7(c) for Permitted Transfers.
(b) Each Shareholder agrees that such Shareholder will not (in such Shareholder’s capacity as a shareholder of the Company) bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim suit, proceeding or cause of action, in law or in equity, in any court or before any Governmental Authority which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by such Shareholder, either alone or together with any other Company voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the Company Board, breaches any fiduciary duty of the Company Board or any member thereof.
9. Disclosure.   Each Shareholder shall permit the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company determines to be necessary or desirable in connection with the Merger and any transactions related to the Merger, such Shareholder’s identity and ownership of Shares and the nature of such Shareholder’s commitments, arrangements and understandings under this Agreement.

10. No Ownership Interest.   Except as provided in this Agreement, nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Shares. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Shares shall remain vested in and belong to the Shareholders.
11. Further Assurances.   Subject to the terms and conditions of this Agreement, upon request of the Company, each Shareholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Shareholder’s obligations under this Agreement.
12. Stop Transfer Instructions.   At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, in furtherance of this Agreement, each Shareholder hereby authorizes the Company or its counsel to instruct the Company’s transfer agent to put in place a stop transfer order with respect to all of the Shares of such Shareholder held of record (and that this Agreement places limits on the voting and transfer of such Shares).
13. Termination.   This Agreement (including the irrevocable proxy granted pursuant to Section 5 of this Agreement), and all rights and obligations of the parties hereunder and thereunder, shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding the foregoing, nothing set forth in this Section 13 or elsewhere in this Agreement shall relieve either party hereto from liability, or otherwise limit the liability of either party hereto, for any intentional breach of this Agreement prior to such termination.
14. Miscellaneous.
(a) Severability.   In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable Law, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
(b) Assignment.   No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other parties. This Agreement will be binding upon and will inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. No assignment by any party hereto will relieve such party of any of its obligations hereunder. Any purported assignment of this Agreement without the consent required by this Section 14(b) is null and void.
(c) Amendments; Waiver.   Subject to applicable Law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the Shareholders and the Company. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof  (whether or not similar) nor shall such waiver constitute a continuing waiver. No waiver of any of the provisions of this Agreement shall be effective unless it is in writing signed by the party making such waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.
(d) Specific Performance.   The parties hereto acknowledge that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party hereto failing to take such actions as are required of it hereunder) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (A) the parties hereto will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches)

of this Agreement and to enforce specifically the terms and provisions hereof in the Chosen Courts without proof of damages; and (B) the right of specific enforcement is an integral part of this Agreement and without that right, neither the Company nor Parent would have entered into this Agreement.
(e) Notices.   All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service; or (iii) immediately upon delivery by hand, or if by e-mail, upon written or electronic confirmation of receipt, in each case to the intended recipient as set forth below:
If to the Company:
Travelport Worldwide Limited
300 Galleria Parkway, SE
Atlanta, GA 30339
Attention:	Margaret K. Cassidy
E-mail:	peg.cassidy@travelport.com
with a copy to:
Kirkland & Ellis LLP
601 Lexington Ave
New York, NY
Attention:	Daniel Wolf, P.C.
Shaun J. Mathew
E-Mail:	daniel.wolf@kirkland.com
shaun.mathew@kirkland.com
If to the Shareholders:
c/o Elliott Management Corporation
40 West 57th Street
New York, NY 10019
Attention:	Jesse Cohn and Isaac Kim
E-Mail:	JCohn@elliottmgmt.com; IKim@egc-capital.com
with a copy to:
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Attention:	Richard J. Birns
E-mail:	rbirns@gibsondunn.com
Any notice received at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any party hereto may provide notice to the other parties hereto of a change in its address or e-mail address through a notice given in accordance with this Section 14(e), except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 14(e) will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 14(e).
(f) No Third Party Beneficiaries.   The parties hereto agree that their respective representations, warranties and covenants (if any) set forth in this Agreement are solely for the benefit of the other parties hereto in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and shall not (and nothing herein express or implied shall be construed to), confer upon any other Person any rights or remedies hereunder.
(g) Governing Law.   This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement shall be governed by, and construed in accordance with the internal Laws of the State of Delaware, including its statutes of limitations, without giving effect to any Laws or other rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws or statutes of limitations of any jurisdiction other than the State of Delaware.
(h) Consent to Jurisdiction.   Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to this Agreement, in accordance with Section 14(e) or in such other manner as may be permitted by applicable Law, and nothing in this Section 14(i) will affect the right of any party hereto to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of this Agreement; (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding arising in connection with this Agreement will be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it will not bring any Legal Proceeding relating to this Agreement in any court other than the Chosen Courts. Each of parties hereto agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
(i) Rules of Construction.   The parties hereto agree that they have been represented by legal counsel during the negotiation and execution and delivery of this Agreement and therefore waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
(j) Entire Agreement.   This Agreement, the Merger Agreement and the documents and instruments and other agreements contemplated by or referred to in the Merger Agreement contain the entire understanding of the parties hereto in respect of the subject matter hereof, and supersede all prior negotiations, agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.
(k) Interpretation.
(i) When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”
(ii) The headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof
(l) Expenses.   All fees and expenses incurred in connection with this Agreement will be paid by the party incurring such fees and expenses whether or not the Merger is consummated.

(m) Counterparts.   This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by Electronic Delivery, will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed and caused to be effective this Agreement as of the date first above written.
TRAVELPORT WORLDWIDE LIMITED
By:	/s/ Bernard Bot
	Name:	Bernard Bot
	Title:	Executive Vice President and Chief Financial Officer
[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the undersigned have executed and caused to be effective this Agreement as of the date first above written.
ELLIOTT ASSOCIATES, L.P.
By:	Elliott Capital Advisors, L.P., as General Partner
By:	Braxton Associates, Inc. as General Partner
By:	/s/ Elliot Greenberg
	Name:	Elliot Greenberg
	Title:	Vice President
ELLIOTT INTERNATIONAL, L.P.

By:	Hambledon, Inc., its General Partner
By:	Elliott International Capital Advisors Inc., as Attorney-in-Fact
By:	/s/ Elliot Greenberg
	Name:	Elliot Greenberg
	Title:	Vice President
[Signature Page to Voting Agreement]

EXHIBIT A
Shareholder	Shares
ELLIOTT ASSOCIATES, L.P.	2,160,454 Company Common Shares*
ELLIOTT INTERNATIONAL, L.P.	4,590,955 Company Common Shares

*
Includes 1,343,314 Company Common Shares held by The Liverpool Limited Partnership, a wholly-owned subsidiary of Elliott Associates, L.P.

Elliott Associates, L.P. and Elliott International L.P. have also entered into notional principal amount derivative agreements in the form of physically settled swaps (the “Physical Derivative Agreements”) with respect to 413,144 and 877,931 Company Common Shares that they may be deemed to beneficially own upon satisfaction of certain conditions. Collectively, the Physical Derivative Agreements represent economic exposure comparable to an interest in approximately 1.0% of the Company Common Shares. The Company Common Shares that are subject to the Physical Derivative Agreements shall not be deemed to be “Shares” under this Agreement unless and until any such Company Common Shares are acquired upon settlement of the Physical Derivative Agreements.
Elliott Associates, L.P., through The Liverpool Limited Partnership and Elliott International L.P. have entered into notional principal amount derivative agreements in the form of cash settled swaps (the “Cash Derivative Agreements”) with respect to 2,154,300 and 4,577,885 Company Common Shares. The Shareholders disclaim beneficial ownership in such shares and the Company Common Shares that are subject to the Cash Derivative Agreements shall not be deemed to be “Shares” under this Agreement.

111234567812345678123456781234567812345678123456781234567812345678NAMETHE COMPANY NAME INC. - COMMON 123,456,789,012.12345THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345THE COMPANY NAME INC. - 401 K 123,456,789,012.12345→x02 0000000000JOB #1 OF 21 OF 2 PAGESHARESCUSIP #SEQUENCE #THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateCONTROL #SHARES0 0 00 0 00 0 00000393795_1 R1.0.1.17TRAVELPORT WORLDWIDE LIMITEDAXIS ONE, AXIS PARKLANGLEY, BERKSHIRE SL38AGUNITED KINGDOMInvestor Address Line 1Investor Address Line 2Investor Address Line 3Investor Address Line 4Investor Address Line 5John Sample1234 ANYWHERE STREETANY CITY, ON A1A 1A1VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 P.M. Eastern Time the day before the cut-off date ormeeting date. Have your proxy card in hand when you access the web site andfollow the instructions to obtain your records and to create an electronic votinginstruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxymaterials, you can consent to receiving all future proxy statements, proxy cardsand annual reports electronically via e-mail or the Internet. To sign up forelectronic delivery, please follow the instructions above to vote using the Internetand, when prompted, indicate that you agree to receive or access proxy materialselectronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59P.M. Eastern Time the day before the cut-off date or meeting date. Have yourproxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717.The Board of Directors recommends you vote FORproposals 1, 2, and 3. For Against Abstain1. Approval of the Agreement and Plan of Merger, dated December 9, 2018, by and among Travelport, Toro PrivateHoldings III, Ltd. ("Parent"), and following the execution of the joinder agreement, dated December 11, 2018,Toro Private Holdings IV, Ltd. ("Merger Sub"), pursuant to which, Merger Sub will merge with and intoTravelport, with Travelport continuing as the surviving corporation and a wholly owned direct subsidiary ofParent (the "Merger"), the statutory merger agreement required in accordance with Section 105 of the BermudaCompanies Act 1981, as amended, and the Merger (collectively, the "Merger Proposal").2. Approval of the adjournment of the Special General Meeting to a later date or dates if necessary orappropriate to solicit additional proxies if there are insufficient votes to approve the Merger Proposal atthe time of the Special General Meeting.3. Approval of, on an advisory (non-binding) basis, the compensation that may be paid or become payable toTravelport's named executive officers in connection with the Merger.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary,please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation orpartnership, please sign in full corporate or partnership name by authorized officer.

0000393795_2 R1.0.1.17Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available atwww.proxyvote.comTRAVELPORT WORLDWIDE LIMITEDSpecial General Meeting of Shareholders[ ]This proxy is solicited by the Board of DirectorsThe shareholder(s) hereby appoint(s) Gordon A. Wilson and Rochelle J. Boas, or either of them, as proxies, eachwith the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, asdesignated on the reverse side of this ballot, all of the common shares of TRAVELPORT WORLDWIDE LIMITEDthat the shareholder(s) is/are entitled to vote at the Special General Meeting of Shareholders to be held at [ ],Eastern Time on [ ], at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022,and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction ismade, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side